ALLIANCE SECURITIES CORP.,
Depositor,

ALLIANCE BANCORP
Servicer,

WELLS FARGO BANK, N.A.
Master Servicer and Securities Administrator,

GMAC MORTGAGE, LLC
Back-Up Servicer,

and

DEUTSCHE BANK NATIONAL TRUST COMPANY
Trustee

POOLING AND SERVICING AGREEMENT
Dated as of May 1, 2007

________________________
Mortgage Backed Pass-Through Certificates
Series 2007-OA1

ARTICLE I	DEFINITIONS

Section 1.01.	Defined Terms.
Section 1.02.	Determination of LIBOR.
Section 1.03.	Allocation of Certain Interest Shortfalls.

ARTICLE II	CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.	Conveyance of Mortgage Loans.
Section 2.02.	Acceptance of the Trust Fund by the Trustee.
Section 2.03.	Representations, Warranties and Covenants of the Servicer, the Depositor and the Master Servicer.
Section 2.04.	Representations and Warranties of the Sponsor; Repurchase and Substitution of the Mortgage Loans.
Section 2.05.	Issuance of Certificates; Conveyance of REMIC Regular Interests and Acceptance of REMIC 2 and REMIC 3 by the Trustee.
Section 2.06.	Purposes and Powers of the Trust.

ARTICLE III	ADMINISTRATION AND SERVICING OF THE TRUST FUND

Section 3.01.	Servicer to Act as Servicer.
Section 3.02.	Sub-Servicing Agreements Between Servicer and Subservicers.
Section 3.03.	Successor Subservicers and Back-Up Servicers.
Section 3.04.	Liability of the Servicer.
Section 3.05.	No Contractual Relationship Between Subservicers and the Trustee, the Master Servicer or Certificateholders.
Section 3.06.	Assumption or Termination of Sub-Servicing Agreements by Master Servicer.
Section 3.07.	Collection of Certain Mortgage Loan Payments.
Section 3.08.	Sub-Servicing Accounts.
Section 3.09.	Collection of Taxes, Assessments and Similar Items; Escrow Accounts.
Section 3.10.	Custodial Account.
Section 3.11.	Withdrawals from the Custodial Account.
Section 3.12.	Investment of Funds in the Custodial Account and Escrow Account.
Section 3.13.	[Reserved].
Section 3.14.	Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.
Section 3.15.	Enforcement of Due-On-Sale Clauses; Assumption Agreements.
Section 3.16.	Realization Upon Defaulted Mortgage Loans.
Section 3.17.	Trustee to Cooperate; Release of Mortgage Files.
Section 3.18.	Servicing Compensation.
Section 3.19.	Reports; Custodial Account Statements.
Section 3.20.	[Reserved].
Section 3.21.	[Reserved].
Section 3.22.	Access to Certain Documentation.
Section 3.23.	Title, Management and Disposition of REO Property.
Section 3.24.	Obligations of the Servicer in Respect of Prepayment Interest Shortfalls.
Section 3.25.	Obligations of the Servicer in Respect of Mortgage Rates and Monthly Payments.
Section 3.26.	Advance Facility
Section 3.27.	[Reserved].
Section 3.28.	Optional Purchase of Defaulted Mortgage Loans.
Section 3.29.	[Reserved].
Section 3.30.	[Reserved].
Section 3.31.	Maintenance of PMI Policies.

ARTICLE IIIA	ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

Section 3A.01.	Master Servicer to Act as Master Servicer.
Section 3A.02.	[Reserved].
Section 3A.03.	Monitoring of Servicer.
Section 3A.04.	Fidelity Bond.
Section 3A.05.	Power to Act; Procedures.
Section 3A.06.	Due on Sale Clauses; Assumption Agreements.
Section 3A.07.	[Reserved].
Section 3A.08.	Documents, Records and Funds in Possession of Master Servicer to be Held for Trustee.
Section 3A.09.	Compensation for the Master Servicer.
Section 3A.10.	Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls.
Section 3A.11.	Certificate Account.
Section 3A.12.	Permitted Withdrawals and Transfers from the Certificate Account.

ARTICLE IV	PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.	Distributions.
Section 4.02.	Statements to Certificateholders.
Section 4.03.	Remittance Reports; Advances by the Servicer.
Section 4.04.	Distributions on the REMIC Regular Interests.
Section 4.05.	Allocation of Realized Losses.
Section 4.06.	Information Reports to Be Filed by the Servicer.
Section 4.07.	Compliance with Withholding Requirements.
Section 4.08.	Available Funds Shortfall Reserve Fund.
Section 4.09.	Allocation of Net Deferred Interest.
Section 4.10.	[Reserved.].

ARTICLE V	THE CERTIFICATES

Section 5.01.	The Certificates.
Section 5.02.	Registration of Transfer and Exchange of Certificates.
Section 5.03.	Mutilated, Destroyed, Lost or Stolen Certificates.
Section 5.04.	Persons Deemed Owners.
Section 5.05.	Rule 144A Information.

ARTICLE VI	THE DEPOSITOR, THE SERVICER AND THE MASTER SERVICER

Section 6.01.	Liability of the Depositor, the Servicer and the Master Servicer.
Section 6.02.	Merger, Consolidation or Conversion of the Depositor, the Servicer or the Master Servicer.
Section 6.03.	Limitation on Liability of the Depositor, the Servicer and Others.
Section 6.04.	Limitation on Resignation of the Servicer.
Section 6.05.	Sale and Assignment of Servicing and Master Servicing.
Section 6.06.	Successor Master Servicer.

ARTICLE VII	DEFAULT

Section 7.01.	Servicer Events of Default and Master Servicer Events of Default.
Section 7.02.	Back-up Servicer to Act; Appointment of Successor Servicer.
Section 7.03.	Trustee to Act; Appointment of Successor Master Servicer.
Section 7.04.	Notification to Certificateholders.
Section 7.05.	Waiver of Events of Default and Master Servicer Events of Default.
Section 7.06.	List of Certificateholders.

ARTICLE VIII	CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 8.01.	Duties of Trustee and the Securities Administrator.
Section 8.02.	Certain Matters Affecting the Trustee and the Securities Administrator.
Section 8.03.	Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans.
Section 8.04.	Trustee and Securities Administrator May Own Certificates.
Section 8.05.	Trustee’s, Custodian and Securities Administrator’s Fees; Indemnification.
Section 8.06.	Eligibility Requirements for Trustee and the Securities Administrator.
Section 8.07.	Resignation and Removal of the Trustee and the Securities Administrator.
Section 8.08.	Successor Trustee and Successor Securities Administrator.
Section 8.09.	Merger or Consolidation of Trustee of Securities Administrator.
Section 8.10.	Appointment of Co-Trustee or Separate Trustee.

ARTICLE IX	TERMINATION

Section 9.01.	Termination Upon Repurchase or Liquidation of All Mortgage Loans or upon Purchase of Certificates.
Section 9.02.	Termination of REMIC 2 and REMIC 3 and Retirement of Class R Certificates and the Class R-X Certificates.
Section 9.03.	Additional Termination Requirements.

ARTICLE X	REMIC PROVISIONS

Section 10.01.	REMIC Administration.
Section 10.02.	Prohibited Transactions and Activities.
Section 10.03.	Master Servicer, Securities Administrator and Trustee Indemnification.

ARTICLE XI	MISCELLANEOUS PROVISIONS

Section 11.01.	Amendment.
Section 11.02.	Recordation of Agreement; Counterparts.
Section 11.03.	Limitation on Rights of Certificateholders.
Section 11.04.	Governing Law.
Section 11.05.	Notices.
Section 11.06.	Severability of Provisions.
Section 11.07.	Successors and Assigns.
Section 11.08.	Article and Section Headings.
Section 11.09.	Notice to Rating Agencies.
Section 11.10.	Third Party Rights.

ARTICLE XII	COMPLIANCE WITH REGULATION AB

Section 12.01.	Intent of the Parties; Reasonableness.
Section 12.02.	[Reserved].
Section 12.03.	[Reserved].
Section 12.04.	Servicer Compliance Statement.
Section 12.05.	Servicer Report on Assessment of Compliance and Attestation.
Section 12.06.	Use of Subservicers and Subcontractors.
Section 12.07.	Indemnification; Remedies.
Section 12.08.	Annual Statement as to Compliance.
Section 12.09.	Assessments of Compliance and Attestation Reports.
Section 12.10.	Reports Filed with Securities and Exchange Commission.
Section 12.11.	Intention of the Parties and Interpretation.

Exhibit A	Form of Class A Certificate
Exhibit B-1	Form of Class M Certificate
Exhibit B-2	Form of Class CE Certificate
Exhibit B-3	Form of Class R Certificate
Exhibit C	Form of Trustee Initial Certification
Exhibit D	Form of Trustee Final Certification
Exhibit E-1	Form of Remittance Report
Exhibit E-2	Form of Delinquency Report
Exhibit E-3	Form of Realized Loss/Gain Report
Exhibit F	Request for Release
Exhibit G-1	Form of Investor Representation Letter
Exhibit G-2	Form of Transferor Representation Letter
Exhibit G-3	Form of Rule 144A Investment Representation
Exhibit G-4	Transferor Certificate for Transfers of Residual Certificates
Exhibit G-5	Transfer Affidavit and Agreement for Transfers of Residual Certificates
Exhibit H	Mortgage Loan Schedule
Exhibit I	Form of Mortgage Loan Purchase Agreement
Exhibit J	Form of Custodial Agreement
Exhibit K	[Reserved]
Exhibit L	Form of Subservicing Agreement
Exhibit M	Servicing Criteria to be Addressed in Assessment of Compliance
Exhibit N	Form of Annual Certification
Exhibit O	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Exhibit P	Additional Disclosure Notification
Exhibit Q	Power of Attorney of the Trustee

This Pooling and Servicing Agreement, dated and effective as of May 1, 2007, is entered into among Alliance Securities Corp., as depositor (the “Depositor”), Alliance Bancorp., as servicer (the “Servicer”), Wells Fargo Bank, N.A., as securities administrator (in such capacity, the “Securities Administrator”) and as master servicer (in such capacity, the “Master Servicer”), GMAC Mortgage, LLC, as back-up servicer (the “Back-Up Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).

PRELIMINARY STATEMENT:

The Depositor intends to sell pass-through certificates (collectively, the “Certificates”), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder.  The Certificates will consist of fifteen classes of certificates, designated as (i) the Class A-1 Certificates, (ii) the Class A-2 Certificates, (iii) the Class A-3 Certificates, (iv) the Class M-1 Certificates, (v) the Class M-2 Certificates, (vi) the Class M-3 Certificates, (vii) the Class M-4 Certificates, (viii) the Class M-5 Certificates, (ix) the Class M-6 Certificates, (x) the Class M-7 Certificates, (xi) the Class M-8 Certificates, (xii) the Class M-9 Certificates, (xiv) the Class CE Certificates, (xv) the Class R Certificates and (xvi) the Class R-X Certificates.

REMIC 1

As provided herein, the Securities Administrator will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets (other than the Available Funds Shortfall Reserve Fund and any Servicer Prepayment Charge Payment Amounts) subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 1.”  The Class R-1 Interest will be the sole class of Residual Interests in REMIC 1 for purposes of the REMIC Provisions (as defined herein).  The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC 1 Regular Interests (as defined herein). None of the REMIC 1 Regular Interests will be certificated.

Designation	Uncertificated REMIC 1 Pass-Through Rate	Initial Uncertificated Principal Balance	Latest Possible Maturity Date(1)
AA	Variable(2)	$312,746,411.58	July 25, 2037
A-1	Variable(2)	$1,528,940.00	July 25, 2037
A-2	Variable(2)	$637,060.00	July 25, 2037
A-3	Variable(2)	$382,240.00	July 25, 2037
M-1	Variable(2)	$193,070.00	July 25, 2037
M-2	Variable(2)	$111,700.00	July 25, 2037
M-3	Variable(2)	$31,910.00	July 25, 2037
M-4	Variable(2)	$51,060.00	July 25, 2037
M-5	Variable(2)	$30,320.00	July 25, 2037
M-6	Variable(2)	$20,740.00	July 25, 2037
M-7	Variable(2)	$30,320.00	July 25, 2037
M-8	Variable(2)	$20,740.00	July 25, 2037
M-9	Variable(2)	$31,920.00	July 25, 2037
ZZ	Variable(2)	$3,312,559.83	July 25, 2037

___________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC 1 Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC 1 Pass-Through Rate” in this Agreement.

REMIC 2

As provided in this Agreement, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 2”.  The Class R-2 Interest will represent the sole class of Residual Interests in  REMIC 2 for purposes of the REMIC Provisions.

The following table irrevocably sets forth the designation, the Pass-Through Rate, the Initial Certificate Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each class of Certificates and interests that represents ownership of one or more of the Regular Interests in REMIC 2 created hereunder.

Each Certificate, other than the Class CE Certificates, the Class R Certificates and the Class R-X Certificates, represents ownership of a Regular Interest in REMIC 2 and also represents the right to receive certain amounts specified herein in respect of Available Funds Shortfall Amounts (as defined herein).  The entitlement to principal of the Regular Interest which corresponds to each such Certificate shall be equal in amount and timing to the entitlement to principal of such Certificate. The Class CE Interest is uncertificated.

Designation	Initial Certificate Principal Balance	Pass-Through Rate	Latest Possible Maturity Date(1)
A-1(2)	$152,894,000.00	Variable(3)	July 25, 2037
A-2(2)	$63,706,000.00	Variable(3)	July 25, 2037
A-3(2)	$38,224,000.00	Variable(3)	July 25, 2037
M-1(2)	$19,307,000.00	Variable(3)	July 25, 2037
M-2(2)	$11,170,000.00	Variable(3)	July 25, 2037
M-3(2)	$3,191,000.00	Variable(3)	July 25, 2037
M-4(2)	$5,106,000.00	Variable(3)	July 25, 2037
M-5(2)	$3,032,000.00	Variable(3)	July 25, 2037
M-6(2)	$2,074,000.00	Variable(3)	July 25, 2037
M-7(2)	$3,032,000.00	Variable(3)	July 25, 2037
M-8(2)	$2,074,000.00	Variable(3)	July 25, 2037
M-9(2)	$3,192,000.00	Variable(3)	July 25, 2037
CE Interest	$12,126,991.41(4)	Variable(3)	July 25, 2037
___________________

(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Regular Interest in REMIC 2 the ownership of which is represented by the Class A, Class M and Class CE Interest.

(2)
This Class of Certificates represents ownership of a Regular Interest in REMIC 2.  Any amount distributed on this Class of Certificates on any Distribution Date in excess of the amount distributable on the related Regular Interest in REMIC 2 on such Distribution Date shall be treated for federal income tax purposes as having been paid from the Available Funds Shortfall Reserve Fund.

(3)
Calculated in accordance with the definition of “Pass-Through Rate” in this Agreement. Each Regular Interest in REMIC 2 which corresponds to a Class A Certificates or Class M Certificate will have the same Pass-Through Rate as such Certificate, except with respect to the related Available Funds Cap Rate.  The Available Funds Cap Rate for each such Regular Interest in REMIC 2 and Certificate is specified in the related definition of “Available Funds Cap Rate .”

(4)
The Class CE Interest will not accrue interest on its Uncertificated Principal Balance, but will accrue interest at its variable Pass-Through Rate on its Notional Balance outstanding from time to time, which shall initially equal the Cut-off Date Balance of the Mortgage Loans, or  $319,128,991.41.

.

REMIC 3

As provided in this Agreement, the Securities Administrator will make an election to treat the segregated pool of assets consisting of the Class CE Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 3”.  The Class R-3 Interest will represent the sole class of Residual Interests in REMIC 3 for purposes of the REMIC Provisions.

The Class CE Certificates represent ownership of a Regular Interest in REMIC 3 and also represent the obligation to pay certain amounts specified herein in respect of Available Funds Shortfall Amounts.

Designation	Initial Certificate Principal Balance	Pass-Through Rate	Latest Possible Maturity Date(1)
CE	$ 12,126,991.41(2)	Variable(2)	July 25, 2037
___________________

(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Regular Interest in REMIC 3 the ownership of which is represented by the Class CE Certificates.

(2)
The Class CE Certificates will not accrue interest on its Certificate Principal balance.  The Class CE Certificates will have a Notional Balance equal to the Notional Balance of the Class CE Interest.  The Class CE Certificates will receive 100% of amounts received in respect of the Class CE Interest.

ARTICLE I

DEFINITIONS

Section 1.01.	Defined Terms.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.  Unless otherwise specified, all calculations in respect of interest on the Class A Certificates and Class M Certificates shall accrue on the basis of a 360-day year and the actual number of days in the related Accrual Period. All calculations of interest on Class CE Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.  The Class R  and Class R-X Certificates do not accrue interest.

“10-K Filing Deadline”:  As defined in Section 12.10(a)(iii)(A).

“Accepted Master Servicing Practices”:  With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage loan master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as the Mortgage Loan in the jurisdiction where the related Mortgage Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to the Servicer), or (y) as provided in Section 3A.01 hereof, but in no event below the standard set forth in clause (x).

“Accepted Servicing Practices”:  With respect to any Mortgage Loan, those mortgage servicing practices of institutional residential mortgage loan servicers and (a) in accordance with (i) applicable laws, (ii) the terms and provisions of the Mortgage Loan Documents and (iii) the express terms hereof and (b) to the extent consistent with the foregoing requirements, in the same manner in which the Servicer services or would service residential mortgage loans similar to the Mortgage Loans, but without regard to any relationship which the Servicer or any Affiliate of the Servicer may have with the related borrower or any Affiliate of such borrower or to the Servicer’s right to receive compensation for its services hereunder.

“Accounts”:  The Escrow Accounts and the Custodial Accounts.

“Accrual Period”:  With respect to each Class of Certificates (other than the Class CE Certificates, Class R Certificates and Class R-X Certificates) and (i) with respect to the Distribution Date in June 2007, the period commencing on the Closing Date and ending on the day preceding the Distribution Date in June 2007, and (ii) with respect to any Distribution Date after the Distribution Date in June 2007, the period commencing on the Distribution Date in the month immediately preceding the month in which such Distribution Date occurs and ending on the day preceding such Distribution Date.  With respect to the Class CE Certificates and any Distribution Date, the calendar month immediately preceding such Distribution Date.

“Additional Disclosure Notification”:  As defined in Section 12.10(a)(i)(B).

“Additional Form 10-D Disclosure”:  As defined in Section 12.10(a)(i)(A).

“Additional Form 10-K Disclosure”:  As defined in Section 12.10(a)(iii)(A).

“Adjusted Cap Rate”: For any Distribution Date, the excess of (A) the related Available Funds Cap Rate for that Distribution Date, over (B) a fraction, expressed as a percentage, (1) the numerator of which is equal to the product of (a) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period, and (b) the amount of Net Deferred Interest for the Mortgage Loans for that Distribution Date, and (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

“Advance”:  As to any Mortgage Loan, any advance made by the Servicer, or a Subservicer on its behalf, on any Distribution Date pursuant to Section 4.03.

“Affiliate”:  With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Aggregate Stated Principal Balance”:  As of any date of determination, the aggregate Stated Principal Balance of the Mortgage Loans.

“Agreement”:  This Pooling and Servicing Agreement and all amendments hereof.

“Allocated Realized Loss Amount”:  With respect to any Class of Class A-2, Class A-3 and Class M Certificates and any Distribution Date, an amount equal to the sum of any Realized Loss allocated to that Class of Certificates on that Distribution Date and any Allocated Realized Loss Amount for that Class remaining unpaid from any previous Distribution Date, minus any Subsequent Recoveries applied to such Allocated Realized Loss Amount.

“Applicable Law”:  All federal state or local laws or regulations applicable to the Mortgage Loans, any Mortgaged Property, any REO Property or the Servicer or Subservicer’s activities under this Agreement.

“Appraised Value”:  The value of the Mortgaged Property at the time of the Mortgage Loan’s origination as used by the originating lender in underwriting such Mortgage Loan.

“Assignment”:  An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

“Available Distribution Amount”:  With respect to any Distribution Date, an amount equal to the amount received by the Securities Administrator and available in the Certificate Account on that Distribution Date.  The Available Distribution Amount will be equal to (i) the sum of (1) the aggregate amount of scheduled payments on the Mortgage Loans received or advanced that were due during the related Due Period and (2) full and partial Principal Prepayments received during the related Prepayment Period and any other unscheduled payments and receipts, Prepayment Charges, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries, received during the related prior calendar month, in each case net of amounts reimbursable therefrom to the Securities Administrator, the Servicer, the Master Servicer, the Custodian and the Trustee, minus (ii) the Master Servicing Fee, the Servicing Fee and any amounts (including indemnities) needed to reimburse the Master Servicer, Securities Administrator, Trustee, Custodian or Servicer for amounts due under this Agreement to the extent such amounts have not been retained by, or paid previously to such parties.

“Available Funds Cap Rate”:  With respect to the Class A Certificates and Class M Certificates and any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans, weighted on the basis of the outstanding Stated Principal Balances of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs (adjusted to reflect certain unscheduled principal payments made thereafter during the related Prepayment Period).  The Available Funds Cap Rate will be adjusted for the Class A Certificates and Class M Certificates to an effective rate reflecting the accrual of interest on an actual/360 basis.  With respect to any Distribution Date and the REMIC 2 Regular Interests the ownership of which is represented by the Class A Certificates and Class M Certificates, a per annum rate equal to the weighted average of the Uncertificated REMIC 1 Pass-Through Rates on the REMIC 1 Regular Interests, weighted on the basis of the Uncertificated Principal Balances of each such REMIC 1 Regular Interest immediately prior to such Distribution Date, multiplied by (solely in the case of the REMIC 2 Regular Interests the ownership of which is represented by the Class A Certificates and Class M Certificates) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

“Available Funds Shortfall Amount”:  With respect to any Distribution Date, the sum of (i) if the Pass-Through Rate for any of the Class A Certificates and Class M Certificates is limited to the Available Funds Cap Rate, the excess, if any, of (a) the amount of interest such Class A Certificates and Class M Certificates would have been entitled to receive on such Distribution Date if such Available Funds Cap Rate would not have been applicable to such Certificates, over (b) the amount of interest accrued on such Certificates at such Available Funds Cap Rate, and (ii) the Available Funds Shortfall Amount from the prior Distribution Date not previously distributed together with interest thereon at the related Pass-Through Rate for the most recently ended Accrual Period.

“Available Funds Shortfall Reserve Fund”:  A reserve fund established by the Securities Administrator for the benefit of the Holders of the Class A Certificates and Class M Certificates, and funded on the Closing Date by or on behalf of the Depositor with an amount equal to the Available Funds Shortfall Reserve Fund Deposit.  The Available Funds Shortfall Reserve Fund is an “outside reserve fund” within the meaning of Treasury regulation Section 1.860G-2(h), which is not an asset of any REMIC, the ownership of which is evidenced by the Class CE Certificates and which is established and maintained pursuant to Section 4.08.

“Available Funds Shortfall Reserve Fund Deposit”:  With respect to the Available Funds Shortfall Reserve Fund, an amount equal to $5,000, which the Depositor shall fund initially pursuant to Section 4.08 hereof.

“Back-Up Certification”:  As defined in the Section 12.10(a)(iii)(D).

“Back-Up Servicer”:  GMAC, or any successor back-up servicer appointed as herein provided.

“Balloon Loan”:  Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having an original term to maturity that is shorter than the related amortization term.

“Balloon Payment”:  With respect to any Balloon Loan, the related Monthly Payment payable on the stated maturity date of such Balloon Loan.

“Bankruptcy Code”:  The Bankruptcy Code of 1978, as amended.

“Basic Principal Distribution Amount”:  With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over an amount equal to the Deferred Interest that accrued on the mortgage loans for the related Due Period up to the Principal Prepayment Amount for the related Prepayment Period over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

“Book-Entry Certificate”:  Each class of the Class A Certificates and Class M Certificates for so long as they are issued, maintained and transferred at the Depository.

“Business Day”:  Any day other than a Saturday, a Sunday or a day on which banking institutions in California, New York, Maryland and Minnesota (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) or in the city in which the Corporate Trust Office of the Trustee or the Securities Administrator is located are authorized or obligated by law or executive order to close.

“Cash Liquidation”:  As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, either (i) a determination by the Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan or (ii) the related Mortgage Loan is 180 days or more days Delinquent.

“Certificate”:  Any Regular Certificate, Class R Certificate or Class R-X Certificate.

“Certificate Account”:  The trust account or accounts created and maintained pursuant to Section 3A.11, which shall be entitled “Wells Fargo Bank, N.A., as Securities Administrator on behalf of Deutsche Bank National Trust Company, as Trustee, in trust for registered holders of Alliance Bancorp Trust 2007-OA1, Mortgage Backed Pass-Through Certificates, Series 2007-OA1”, and which account or accounts must each be an Eligible Account.

“Certificate Margin”:  The Certificate Margin for the Class A Certificates and Class M Certificates shall be:

Certificate Margin
Class	(1)	(2)
A-1	0.240%	0.480%
A-2	0.280%	0.560%
A-3	0.410%	0.820%
M-1	0.550%	0.825%
M-2	0.650%	0.975%
M-3	1.000%	1.500%
M-4	1.150%	1.725%
M-5	1.500%	2.250%
M-6	1.500%	2.250%
M-7	1.500%	2.250%
M-8	1.500%	2.250%
M-9	1.500%	2.250%
______
(1)                Initially.
(2)                On and after the Step-Up Date.

“Certificate Owner”:  With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

“Certificate Principal Balance”:  With respect to any Certificate (other than the Class CE Certificates, Class R Certificates and Class R-X Certificates) as of any date of determination, an amount equal to the sum of (x) any Net Deferred Interest allocated thereto on the related Distribution Date and all previous Distribution Dates, and (y) the initial Certificate Principal Balance of that Certificate, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that Certificate and (b) any reductions in the Certificate Principal Balance of that Certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this Agreement, provided, however, that the Certificate Principal Balance of any Certificate outstanding with the highest payment priority to which Realized Losses have been allocated shall be increased by the percentage interest evidenced thereby multiplied by the amount of any Subsequent Recoveries not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that Certificate, and the Certificate Principal Balance of the Class of Class M Certificates, with a Certificate Principal Balance greater than zero with the lowest payment priority shall be further reduced by an amount equal to the percentage interest evidenced thereby multiplied by the excess, if any, of (i) the then-aggregate Certificate Principal Balance of the Class A Certificates and Class M Certificates then outstanding over (ii) the aggregate Stated Principal Balance of all of the Mortgage Loans as of such date. With respect to the Class CE Certificates as of any date of determination, an amount equal to the excess, if any, of (a) the then aggregate Uncertificated Principal Balance of the REMIC 1 Regular Interests over (b) the then aggregate Certificate Principal Balance of the Class A Certificates and Class M Certificates then outstanding.

“Certificate Register”:  The register maintained pursuant to Section 5.02.

“Certification Parties”:  As defined in the Section 12.10(a)(iii)(D).

“Certifying Person”:  As defined in the Section 12.10(a)(iii)(D).

“Certificateholder” or “Holder”:  The Person in whose name a Certificate is registered in the Certificate Register, except that only a Permitted Transferee shall be a holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which such Certificate is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01.  The Trustee and Securities Administrator shall be entitled to rely upon a certification of the Depositor or the Servicer in determining if any Certificates are registered in the name of the respective affiliate.  All references in this Agreement to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified in this Agreement; provided, however, that the Trustee and Securities Administrator shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register.

 “Class”:  Collectively, all of the Certificates bearing the same designation.

“Class A Certificates”:  The Class A-1, Class A-2 and Class A-3 Certificates.

“Class A-1 Certificate”:  Any one of the Class A-1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing (i) a Regular Interest in REMIC 2 and (ii) the right to receive Available Funds Shortfall Amounts.

“Class A-2 Certificate”:  Any one of the Class A-2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing (i) a Regular Interest in REMIC 2 and (ii) the right to receive Available Funds Shortfall Amounts.

“Class A-3 Certificate”:  Any one of the Class A-3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing (i) a Regular Interest in REMIC 2 and (ii) the right to receive Available Funds Shortfall Amounts.

“Class A Principal Distribution Amount”:  For any Distribution Date, the excess of (1) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date, over (2) the lesser of (x) (i) on any Distribution Date on or after the Stepdown Date and prior to the Distribution Date in June 2013, 49.625% of the Aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period or (ii) on or after the Distribution Date in June 2013, 59.700% of the Aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (y) the Aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus the Overcollateralization Floor.

“Class CE Certificates”:  Any one of the Class CE Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-2, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing (i) a Regular Interest in REMIC 3 and (ii) the obligation to pay Available Funds Shortfall Amounts.

“Class CE Distribution Amount”:  With respect to any Distribution Date, the sum of (i) the Monthly Interest Distributable Amount for the Class CE Certificates for such Distribution Date, (ii) any Overcollateralization Release Amount for such Distribution Date and (iii) without duplication, any Subsequent Recoveries not distributed to the Class A Certificates and Class M Certificates on such Distribution Date; provided, however that on any Distribution Date after the Distribution Date on which the Certificate Principal Balances of the Class A Certificates and Class M Certificates have been reduced to zero, the Class CE Distribution Amount shall include the Overcollateralized Amount.

“Class CE Interest”: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class CE Certificates, evidencing a Regular Interest in REMIC 2 for purposes of the REMIC Provisions.

“Class M Certificates”:  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

“Class M-1 Certificate”:  Any one of the Class M-1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing (i) a Regular Interest in REMIC 2 and (ii) the right to receive Available Funds Shortfall Amounts.

“Class M-2 Certificate”:  Any one of the Class M-2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing (i) a Regular Interest in REMIC 2 and (ii) the right to receive Available Funds Shortfall Amounts.

“Class M-3 Certificate”:  Any one of the Class M-3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing (i) a Regular Interest in REMIC 2 and (ii) the right to receive Available Funds Shortfall Amounts.

“Class M-4 Certificate”:  Any one of the Class M-4 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing (i) a Regular Interest in REMIC 2 and (ii) the right to receive Available Funds Shortfall Amounts.

“Class M-5 Certificate”:  Any one of the Class M-5 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing (i) a Regular Interest in REMIC 2 and (ii) the right to receive Available Funds Shortfall Amounts.

“Class M-6 Certificate”:  Any one of the Class M-6 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing (i) a Regular Interest in REMIC 2 and (ii) the right to receive Available Funds Shortfall Amounts.

“Class M-7 Certificate”:  Any one of the Class M-7 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing (i) a Regular Interest in REMIC 2 and (ii) the right to receive Available Funds Shortfall Amounts.

“Class M-8 Certificate”:  Any one of the Class M-8 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing (i) a Regular Interest in REMIC 2 and (ii) the right to receive Available Funds Shortfall Amounts.

“Class M-9 Certificate”:  Any one of the Class M-9 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein and evidencing (i) a Regular Interest in REMIC 2 and (ii) the right to receive Available Funds Shortfall Amounts.

“Class R Certificate”:  Any one of the Class R Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-3, evidencing the ownership of the Class R-1 Interest and the Class R-2 Interest.

“Class R-X Certificate”:  Any one of the Class R-X Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-3, evidencing the ownership of the Class R-3 Interest.

“Class R-1 Interest”:  The uncertificated Residual Interest in REMIC 1.

“Class R-2 Interest”:  The uncertificated Residual Interest in REMIC 2.

“Class R-3 Interest”:  The uncertificated Residual Interest in REMIC 3.

“Closing Date”:  May 30, 2007.

“Code”:  The Internal Revenue Code of 1986.

 “Collateral Value”:  The appraised value of a Mortgaged Property based upon the lesser of (i) the appraisal (as reviewed and approved by the Sponsor) made at the time of the origination of the related Mortgage Loan, or (ii) the sales price of such Mortgaged Property at such time of origination.  With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the appraised value of the Mortgaged Property based upon the appraisal (as reviewed and approved by the Sponsor) obtained at the time of refinancing.

“Commission”:  The United States Securities and Exchange Commission.

“Compensating Interest”:  With respect to any Distribution Date, any payments made by the Servicer from its own funds, or the Subservicer on its behalf, to cover Prepayment Interest Shortfalls, which shall be equal to the lesser of the Servicing Fee and for such Due Period, and the Prepayment Interest Shortfall for such Distribution Date.

“Corporate Trust Office”:  The designated office of the Trustee at which at any particular time its corporate trust business related to this Agreement is administered, which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention:  Trust Administration AB07O1, and with respect to the Securities Administrator, for Certificate transfer purposes, Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attn:  Corporate Trust Services – Alliance 2007-OA1, and for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland, 21045, Attn:  Client Manager – Alliance 2007-OA1.

“Corresponding Certificate”:  With respect to each REMIC 1 Regular Interest (other than REMIC 1 Regular Interests AA and ZZ), the Certificate with the corresponding designation. With respect to each REMIC 2 Regular Interest, the related Certificate representing an ownership therein.

“Curtailment”:  Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

“Custodial Account”:  The custodial account or accounts created and maintained pursuant to Section 3.10 in the name of a depository institution, as custodian for the Holders of the Certificates.  Any such account or accounts shall be an Eligible Account.

“Custodial Agreement”:  An agreement, dated as of the Closing Date among the Depositor, the Securities Administrator, the Trustee and the Custodian in substantially the form of Exhibit J hereto.

“Custodian”:  Deutsche Bank National Trust Company or any successor thereto.

“Cut-off Date”:  May 1, 2007.

“Cut-off Date Balance”:  The Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

“Defaulted Mortgage Loan” means any Mortgage Loan as to which the Mortgagor has failed to make unexcused three or more consecutive scheduled Monthly Payments.

 “Deferred Interest”:  With respect to each Mortgage Loan and each related Due Period, the excess, if any, of (1) the amount of interest accrued on such Mortgage Loan from the Due Date in the preceding Due Period to the Due Date in the related Due Period, over (2) the monthly payment paid for such Due Period.

“Deficient Valuation”:  With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

“Definitive Certificate”:  Any definitive, fully registered Certificate.

“Deleted Mortgage Loan”:  A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

“Delinquent”:  As used herein, a Mortgage Loan is considered to be: “one month” delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last Business Day immediately prior to the next following monthly scheduled due date; “two months” delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last Business Day immediately prior to the second following monthly scheduled due date; and so on. The determination as to whether a Mortgage Loan falls into these categories is made as of the close of business on the last Business Day of each month. For example, a Mortgage Loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would then be considered to be one month delinquent. Delinquency information as of the Cut-off Date is determined and prepared as of the close of business on the last Business Day immediately prior to the Cut-off Date.

“Depositor”:  Alliance Securities Corp., or its successor in interest.

“Depository”:  The Depository Trust Company, or any successor Depository hereafter named.  The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(5) of the Uniform Commercial Code of the State of New York and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

“Depository Participant”:  A broker, dealer, bank or other financial institutions or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”:  With respect to any Distribution Date, the 15th day of the month in which such Distribution Date occurs or, if such day is not a Business Day, on the immediately preceding Business Day.

“Disqualified Organization”:  Any organization defined as a “disqualified organization” under Section 860E(e)(5) of the Code, which includes any of the following:  (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Securities Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate or Class R-X Certificate by such Person may cause REMIC 1, REMIC 2 or REMIC 3 or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate or Class R-X Certificate to such Person.  The terms “United States”, “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

“Distribution Date”:  The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in June 2007.

“Due Date”:  With respect to each Mortgage Loan, the first day of the month of the related Distribution Date.

“Due Period”:  With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs (or, with respect to the first Due Period, the day following the Cut-off Date) and ending on the first day of the month in which such Distribution Date occurs.

“Eligible Account”:  Any of (i) a segregated account maintained with a federal or state chartered depository institution (A) the short-term obligations of which are rated A-1+ or better by Standard & Poor’s and P-1 by Moody’s at the time of any deposit therein or (B) insured by the FDIC (to the limits established by such Corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel (obtained by the Person requesting that the account be held pursuant to this clause (ii)) delivered to the Securities Administrator prior to the establishment of such account, the Certificateholders will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments, each of which shall mature not later than the Business Day immediately preceding the Distribution Date next following the date of investment in such collateral or the Distribution Date if such Permitted Investment is an obligation of the institution that maintains the Certificate Account or Custodial Account) securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained, (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), which, in either case, has corporate trust powers, acting in its fiduciary capacity or (iii) a segregated account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Custodial Account or the Certificate Account will not have an adverse effect on the then-current ratings assigned to the Classes of the Certificates then rated by the Rating Agencies).  Eligible Accounts may bear interest.

“Escrow Account”:  The separate account or accounts created and maintained pursuant to Section 3.09.

“Escrow Payment”:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

“Event of Default”:  One or more of the events described in Section 7.01.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended.

“Exchange Act Reports”:  Any reports required to be filed pursuant to Section 12.10 of this Agreement.

“Extra Principal Distribution Amount”:  With respect to any Distribution Date, the lesser of (x) the Overcollateralization Deficiency Amount for such Distribution Date and (y) the Net Monthly Excess Cashflow Amount for such Distribution Date.

“Fannie Mae”:  Fannie Mae (formerly, Federal National Mortgage Association) or any successor thereto.

“FDIC”:  Federal Deposit Insurance Corporation or any successor.

“Final Scheduled Distribution Date”:  The Distribution Date occurring in July 2037.

“Form 8-K Disclosure Information”:  As defined in Section 12.10(a)(ii)(A).

“Freddie Mac”:  Federal Home Loan Mortgage Corporation or any successor.

“GMAC”:  GMAC Mortgage, LLC, or its successor in interest.

“Initial Certificate Principal Balance”:  With respect to each Class of Regular Certificates, the Initial Certificate Principal Balance of such Class of Certificates as set forth in the Preliminary Statement hereto, or with respect to any single Certificate, the Initial Certificate Principal Balance as stated on the face thereof.

“Initial Notional Amount”:  With respect to the Class CE Interest, an amount equal to the Notional Balance of the Class CE Interest on the Closing Date.  With respect to the Class CE Certificates, an amount equal to the Initial Notional Balance of the Class CE Interest, or with respect to any single Certificate, the Initial Notional Amount as stated on the face thereof.

“Insurance Policy”:  With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

“Insurance Proceeds”:  Proceeds paid in respect of the Mortgage Loans pursuant to any title insurance policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account.

“Interest Funds”: For any Distribution Date, an amount equal to (1) the Interest Remittance Amount for that Distribution Date, plus (2) the lesser of the aggregate Deferred Interest that accrued on the Mortgage Loans for the related Due Period and the Principal Prepayment Amount for the Distribution Date.

“Interest Remittance Amount”:  With respect to any Distribution Date,  that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced with respect to the Mortgage Loans.

“Late Collections”:  With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

“LIBOR”:  With respect to any Distribution Date and the Pass-Through Rates on the Class A Certificates and Subordinate Certificates, the arithmetic mean of the London interbank offered rate quotations of reference banks (which will be selected by the Securities Administrator) for one-month U.S. dollar deposits, expressed on a per annum basis, determined in accordance with Section 1.02.

“LIBOR Business Day”:  Any day other than (i) Saturday or Sunday or (ii) a day on which banking institutions in the city of London, England and New York City are required or authorized by law to be closed.

“LIBOR Rate Adjustment Date”:  With respect to each Distribution Date, the second LIBOR Business Day immediately preceding the commencement of the related Accrual Period.

“Liquidated Mortgage Loan”:  As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

“Liquidation Proceeds”:  Amounts (other than Insurance Proceeds) received by the Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, other than amounts received in respect of any REO Property.

“Loan-to-Value Ratio or LTV”:  With respect to any Mortgage Loan, the most recent ratio (expressed as a percentage) of the outstanding principal amount of the related Mortgage Loan, to the lesser of (a) the Appraised Value and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

“Lost Note Affidavit”:  With respect to any Mortgage Note, an original lost note affidavit from the Sponsor stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note.

“LPMI Policy”:  A policy of primary mortgage guaranty insurance issued by an insurer pursuant to which the related premium is to be paid by the servicer of the related Mortgage Loan from payments of interest made by the Mortgagor.

“Majority Class CE Certificateholder”:  The holder of a 50.01% or greater Percentage Interest of the Class CE Certificates.

“Marker Rate”:  With respect to the Class CE Interest and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for each REMIC 1 Regular Interest for which a Class A Certificate or Class M Certificate is the Corresponding Certificate and REMIC 1 Regular Interest ZZ, with the rate on each such REMIC 1 Regular Interest (other than REMIC 1 Regular Interest ZZ) subject to a cap equal to the lesser of (i) the Pass-Through Rate for the Corresponding Certificate determined without regard to the Available Funds Cap Rate for such Distribution Date, and (ii) the Available Funds Cap Rate for the REMIC 2 Regular Interest the ownership of which is represented by the Corresponding Certificate for such Distribution Date for the purpose of this calculation, and with the rate on REMIC 1 Regular Interest ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that solely for this purpose, the related cap with respect to each such REMIC 1 Regular Interest (other than REMIC 1 Regular Interest A-2, REMIC 1 Regular Interest A-3 and REMIC 1 Regular Interest ZZ) shall be multiplied by a fraction, the numerator of which is the actual number of days in the related Accrual Period and the denominator of which is 30.

“Master Servicer”:  Wells Fargo Bank, N.A., or any successor master servicer appointed as herein provided.

“Master Servicer Back-Up Fee”:  A fee equal to a per annum rate of .05% (5 basis points) of the Stated Principal Balance of each Mortgage Loan as of the Due Date preceding the calendar month in which the payment of the Master Servicer Back-Up Fee is due.

“Master Servicer Compensation”:  The meaning specified in Section 3A.09.

“Master Servicing Fees”:  With respect to each Mortgage Loan, an annual fee equal to 1/12 of the product of the Master Servicing Fee Rate and the Stated Principal Balance of such Mortgage Loan as of the Due Date preceding the calendar month in which the payment of the Master Servicing Fee is due.  The Master Servicing Fee consists of master servicing compensation payable to the Master Servicer in respect of its master servicing responsibilities.

“Master Servicing Fee Rate”:  With respect to each Mortgage Loan, the per annum rate of 0.0125%.

“Master Servicing Transfer Costs”: Shall mean all reasonable out-of-pocket costs and expenses incurred by the Trustee in connection with the transfer of master servicing from a predecessor master servicer, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and master servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee (as successor master servicer) to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee (as successor master servicer) to master service the Mortgage Loans properly and effectively.

“Maximum Uncertificated Accrued Interest Deferral Amount”:  With respect to any Distribution Date, the excess of (i) the accrued interest at the Uncertificated REMIC 1 Pass-Through Rate applicable to REMIC 1 Regular Interest ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest ZZ minus the REMIC 1 Overcollateralized Amount, in each case for such Distribution Date, over (ii) the aggregate amount of Uncertificated Accrued Interest for such Distribution Date on the REMIC 1 Regular Interests for which the Class A Certificates and Class M Certificates are the Corresponding Certificates, with the rate on each such REMIC 1 Regular Interest subject to a cap equal to the lesser of (1) the Pass-Through Rate for the Corresponding Certificate determined without regard to the Available Funds Cap Rate for such Distribution Date, and (2) the Available Funds Cap Rate for the REMIC 2 Regular Interest the ownership of which is represented by the Corresponding Certificate for such Distribution Date for the purpose of this calculation; provided, however, that solely for this purpose, the related cap with respect to each such REMIC 1 Regular Interest (other than REMIC 1 Regular Interest A-2 and REMIC 1 Regular Interest A-3 shall be multiplied by a fraction, the numerator of which is the actual number of days in the related Accrual Period and the denominator which is 30.

“MERS”:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS® System”:  The system of recording transfers of Mortgages electronically maintained by MERS.

“MIN”:  The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

“MOM Loan”:  With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

“Monthly Interest Distributable Amount”:  For any Distribution Date and each Class of Class A, Class M, and Class CE Certificates, is the excess of (x) the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balances or Notional Balances of such Certificates or interests immediately prior to such Distribution Date, over (y) the Net Deferred Interest, if any, allocated to that class for such Distribution Date; in each case, reduced by any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest payable by the Subservicer or Servicer, as applicable, and any shortfalls resulting from the application of the Relief Act (in each case to the extent allocated to such Class of Certificates or interests as set forth in Section 1.03). The Monthly Interest Distributable Amount on the Class A Certificates and Class M Certificates will be calculated on the basis of the actual number of days in the related Accrual Period and a 360 day-year.

“Monthly Minimum Payment”:  With respect to any Mortgage Loan, the minimum payment due under the terms of the Mortgage Note.

“Monthly Payment”:  With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by a Mortgagor from time to time under the related Mortgage Note as originally executed (after adjustment, if any, for Deficient Valuations occurring prior to such Due Date, and after any adjustment by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

“Moody's”:  Moody's Investors Service, Inc., or its successor in interest.

“Mortgage”:  The mortgage, deed of trust or any other instrument securing the Mortgage Loan.

“Mortgage File”:  The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement and the Custodial Agreement; provided, that whenever the term “Mortgage File” is used to refer to documents actually received by the Custodian as agent for the Trustee, such term shall not be deemed to include such additional documents required to be added unless they are actually so added.

“Mortgage Loan”:  Each of the mortgage loans, transferred and assigned to the Trustee pursuant to Section 2.01 or 2.04 and from time to time held in the Trust Fund (including any Qualified Substitute Mortgage Loans), the mortgage loans so transferred, assigned and held being identified in the Mortgage Loan Schedule.  As used herein, the term “Mortgage Loan” includes the related Mortgage Note and Mortgage.

“Mortgage Loan Purchase Agreement”:  The Mortgage Loan Purchase Agreement dated as of May 30, 2007, among Alliance Bancorp, as sponsor and the Depositor, as purchaser, and all amendments thereof and supplements thereto.

“Mortgage Loan Schedule”:  As of any date of determination, the schedule of Mortgage Loans included in the Trust Fund.  The schedule of Mortgage Loans with accompanying information transferred on the Closing Date to the Custodian on behalf of the Trustee as part of the Trust Fund for the Certificates, attached hereto as Exhibit H, which list shall set forth the following information with respect to each Mortgage Loan:

(i)           the mortgage loan number;

(ii)           the city, state and zip code of the Mortgaged Property;

(iii)           the original term to maturity;

(iv)           the original principal balance and the original Mortgage Rate;

(v)           the first payment date;

(vi)           [reserved];

(vii)         the type of Mortgaged Property;

(viii)        the Monthly Payment in effect as of the Cut-off Date;

(ix)          the principal balance as of the Cut-off Date;

(x)           the Mortgage Rate as of the Cut-off Date;

(xi)          the occupancy status;

(xii)          the purpose of the Mortgage Loan;

(xiii)         the Collateral Value of the Mortgaged Property;

(xiv)         the remaining term to maturity;

(xv)           the paid-through date of the Mortgage Loan;

(xvi)	[reserved];

(xvii)           [reserved];

(xviii)          [reserved];

(xix)            the Net Mortgage Rate for the Mortgage Loan;

(xx)            [reserved];

(xxi)          the documentation type; and

(xxii)         the type and term of the related Prepayment Charge, if any.

The Mortgage Loan Schedule may be in the form of more than one schedule, collectively setting forth all of the information required.

“Mortgage Note”:  The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgage Rate”:  With respect to any Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan in the absence of default, as adjusted from time to time in accordance with the provisions of the Mortgage Note.

“Mortgaged Property”:  The underlying property securing a Mortgage Loan.

“Mortgagor”:  The obligor or obligors on a Mortgage Note.

“Net Deferred Interest”:  With respect to each Distribution Date, the excess, if any, of (1) the Deferred Interest that accrued on the Mortgage Loans for that Distribution Date over (2) the Principal Remittance Amount for that Distribution Date.

“Net Liquidation Proceeds”:  With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

“Net Monthly Excess Cashflow”:  With respect to each Distribution Date, the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Interest Funds for such Distribution Date over (y) the aggregate Monthly Interest Distributable Amount for the Class A Certificates and Class M Certificates for such Distribution Date and any Unpaid Interest Shortfall Amount payable to the Class A Certificateholder for such Distribution Date.

“Net Mortgage Rate”: With respect to each Mortgage Loan Due Date and the related Due Period, the then applicable Mortgage Rate thereon minus the sum of (1) the Master Servicing Fee Rate and (2) the Servicing Fee Rate.

“Net Prepayment Interest Shortfall”:  With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.

“Nonrecoverable Advance”:  Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan which, in the reasonable good faith judgment of the Servicer (or a Subservicer on its behalf), will not or, in the case of a proposed Advance or Servicing Advance, would not be ultimately recoverable from Late Collections, Insurance Proceeds, Liquidation Proceeds or REO Proceeds.  The determination by the Servicer (or a Subservicer on its behalf) that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Depositor and the Master Servicer.

“Non-United States Person”:  Any Person other than a United States Person.

“Notional Balance”:  With respect to the Class CE Interest and any Distribution Date, an amount equal to the Stated Principal Balance of the Mortgage Loans as of the related Due Date. With respect to the Class CE Certificates and any Distribution Date, an amount equal to the Notional Balance of the Class CE Interest as of such Distribution Date.

“Officers’ Certificate”:  A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor, the Sponsor, the Servicer or of any Subservicer and delivered to the Depositor, Trustee and/or Master Servicer.

“One Month LIBOR”:  The London interbank offered rate for one-month United States dollar deposits, determined as described in Section 1.02 of this Agreement.

“Opinion of Counsel”:  A written opinion of counsel, who may be counsel for the Depositor, the Sponsor, or the Master Servicer, reasonably acceptable to the Trustee and Securities Administrator; except that any opinion of counsel relating to (a) the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account, (b) the qualification of each REMIC as a REMIC, (c) compliance with the REMIC Provisions (d) resignation of the Servicer pursuant to Section 6.04, or (e) resignation of the Servicer or the Master Servicer pursuant to Section 6.05,  must be an opinion of counsel who (i) is in fact independent of the Depositor and the Master Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Master Servicer or in an affiliate of either and (iii) is not connected with the Depositor or the Master Servicer as an officer, employee, director or person performing similar functions.

“Optional Termination Date”:  The first Distribution Date on which the Servicer may opt to terminate the Trust Fund pursuant to Section 9.01.

“OTS”:  Office of Thrift Supervision or any successor.

“Outstanding Mortgage Loan”:  As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased prior to such Due Date pursuant to Sections 2.02, 2.04 or 3.16.

“Overcollateralization Deficiency Amount”:  With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such Distribution Date), but prior to the application of any Applied Realized Loss Amount.

“Overcollateralization Floor”:  With respect to any Distribution Date, 0.50% of the Cut-off Date Balance.

“Overcollateralization Release Amount”:  With respect to any Distribution Date, on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the excess, if any, of the Principal Remittance Amount for such Distribution Date over an amount equal to Deferred Interest that accrued on the Mortgage Loans for the related Due Period and (y) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount, less Deferred Interest, is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.  With respect to any Distribution Date before the Stepdown Date or on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

“Overcollateralization Target Amount”:  With respect to any Distribution Date (a) prior to the Stepdown Date an amount equal to 3.80% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date and (b) on or after the Stepdown Date, the greater of (i) (x) for any Distribution Date on or after the Stepdown Date but prior to the Distribution Date in June 2013, an amount equal to 9.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date and (y) for any Distribution Date on or after the Stepdown Date and on or after the Distribution Date in June 2013, an amount equal to 7.60% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the Overcollateralization Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the same as the Overcollateralization Target Amount for the previous Distribution Date.

“Overcollateralized Amount”:  For any Distribution Date, the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period, exceeds (ii) the aggregate Certificate Principal Balance of the Class A Certificates and Class M Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

“Ownership Interest”:  As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Pass-Through Rate”:  With respect to any Distribution Date and the Class A Certificates and Class M Certificates, the lesser of (x) One-Month LIBOR plus the related Certificate Margin and (y) the Available Funds Cap Rate..

With respect to the Class CE Interest and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amount determined for each REMIC 1 Regular Interest equal to the product of (a) the excess, if any, of the Uncertificated REMIC 1 Pass-Through Rate for such REMIC 1 Regular Interest over the Marker Rate and (b) a notional amount equal to the Uncertificated Principal Balance of such REMIC 1 Regular Interest, and the denominator of which is the aggregate Uncertificated Principal Balance of such REMIC 1 Regular Interests.

With respect to the Class CE Certificates, 100% of the interest distributable to the Class CE Interest, expressed as a per annum rate.

“Percentage Interest”:  With respect to any Regular Certificate, the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof divided by the aggregate Initial Certificate Principal Balance of all of the Certificates of the same Class.  With respect to any Class R Certificate or Class R-X Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

“Permitted Investment”:  One or more of the following:

(i)           obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii)           repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available, provided, however, that such repurchase agreements are treated as financings under generally accepted accounting principles (“GAAP”);

(iii)           federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

(iv)           commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody's and Standard & Poor's in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v)           a money market fund or a qualified investment fund rated by Moody’s in its highest long-term ratings available and rated AAAm or AAAm-G by Standard & Poor’s, including any such funds for which Wells Fargo Bank, N.A. or any affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian; and

(vi)           other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

To the extent that the Securities Administrator receives any materials in connection with the holding of any Permitted Investment which require the holder to vote, the Securities Administrator shall not exercise its voting rights.

Permitted Investments shall not be sold prior to maturity, except that a money market fund or qualified investment fund may be liquidated at any time.

“Permitted Transferee”:  Any transferee of a Residual Certificate other than a Disqualified Organization, a Non-United States Person or an “electing large partnership” (as defined in Section 775 of the Code).

“Person”:  Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“PMI Policy”:  A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

“Prepayment Assumption”:  As defined in the Prospectus Supplement.

“Prepayment Charge”:  With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial Prepayment of such Mortgage Loan in accordance with the terms thereof (other than any Servicer Prepayment Charge Payment Amount).

“Prepayment Interest Excess”:  With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment during the portion of the Prepayment Period from the related Due Date to the end of such Prepayment Period, any payment of interest received in connection therewith (net of any applicable Servicing Fee) representing interest accrued for any portion of such month of receipt.

“Prepayment Interest Shortfall”:  As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month’s interest at the Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the related Prepayment Period, an amount equal to one month’s interest at the Net Mortgage Rate on the amount of such Curtailment.

“Prepayment Period”:  With respect to any Distribution Date, and (a) Principal Prepayments in Full, is the period between the 16th of the month of the prior Distribution Date and the 15th of the current month, except the initial prepayment period will run from May 1, 2007 through June 15, 2007, and (b) Curtailments, is the prior calendar month preceding such Distribution Date.

 “Principal Distribution Amount”:  With respect to any Distribution Date, an amount equal to the sum of the Basic Principal Distribution Amount plus the Extra Principal Distribution Amount.

“Principal Prepayment”:  Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

“Principal Prepayment Amount”: For any Distribution Date, the sum of (1) all partial and full principal prepayments by Mortgagors on the Mortgage Loans received during the related Prepayment Period, and (2) any Subsequent Recoveries on the Mortgage Loans received during the related Due Period.

“Principal Prepayment in Full”:  Any Principal Prepayment made by a Mortgagor of the entire unpaid principal balance of the Mortgage Loan.

“Principal Remittance Amount”:  With respect to any Distribution Date, the sum of the following from the Available Distribution Amount:  (i) the principal portion of each Monthly Payment collected or advanced on the Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full Principal Prepayments of the Mortgage Loans applied by the Servicer during the related Prepayment Period, (iii) the principal portion of all Net Liquidation Proceeds, REO Proceeds, Insurance Proceeds, and Subsequent Recoveries received during the related Prepayment Period, (iv) the principal portion of proceeds of Mortgage Loan purchases made pursuant to Section 2.04, 3.16, 3.23 or Section 3.28, in each case received or made during the prior calendar month, (v) the principal portion of any related Substitution Adjustments deposited in the Custodial Account during the related prior calendar month and (vi) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 9.01, the principal portion of the termination price received from the Servicer in connection with a termination of the Trust Fund to occur on such Distribution Date.

“Prospectus Supplement”:  That certain Prospectus Supplement dated May 30, 2007 relating to the public offering of the Class A Certificates and Class M Certificates.

“Purchase Price”:  With respect to any Mortgage Loan (or REO Property) required to be purchased pursuant to Section 2.02, 2.04, 3.16, 3.23, 3.28 or 3.30, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof, (ii) unpaid accrued interest (or REO Imputed Interest) at the applicable Net Mortgage Rate on the Stated Principal Balance thereof outstanding during each Due Period that such interest was not paid or advanced, from the date through which interest was last paid by the Mortgagor or advanced and distributed to Certificateholders together with unpaid Master Servicing Fees and Servicing Fees from the date through which interest was last paid by the Mortgagor, in each case to the first day of the month in which such Purchase Price is to be distributed, (iii) the aggregate of all Advances and Servicing Advances made in respect thereof that were not previously reimbursed and (iv) costs and damages incurred by the Trust Fund in connection with a repurchase pursuant to Section 2.04 hereof that arises out of a violation of any anti-predatory lending law which also constitutes an actual breach of representations (xii), (xxix) or (xxx) of Section 3.1(b) of the Mortgage Loan Purchase Agreement.

“Qualified Insurer”:  An insurance company duly qualified as such under the laws of the states in which the Mortgaged Property is located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by Fannie Mae and Freddie Mac.

“Qualified Substitute Mortgage Loan”:  A Mortgage Loan substituted by the Depositor for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers’ Certificate of the Sponsor delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be paid to the Servicer for deposit in the Custodial Account in the month of substitution); (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Section 2.04 hereof; and (vi) comply with each non-statistical representation and warranty set forth in the Mortgage Loan Purchase Agreement.

“Rating Agency”:  Standard & Poor's or Moody's and each of their successors.  If such agencies and their successors are no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee, the Securities Administrator, the Master Servicer and the Servicer.  References herein to the two highest long term debt rating of a Rating Agency shall mean “AA” or better in the case of Standard & Poor's and “Aa2” or better in the case of Moody's and references herein to the highest short-term debt rating of a Rating Agency shall mean “A-1+” in the case of Standard & Poor's and “P-1” in the case of Moody's, and in the case of any other Rating Agency such references shall mean such rating categories without regard to any plus or minus.

“Realized Loss”:  With respect to each Mortgage Loan or REO Property as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the date of the Cash Liquidation or REO Disposition on the Stated Principal Balance of such Mortgage Loan outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation or REO Disposition occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Servicer or any Subservicer with respect to Advances or Servicing Advances not previously reimbursed.  With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

 “Record Date”:  With respect to each Distribution Date and the Class A Certificates and Class M Certificates, so long as such Certificates are Book-Entry Certificates, the Business Day prior to such Distribution Date.  With respect to any Class A Certificates and Class M Certificates which are not Book-Entry Certificates Class CE Certificates, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

“Regular Certificate”:  Any of the Class A, Class M or Class CE Certificates.

“Regulation AB”:  Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Relief Act”:  The Servicemembers Relief Act, as amended, and similar legislation or regulations.

“Relief Act Interest Shortfall”:  With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month's interest on the Stated Principal Balance of such Mortgage Loan at the Loan Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

“REMIC”:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC 1”:  The segregated pool of assets subject hereto (exclusive of any Available Funds Shortfall Reserve Fund and any Servicer Prepayment Charge Payment Amounts) with respect to which a REMIC election is to be made, conveyed in trust to the Trustee, for the benefit of the holders of the REMIC 1 Regular Interests and the Holders of the Class R Certificates (in respect of the Class R-1 Interest), consisting of:  (i) each Mortgage Loan (exclusive of payments of principal and interest due on or before the Cut-off Date, if any, received by the Servicer, which shall not constitute an asset of the Trust Fund) as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans (exclusive of any late payment charges received on the Mortgage Loans), together with all documents included in the related Mortgage File, subject to Section 2.01; (ii) such funds or assets as from time to time are deposited in the Custodial Account or the Certificate Account and belonging to the Trust Fund; (iii) any REO Property; (iv) all Insurance Policies with respect to such Mortgage Loans; and (iv) the Depositor’s interest in respect of the representations and warranties made by the Sponsor in the Mortgage Loan Purchase Agreement as assigned to the Trustee pursuant to Section 2.04 hereof.

“REMIC 1 Regular Interest”:  Any of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. Each REMIC 1 Regular Interest shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC 1 Regular Interests are set forth in the Preliminary Statement hereto.

“REMIC 1 Interest Loss Allocation Amount”:  With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and the REO Properties then outstanding and (ii) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest AA minus the Marker Rate, divided by (b) 12.

“REMIC 1 Overcollateralized Amount”:  With respect to any date of determination, (i) 1.00% of the aggregate Uncertificated Principal Balance of the REMIC 1 Regular Interests, minus (ii) the aggregate Uncertificated Principal Balance of each REMIC 1 Regular Interest for which a Class A Certificate or Class M Certificate is a Corresponding Certificate, in each case, as of such date of determination.

“REMIC 1 Overcollateralization Target Amount”:  1.00% of the Overcollateralization Target Amount.

“REMIC 1 Principal Loss Allocation Amount”:  With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and the REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two (2) times the aggregate Uncertificated Principal Balance of each REMIC 1 Regular Interest for which a Class A Certificate or Class M Certificate is a Corresponding Certificate and the denominator of which is the aggregate Uncertificated Principal Balance of each REMIC 1 Regular Interest for which a Class A Certificate or Class M Certificate is a Corresponding Certificate and REMIC 1 Regular Interest ZZ.

“REMIC 1 Regular Interest”:  Any of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. Each REMIC 1 Regular Interest shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC 1 Regular Interests are set forth in the Preliminary Statement hereto.

“REMIC 2”:  The segregated pool of assets consisting of all of the REMIC 1 Regular Interests conveyed in trust to the Trustee, for the benefit of the holders of the REMIC 2 Regular Interests and the Holders of the Class R Certificates (in respect of the Class R-2 Interest), pursuant to Article II hereunder, with respect to which a separate REMIC election is to be made.

“REMIC 2 Regular Interest”:  The Class CE Interest or any Regular Interest in REMIC 2 the ownership of which is represented by any of the Regular Certificates (other than the Class CE Certificates).

 “REMIC 3”:  The segregated pool of assets consisting of the Class CE Interest conveyed in trust to the Trustee, for the benefit of the holders of the Class CE Certificates and the Holders of the Class R-X Certificates (in respect of the Class R-3 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC Provisions”:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

“REMIC Regular Interest”:  A REMIC 1 Regular Interest or the Class CE Interest.

“Remittance Report”:  A report prepared by the Servicer providing the information set forth in Exhibit E attached hereto.

“REO Acquisition”:  The acquisition by the Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.16.

“REO Disposition”:  The receipt by the Servicer of Insurance Proceeds, Liquidation Proceeds and other payments and recoveries (including proceeds of a final sale) which the Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

“REO Imputed Interest”:  As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.15 by any income from the REO Property treated as a recovery of principal).

“REO Proceeds”:  Proceeds, net of directly related expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property and of any REO Disposition), which proceeds are required to be deposited into the Custodial Account as and when received.

“REO Property”:  A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

“Reportable Event”:  As defined in Section 12.10(a)(ii)(A).

“Request for Release”:  A release signed by a Servicing Officer, in the form of Exhibits F attached hereto.

“Residual Certificate”:  Any of the Class R Certificates or Class R-X Certificate.

“Residual Interest”:  The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

“Responsible Officer”:  When used with respect to the Securities Administrator, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.  When used with respect to the Trustee, any officer in the corporate trust department or similar group of the Trustee with direct responsibility for the administration of this Agreement and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Sarbanes-Oxley Act”:  The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

“Sarbanes-Oxley Certification”:  A written certification signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act, and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act is amended, (b) the Rules referred to in clause (ii) are modified or superseded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Commission from time to time pursuant to the Sarbanes-Oxley Act, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous that then form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Master Servicer and the Depositor following a negotiation in good faith to determine how to comply with any such new requirements.

“Securities Act”:  The Securities Act of 1933, as amended.

“Securities Administrator”:  Wells Fargo Bank, N.A., or its successor in interest, or any successor securities administrator appointed as herein provided.

“Senior Credit Enhancement Percentage”:  For any Distribution Date after the Stepdown Date, the percentage equivalent of a fraction, the numerator of which is equal to (a) the excess of (i) the Aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over (ii) (1) before the aggregate Certificate Principal Balance of the Class A Certificates have been reduced to zero, the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Principal Distribution Amount for such Distribution Date), or (2) after such time, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding (after taking into account distribution of the Principal Distribution Amount for such Distribution Date) and the denominator of which is equal to (b) the Aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

“Servicer”:  Alliance Bancorp, or any successor servicer appointed as herein provided.

“Servicer Prepayment Charge Payment Amount”:  The amounts payable by the Servicer in respect of any waived Prepayment Charges pursuant to Section 2.03, and any amount paid to the Trust Fund by any Person to remedy any breach of any representation, warranty or covenant made with respect to the Prepayment Charges to the extent the Trust Fund, as assignee, is the beneficiary of such representation, warranty or covenant.

“Servicer Remittance Date”:  The 18th day of any month, or if such 18th day is not a Business Day, the Business Day immediately prior such 18th day, commencing in June 2007.

“Servicing Advances”:  All customary, reasonable and necessary “out of pocket” costs and expenses incurred in connection with a default, delinquency or other unanticipated event in the performance by the Servicer or any Subservicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System, (iii) the management and liquidation of any REO Property, including reasonable fees paid to any independent contractor in connection therewith, and (iv) compliance with the obligations under the second paragraph of Section 3.01, Section 3.09 and Section 3.14 (other than any deductible described in Section 3.14(b)).

“Servicing Criteria”:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Servicing Expenses”:  All customary, reasonable and necessary out of pocket costs and expenses paid or incurred in connection with the Servicer’s obligations hereunder, including without limitation:

(a) real estate taxes, assessments and similar charges;

(b) insurance premiums;

(c) any expense necessary in order to prevent or cure any violation of applicable laws, regulations, codes, ordinances, rules, orders, judgments, decrees, injunctions or restrictive covenants;

(d) any cost or expense necessary in order to maintain or release the lien on each Mortgaged Property and related collateral, including any mortgage registration taxes, release fees, or recording or filing fees;

(e) customary expenses for the collection, enforcement or foreclosure of the Mortgage Loans and the collection of deficiency judgments against borrowers and guarantors (including but not limited to the fees and expenses of any trustee under a deed of trust, foreclosure title searches and other lien searches);

(f) costs and expenses of any appraisals, valuations, inspections, environmental assessments (including but not limited to the fees and expenses of environmental consultants), audits or consultations, engineers, architects, accountants, on site property managers, market studies, title and survey work and financial investigating services;

(g) customary expenses for liquidation, restructuring, modification or loan workouts, such as sales brokerage expenses and other costs of conveyance;

(h) costs and expenses related to travel and lodging; and

(i) any other reasonable costs and expenses, including without limitation, legal fees and expenses, incurred by the Servicer under this Agreement in connection with the enforcement, collection, foreclosure, disposition, condemnation or destruction of the Mortgage Loans or related Mortgaged Properties, the maintenance, leasing, operation, management and sale of the REO Properties, the preservation, restoration and protection of Mortgaged Properties and the performance of loan servicing by the Servicer under this Agreement.

Notwithstanding the foregoing, Servicing Expenses shall not be deemed to include costs and expenses incurred by the Servicer in the performance of its loan servicing obligations hereunder that are in the nature of internal costs or fixed overhead of the Servicer (including, without limitation, costs and expenses relating to data processing, computer and telephone systems, office space, equipment and supplies, and employee salaries and related expenses), which shall be borne solely by the Servicer.

“Servicing Fees”:  With respect to each Mortgage Loan, an amount equal to interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date preceding the calendar month in which the payment of the Servicing Fee is due.  The Servicing Fee consists of servicing compensation payable to the Servicer in respect of its servicing responsibilities.

“Servicing Fee Rate”:  With respect to each Mortgage Loan, the per annum rate of 0.375%.

 “Servicing Officer”:  Any employee of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name appear on a list of Servicing Officers furnished by the Servicer to the Master Servicer, the Securities Administrator, the Trustee, the Custodian and the Depositor, upon request, as such list may from time to time be amended. With respect to the Master Servicer, any officer of the Master Servicer involved in or responsible for, the administration and master servicing of the Mortgage Loans whose name appears on a list of master Servicing Officers furnished by the Master Servicer to the Servicer, the Trustee, the Securities Administrator, the Custodian and the Depositor upon request, as such list may from time to time be amended.

“Single Certificate”:  A Regular Certificate of any Class evidencing an Initial Certificate Principal Balance of $1,000.

“Sponsor”:  Alliance Bancorp, or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

“Standard & Poor’s”:  Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., or its successor in interest.

“Startup Day”:  The day designated as such pursuant to Article X hereof.

“Stated Principal Balance”:  With respect to any Mortgage Loan or related REO Property at any given time, (i) the principal balance of the Mortgage Loan outstanding as of the Cut-off Date, after application of principal payments due on or before such date, whether or not received, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds to the extent applied by the Servicer as recoveries of principal in accordance with Section 3.16 with respect to such Mortgage Loan or REO Property, which were distributed pursuant to Section 4.01 on any previous Distribution Date, and (c) any Realized Loss with respect thereto allocated pursuant to Section 4.05 for any previous Distribution Date.

“Step-Up Date”:  The Distribution Date immediately following the first Distribution Date in which the aggregate unpaid principal balance of the Mortgage Loans, and properties acquired in respect thereof, remaining in the Trust has been reduced to less than or equal to 10% of the Cut-off Date Balance.

“Stepdown Date”:  The earlier of (i) the first Distribution Date immediately following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in June 2010 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is greater than or equal (a) on any Distribution Date prior to the Distribution Date in June 2013, approximately 49.625% and (b) on any Distribution Date after or to the Distribution Date in June 2013, approximately 59.700%, in each case, on any of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period.

“Stepdown Target Subordination Percentage”:  For each class of Subordinate Certificates, the respective percentages indicated in the following table:

	Stepdown Target Subordination Percentage on or After the Stepdown Date and Prior to June 2013	Stepdown Target Subordination Percentage on or After June 2013
Class M-1	35.250%	28.200%
Class M-2	26.500%	21.200%
Class M-3	24.000%	19.200%
Class M-4	20.000%	16.000%
Class M-5	17.625%	14.100%
Class M-6	16.000%	12.800%
Class M-7	13.625%	10.900%
Class M-8	12.000%	9.600%
Class M-9	9.500%	7.600%

“Subcontractor”:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer or a Subservicer.

“Subordinate Certificates”:  The Class M Certificates.

“Subordinate Class Principal Distribution Amount”:  For any class of Subordinate Certificates and any Distribution Date, the excess of (1) the sum of (a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for such Distribution Date), (b) the aggregate Certificate Principal Balance of any class(es) of Subordinate Certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution Amount(s) for such senior class(es) of Certificates for such Distribution Date) and (c) the Certificate Principal Balance of the subject class of Subordinate Certificates immediately prior to such Distribution Date over (2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (b) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date minus the Overcollateralization Floor; provided, however, that if such class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero.

“Subsequent Recoveries”:  Any Liquidation Proceeds (net of amounts owed to the Servicer or any Subservicer with respect to the related Mortgage Loan) received after the final liquidation of a Mortgage Loan. If Subsequent Recoveries are received, they will be included as part of the Principal Remittance Amount for the following Distribution Date and distributed in accordance with the priorities described in Section 4.01 of this Agreement. In addition, after giving effect to all distributions on a Distribution Date, if any Allocated Realized Loss Amounts are outstanding, the Allocated Realized Loss Amount for the class of Class A-2, Class A-3 or Class M Certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Allocated Realized Loss Amount of the class with the next highest distribution priority), and the Certificate Principal Balance of such class or classes of Class A-2, Class A-3 or Class M Certificates will be increased by the same amount. Thereafter, such class or classes of Class A-2, Class A-3 or Class M Certificates will accrue interest on the increased Certificate Principal Balance.

“Subservicer”:  Any Person with which the Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Subservicer pursuant to Section 3.02. Initially, the Subservicer shall be GMAC.

“Subservicer Fees”:  The fees due to the Subservicer pursuant to the Sub-Servicing Agreement.

“Sub-Servicing Account”:  An account established by a Subservicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Servicer.

“Sub-Servicing Agreement”:  The written contract between the Servicer and a Subservicer and any successor Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, including the sub-servicing agreement dated as of May 30, 2007 between the Servicer and GMAC.

“Substitution Adjustment”:  As defined in Section 2.04 hereof.

“Successor Servicer”:  Upon the removal of the Servicer, the entity appointed to be the successor servicer hereunder which (a) shall be the Back-Up Servicer for so long as the Back-Up Servicer is a party hereto, (b) shall be the Master Servicer (or such other successor servicer appointed by the Master Servicer hereunder) for so long as the Back-Up Servicer is not a party hereto or is otherwise ineligible to act as Successor Servicer hereunder, or (c) shall be the Trustee (or such other successor servicer appointed by the Trustee hereunder) if the removed Servicer was the Master Servicer.

 “Tax Matters Person”:  The person designated as “tax matters person” in the manner provided under Treasury Regulation Sections 1.860F-4(d) and 301.6231(a)(7)-1T. The Holder of the greatest Percentage Interest in a class of Residual Interests in a REMIC shall be the Tax Matters Person for the related REMIC. The Securities Administrator, or any successor thereto or assignee thereof, shall serve as tax administrator hereunder and as agent for the related Tax Matters Person.

“Tax Returns”:  The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of REMIC 1, REMIC 2 and REMIC 3 due to their classification as REMICs under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Transfer”:  Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

“Transferor”:  Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

“Trigger Event”:  A Trigger Event is in effect with respect to any Distribution Date with respect to the Mortgage Loans if:

(1)           the average two-month rolling percentage obtained by dividing (x) Aggregate Stated Principal Balance of Mortgage Loans that are 60 or more days Delinquent (including for this purpose any such Mortgage Loans in foreclosure, Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund, and Mortgage Loans discharged due to bankruptcy and REO Properties) by (y) the Aggregate Stated Principal Balance of the Mortgage Loans, in each case, as of the first day of the related Due Period, equals or exceeds (i) on or after the Stepdown Date and prior to the Distribution Date in June 2013, 13.90% multiplied by the Senior Credit Enhancement Percentage on the Class A Certificates or (ii) on or after the Distribution Date in June 2013, 17.37% multiplied by the Senior Credit Enhancement Percentage on the Class A Certificates; or

(2)           the cumulative amount of Realized Losses incurred on the Mortgage Loans from and including the Cut-off Date through the end of the calendar month immediately preceding such Distribution Date (reduced by the aggregate amount of Subsequent Recoveries received from the Cut-off Date through the end of the prior calendar month) divided by the Cut-off Date Balance of the Mortgage Loans exceeds (i) approximately 0.65% with respect to the Distribution Date occurring in June 2009, plus an additional 1/12th of approximately 0.90% for each month thereafter up to and including the distribution date in May 2010, (ii) approximately 1.55% with respect to the Distribution Date occurring in June 2010, plus an additional 1/12th of approximately 1.25% for each month thereafter up to and including the Distribution Date in May 2011, (iii) approximately 2.80% with respect to the Distribution Date occurring in June 2011, plus an additional 1/12th of approximately 1.25% for each month thereafter up to and including the Distribution Date in May 2012, (iv) approximately 4.05% with respect to the Distribution Date occurring in June 2012, plus an additional 1/12th of approximately 1.55% for each month thereafter up to and including the Distribution Date in May 2013, (v) approximately 5.60% with respect to the Distribution Date occurring in June 2013, plus an additional 1/12th of approximately 0.60% for each month thereafter up to and including the Distribution Date in May 2014, (vi) approximately 6.20% with respect to any distribution date occurring in June 2014 and thereafter.

For purposes of the foregoing calculation, a Mortgage Loan is considered “60 days” delinquent if a payment due on the first day of a month has not been received by the second day of the second following month.

“Trust Fund”:  REMIC 1, REMIC 2, REMIC 3, the Available Funds Shortfall Reserve Fund and Servicer Prepayment Charge Payment Amounts.

“Trustee”:  Deutsche Bank National Trust Company, or its successor in interest, or any successor trustee appointed as herein provided.

“Uncertificated Accrued Interest”:  With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance or Notional Amount of such REMIC Regular Interest.  In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such REMIC Regular Interests as set forth in Section 1.03).

 “Uncertificated Pass-Through Rate”:  The Uncertificated REMIC 1 Pass-Through Rate.

“Uncertificated Principal Balance”:  With respect to each REMIC Regular Interest, the principal amount of such REMIC Regular Interest outstanding as of any date of determination.  As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance.  On each Distribution Date, the Uncertificated Principal Balance of each such REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.04 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.05.  On each Distribution Date, the Uncertificated Principal Balance of each such REMIC Regular Interest shall be increased by all allocations of Net Deferred Interest made to such REMIC Regular Interest on such Distribution Date pursuant to Section 4.09.  The Uncertificated Principal Balance of REMIC 1 Regular Interest ZZ shall be increased by interest deferrals as provided in Section 4.04(b)(ii).  With respect to the Class CE Interest as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC 1 Regular Interests over (B) the then aggregate Certificate Principal Balance of the Class A Certificates and the Class M Certificates then outstanding.  The Uncertificated Principal Balance of each REMIC Regular Interest shall never be less than zero.

“Uncertificated REMIC 1 Pass-Through Rate”:  With respect each REMIC 1 Regular Interest and any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans, weighted on the basis of the outstanding Stated Principal Balances of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs (adjusted to reflect unscheduled principal payments made thereafter during the related Prepayment Period that includes such first day).

“Uninsured Cause”:  Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3A.12.

“United States Person”:  A citizen or resident of the United States, a corporation or a partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States or any State thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations) provided that, for purposes solely of the restrictions on the transfer of Residual Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust.  To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

“Unpaid Interest Shortfall Amount”:  For each Class of Class A Certificates and Class M Certificates and any Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class for such Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class for the immediately preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class in respect of interest pursuant to clause (a) of this definition on such Distribution Date, plus interest on the amount of Unpaid Interest Shortfall Amount due but not paid on such Class on the immediately preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class for the related Accrual Period.

“Voting Rights”:  The portion of the voting rights of all of the Certificates which is allocated to any Certificate.  At all times during the term of this Agreement, (i) 99% of all Voting Rights will be allocated among the Holders of the Class A Certificates, the Subordinate Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates and (ii) 1% of all Voting Rights will be allocated to the Holders of the Residual Certificates.  The Voting Rights allocated to any Class of Certificates shall be allocated among all Holders of the Certificates of such Class in proportion to the outstanding Percentage Interests in such Class represented thereby.

Section 1.02.	Determination of LIBOR.

LIBOR applicable to the calculation of the Pass-Through Rate on the Class A Certificates and Subordinate Certificates for any Accrual Period will be determined on each LIBOR Rate Adjustment Date.

On each LIBOR Rate Adjustment Date, LIBOR shall be established by the Securities Administrator and, as to any Accrual Period, will equal the rate for one month United States dollar deposits that appears on the Reuters Screen LIBOR 01 as of 11:00 a.m., London time, on such LIBOR Rate Adjustment Date.  “Reuters Screen LIBOR 01” means the display designated Reuters Monitor Money Rates service (or such other page as may replace that page on that service for the purpose of displaying London interbank offered rates of major banks).  If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, LIBOR shall be so established by use of such other service for displaying LIBOR or comparable rates as may be selected by the Securities Administrator), the rate will be the Reference Bank Rate.  The “Reference Bank Rate” will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be any three major banks that are engaged in transactions in the London interbank market, selected by the Securities Administrator) as of 11:00 a.m., London time, on the LIBOR Rate Adjustment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A Certificates and Subordinate Certificates then outstanding.  The Securities Administrator will request the principal London office of each of the reference banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations rounded up to the next multiple of 1/16%.  If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month.  If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date; provided however, if, under the priorities described above, LIBOR for a Distribution Date would be based on LIBOR for the previous Distribution Date for the third consecutive Distribution Date, the Securities Administrator shall select an alternative comparable index (over which the Securities Administrator has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party.

The establishment of LIBOR by the Securities Administrator on any LIBOR Rate Adjustment Date and the Securities Administrator’s subsequent calculation of the Pass-Through Rate applicable to the Class A Certificates and Class M Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

Promptly following each LIBOR Rate Adjustment Date the Securities Administrator shall supply the Servicer and the Master Servicer with the results of its determination of LIBOR on such date.  Furthermore, the Securities Administrator will supply to any Certificateholder so requesting by telephone the Pass-Through Rate on the Class A Certificates and Class M Certificates for the current and the immediately preceding Accrual Period.

Section 1.03.	Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Class A Certificates, the Subordinate Certificates and the Class CE Certificates for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to the Class CE Certificates, based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Balance of such Certificates and, thereafter, the Class among the Class A Certificates and Class M Certificates on a pro rata basis, based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rates on the respective Certificate Principal Balances of each such Certificate.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 1 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC 1 Regular Interest AA and REMIC 1 Regular Interest ZZ up to an aggregate amount equal to the REMIC 1 Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC 1 Regular Interest AA, each REMIC 1 Regular Interest for which a Class A Certificate or Class M Certificate is the Corresponding Certificate and REMIC 1 Regular Interest ZZ, pro rata, based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC 1 Regular Interest.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.	Conveyance of Mortgage Loans.

The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign, transfer, sell, set over and otherwise convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans identified on the Mortgage Loan Schedule (exclusive of any late payment charges received thereon) and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders, including the amount to be deposited by or on behalf of the Depositor into the Available Funds Shortfall Reserve Fund. Such assignment includes all principal and interest received by the Servicer on or with respect to the Mortgage Loans (other than payment of principal and interest due on or before the Cut-off Date).

In connection with such transfer and assignment, the Depositor has caused the Sponsor to deliver to, and deposit with the Trustee, as described in the Mortgage Loan Purchase Agreement, with respect to each Mortgage Loan, the following documents or instruments:

(i)  the original Mortgage Note endorsed without recourse, “Deutsche Bank National Trust Company, as trustee under the Pooling and Servicing Agreement relating to Alliance Bancorp Trust 2007-OA1, or in blank Mortgage Backed Pass-Through Certificates, Series 2007-OA1” with all intervening endorsements showing an unbroken chain of endorsements from the originator to the Person endorsing it to the Trustee, in blank or, with respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, a Lost Note Affidavit;

(ii)  the original recorded Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon or, if the original Mortgage has not been returned from the public recording office, a copy of the Mortgage certified by the Sponsor or the public recording office in which such Mortgage has been recorded to be a true and complete copy of the original Mortgage submitted for recording;

(iii)  unless the Mortgage Loan is registered on the MERS® System, a duly executed original Assignment of the Mortgage, without recourse, in recordable form to Deutsche Bank National Trust Company, as trustee,” or to “Deutsche Bank National Trust Company, as trustee for holders of Alliance Bancorp Trust 2007-OA1, Mortgage Backed Pass-Through Certificates, Series 2007-OA1”;

(iv)  the original intervening Assignments, if any, of the Mortgage showing an unbroken chain of assignment from the originator thereof to the Person assigning it to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS® System and noting the presence of a MIN) or, if any such Assignment has not been returned from the applicable public recording office, a copy of such Assignment certified by the Sponsor to be a true and complete copy of the original Assignment submitted to the title insurance company for recording;

(v)  the original title insurance policy, or, if such policy has not been issued, any one of an original or a copy of the preliminary title report, title binder or title commitment on the Mortgaged Property with the original policy of the insurance to be delivered promptly following the receipt thereof; and

(vi)  a true and correct copy of any assumption, modification, consolidation or substitution agreement.

Within 30 days after the Closing Date, the Depositor shall complete or cause to be completed the Assignments of Mortgage in the name of “Deutsche Bank National Trust Company, as trustee under the Pooling and Servicing Agreement relating to “Alliance Bancorp Trust 2007-OA1, Mortgage Backed Pass-Through Certificates, Series 2007-OA1” (or shall prepare or cause to be prepared new forms of Assignment of Mortgage so completed in the name of the Trustee) for each Mortgage Property in a state, if any, which is specifically excluded from the Opinion of Counsel delivered by the Depositor to the Trustee and the Custodian, each such assignment shall be recorded in the appropriate public office for real property records, and returned to the Custodian, at no expense to the Custodian.

The Sponsor is obligated as described in the Mortgage Loan Purchase Agreement, with respect to the Mortgage Loans, to deliver to the Custodian as agent for the Trustee:  (a) either the original recorded Mortgage, or in the event such original cannot be delivered by the Sponsor, a copy of such Mortgage certified as true and complete by the appropriate recording office, in those instances where a copy thereof certified by the Sponsor was delivered to the Custodian as agent for the Trustee pursuant to clause (ii) above; and (b) either the original intervening Assignments, if any, of the Mortgage, with evidence of recording thereon, showing an unbroken chain of assignment from the originator to the Sponsor, or in the event such original cannot be delivered by the Sponsor, a copy of such intervening Assignments, if any, certified as true and complete by the appropriate recording office, in those instances where copies thereof certified by the Sponsor were delivered to the Custodian as agent for the Trustee pursuant to clause (iv) above. However, pursuant to the Mortgage Loan Purchase Agreement, the Sponsor need not cause to be recorded any assignment in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Sponsor to the Trustee, the Custodian and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan.

Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains the original Mortgage after it has been recorded, the Sponsor shall be deemed to have satisfied its obligations hereunder upon delivery to the Custodian as agent for the Trustee of a copy of such Mortgage certified by the public recording office to be a true and complete copy of the recorded original thereof.

If any Assignment is lost or returned unrecorded to the Custodian as agent for the Trustee because of any defect therein, the Sponsor is required, as described in the Mortgage Loan Purchase Agreement, to prepare a substitute Assignment or cure such defect, as the case may be, and the Sponsor shall cause such Assignment to be recorded in accordance with this section.

The Sponsor is required as described in the Mortgage Loan Purchase Agreement, with respect to the Mortgage Loans, to exercise its best reasonable efforts to deliver or cause to be delivered to the Custodian as agent for the Trustee within 120 days of the Closing Date, with respect to the Mortgage Loans, the original or a photocopy of the title insurance policy with respect to each such Mortgage Loan assigned to the Trustee pursuant to this Section 2.01.

In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Sponsor further agrees that it will cause, at the Sponsor's own expense, as of the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Sponsor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans.  The Depositor further agrees that it will not, and will not permit the Servicer to, and the Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

All original documents relating to the Mortgage Loans which are not delivered to the Custodian as agent for the Trustee are and shall be held by the Sponsor in trust for the benefit of the Trustee on behalf of the Certificateholders.

Except as may otherwise expressly be provided herein, none of the Depositor, the Master Servicer, the Servicer or the Trustee shall assign, sell, dispose of or transfer any interest in the Trust Fund or any portion thereof, or cause the Trust Fund or any portion thereof to be subject to any lien, claim, mortgage, security interest, pledge or other encumbrance.

It is intended that the conveyance of the Mortgage Loans by the Depositor to the Trustee as provided in this Section be, and be construed as, a sale of the Mortgage Loans as provided for in this Section 2.01 by the Depositor to the Trustee for the benefit of the Certificateholders.  It is, further, not intended that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor.  However, in the event that the Mortgage Loans are held to be property of the Depositor, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that, (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in this Section shall be deemed to be (1) a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related Insurance Policies and all other documents in the related Mortgage Files, (B) all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and (C) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Depositor to the Trustee of any security interest in any and all of the Sponsor's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A) through (C); (c) the possession by the Custodian as agent for the Trustee or any other agent of the Trustee of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Sections 9-115, 9-305, 8-102, 8-301, 8-501 and 8-503 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.  The Depositor shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained throughout the term of this Agreement.  The Trustee agrees to file, at the expense of the Trust, continuation statements for any Uniform Commercial Code financing statements which the Depositor has informed the Trustee were filed on the Closing Date in connection with the Trust. The Depositor shall file any financing statements or amendments thereto required by the Uniform Commercial Code.

Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of Mortgage Files, including but not limited to certain insurance policies and documents contemplated by this Agreement, and preparation and delivery of the certifications shall be performed by the Custodian as its agent pursuant to the terms and conditions of the Custodial Agreement.

Section 2.02.	Acceptance of the Trust Fund by the Trustee.

The Trustee acknowledges receipt (subject to any exceptions noted in the Initial Certification described below), of the documents referred to in Section 2.01 above and all other assets included in the definition of “Trust Fund” and declares that it (or the Custodian on its behalf) holds and will hold such documents and the other documents delivered to Custodian as agent for the Trustee constituting the Mortgage Files, and that it holds or will hold such other assets included in the definition of “Trust Fund” (to the extent delivered or assigned to the Custodian as agent for the Trustee), in trust for the exclusive use and benefit of all present and future Certificateholders.

The Trustee agrees that, for the benefit of the Certificateholders, the Custodian as agent for the Trustee will review each Mortgage File on the Closing Date to ascertain that all documents required to be delivered to it are in its possession, and the Custodian as agent for the Trustee agrees to execute and deliver to the Trustee, the Depositor, the Servicer and the Master Servicer on the Closing Date, with respect to each Mortgage Loan, an Initial Certification in the form annexed hereto as Exhibit C to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered to it pursuant to this Agreement with respect to such Mortgage Loan are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth in item (iv) of the definition of the “Mortgage Loan Schedule” accurately reflects information set forth in the Mortgage File.  None of the Custodian, the Trustee, the Securities Administrator or the Master Servicer shall be under any duty to determine whether any Mortgage File should include any of the documents specified in clauses (v) or (vi) of Section 2.01.  None of the Custodian, the Trustee, the Securities Administrator or the Master Servicer shall be under any duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded, or they are in recordable form or that they are other than what they purport to be on their face.

Within 90 days of the Closing Date, with respect to the Mortgage Loans, the Custodian as agent for the Trustee shall deliver to the Depositor, the Trustee, the Servicer and the Master Servicer a Final Certification in the form annexed hereto as Exhibit D evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

If in the process of reviewing the Mortgage Files and preparing the certifications referred to above the Custodian as agent for the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, the Custodian as agent for the Trustee shall promptly notify (which may be by way of an exception report) the Trustee, the Master Servicer, the Sponsor and the Depositor.  The Trustee shall promptly notify the Sponsor of such defect and request that the Sponsor cure any such defect within 60 days from the date on which the Sponsor was notified of such defect, and if the Sponsor does not cure such defect in all material respects during such period, request on behalf of the Certificateholders that the Sponsor purchase such Mortgage Loan from the Trust Fund at the Purchase Price within 90 days after the date on which the Sponsor was notified of such defect; provided that if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered.  It is understood and agreed that the obligation of the Sponsor to cure a material defect in, or purchase any Mortgage Loan as to which a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to Certificateholders or the Trustee on behalf of Certificateholders.  The Purchase Price for the purchased Mortgage Loan shall be deposited or caused to be deposited upon receipt by the Servicer in the Custodial Account and, upon receipt by the Custodian as agent for the Trustee of written notification (which shall be by way of a Request for Release) of such deposit signed by a Servicing Officer, the Custodian as agent for the Trustee shall release to the Sponsor the related Mortgage File, and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Sponsor shall require as necessary to vest in the Sponsor ownership of any Mortgage Loan released pursuant hereto and at such time neither the Custodian as agent for the Trustee nor the Trustee shall have any further responsibility with respect to the related Mortgage File.  In furtherance of the foregoing, if the Sponsor is not a member of MERS and the Mortgage is registered on the MERS® System, the Trustee, at the Sponsor’s expense, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Sponsor and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations.

Section 2.03.	Representations, Warranties and Covenants of the Servicer, the Depositor and the Master Servicer.

(a)  The Servicer hereby represents and warrants to and covenants with the Depositor, the Master Servicer, the Securities Administrator and the Trustee for the benefit of Certificateholders that:

(i)  The Servicer is, and throughout the term hereof shall remain, a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation (except as otherwise permitted pursuant to Section 6.02), the Servicer is, and shall remain, in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, and the Servicer or the Subservicer is, and shall remain, approved to sell mortgage loans to and service mortgage loans for Fannie Mae and Freddie Mac;

(ii)  The execution and delivery of this Agreement by the Servicer, and the performance and compliance with the terms of this Agreement by the Servicer, will not violate the Servicer's articles of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

(iii)  The Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)  This Agreement, assuming due authorization, execution and delivery by the Depositor, the Master Servicer, the Securities Administrator, the Back-up Servicer and the Trustee, constitutes a valid, legal and binding obligation of the Servicer, enforceable against the Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)  The Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of the Servicer to perform its obligations under this Agreement or the financial condition of the Servicer;

(vi)  No litigation is pending (other than litigation with respect to which pleadings or documents have been filed with a court, but not served on the Servicer) or, to the best of the Servicer's knowledge, threatened against the Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement or is likely to affect materially and adversely either the ability of the Servicer to perform its obligations under this Agreement or the financial condition of the Servicer;

(vii)  The Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Insurance Policy;

(viii)  The execution of this Agreement and the performance of the Servicer's obligations hereunder do not require any license, consent or approval of any state or federal court, agency, regulatory authority or other governmental body having jurisdiction over the Servicer, other than such as have been obtained;

(ix)  No information, certificate of an officer, statement furnished in writing or report delivered to the Depositor, any affiliate of the Depositor, the Master Servicer, the Securities Administrator, the Back-up Servicer or the Trustee by the Servicer in its capacity as Servicer, and not in its capacity as a Sponsor hereunder, will, to the knowledge of the Servicer, contain any untrue statement of a material fact;

(x)  The Servicer will not waive any Prepayment Charge unless it is waived in accordance with the standard set forth in Section 3.01; and

(xi)  The Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.03(a) shall survive the execution and delivery of this Agreement, and shall inure to the benefit of the Depositor, the Trustee, the Securities Administrator, the Master Servicer and the Certificateholders. Upon discovery by the Depositor, the Trustee, the Securities Administrator, the Master Servicer or the Servicer of a breach of any of the foregoing representations, warranties and covenants that materially and adversely affects the interests of the Depositor, the Securities Administrator, the Master Servicer or the Trustee, the party discovering such breach shall give prompt written notice to the other parties.  Notwithstanding the foregoing, within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of the covenant of the Servicer set forth in Section 2.03(a)(x) above which materially and adversely affects the interests of the Holders of the Certificates in any Prepayment Charge, the Servicer shall remedy such breach as follows:  the Servicer shall pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Certificates, by depositing such amount into the Custodial Account (net of any amount actually collected by the Servicer in respect of such Prepayment Charge and remitted by the Servicer, for the benefit of the Holders of the Certificates, in respect of such Prepayment Charge, into the Custodial Account). The foregoing shall not, however, limit any remedies available to the Certificateholders, the Depositor, the Securities Administrator, the Master Servicer or the Trustee on behalf of the Certificateholders, pursuant to the Mortgage Loan Purchase Agreement respecting a breach of any of the representations, warranties and covenants contained in the Mortgage Loan Purchase Agreement.

(b)  The Depositor hereby represents and warrants to the Servicer, the Master Servicer, the Securities Administrator and the Trustee for the benefit of Certificateholders that as of the Closing Date, the representations and warranties of the Sponsor with respect to the Mortgage Loans and the remedies therefor that are contained in the Mortgage Loan Purchase Agreement are as set forth in Exhibit I hereto.

(i)  It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee.

(ii)  Upon discovery by either the Depositor, the Servicer, the Securities Administrator, the Master Servicer or the Trustee of a breach of any representation or warranty set forth in this Section 2.03 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

(iii)  There are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect the Depositor’s ability to enter into this Agreement or perform its obligations under this Agreement; and the Depositor is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

(iv)  The Depositor has filed all reports required to be filed by Section 13 or Section 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the Depositor was required to file such reports) and it has been subject to such filing requirements for the past 90 days.

(c)  The Master Servicer hereby represents and warrants to and covenants with the Depositor and the Trustee for the benefit of Certificateholders that:

(i)  The Master Servicer is, and throughout the term hereof shall remain, a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and the Master Servicer or an affiliate is, and shall remain, approved to service mortgage loans for Fannie Mae and Freddie Mac;

(ii)  The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer’s articles of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

(iii)  The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)  This Agreement, assuming due authorization, execution and delivery by the Depositor, the Back-up Servicer and the Trustee, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)  The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

(vi)  No litigation is pending (other than litigation with respect to which pleadings or documents have been filed with a court, but not served on the Master Servicer) or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement or is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

(vii)  The execution of this Agreement and the performance of the Master Servicer's obligations hereunder do not require any license, consent or approval of any state or federal court, agency, regulatory authority or other governmental body having jurisdiction over the Master Servicer, other than such as have been obtained; and

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.03(c) shall survive the execution and delivery of this Agreement, and shall inure to the benefit of the Depositor, the Trustee and the Certificateholders.  Upon discovery by any of the Depositor, the Trustee, the Securities Administrator or the Master Servicer of a breach of any of the foregoing representations, warranties and covenants that materially and adversely affects the interests of the Depositor or the Trustee or the value of any Mortgage Loan or Prepayment Charge, the party discovering such breach shall give prompt written notice to the other parties.

Section 2.04.	Representations and Warranties of the Sponsor; Repurchase and Substitution of the Mortgage Loans.

The Depositor hereby assigns to the Trustee for the benefit of Certificateholders all of its rights (but none of its obligations) in, to and under the Mortgage Loan Purchase Agreement.  Insofar as the Mortgage Loan Purchase Agreement relates to such representations and warranties and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Trustee on behalf of the Certificateholders.  Upon the discovery by the Depositor, the Master Servicer, the Securities Administrator or the Trustee of a breach of any of the representations and warranties made in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially and adversely affects the value of a Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.  The Trustee shall promptly notify the Sponsor of such breach and request that the Sponsor shall, within 90 days from the date that the Sponsor was notified or otherwise obtained knowledge of such breach, either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if such breach would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered.  However, in the case of a breach under the Mortgage Loan Purchase Agreement, subject to the approval of the Depositor the Sponsor shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date, except that if the breach would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such substitution must occur within 90 days from the date the breach was discovered if such 90 day period expires before two years following the Closing Date.  In the event that the Sponsor elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, the Trustee shall enforce the obligation of the Sponsor under the Mortgage Loan Purchase Agreement to deliver to the Custodian as agent for the Trustee and the Servicer, as appropriate, with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section 2.01.  No substitution will be made in any calendar month after the Determination Date for such month.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution, to the extent received by the Servicer or any Subservicer, shall not be part of the Trust Fund and will be retained by the Servicer and remitted by the Servicer to the Sponsor on the next succeeding Distribution Date.  For the month of substitution, distributions to Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter the Sponsor shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.  The Depositor shall amend or cause to be amended the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Depositor shall deliver the amended Mortgage Loan Schedule to the Custodian as agent for the Trustee.  Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, the Sponsor shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the Mortgage Loan Purchase Agreement as of the date of substitution, and the Depositor shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in the Mortgage Loan Purchase Agreement (other than any statistical representations set forth therein).

In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (the “Substitution Adjustment”), if any, by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to Certificateholders in the month of substitution).  The Trustee shall enforce the obligation of the Sponsor under the Mortgage Loan Purchase Agreement to provide the Servicer on the day of substitution for immediate deposit into the Custodial Account the amount of such shortfall, without any reimbursement therefor. In accordance with the Mortgage Loan Purchase Agreement, the Sponsor shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers’ Certificate as to the calculation of such shortfall and by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any trust, REMIC 1, REMIC 2 or REMIC 3, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(1) of the Code or on “contributions after the startup date” under Section 860G(d)(1) of the Code or (b) any portion of any Trust of REMIC 1, REMIC 2 or REMIC 3 to fail to qualify as a REMIC at any time that any Certificate is outstanding.  The costs of any substitution as described above, including any related assignments, opinions or other documentation in connection therewith shall be borne by the Sponsor.

Except as expressly set forth herein none of  the Trustee, the Custodian, the Securities Administrator or the Master Servicer is under any obligation to discover any breach of the above-mentioned representations and warranties.  It is understood and agreed that the obligation of the Sponsor to cure such breach, purchase or to substitute for such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders.

Section 2.05.	Issuance of Certificates; Conveyance of REMIC Regular Interests and Acceptance of REMIC 2 and REMIC 3 by the Trustee.

(a)  The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to the Custodian as agent for the Trustee of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged.  Concurrently with such assignment and delivery and in exchange therefor, the Securities Administrator, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations.  The interests evidenced by the Certificates, constitute the entire beneficial ownership interest in the Trust Fund.

(b)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1 Regular Interests for the benefit of the holders of the REMIC 2 Regular Interests and Holders of the Class R Certificates (in respect of the Class R-2 Interest).  The Trustee acknowledges receipt of the REMIC 1 Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 2 Regular Interests and  Holders of the Class R Certificates (in respect of the Class R-2 Interest).  The interests evidenced by the Class R-2 Interest, together with the REMIC 2 Regular Interests, constitute the entire beneficial ownership interest in REMIC 2.

(c)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class CE Interest for the benefit of the holders of the REMIC 3 Regular Interests and Holders of the Class R-X Certificates (in respect of the Class R-3 Interest).  The Trustee acknowledges receipt of the Class CE Interest (which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 3 Regular Interests and Holders of the Class R-X Certificates (in respect of the Class R-3 Interest).  The interests evidenced by the Class R-3 Interest, together with the REMIC 3 Regular Interests, constitute the entire beneficial ownership interest in REMIC 3.

(d)  In exchange for the REMIC 2 Regular Interests and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Securities Administrator has executed, authenticated and delivered to or upon the order of the Depositor, the Regular Certificates (other then the Class CE Certificates) in authorized denominations evidencing (together with the Class R-2 Interest and the Class CE Interest) the entire beneficial ownership interest in REMIC 2.

(e)  In exchange for the Class CE Interest and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Securities Administrator has executed, authenticated and delivered to or upon the order of the Depositor, the Class CE Certificates in authorized denominations evidencing (together with the Class R-3 Interest) the entire beneficial ownership interest in REMIC 3.

(f)  Concurrently with (i) the assignment and delivery to the Trustee of REMIC 1 (including the Residual Interest therein represented by the Class R-1 Interest) and the acceptance by the Trustee thereof, (ii) the assignment and delivery to the Trustee of REMIC 2 (including the Residual Interest therein represented by the Class R-2 Interest), and (iii) the assignment and delivery to the Trustee of REMIC 3 (including the Residual Interest therein represented by the Class R-3 Interest), and the acceptance by the Trustee thereof, the Securities Administrator, from and pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations evidencing the Class R-1 Interest and the Class R-2 Interest and the Class R-X Certificates in authorized denominations evidencing the Class R-3 Interest.

Section 2.06.	Purposes and Powers of the Trust.

The purpose of the common law trust, as created hereunder, is to engage in the following activities:

(a)  acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

(b)  to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

(c)  to make payments on the Certificates;

(d)  to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(e)  subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

The trust is hereby authorized to engage in the foregoing activities.  The Trustee shall not knowingly and explicitly cause the trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.06 may not be amended, without the consent of the Certificateholders evidencing 51% or more of the aggregate voting rights of the Certificates.

ARTICLE III

ADMINISTRATION AND SERVICING
OF THE TRUST FUND

Section 3.01.	Servicer to Act as Servicer.

The Servicer shall service and administer the Mortgage Loans on behalf of the Trust Fund and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers or would service and administer similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans without regard to:

(i)  any relationship that the Servicer, any Subservicer or any Affiliate of the Servicer or any Subservicer may have with the related Mortgagor;

(ii)  the ownership or non-ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

(iii)  the Servicer’s or any Subservicer’s obligation to make Advances or Servicing Advances; or

(iv)  the Servicer’s or any Subservicer’s right to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, in the event of a Principal Prepayment in Full or in part of a Mortgage Loan, the Servicer shall waive a Prepayment Charge only if such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan and doing so is in compliance with Accepted Servicing Practices (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default).  In addition, the Servicer may not waive any Prepayment Charge or portion thereof required by the terms of the related Mortgage Note unless (i) the Servicer determines that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Charge and the Mortgage Loan, and the waiver of such Prepayment Charge is standard and customary in servicing similar Mortgage Loans (including the waiver of a Prepayment Charge in connection with a refinancing of the Mortgage Loan related to a default or a reasonably foreseeable default) or (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights or (2) due to acceleration in connection with a foreclosure or other involuntary payment, (B) the enforceability is otherwise limited or prohibited by subsequent changes in applicable law or (C) the collection of the Prepayment Charge would be in violation of applicable laws, such to be evidenced by an officer’s certification, relying on the advice of counsel.  Notwithstanding, in no event shall the Servicer waive (or permit a Subservicer to waive) a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default, and if the Servicer fails to collect the Prepayment Charge upon any prepayment of any Mortgage Loan which contains a Prepayment Charge, or waives any Prepayment Charge other than in accordance with the standards set forth in this agreement, the Servicer shall deposit in the Custodial Account the amount of such Prepayment Charge.

In addition to the terms stated above, with respect to soft Prepayment Charges associated with a Mortgage Loan, the Servicer shall not waive any part of any Prepayment Charge unless (i) the waiver relates to a default or a reasonably foreseeable default, (ii) the Prepayment Charge would cause an undue hardship to the related borrower, (iii) the Mortgaged Property is sold by the Mortgagor, (iv) the collection of any Prepayment Charge would violate any relevant law or regulation or (v) the waiving of the Prepayment Charge would otherwise benefit the Trust Fund.

To the extent consistent with the foregoing, the Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes.  Subject only to the above-described servicing standards and the terms of this Agreement and of the Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.  Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Subservicer or in the name of the Trustee, solely in its capacity as Trustee of the Trust, is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders and the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders.  The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby.  The Servicer shall also comply in the performance of this Agreement with all rules and requirements of each insurer under any standard hazard insurance policy. The Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer and any Subservicer the power of attorney attached hereto as Exhibit Q and other documents necessary or appropriate to enable the Servicer or any Subservicer to carry out their servicing and administrative duties hereunder; provided, such limited powers of attorney or other documents shall be prepared by the Servicer or Subservicer and submitted to the Trustee for execution.  The Trustee shall not be liable for the actions of the Servicer or any Subservicers under such powers of attorney.

The Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Servicer or the Subservicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS® System, shall be reimbursable to the Servicer by withdrawal from the Custodial Account pursuant to Section 3.11.

Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.03) and the Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the Stated Principal Balance (except for reductions resulting from actual payments of principal), change the final maturity date on such Mortgage Loan (unless, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (B) cause any REMIC created hereunder to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions after the startup date” under the REMIC Provisions.

Notwithstanding anything in this Agreement to the contrary and notwithstanding its ability to do so pursuant to the terms of the related Mortgage Note, the Servicer shall not be required to enforce any provision in any Mortgage Note the enforcement of which would violate federal, state or local laws or ordinances designed to discourage predatory lending practices.

The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

Section 3.02.	Sub-Servicing Agreements Between Servicer and Subservicers.

(a)  The Servicer may enter into Sub-Servicing Agreements with Subservicers, for the servicing and administration of the Mortgage Loans; provided, however, that (i) such sub-servicing arrangement and the terms of the related Sub-Servicing Agreement must provide for the servicing of Mortgage Loans in a manner consistent with the servicing arrangement contemplated hereunder.  The Servicer has entered into a separate Sub-Servicing Agreement with GMAC (for the servicing and administration of certain of the Mortgage Loans and may enter into additional Sub-Servicing Agreements with other Subservicers for the servicing and administration of certain of the Mortgage Loans. The Master Servicer acknowledges that the Sub-Servicing Agreement with GMAC meets the requirements applicable to Sub-Servicing Agreements set forth in this Agreement and that is otherwise permitted under this Agreement.

(b)  Each Subservicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer.  Each Sub-Servicing Agreement must impose on the Subservicer all applicable requirements conforming to the provisions set forth in Section 3.08, Section 3.20 and Section 3.21 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement.  The Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof.  The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement.  The Servicer and the Subservicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights; provided, further, that the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights shall not be required (i) to cure any ambiguity or defect in a Sub-Servicing Agreement, (ii) to correct, modify or supplement any provisions of a Sub-Servicing Agreement, or (iii) to make any other provisions with respect to matters or questions arising under a Sub-Servicing Agreement, which, in each case, shall not be inconsistent with the provisions of this Agreement.  Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in Section 3.08 (relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Subservicers to the Servicer), Section 3.20 or Section 3.21, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited.  The Servicer shall deliver to the Trustee and the Master Servicer all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer’s execution and delivery of such instruments.

(c)  As part of its servicing activities hereunder, the Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Subservicer under the related Sub-Servicing Agreement, including, without limitation, any obligation of a Subservicer to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.

Section 3.03.	Successor Subservicers and Back-Up Servicers.

Subject to the next paragraph, the Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Subservicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement.  In the event of termination of any Subservicer who is also the Back-Up Servicer, (i) the Subservicer shall no longer be obligated to act as Back-Up Servicer under this Agreement and (ii) all servicing obligations of such Subservicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Subservicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Subservicer reasonably acceptable to the Master Servicer which qualifies under Section 3.02.

In the event the Servicer terminates a Subservicer with or without cause who is also the Back-Up Servicer, such termination shall not become effective until (a) the Servicer appoints, at its expense, a successor Subservicer reasonably acceptable to the Master Servicer and such Successor Servicer shall have assumed the Subservicer’s obligations under Section 7.02 of this Agreement to act as Back-Up Servicer and such successor subservicer shall serve as Back-Up Servicer under this Agreement or (b) the Master Servicer shall have consented to eliminating the role of the Subservicer and Back-Up Servicer hereunder in which case the Back-Up Servicer shall no longer be deemed a party hereto.

The Back-Up Servicer may resign, at its sole option, as Back-Up Servicer with respect to some or all of the Mortgage Loans, without cause, upon ninety (90) days written notice to the Servicer and the Master Servicer. During the period beginning on the Closing Date and ending on the first anniversary after the Closing Date (the “First Back-Up Period”), such resignation shall become effective upon the earlier to occur of (i) the appointment of a successor back-up servicer or (ii) the first anniversary after the Closing Date.  In the event that a successor back-up servicer is not appointed by the first anniversary after the Closing Date, the Servicer shall pay the Master Servicer from its own funds, the Master Servicer Back-Up Fee on a monthly basis until such time as a successor back-up servicer, reasonably acceptable to the Master Servicer, is appointed by the Servicer. During any time after the expiration of the First Back-Up Period, such resignation shall become effective upon the earlier to occur of (i) the appointment of a successor back-up servicer by the Servicer or (ii) 180 days after the date on which written notice of termination is provided by the Back-Up Servicer to the Servicer and the Master Servicer.  In the event that a successor back-up servicer is not appointed within 180 days of the Servicer’s receipt of such notice from the Back-Up Servicer, the Servicer shall pay the Master Servicer, from its own funds, the Master Servicer Back-Up Fee on a monthly basis until such time as a back-up servicer, reasonably acceptable to the Master Servicer, shall be appointed by the Servicer.

Section 3.04.	Liability of the Servicer.

Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans.  The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 3.05.	No Contractual Relationship Between Subservicers and the Trustee, the Master Servicer or Certificateholders.

Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee, the Master Servicer and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.06.  The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer’s compensation pursuant to this Agreement is sufficient to pay such fees.

Section 3.06.	Assumption or Termination of Sub-Servicing Agreements by Master Servicer.

In the event the Servicer shall for any reason no longer be the Servicer (including by reason of the occurrence of a Servicer Event of Default), the Successor Servicer shall thereupon assume all of the rights and obligations of the Servicer under each Sub-Servicing Agreement that the Servicer may have entered into, provided, however, if the Successor Servicer is one of the entities enumerated in clause (b) of (c) of such defined term, such Successor Servicer shall have the right, at its sole option, to terminate the Subservicing Agreement.  Upon such assumption, the Successor Servicer shall be deemed, subject to Section 3.03, to have assumed all of the departing Servicer’s interest therein and to have replaced the departing Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the departing Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement that arose before it ceased to be the Servicer and (ii) none of the Successor Servicer, Back-Up Servicer, the Master Servicer, the Trustee or the Securities Administrator, or any of its designees shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

The Servicer at its expense shall, upon request of the Master Servicer or the Trustee, as applicable, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

Section 3.07.	Collection of Certain Mortgage Loan Payments.

The Servicer shall diligently collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies provided to the Servicer, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account.  Further, the Servicer shall take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, Escrow Payments, and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the extent that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.  Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, (ii) waive any provisions of any Mortgage Loan requiring the related Mortgagor to submit to mandatory arbitration with respect to disputes arising thereunder or (iii) extend the Due Dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided, however, that any extension pursuant to clause (iii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (iii) above, the Servicer shall make timely Advances on such Mortgage Loan during such extension pursuant to Section 4.03 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangement.  Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a “Short Pay-off”), or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor.

Section 3.08.	Sub-Servicing Accounts.

In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Subservicer will be required to establish and maintain one or more accounts (collectively, the “Sub-Servicing Account”).  The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Custodial Account.  The Subservicer shall deposit on a daily basis in the Sub-Servicing Account, all proceeds of Mortgage Loans received by the Subservicer less the Servicing Fees to the extent permitted by this Agreement and the Sub-Servicing Agreement.

Section 3.09.	Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

The Servicer and the Subservicer shall establish and maintain one or more accounts (the “Escrow Accounts”), and shall deposit and retain therein all collections from the Mortgagors (or related advances from the Subservicer) for the payment of taxes, assessments, hazard insurance policy premiums, and comparable items for the account of the Mortgagors, to the extent that the Servicer or the Subservicer customarily escrows for such amounts.  Withdrawals of amounts so collected from a Escrow Account may be made only to (i) effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage; (ii) reimburse the Servicer (or the Subservicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any payments made pursuant to Sections 3.01 (with respect to taxes and assessments), and 3.14 (with respect to hazard insurance policies); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) payment of investment income to the extent provided in the mortgage loan documentation or (v) clear and terminate the Escrow Account at the termination of this Agreement pursuant to Section 9.01.  The Servicer or the Subservicer shall, be entitled to retain any interest paid on fund deposited in the Escrow Account by a depository institution, other than interest on escrowed funds required by Applicable Law to be paid to the Mortgagor.  To the extent required by Applicable Law, the Servicer or Subservicer shall pay from its own funds interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

With respect to each Mortgage Loan, the Servicer or the Subservicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of any mortgage insurance policy and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer of the Subservicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage.

To the extent that a Mortgage Loan does not provide for Escrow Payments, the Servicer or the Subservicer shall determine that any such payments are made by the Mortgagor at the time they first become due.

The Servicer or the Subservicer assumes full responsibility for the timely payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments.  The Servicer or the Subservicer shall make Servicing Advances from its own funds to effect such payments within the time period required to avoid penalties and interest and no later than the time required to avoid the loss of the related Mortgaged Property by foreclosure from a tax or other lien.  The Servicer or the Subservicer will charge the Mortgagor for such advances of taxes and any delinquency penalties paid by the Servicer or the Subservicer in connection  with the Mortgaged Property.  Notwithstanding the foregoing, if the Servicer or the Subservicer determines that such Servicing Advance would be a Nonrecoverable Advance, the Servicer or the Subservicer shall have no obligation to make such Servicing Advance.  If Servicer or the Subservicer fails to make a Servicing Advance with respect to any payment prior to the date on which any late payment penalties or costs related to protecting the lien accrue, except in the case of a Nonrecoverable Advance, the Servicer or the Subservicer shall pay from its own funds any such penalties or cost.

Section 3.10.	Custodial Account.

(a)  On behalf of the Trust Fund, the Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the “Custodial Account”), held in trust for the benefit of the Trustee and the Certificateholders.  On behalf of the Trust Fund, the Servicer shall deposit or cause to be deposited on a daily basis, and retained therein, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

(1)           all payments (including advances) on account of principal, including Principal Prepayments, on the Mortgage Loans;

(2)           all payments (including advances) on account of interest (net of the Servicing Fee and any Prepayment Interest Excess) on each Mortgage Loan;

(3)           all Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and condemnation proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01);

(4)           any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Custodial Account;

(5)           any amounts required to be deposited by the Servicer pursuant to Section 3.14(b) in respect of any blanket policy deductibles;

(6)           all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.02, Section 2.04, Section 3.30 or Section 9.01;

(7)           all amounts required to be deposited in connection with Substitution Adjustments pursuant to Section 2.04; and

(8)           all Prepayment Charges collected by the Servicer in connection with the Principal Prepayment of any of the Mortgage Loans and any Servicer Prepayment Charge Payment Amount.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Servicing Fees, late payment charges, Prepayment Interest Excess, assumption fees, insufficient funds charges and ancillary income (other than Prepayment Charges) need not be deposited by the Servicer in the Custodial Account and may be retained by the Servicer as additional compensation. In the event the Servicer shall deposit in the Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding.

(b)  On behalf of the Trust Fund, the Servicer shall deliver to the Securities Administrator in immediately available funds for deposit in the Certificate Account by 12:00 noon, New York time (i) on the Servicer Remittance Date, that portion of Available Distribution Amount (calculated without regard to the references in clause (ii) of the definition thereof to amounts that may be withdrawn from the Certificate Account) for the related Distribution Date then on deposit in the Custodial Account and the amount of all Prepayment Charges collected by the Servicer in connection with the Principal Prepayment of any of the Mortgage Loans during the applicable Prepayment Period then on deposit in the Custodial Account.

With respect to any remittance received by the Master Servicer after the day on which such payment was due, the Servicer shall pay to the Master Servicer interest on any such late payment at an annual rate equal to LIBOR, adjusted as of the date of each change, plus two (2) percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following the Servicer Remittance Date and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Servicer Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Servicer Event of Default.

(c)  Funds in the Custodial Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12.  The Servicer shall give written notice to the Trustee and the Master Servicer of the location of the Custodial Account maintained by it when established and prior to any change thereof.

(d)  In the event the Servicer shall deliver to the Securities Administrator for deposit in the Certificate Account any amount not required to be deposited therein, it may at any time request that the Securities Administrator withdraw such amount from the Certificate Account and remit to it any such amount, any provision herein to the contrary notwithstanding.

Section 3.11.	Withdrawals from the Custodial Account.

The Servicer shall, from time to time, make withdrawals from the Custodial Account for any of the following purposes, without priority, or as described in Section 4.03:

(1)           subject to Section 3.36(d), to remit to the Securities Administrator for deposit in the Certificate Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

(2)           subject to Section 3.36(d), to reimburse the Servicer for unreimbursed Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) on Mortgage Loans or REO Properties with respect to which such Advances were made in accordance with the provisions of Section 4.03;

(3)           to pay the Servicer or any Subservicer (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, received with respect to such Mortgage Loan or REO Property and (c) any Nonrecoverable Servicing Advances with respect to the final liquidation of a Mortgage Loan, but only to the extent that Late Collections received with respect to such Mortgage Loan are insufficient to reimburse the Servicer or any Subservicer for Servicing Advances;

(4)           to pay to the Servicer as servicing compensation (in addition to the Servicing Fee) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the Custodial Account;

(5)           to pay to the Servicer, the Originator or the Sponsor, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.02 all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

(6)           (a) to reimburse the Servicer for any Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.03 and (b) to pay to the Servicer any unpaid Servicing Fees to the extent not recoverable from Late Collections received with respect to the related Mortgage Loan;

(7)           to reimburse the Servicer, the Master Servicer or the Depositor for expenses incurred by or reimbursable to the Servicer, the Master Servicer or the Depositor, as the case may be, pursuant to Section 6.03;

(8)           to reimburse the Servicer, the Master Servicer, the Securities Administrator or the Trustee, as the case may be, for expenses reasonably incurred in connection with any breach or defect giving rise to the purchase obligation under Section 2.02 and Section 2.03 of this Agreement, including any expenses arising out of the enforcement of the purchase obligation;

(9)           to pay, or to reimburse the Servicer for Servicing Advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(c);

(10)           to withdraw amounts deposited therein in error;

(11)           to pay itself any Prepayment Interest Excess (to the extent not otherwise  retained); and

(12)           to clear and terminate the Custodial Account pursuant to Section 9.01.

In addition, the Servicer shall withdraw from the Custodial Account and deliver to the Securities Administrator from time to time for deposit, and the Securities Administrator shall so deposit, in the Certificate Account:

(1)           any Advances, as required pursuant to Section 4.03;

(2)           any amounts required to be deposited pursuant to Section 3.23 in connection with any REO Property;

(3)           any amounts to be paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01;

(4)           any amounts required to be deposited pursuant to Section 3.24 in connection with any Prepayment Interest Shortfall; and

(5)           any amounts required to be paid to the Back-Up Servicer, Master Servicer or Trustee pursuant to the Agreement, including, but not limited to Section 3.06 and Section 7.02.

The Servicer shall deposit in the Custodial Account any amounts required to be deposited pursuant to Section 3.12 in connection with losses realized on Permitted Investments with respect to funds held in the Custodial Account.

In addition, the servicer may reimburse itself for any unreimbursed Advance or Servicing Advance to the extent of funds held in the Custodial Account for future distribution that were not included in Available Funds for such Distribution Date (provided that such amounts must be deposited into the Custodial Account prior to the next Servicer Remittance Date on which such amounts are to be included in the distribution for the related Distribution Date).

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan-by-Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account, to the extent held by or on behalf of it, pursuant to subclauses (2), (3), (4), (5), (6), (8) and (9) above.

Section 3.12.	Investment of Funds in the Custodial Account and Escrow Account.

Any institution maintaining the Accounts shall at the direction of the Servicer or Subservicer, as applicable, invest the funds in such account in Permitted Investments, each of which shall mature not later than (i) the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Securities Administrator is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Securities Administrator is the obligor thereon and shall not be sold or disposed of prior to its maturity.  All income and gain realized from any such investment as well as any interest earned on deposits in the Accounts shall be for the benefit of the Servicer.  The Servicer shall deposit in the Accounts an amount equal to the amount of any loss incurred in respect of any such investment immediately upon realization of such loss without right of reimbursement.

Section 3.13.	[Reserved].

Section 3.14.	Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

(a)  The Servicer shall cause to be maintained for each Mortgage Loan, fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer acceptable under the Fannie Mae Guides against loss by fire, hazards of extended coverage and such other hazards as are required to be insured pursuant to the Fannie Mae Guides, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the outstanding principal balance of the Mortgage Loan provided that such amount represents at least 80% of the insurable value of the Mortgaged Property.

The Servicer shall a place flood service contract on each Mortgage Loan with a flood service provider acceptable to Servicer.  If the Mortgaged Property is in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, the Servicer shall verify that each Mortgage Loan is, and shall continue to be, covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in effect with a generally acceptable insurance carrier acceptable under the Fannie Mae Guides in an amount representing coverage not less than the lesser of (i) the aggregate unpaid principal balance of the Mortgage Loan, (ii) maximum amount of insurance which is available under the Flood Act (regardless of whether the area in which such Mortgaged Property is located is participating in such program), and (iii) the full replacement value of the improvements which are part of such Mortgaged Property.  If a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Act, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within twenty (20) days after such notification, the Servicer shall promptly force place the required flood insurance on the Mortgagor’s behalf.  The Servicer also shall maintain on any REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan (including any cumulative related negative amortization) at the time it became an REO Property plus accrued interest at the Mortgage Interest Rate and related Servicing Advances, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 or the Flood Act, as amended, flood insurance in an amount as provided above.  All such policies, except for policies maintained for any REO Mortgaged Property, shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, and shall be in an amount sufficient to avoid the application of any co insurance clause.  The costs of maintaining the insurance policies which the Servicer is required to maintain pursuant to this Section shall be paid by the Servicer as a Servicing Advance.

(b)  The Servicer may fulfill its obligation to maintain insurance, as provided in Section 3.14(a), through a master force placed insurance policy, the cost of which shall be paid by the Servicer as a Servicing Advance, provided that such cost is limited to the incremental cost of such policy allocable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property is then covered thereby, which shall be paid by the Servicer).  Such master force placed insurance policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.14(a), and there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the related Custodial Account from its own funds the amount not otherwise payable under the master force placed insurance policy because of such deductible to the extent that such deductible exceeds the deductible limitation required under the related Mortgage Loan documents, or, in the absence of such deductible limitation, the deductible limitation which is consistent with Accepted Servicing Practices.

(c)  The Servicer shall maintain with responsible companies in accordance with Accepted Servicing Practices, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Servicer Employees”).  Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees.  Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 3.14 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.  The Servicer shall maintain minimum coverage amounts under any such Fidelity Bond and Errors and Omissions Insurance Policy in accordance with Accepted Servicing Practices.  Upon request of the Master Servicer, the Servicer shall cause to be delivered to the Master Servicer a statement evidencing the existence of the fidelity bond and insurance policy.

Section 3.15.	Enforcement of Due-On-Sale Clauses; Assumption Agreements.

The Servicer shall use its commercially reasonable best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto; provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer shall enter into (a) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (b) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Servicer for entering into an assumption agreement the fee will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the outstanding principal amount of the Mortgage Loan nor any other material terms shall be changed unless such change would be consistent with accepted servicing practices. To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the credit-worthiness of the proposed transferee, and shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. If the credit-worthiness of the proposed transferee does not meet such underwriting standards, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.  Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.  For purposes of this Section 3.15, the term “assumption” is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 3.16.	Realization Upon Defaulted Mortgage Loans.

(a)           Upon the failure of any borrower to make any required payment of principal, interest or other amounts due under a Mortgage Loan, or otherwise to perform fully any material obligations under any of the related Mortgage Loan documents, in either case within any applicable grace period, the Servicer shall issue notices of default, declare events of default, declare due the entire outstanding principal balance, and otherwise take all reasonable actions under the related Mortgage Loan.  Additionally, as potential alternatives to commencing a foreclosure action, the Servicer shall pursue with the Borrower loss mitigation efforts, including, but not limited to, forbearance, special forbearance, short sale and loan modification.

(b)           If title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Servicer’s nominee, or the nominee of the Trustee, but in no event shall such deed or certificate be taken in the name of the Servicer.  Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an REO Mortgage Loan held by the Trustee until such time as the related REO Property shall be sold, transferred or conveyed.  Consistent with the foregoing, for purposes of all calculations hereunder, so long as such REO Mortgage Loan shall be considered to be an outstanding Mortgage Loan, payments and collections with respect to the related REO Property received in any month (net of related  expenses) shall be applied to amounts which would have been payable under the related Mortgage Note in accordance with the terms of such Mortgage Note.

(c)           Except as otherwise set forth in written instructions provided by the Master Servicer to the Servicer, the Servicer shall not obtain title to any Mortgaged Property as a result or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take other action with respect to, any Mortgaged Property, if, as a result of any such action, the Trustee, would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of any Environmental Law, or a “discharger” or “responsible party” thereunder, unless the Servicer has also previously determined, based on a report prepared by a Person who regularly conducts environmental site assessments, that:

(a)  such Mortgaged Property is in compliance with applicable Environmental Laws or, if not, that taking such actions as are necessary to bring such Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

(b)  there are no circumstances present on such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable Environmental Law, or that, if any such Hazardous Materials are present for which such action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

If the Servicer has so determined based on satisfaction of the criteria in clauses (i) and (ii) above that it would be in the best economic interest of the Trust, to take any such actions, the Servicer shall notify the Master Servicer and Trustee of such proposed action.  The Servicer shall take such action only if authorized by the Master Servicer in writing.  The costs of any such compliance, containment, clean-up or remediation shall be paid by the Servicer as a Servicing Expense.

If the environmental assessment first obtained by the Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable Environmental Laws or that Hazardous Materials may be present but does not definitively establish such fact, the Servicer shall cause such further environmental assessments to be conducted.

(d)           The environmental site assessments contemplated by Section 3.16(c) shall be prepared by any Person who is recommended by the Servicer and the cost of preparation of any environmental assessment shall be paid by the Servicer as a Servicing Expense.

(e)           If the Servicer determines, pursuant to Section 3.16(c), that taking such actions as are necessary to bring any Mortgaged Property into compliance with applicable Environmental Laws, or taking such actions with respect to the containment, clean-up, removal or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, is not reasonably likely to produce a greater recovery on a present value basis than not taking such actions, then the Servicer shall take such action as directed in writing by the Master Servicer, including, without limitation, releasing the lien of the related Mortgage with respect to the affected Mortgaged Property.

Section 3.17.	Trustee to Cooperate; Release of Mortgage Files.

(a)           Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Custodian, on behalf of the Trustee by a certification and shall deliver to the Custodian, in written or electronic format, a Request for Release in the form of Exhibit F hereto (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.10 have been or will be so deposited) signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer) and shall request delivery to it of the Mortgage File.  Upon receipt of such certification and request, the Custodian shall  promptly release the related Mortgage File to the Servicer and the Servicer is authorized to cause the removal from the registration on the MERS® System of any such Mortgage Loan, if applicable.  Except as otherwise provided herein, no expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

(b)           From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Custodian shall, upon request of the Servicer and delivery to the Custodian, in written or electronic format, of a Request for Release in the form of Exhibit F signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File to the Servicer within five Business Days, and the Trustee shall, at the written direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings.  Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Mortgage File to the Custodian when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated or charged off and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Custodian, on behalf of the Trustee, a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.  Upon receipt of a Request for Release, in written or electronic format, from a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Custodial Account have been so deposited, or that such Mortgage Loan has become an REO Property, such Mortgage Loan shall be released by the Custodian, on behalf of the Trustee, to the Servicer or its designee.

(c)           Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer or the Subservicer, as the case may be, copies of, any court pleadings, requests for trustee’s sale or other documents necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity.  Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

Section 3.18.	Servicing Compensation.

As compensation for the activities of the Servicer hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24.  In addition, the Servicer shall be entitled to recover unpaid Servicing Fees (i) out of Insurance Proceeds, Liquidation Proceeds and condemnation proceeds to the extent permitted by Section 3.11(3), (ii) out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23 and (iii) pursuant to Section 3.11(6).  Except as provided in Section 6.04, the right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer’s responsibilities and obligations under this Agreement; provided, however, that the Servicer may pay from the Servicing Fee any amounts due to a Subservicer pursuant to a Sub-Servicing Agreement entered into under Section 3.02. As part of its servicing compensation, the Servicer shall also be entitled to Prepayment Interest Excess.

Additional servicing compensation in the form of assumption or modification fees, late payment charges, insufficient funds charges, ancillary income or otherwise (subject to Section 3.24 and other than Prepayment Charges) shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer.  The Servicer shall also be entitled pursuant to Section 3.11(4) to withdraw from the Custodial Account as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24.  The Servicer shall also be entitled to withdraw from the Custodial Account Prepayment Interest Excess pursuant to Section 3.11(11).  The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Subservicer and servicing compensation of each Subservicer) and shall not be entitled to reimbursement therefor except as specifically provided herein.

Section 3.19.	Reports; Custodial Account Statements.

Not later than twenty days after each Distribution Date, the Servicer shall forward, upon request, to the Master Servicer the most current available bank statement for the Custodial Account.  Copies of such statement shall be provided by the Master Servicer at the expense of the requesting party to any Certificateholder and to any Person identified to the Master Servicer as a prospective transferee of a Certificate, subject to the execution by such prospective transferee of a confidentiality agreement in form and substance satisfactory to the Servicer; provided that such statement and confidentiality agreement are delivered by the Servicer to the Master Servicer.

Section 3.20.	[Reserved].

Section 3.21.	[Reserved].

Section 3.22.	Access to Certain Documentation.

The Servicer shall provide to the Office of the Comptroller of the Currency, the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to documentation in the Servicer’s possession regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it. In addition, access to documentation in the Servicer’s possession regarding the Mortgage Loans required by applicable laws and regulations will be provided to such Certificateholder, the Trustee, the Securities Administrator, the Master Servicer and to any Person identified to the Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Servicer designated by it at the expense of the Person requesting such access; provided, however, that providing access to such Person will not violate any applicable laws.  Nothing in this Section 3.22 shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors absent proof that it is in compliance with applicable law and the failure of any such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section 3.22.

Nothing in this Section 3.22 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business.  The Servicer shall not be required to make copies of or ship documents to any party unless provisions have been made for the reimbursement of the costs thereof.

Section 3.23.	Title, Management and Disposition of REO Property.

(a)           Upon the acquisition by the Servicer of any REO Property, the Servicer shall have full power and authority, subject to the specific requirements and prohibitions of this Agreement, to do or authorize to be done any and all things in connection therewith as are consistent with Accepted Servicing Practices, all on terms and for such period as the Servicer deems to be in the best economic interest of the Trust.  The Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets.  The Servicer shall deposit, on a daily basis in the Custodial Account all revenues received with respect to REO Properties, net of any directly related expenses incurred or withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including:

(i)  all insurance premiums due and payable in respect of such REO Property;

(ii)  all taxes and assessments in respect of such REO Property that could result or have resulted in the imposition of a lien thereon;

(iii)  all ground rental payments, if applicable, with respect to such REO Property; and

(iv)  all costs and expenses necessary to maintain, lease, operate, manage and sell such REO Property, including the management fee payable to the property manager engaged by Servicer pursuant to Section 3.23(b).

If as of the date of acquisition of title to any REO Property there remain outstanding unreimbursed Servicing Advances with respect to such REO Property, the Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances as well as any unpaid Servicing Fees from proceeds received in connection with the REO Disposition.  The Servicer shall not be obligated to advance any amounts with respect to any REO Property if such advance would constitute a Nonrecoverable Advance.

(b)           The Servicer may contract with any Person as a property manager for the operation and management of any REO Property; provided, however, that:

(i)           the terms and conditions of any such contract shall not be inconsistent herewith and the Servicer has provided its written consent (which shall not be unreasonably withheld) with respect to such property manager;

(ii)           none of the provisions of this Section relating to any such contract or to actions taken through any such Person shall be deemed to relieve the Servicer of any of its duties and obligations to the Servicer with respect to the operation and management of such REO Property; and

(iii)           the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Servicer or in the name of the person designated by the Servicer, or in the event such person is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where the REO Property is located.  Any Person or Persons holding such title other than the Servicer shall acknowledge in writing that such title is being held as nominee for the benefit of the Servicer.

The Servicer shall manage, conserve, protect and operate each REO Property for the Trust Fund, for the purpose of securing its prompt disposition and sale.  The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account.  The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Trust.  The Servicer shall notify the Servicer from time to time as to the status of each REO Property.

If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO Property are held, the Servicer shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Internal Revenue Code or result in the receipt by such REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Internal Revenue Code or any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Internal Revenue Code.  The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter.  The Servicer shall make or cause to be made a written report of each such inspection.  Such reports shall be retained in the Servicing File and copies thereof shall be forwarded by the Servicer to the Master Servicer, upon request.

The Servicer shall use commercially reasonable efforts to dispose of each REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Servicer determines, and gives an appropriate notice to the Master Servicer to such effect, that a longer period is necessary for the orderly liquidation of such REO Property.  If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, the Servicer shall report monthly to the Master Servicer as to the progress being made in selling such REO Property.

Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, such REO Property shall be disposed of before the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO Property, unless the Servicer provides to the trustee under such REMIC an opinion of counsel to the effect that the holding of such REO Property subsequent to the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO Property, will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Internal Revenue Code, or cause the transaction to fail to qualify as a REMIC at any time that certificates are outstanding.  Servicer shall manage, conserve, protect and operate each such REO Property for the certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such property to fail to qualify as "foreclosure property" within the meaning of Section 860F(a)(2)(E) of the Internal Revenue Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC provisions of the Internal Revenue Code.  Pursuant to its efforts to sell such property, the Servicer shall either itself or through an agent selected by Servicer, protect and conserve such property in the same manner and to such an extent as is customary in the locality where such property is located.  Additionally, the Servicer shall perform the tax withholding and reporting related to Sections 1445 and 6050J of the Internal Revenue Code.

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Act, flood insurance, all in the amounts required under Section 3.14 hereof.

Section 3.24.	Obligations of the Servicer in Respect of Prepayment Interest Shortfalls.

The Servicer shall deliver to the Securities Administrator for deposit into the Certificate Account by 12:00 noon, New York time on the Servicer Remittance Date from its own funds an amount  (“Compensating Interest”) equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting from full Principal Prepayments during the related Prepayment Period and (ii) the aggregate Servicing Fee received in the related Due Period.  The Servicer shall not be obligated to pay Compensating Interest with respect to Relief Act Interest Shortfalls. Any amounts paid by the Servicer pursuant to this Section 3.24 shall not be reimbursed.

Section 3.25.	Obligations of the Servicer in Respect of Mortgage Rates and Monthly Payments.

In the event that a shortfall in any collection on or liability with respect to the Mortgage Loans in the aggregate results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deposit in the Custodial Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Securities Administrator, the Master Servicer, the Depositor and any successor servicer in respect of any such liability.  Such indemnities shall survive the termination or discharge of this Agreement.  Notwithstanding the foregoing, this Section 3.25 shall not limit the ability of the Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law.

Section 3.26.	Advance Facility

(a)           Notwithstanding anything to the contrary contained herein, (i) the Servicer is hereby authorized to enter into an advance facility (“Advance Facility”) under which (A)the Servicer sells, assigns or pledges to another Person (together with such person’s successors and assigns, an “Advancing Person”) the Servicer’s rights under this Agreement to be reimbursed for any Advances or Servicing Advances and/or (B)an Advancing Person agrees to fund some or all Advances or Servicing Advances required to be made by the Servicer pursuant to this Agreement and (ii)the Servicer is hereby authorized to assign its rights to the Servicing Fee and to pledge any related purchased mortgage servicing rights; it being understood that neither the Trust Fund nor any party hereto shall have a right or claim (including without limitation any right of offset)to the portion of the Servicing Fee so assigned.  No consent of the Trustee, Securities Administrator, Master Servicer, Certificateholders or any other party is required before the Servicer may enter into an Advance Facility.  Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Advances and/or Servicing Advances on the Servicer’s behalf, the Servicer shall remain obligated pursuant to this Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.  If the Servicer enters into an Advance Facility, and for so long as an Advancing Person remains entitled to receive reimbursement for any Advances including Nonrecoverable Advances related thereto (“Advance Reimbursement Amounts”) and/or Servicing Advances, including Nonrecoverable Servicing Advances related thereto (“Servicing Advance Reimbursement Amounts” and, together with Advance Reimbursement Amounts, “Reimbursement Amounts”) (in each case to the extent that such type of Reimbursement Amount is included in the Advance Facility), then the Servicer shall identify such Reimbursement Amounts as received, consistently with the reimbursement rights set forth in this Agreement, and shall remit such Reimbursement Amounts in accordance with the documentation establishing the Advance Facility to such Advancing Person or to a trustee, agent or custodian (an “Advance Facility Trustee”) designated by such Advancing Person.  Notwithstanding the foregoing, if so required pursuant to the terms of the Advance Facility, the Servicer may direct the Securities Administrator to, and if so directed the Securities Administrator is hereby authorized to and shall, to the extent of amounts on deposit in the Certificate Account, pay to the Advancing Person or the Advance Facility Trustee the Reimbursement Amounts identified pursuant to the preceding sentence.  Notwithstanding anything to the contrary herein, in no event shall Reimbursement Amounts be included in Available Funds or distributed to Certificateholders.

If the Servicer enters into an Advance Facility, the Servicer and the related Advancing Person shall deliver to the Trustee and the Securities Administrator a written notice of the existence of such Advance Facility (an “Advance Facility Notice”), stating the identity of the Advancing Person and any related Advance Facility Trustee.  An Advance Facility Notice may only be terminated by the joint written direction of the Servicer and the related Advancing Person as described in Section 3.26(h) below.

(b)           Reimbursement Amounts shall consist solely of amounts in respect of Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related Advance(s)and/or Servicing Advance(s).  Neither the Trustee nor the Securities Administrator shall have any duty or liability with respect to the calculation of any Reimbursement Amount, nor shall the Trustee or Securities Administrator have any responsibility to track or monitor the administration of the Advance Facility or the payment of Reimbursement Amounts to the related Advancing Person or Advance Facility Trustee.  The Servicer shall maintain and provide to any successor servicer, a detailed accounting on a loan by loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person.  The successor servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor servicer shall not be liable for any errors in such information.

(c)           An Advancing Person who receives an assignment or pledge of the rights to be reimbursed for Advances and/or Servicing Advances, and/or whose obligations are limited to the making or funding of Advances will not be deemed to be a Subservicer under this Agreement or be required to meet the criteria for qualification as a Subservicer under this Agreement.

(d)           Reimbursement Amounts allocated to reimburse Advances or Servicing Advances made with respect to any particular Mortgage Loan shall be allocated to the reimbursement of the unreimbursed Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a “first-in, first out” (“FIFO”) basis, such that the Reimbursement Amounts shall be applied to reimburse the Advance or Servicing Advance (as the case may be)for that Mortgage Loan that was disbursed earliest in time first, and to reimburse the Advance or Servicing Advance (as the case may be) for that Mortgage Loan that was disbursed latest in time last.  Liquidation Proceeds with respect to a Mortgage Loan shall be applied to reimburse Servicing Advances outstanding with respect to that Mortgage Loan before being applied to reimburse Advances outstanding with respect to that Mortgage Loan.  The Servicer shall provide to the related Advancing Person or Advance Facility Trustee loan-by-loan information with respect to each Reimbursement Amount remitted to such Advancing Person or Advance Facility Trustee, to enable the Advancing Person or Advance Facility Trustee to make the FIFO allocation of each such Reimbursement Amount with respect to each Mortgage Loan.

(e)           The Servicer who enters into an Advance Facility shall indemnify the Trustee, the Securities Administrator, the Master Servicer, the Trust Fund, the Depositor and any successor servicer for any claim, loss, liability or damage resulting from any claim by the related Advancing Person, except to the extent that such claim, loss, liability or damage (i) in the case of the Depositor, was incurred by reason of the Depositor’s willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder, (ii) in the case of a successor servicer, was incurred by reason of such successor servicer’s willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder or by reason of a breach of such successor servicer’s obligations and duties under this Agreement or (iii) in the case of each of the Trustee, the Securities Administrator, the Master Servicer or the Trust Fund, (A) resulted from a breach of the Servicer’s or a successor servicer’s obligations and duties under this Agreement for which any such party is indemnified under Section 6.03 or (B) was incurred by reason of willful misfeasance, bad faith or negligence of such party in the performance of its duties hereunder or by reason of such party’s reckless disregard of obligations and duties hereunder or as a result of a breach of such party’s obligations under Article VII hereof.  Notwithstanding the foregoing, the exclusions set forth in clauses (i), (ii) and (iii) above from the Servicer’s obligation to indemnify the Depositor, any successor servicer, the Trustee, the Securities Administrator, the Master Servicer and the Trust Fund shall not be applicable, in any case, to the extent the applicable claim, loss, liability or damage was incurred by reason of the Servicer’s willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder or by reason of a breach of the Servicer’s obligations and duties under this Agreement.

(f)           Any amendment to this Section 3.26 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.26, including amendments to add provisions relating to a successor servicer, may be entered into by the Depositor, the Trustee, the Securities Administrator, the Master Servicer and the Servicer without the consent of any Certificateholder, notwithstanding anything to the contrary in this Agreement.

(g)           Any rights of set-off that the Trust Fund, the Trustee, the Securities Administrator, the Master Servicer, the Depositor, any successor servicer or any other Person might otherwise have against the Servicer under this Agreement shall not attach to any rights to be reimbursed for Advances or Servicing Advances that have been sold, transferred, pledged, conveyed or assigned to any Advancing Person.

(h)           At any time when an Advancing Person shall have ceased funding Advances and/or Servicing Advances (as the case may be) and the Advancing Person or related Advance Facility Trustee shall have received Reimbursement Amounts sufficient in the aggregate to reimburse all Advances and/or Servicing Advances (as the case may be) the right to reimbursement for which were assigned to the Advancing Person, then upon the delivery of a written notice signed by the Advancing Person and the Servicer to the Trustee and the Securities Administrator terminating the Advance Facility Notice (the “Notice of Facility Termination”), the Servicer shall again be entitled to withdraw and retain the related Reimbursement Amounts from the Custodial Account pursuant to the applicable Sections of this Agreement.

(i)           After delivery of any Advance Facility Notice, and until any such Advance Facility Notice has been terminated by a Notice of Facility Termination, this Section 3.26 may not be amended or otherwise modified without the prior written consent of the related Advancing Person.

Section 3.27.	[Reserved].

Section 3.28.	Optional Purchase of Defaulted Mortgage Loans.

During the first full calendar month (but excluding the last Business Day thereof) following a Mortgage Loan or related REO Property becoming 90 days or more Delinquent, the Servicer shall have the option as set forth in the Mortgage Loan Purchase Agreement, but not the obligation to purchase from the Trust Fund any such Mortgage Loan or related REO Property that is then still 90 days or more Delinquent, which the Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Master Servicer and the Trustee prior to purchase), at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan or related REO Property purchased hereunder shall be deposited in the Certificate Account, and the Custodian, upon receipt of written certification from the Servicer of such deposit, shall release or cause to be released to the Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Servicer shall furnish and as shall be necessary to vest in the Servicer title to any Mortgage Loan or related REO Property released pursuant hereto.

If with respect to any Delinquent Mortgage Loan or related REO Property, the option of the Servicer set forth in the preceding paragraph shall have arisen but the Servicer shall have failed to exercise such option on or before the Business Day preceding the last Business Day of the calendar month following the calendar month during which such Mortgage Loan or related REO Property first became 90 days or more Delinquent, then such option shall automatically expire; provided, however, that if any such Mortgage Loan or related REO Property shall cease to be 90 days or more Delinquent but then subsequently shall again become 90 days or more Delinquent, then the Servicer shall be entitled to another repurchase option with respect to such Mortgage Loan or REO Property as provided in the preceding paragraph.

Section 3.29.	[Reserved].

Section 3.30.	[Reserved].

Section 3.31.	Maintenance of PMI Policies.

With respect to each Mortgage Loan subject to a PMI Policy, the Servicer shall maintain or cause the Mortgagor to maintain (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance) in full force and effect a PMI Policy, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80% or such PMI Policy can no longer be required by applicable law.  The Servicer will not cancel or refuse to renew any PMI Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement PMI Policy for such cancelled or non-renewed policy is obtained from and maintained with a Qualified Insurer.  The Servicer shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Servicer would have been covered thereunder.  In connection with any assumption or substitution agreements entered into or to be entered into with respect to a Mortgage Loan, the Servicer shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy.  If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement PMI Policy as provided above.

The Servicer shall comply with all provisions of applicable law relating to the cancellation of, or collection of premiums with respect to, PMI Policies, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time.  The Servicer shall be obligated to make premium payments with respect to (i) LPMI Policies, which shall be paid out of the interest portion of the related Monthly Payment or, if a Monthly Payment is not made, from the Servicer’s own funds and (ii) PMI Policies required to be maintained by the Mortgagor, if the Mortgagor is required but fails to pay any PMI Policy premium, which shall be paid from the Subservicer’s own funds.  Any premium payments made by the Servicer from its own funds pursuant to this Section 3.31 shall be recoverable by the Servicer as a Servicing Advance.

With respect to each Mortgage Loan covered by a PMI Policy or LPMI Policy, the Servicer shall take all such actions on behalf of the Trust as are necessary to service, maintain and administer the related Mortgage Loan in accordance with such policy and to enforce the rights under such policy.  Except as expressly set forth herein, the Servicer shall have full authority on behalf of the Trust to do anything it deems appropriate or desirable in connection with the servicing, maintenance and administration of such PMI Policy or LPMI Policy; provided that the Servicer shall not take any action to permit any modification or assumption of a Mortgage Loan covered by a PMI Policy or LPMI Policy, or take any other action with respect to such Mortgage Loan, which would result in non-coverage under such PMI Policy or LPMI Policy of any loss which, but for actions of the Servicer, would have been covered thereunder.  The Servicer shall cooperate with the PMI Policy and LMPI Policy insurers and shall furnish all reasonable evidence and information in the possession of the Servicer to which the Servicer has access with respect to the related Mortgage Loan.

In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Trust, claims to the insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan.  Any amounts collected by the Servicer under any PMI Policy or LPMI Policy shall be deposited in the Custodial Account.

ARTICLE IIIA

ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

Section 3A.01.	Master Servicer to Act as Master Servicer.

The Master Servicer shall supervise, monitor and oversee the obligation of the Servicer to service and administer the Mortgage Loans in accordance with the terms of this Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Servicer as reasonably necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicer and shall cause the Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by the Servicer under this Agreement. The Master Servicer shall independently monitor the Servicer’s servicing activities with respect to each Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicer’s and Master Servicer’s records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 4.02, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicer to the Custodial Account pursuant to Section 3.10.

The Trustee shall furnish the Servicer and the Master Servicer with any powers of attorney in the form attached hereto as Exhibit Q and other documents in form as provided to it necessary or appropriate to enable the Servicer and the Master Servicer to service and administer the Mortgage Loans and REO Properties.

The Trustee and the Securities Administrator shall provide access to the records and documentation in possession of the Trustee or the Securities Administrator, as applicable, regarding the Mortgage Loans and REO Properties and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee or the Securities Administrator, as applicable; provided, however, that, unless otherwise required by law, neither the Trustee nor the Securities Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee and the Securities Administrator shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s or Securities Administrator’s, as applicable, actual costs.

The Trustee shall, upon written request, execute and deliver to the Servicer and the Master Servicer any court pleadings, requests for trustee’s sale or other documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Mortgage or otherwise available at law or equity.

Section 3A.02.	[Reserved].

Section 3A.03.	Monitoring of Servicer.

The Master Servicer shall be responsible for reporting to the Trustee (as successor master servicer), the Securities Administrator, the Back-Up Servicer and the Depositor the non-compliance by the Servicer with its duties under this Agreement. In the review of the Servicer’s activities, the Master Servicer may rely upon an Officers’ Certificate of the Servicer (or similar document signed by a Servicing Officer of the Servicer) with regard to the Servicer’s compliance with the terms of this Agreement. In the event that the Master Servicer, in its good faith judgment, determines that the Servicer should be terminated in accordance with the terms hereof, or that a notice should be sent pursuant to the terms hereof with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor, the Securities Administrator, the Back-Up Servicer and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

The Master Servicer (or if the Master Servicer is the Servicer, the Trustee as successor master servicer), for the benefit of the Certificateholders shall enforce the obligations of the Servicer under this Agreement, and shall, in the event that it receives notice and confirms that the Servicer has failed to perform its obligations in accordance with this Agreement, subject to the preceding paragraph, terminate the rights and obligations of the Servicer hereunder and in accordance with the provisions of Article VII of this Agreement, pursuant to which the Successor Servicer will act as servicer hereunder. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or Trustee (as successor master servicer), as applicable, in its good faith business judgment, would require were it the owner of the Mortgage Loans. The Master Servicer or the Trustee (as successor master servicer), as applicable, shall pay the costs of such enforcement at its own expense, provided that the Master Servicer or the Trustee (as successor master servicer), as applicable, shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer or the Trustee (as successor master servicer), as applicable, shall have received indemnity satisfactory to it for its costs and expenses in pursuing such action.

To the extent that the costs and expenses of the Back-Up Servicer, Master Servicer or Trustee (as successor master servicer), as applicable, related to any termination of the Servicer, enforcement of the Servicer’s obligations, appointment of a successor servicer or the transfer and assumption of servicing by the Successor Servicer, with respect to this Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of a Servicer Event of Default and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Successor Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Successor Servicer to service the Mortgage Loans in accordance with this Agreement) are not fully and timely reimbursed by the terminated Servicer, Successor Servicer, the Back-Up Servicer, Master Servicer or the Trustee (as successor master servicer), as applicable, shall be entitled to reimbursement of such costs and expenses from the Certificate Account.

The Master Servicer (or if the Master Servicer is the Servicer, the Trustee (as successor master servicer)) shall, upon receipt from the Servicer or the Securities Administrator, of notice of any failure of the Servicer to comply with the remittance requirements and other obligations set forth in this Agreement, enforce such obligations.

If the Master Servicer or the Trustee, as applicable, acts as Servicer, it will not assume liability for the representations and warranties of the Servicer that it replaces.

Section 3A.04.	Fidelity Bond.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicer.

Section 3A.05.	Power to Act; Procedures.

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority(i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Article X, shall not permit any Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause the Trust REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action would not cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC.  The Trustee shall furnish the Master Servicer or the Servicer, upon written request from a Servicing Officer, with any powers of attorney empowering the Master Servicer or the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carryout its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or the Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 8.10 hereof.  In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

Section 3A.06.	Due on Sale Clauses; Assumption Agreements.

To the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicer to enforce such clauses in accordance with this Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with this Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with this  Agreement.

Section 3A.07.	[Reserved].

Section 3A.08.	Documents, Records and Funds in Possession of Master Servicer to be Held for Trustee.

The Master Servicer and the Servicer shall transmit to the Trustee (or the Custodian on behalf of the Trustee) such documents and instruments coming into the possession of the Master Servicer or the Servicer from time to time as are required by the terms hereof to be delivered to the Trustee, the Securities Administrator or the Custodian. Any funds received by the Master Servicer or by the Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain its Master Servicing Fee or withdraw from the Certificate Account the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of the Servicer to retain its Servicing Fee and other amounts as provided in this Agreement. The Master Servicer shall, and subject to Section 3.22 shall cause the Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Securities Administrator, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer or the Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Servicer or the Master Servicer, as applicable, for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and the Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or the Servicer under this Agreement.

Section 3A.09.	Compensation for the Master Servicer.

The Master Servicer shall be entitled to the Master Servicing Fee with respect to each Mortgage Loan.  The Master Servicer will also be entitled to all income and gain realized from any investment of funds in the Certificate Account, pursuant to Section 3A.11 and Section 3A.12, for the performance of its activities hereunder (the “Master Servicing Compensation”).  Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise shall be retained by the Servicer in accordance with Section 3.18. The Master Servicer shall be required to pay all expenses incurred by it in connection with the performance of its duties hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

Section 3A.10.	Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls.

In the event of a Prepayment Interest Shortfall, the Master Servicer shall remit to the Securities Administrator, from its own funds and without right of reimbursement (except as described below), not later than the related Distribution Date, Compensating Interest in an amount equal to the lesser of (i) the aggregate amounts in respect of Compensating Interest required to be paid by the Servicer pursuant to Section 3.24 with respect to Prepayment Interest Shortfalls attributable to Principal Prepayments on the Mortgage Loans for the related Distribution Date and not so paid by the Servicer and (ii) the aggregate compensation payable to the Master Servicer for the related collection period under this Agreement.  In the event the Master Servicer pays any amount in respect of such Compensating Interest prior to the time it shall have succeeded as successor servicer, the Master Servicer shall be subrogated to the Trust Fund’s right to receive such amount from the Servicer.  In the event the Trust Fund receives from the Servicer all or any portion of amounts in respect of Compensating Interest required to be paid by the Servicer pursuant to Section 3.24, not so paid by the Servicer when required, and paid by the Master Servicer pursuant to this Section 3A.10, then the Master Servicer may reimburse itself for the amount of Compensating Interest paid by the Master Servicer from such receipts by the Trust Fund.

Section 3A.11.	Certificate Account.

On behalf of the Trust Fund, the Securities Administrator shall establish and maintain one or more accounts (such account or accounts, the “Certificate Account”), held in trust for the benefit of the Trustee and the Certificateholders.  The Certificate Account shall be an Eligible Account. The Master Servicer will deposit in the Certificate Account as identified by the Master Servicer and as received by the Master Servicer, the following amounts:

(1)           Any amounts remitted to the Master Servicer by the Servicer or any Subservicer from the Custodial Account;

(2)           Any Advances received from the Servicer or any Subservicer or made by the Master Servicer or (if the Master Servicer is the Servicer) the Trustee (in its capacity as successor master servicer), and any payments of Compensating Interest received from the Servicer or any Subservicer or made by the Master Servicer (unless, in the case of the Master Servicer, such amounts are deposited by the Master Servicer directly into the Certificate Account);

(3)           Any Insurance Proceeds or Net Liquidation Proceeds received by or on behalf of the Master Servicer or which were not deposited in the Custodial Account;

(4)           Any amounts required to be deposited with respect to losses on investments of deposits in the Certificate Account; and

(5)           Any other amounts received by or on behalf of the Master Servicer and required to be deposited in the Certificate Account pursuant to this Agreement.

All amounts deposited to the Certificate Account shall be held by the Securities Administrator in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (A) the Master Servicing Fee, (B) late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (C) the items enumerated in Section 3A.12(a) (with respect the clearing and termination of the Certificate Account and with respect to amounts deposited in error), in Section 3A.12(b) or in clauses (i), (ii), (iii) and (iv), (v) of Section 3A.12(c), need not be credited by the Master Servicer to the Certificate Account.  In the event that the Master Servicer shall deposit or cause to be deposited to the Certificate Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

The Master Servicer may direct any depository institution maintaining the Certificate Account to invest the funds on deposit in such account or to hold such funds uninvested.  All investments pursuant to this Section 3A.11 shall be in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Securities Administrator is the obligor thereon or if such investment is managed or advised by a Person other than the Securities Administrator or an Affiliate of the Securities Administrator, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Securities Administrator is the obligor thereon or if such investment is managed or advised by the Securities Administrator or any Affiliate thereof.  All such Permitted Investments shall be held to maturity, unless payable on demand.  Any investment of funds in the Certificate Account shall be made in the name of the Trustee, or in the name of a nominee of the Master Servicer.  The Master Servicer shall be entitled to sole possession over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Master Servicer or its agent, together with any document of transfer necessary to transfer title to such investment to the Master Servicer or its nominee. In the event amounts on deposit in the Certificate Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer shall:

(x)           consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y)           demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Securities Administrator that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Certificate Account.

All income and gain realized from the investment of funds deposited in the Certificate Account shall be for the benefit of the Master Servicer.  The Securities Administrator shall deposit in the Certificate Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such Account immediately upon realization of such loss.

Section 3A.12.	Permitted Withdrawals and Transfers from the Certificate Account.

(a)           The Securities Administrator will, from time to time on demand of the Master Servicer, the Servicer or the Trustee, make or cause to be made such withdrawals or transfers from the Certificate Account pursuant to this Agreement.  The Securities Administrator may clear and terminate the Certificate Account pursuant to Section 9.01 and remove amounts from time to time deposited in error.

(b)           On an ongoing basis, the Securities Administrator shall withdraw funds from the Certificate Account to pay (i) any extraordinary Trust Fund expenses including but not limited to amounts payable to the Servicer or the Depositor pursuant to Section 6.03(a), to the Trustee and the Securities Administrator pursuant to Section 3.06 or Section 8.05 or to the Master Servicer pursuant to Section 3A.03 or Section 6.03(b), and (ii) any amounts expressly payable to the Master Servicer as set forth in Section 3A.09.

(c)           The Securities Administrator may withdraw from the Certificate Account any of the following amounts (in the case of any such amount payable or reimbursable to the Servicer, only to the extent the Servicer shall not have paid or reimbursed itself such amount prior to making any remittance to the Master Servicer pursuant to the terms of this Agreement):

(i)           (a) to pay to the Master Servicer (or successor master servicer, as applicable) any unpaid Master Servicing Fees and (b) to reimburse the Master Servicer or (if the Master Servicer is the Servicer) the Trustee (to the extent either of them is obligated to do so as Successor Servicer) for any Advance of its own funds, the right of the Master Servicer or the Trustee (as successor master servicer), as applicable, to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance was made;

(ii)           to reimburse the Master Servicer from Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries relating to a particular Mortgage Loan for amounts expended by the Master Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

(iii)           to reimburse the Master Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer from Liquidation Proceeds and Subsequent Recoveries from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan;

(iv)           to reimburse the Master Servicer for advances of funds (other than Advances) made with respect to the Mortgage Loans, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries) which represent late recoveries of the payments for which such advances were made;

(v)           to reimburse the Master Servicer (if the Master Servicer is the Servicer) or the Trustee (to the extent either of them is obligated to do so as Successor Servicer) for any Advance or Servicing Advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or Servicing Advance has not been reimbursed pursuant to clauses (i) through (iv);

(vi)           to make distributions in accordance with Section 4.01;

(vii)           to pay compensation to the Securities Administrator on each Distribution Date;

(viii)          to pay any amounts in respect of taxes pursuant to Section 10.01(g);

(ix)            without duplication of the amount set forth in clause (iii) above, to pay any extraordinary Trust Fund expenses to the extent not paid by the Master Servicer from the Certificate Account;

(x)            without duplication of any of the foregoing, to reimburse or pay the Servicer any such amounts as are due thereto under this Agreement and have not been retained by or paid to the Servicer, to the extent provided in this Agreement and to refund to the Servicer any amount remitted by the Servicer to the Master Servicer in error;

(xi)           to pay to the Master Servicer, any interest or investment income earned on funds deposited in the Certificate Account;

(xii)           to withdraw any amount deposited in the Certificate Account in error; and

(xiv)         to clear and terminate the Certificate Account pursuant to Section 9.01.

The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Certificate Account pursuant to clauses (i) through (v) above or with respect to any such amounts which would have been covered by such clauses had the amounts not been retained by the Master Servicer without being deposited in the Certificate Account.

On or before the Business Day prior to each Distribution Date, the Master Servicer or (if the Master Servicer is the Servicer) the Trustee (to the extent either of them is obligated to do so as Successor Servicer) shall remit to the Securities Administrator for deposit in the Certificate Account any Advances required to be made and the Master Servicer shall deposit in the Certificate Account any Compensating Interest required to be paid, in either such case by the Master Servicer or the Trustee (as successor master servicer), as applicable, with respect to the Mortgage Loans.

ARTICLE IV

PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.	Distributions.

(a)  The Securities Administrator shall establish and maintain a Certificate Account, in which the Servicer shall cause to be deposited on or before 5:00 P.M. New York time on each Servicer Remittance Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Sections 3.10, 3.12 or 3.24, (iii) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date and (iv) any amounts on deposit in the Custodial Account representing Prepayment Charges collected by the Servicer (and any Servicer Prepayment Charge Payment Amounts paid by, or collected on behalf of the Trust Fund by, the Servicer or any Subservicer), other than any such Prepayment Charges or Servicer Prepayment Charge Payment Amounts relating to Principal Prepayments that occurred after the end of the related Prepayment Period.

On each Distribution Date, prior to making any other distributions referred to in Section 4.01 herein, the Securities Administrator shall withdraw from the Certificate Account and pay itself any income earned on retention of amounts on deposit in the Certificate Account for such Distribution Date and any other amounts payable to it hereunder.

On each Distribution Date the Securities Administrator shall distribute to each Certificateholder of record as of the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Securities Administrator at least 5 Business Days prior to the related Record Date, or otherwise by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register, such Certificateholder’s share (based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder) of the amounts required to be distributed to such Holder pursuant to this Section 4.01.

(b)  On each Distribution Date, the Securities Administrator shall withdraw from the Certificate Account that portion of Available Distribution Amount for such Distribution Date consisting of the Interest Funds, if any, for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Funds for such Class for such Distribution Date:

(i)  to the Holders of the Class A Certificates, pro rata based on entitlement, the Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for each such Class for such Distribution Date; and

(ii)  from the remaining Interest Funds, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Monthly Interest Distributable Amount for each such Class for such Distribution Date.

(c)  On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, the Securities Administrator shall withdraw from the Certificate Account that portion of Available Distribution Amount for such Distribution Date consisting of an amount equal to the Principal Distribution Amount and distribute to the Holders of the Class A Certificates and Class M Certificates, distributions in respect of principal to the extent of the Principal Distribution Amount remaining for such Distribution Date in the following amounts and order of priority:

(i)  first, concurrently to the Class A-1, Class A-2 and Class A-3 Certificates, on a pro rata basis, based on the Certificate Principal Balances thereof, until the Certificate Principal Balances of each such class are reduced to zero; and;

(ii)  from the remaining Principal Distribution Amount, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero.

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Holders of each class of Class A Certificates and Class M Certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

(i)  first, concurrently to the Class A-1, Class A-2 and Class A-3 Certificates, the Class A Principal Distribution Amount, on a pro rata basis, based on the respective Certificate Principal Balances thereof, until their Certificate Principal Balances are reduced to zero; and;

(ii)   from the remaining Principal Distribution Amount, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in an amount equal to the related Subordinate Class Principal Distribution Amount for each such Class in each case until its Certificate Principal Balance has been reduced to zero.

(d)  [reserved.]

(e)           On each Distribution Date the Net Monthly Excess Cashflow shall be distributed in the following order of priority:

(i)  to the Holders of the Class A Certificates and Class M Certificates then entitled to receive distributions in respect of principal, up to an amount equal to any Extra Principal Distribution Amount, payable to such Holders as part of the Principal Distribution Amount as described under Section 4.01(c) above, as applicable;

(ii)  sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, up to an amount equal to the Unpaid Interest Shortfall Amount for each such Class;

(iii)  sequentially, to the Holders of the Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, up to an amount equal to the Allocated Realized Loss Amount for each such Class

(iv)  to the Available Funds Shortfall Reserve Fund, (i) first, to pay the Class A Certificates, on a pro rata basis, based on entitlement, to the extent needed to pay any Available Funds Shortfall Amount for each such Class and to the extent such amount exceeds the amounts then on deposit in the Available Funds Shortfall Reserve Fund; such amount deposited shall be distributed to the Class A Certificates, pro rata, based on the amount of such unpaid Available Funds Shortfall Amount, and (ii) second, to maintain a balance in the Available Funds Shortfall Reserve Fund equal to the Available Funds Shortfall Reserve Fund Deposit

(v)  to the Available Funds Shortfall Reserve Fund to the extent needed to pay any Available Funds Shortfall Amount for the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, based on the entitlement of each such class; provided that any Net Monthly Excess Cashflow so allocated to Available Funds Shortfall Reserve Fund shall be allocated to pay the Available Funds Shortfall Amounts owed to these certificates and will be distributed to each such class of certificates with respect to which there remains any unpaid Available Funds Shortfall Amount, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case up to an amount of such unpaid Available Funds Shortfall Amount; and

(vi)  to the Holders of the Class CE Certificates, an amount equal to the Class CE Distribution Amount, reduced by amounts distributed in clauses (i) through (v) above; and

(vii)           to the Class R Certificates (in respect of the Class R-1 Interest or Class R-2 Interest) or the Class R-X Certificates (in respect of the Class R-3 Interest), any remaining amounts.

(f)           [Reserved].

(g)           [Reserved].

(h)           Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures.  Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent.  Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents.  None of the Trustee, the Master Servicer, the Securities Administrator, the Depositor, the Servicer or the Subservicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

(i)           The Securities Administrator, upon written direction of the Master Servicer, shall invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature not later than the Distribution Date next following the date of such investment and shall not be sold or disposed of prior to maturity.  All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time.  The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

(j)           Except as otherwise provided in Section 9.01, if the Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Servicer shall, no later than the 15th day of the month in the month of such final distribution (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day), notify the Securities Administrator and the Securities Administrator shall, no later than two (2) Business Days after such date, mail on such date to each Holder of such Class of Certificates a notice to the effect that:  (i) the Securities Administrator anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Securities Administrator or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders.  If any Certificates as to which notice has been given pursuant to this Section 4.01(j) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within six months after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall take reasonable steps as directed by the Depositor, or appoint an agent to take reasonable steps, to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the Trust Fund. If within nine months after the second notice any such Certificates shall not have been surrendered for cancellation, the Class R Certificateholders (with respect to the Class R-1 Interest and the Class R-2 Interest) and the Class R-X Certificateholders (with respect to the Class R-3 Interest) shall be entitled to all unclaimed funds and other assets which remain subject hereto. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(j).

(k)           On each Distribution Date, other than the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder of record as of the immediately preceding Record Date the Certificateholder’s pro rata share of its Class (based on the aggregate Percentage Interest represented by such Holder’s Certificates) of all amounts required to be distributed on such Distribution Date to such Class. The Securities Administrator shall calculate the amount to be distributed to each Class and, based on such amounts, the Securities Administrator shall determine the amount to be distributed to each Certificateholder. All of the Securities Administrator’s calculations of payments shall be based solely on information provided to the Securities Administrator by the Master Servicer and to the Master Servicer by the Servicer and Subservicer. The Securities Administrator shall not be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

Section 4.02.	Statements to Certificateholders.

(a)           On each Distribution Date, based, as applicable, on information provided to it by the Servicer, the Securities Administrator shall prepare and make available on the Securities Administrator’s website, as set forth below, to each Holder of the Regular Certificates, the Trustee, the Master Servicer, the Servicer, the Back-up Servicer and the Rating Agencies, a statement as to the distributions made on such Distribution Date setting forth the following:

(i)  the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

(ii)  the total cash flows received and the general sources thereof;

(iii)   (A) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates, separately identified, allocable to principal and (B) the amount of the distribution made on such Distribution Date to the Holders of the Class M-2, Class M-3 or Class CE Certificates allocable to Prepayment Charges and Servicer Prepayment Charge Payment Amounts;

(iv)  the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates allocable to interest, separately identified;

(v)  the Pass-Through Rate on each Class of Regular Certificates for such Distribution Date;

(vi)  the aggregate amount of Advances for such Distribution Date (including the general purpose of such Advances), the aggregate amount of unreimbursed Advances at the close of business on the Distribution Date, and the general source of funds for reimbursements;

(vii)  the number and Aggregate Stated Principal Balance of the Mortgage Loans as of the end of the related Due Period;

(viii)  the Overcollateralization Release Amount and the Overcollateralization Deficiency Amount for such Distribution Date;

(ix)  the aggregate Certificate Principal Balance of each Class of Regular Certificates after giving effect to the amounts distributed on such Distribution Date (in the case of the Class A-2 Certificates and Class A-3 Certificates and each of the Class M Certificates, separately identifying any reduction thereof due to the allocation of Realized Losses thereto);

(x)  the number and Stated Principal Balance of Mortgage Loans in respect of which (a) one Scheduled Payment is Delinquent (MBA),  (b) two Scheduled Payments are Delinquent (MBA), (c) three or more Scheduled Payments are Delinquent (MBA) and (d) foreclosure proceedings have been commenced, in each case as of the end of the calendar month prior to such Distribution Date;

(xi)  the number, aggregate principal balance and book value of any REO Properties as of the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs;

(xii)  the weighted average remaining term to maturity, weighted average Mortgage Rate and weighted average Net Mortgage Rate of the Mortgage Loans as of the close of business on the first day of the calendar month in which such Distribution Date occurs;

(xiii)  the aggregate amount of Principal Prepayments made during the related Prepayment Period;

(xiv)  the aggregate amount of Realized Losses incurred during the related Prepayment Period and the cumulative amount of Realized Losses;

(xv)  if applicable, material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time;

(xvi)  the aggregate amount of extraordinary Trust Fund expenses withdrawn from the Custodial Account or the Certificate Account for such Distribution Date;

(xvii)  the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Servicer or a Subservicer pursuant to Section 3.24, and the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

(xviii)  the Monthly Interest Distributable Amount in respect of each Class of the Class A Certificates and Class M Certificates for such Distribution Date and the Unpaid Interest Shortfall Amount, if any, with respect to each Class of Class A Certificates and Class M Certificates for such Distribution Date;

(xix)  (A) the Overcollateralization Target Amount, (B) the Overcollateralized Amount and (C) the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount, in each case after giving effect to the distribution made on the Certificates on such Distribution Date;

(xx)  the aggregate amount of servicing compensation received by the Servicer with respect to the related Due Period;

(xxi)  the aggregate of any deposits to and withdrawals from the Available Funds Shortfall Reserve Fund for such Distribution Date and the remaining amount on deposit in the Available Funds Shortfall Reserve Fund after such deposits and withdrawals;

(xxii)  the Available Distribution Amount for such Distribution Date; and

(xxiii)  information about any additions of, substitutions for or removal of any Mortgage Loans from the Trust Fund.

In the case of information furnished pursuant to subclauses (iii) and (iv) above, the amounts shall also be expressed as a dollar amount per Single Certificate.

On each Distribution Date the Securities Administrator shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) CUSIP level factors for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Securities Administrator and Bloomberg.

The information set forth above shall be calculated or reported, as the case may be, by the Securities Administrator, based solely on, and to the extent of, information provided to the Securities Administrator by the Master Servicer and to the Master Servicer by the Servicer and the Subservicer.  The Securities Administrator may conclusively rely on such information and shall not be required to confirm, verify or recalculate any such information.

The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator’s website initially located at “www.ctslink.com.” Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (866) 846-4526. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk and indicating such. The Securities Administrator shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Securities Administrator shall provide timely and adequate notification to all parties regarding any such change.

Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall prepare and forward, to each Person who at any time during the calendar year was a Holder of a Certificate, a statement containing the information set forth in subclauses (ii) and (iv) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder.  Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code and regulations thereunder as from time to time are in force.

On each Distribution Date the Securities Administrator shall prepare and make available on the Securities Administrator’s website (or deliver at the recipient's option), to each Holder of a Residual Certificate a copy of the reports forwarded to the other Certificateholders on such Distribution Date.

Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall prepare and forward, to each Person who at any time during the calendar year was a Holder of a Residual Certificate a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time are in force.

Section 4.03.	Remittance Reports; Advances by the Servicer.

(a)  On the 10th calendar day of the month (or if such calendar day is not a  Business Day, the immediately succeeding Business Day), the Servicer shall deliver to the Master Servicer a report, prepared as of the close of business on the Business Day preceding such Determination Date (the “Remittance Report”), in the form of an electronic format mutually acceptable to each party and containing the information and the format provided in Exhibit E-1, Exhibit E-2 and Exhibit E-3. Not later than the 18th calendar day of each month (or if such calendar day is not a Business Day, the immediately succeeding Business Day) the Servicer shall render to the Master Servicer a Prepayment in Full report regarding Prepayments in Full, in an electronic file or other similar media reasonably acceptable to the Master Servicer. The Remittance Report and any written information supplemental thereto shall include such information with respect to the Mortgage Loans that is required by the Securities Administrator for purposes of making the calculations and preparing the statement described in Sections 4.01 and 4.02, as set forth in written specifications or guidelines issued by the Securities Administrator from time to time.  The Master Servicer shall have no obligation to recompute, recalculate or verify any information provided to it by the Servicer.

(b)  The Servicer shall determine the aggregate amount of Advances required to be made for the related Distribution Date, which shall be in an aggregate amount equal to the sum of (1) the aggregate amount of Monthly Payments, other than Balloon Payments, (with each interest portion thereof adjusted to the Mortgage Rate less the Servicing Fee Rate and less the amount of any reductions in the amount of interest collectable from the Mortgagor pursuant to the Relief Act, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date) plus (2) with respect to each Balloon Loan delinquent in respect of its Balloon Payment as of the close of business on the related Determination Date, an amount equal to the assumed Monthly Payment (net of the related Servicing Fees) that would have been due on the related Due Date based on the original principal amortization scheduled for such Balloon Loan until such Balloon Loan is finally liquidated; provided that no Advance shall be made if it would be a Nonrecoverable Advance.  On or before 4:00 P.M. New York time on each Servicer Remittance Date, the Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Servicer or any Subservicers in respect of the related Distribution Date, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the amounts held for future distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance.  Any portion of the amounts held for future distribution so used shall be replaced by the Servicer (to the extent not previously replaced by late collections of Monthly Payments in respect of which such Advance was made) by deposit in the Certificate Account on or before 1:00 P.M. New York time on any future Servicer Remittance Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Servicer Remittance Date shall be less than payments to Certificateholders required to be made on the following Distribution Date.  The amount of any reimbursement pursuant to Section 3.11 in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time.  Such allocations shall be conclusive for purposes of reimbursement to the Servicer from recoveries on related Mortgage Loans pursuant to Section 3.11.  The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Sponsor and the Master Servicer with the Remittance Report.  The Securities Administrator shall deposit all funds it receives pursuant to this Section 4.03 into the Certificate Account.

(c)  In the event that the Servicer determines as of any Servicer Remittance Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date in the amount determined by the Servicer pursuant to paragraph (b) above, it shall give notice to the Master Servicer of its inability to Advance (such notice may be given by telecopy), not later than 4:00 P.M., New York time, on such date, specifying the portion of such amount that it will be unable to deposit.  Not later than 4:00 P.M., New York time, on the earlier of (x) two Business Days following such Servicer Remittance Date or (y) the Business Day preceding the related Distribution Date, unless by such time the Servicer shall have directly or indirectly deposited in the Certificate Account the entire amount of the Advances required to be made for the related Distribution Date, pursuant to Section 7.01, the Master Servicer shall (a) terminate all of the rights and obligations of the Servicer under this Agreement in accordance with Section 7.01 and (b) the Successor Servicer shall immediately assume the rights and obligations of the Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

The Servicer and the Subservicer shall in all cases have a right prior to the Certificateholders to any particular funds on deposit in the Custodial Account from time to time for the reimbursement or payment of its Servicing Fee, Advances, Servicing Advances and any amounts reimbursable thereto in accordance with Section 3.11 of this Agreement, but only if and to the extent such amounts are to be reimbursed or paid from such particular funds on deposit in the Custodial Account pursuant to the express terms of this Agreement.

Section 4.04.	Distributions on the REMIC Regular Interests.

(a)           On each Distribution Date, the Securities Administrator shall be deemed to distribute, in the following order of priority, from REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdraw from the Certificate Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-1 Interest), as the case may be:

(i)           to the extent of the Available Distribution Amount for such Distribution Date, determined without regard to clause (ii)(2) of the definition thereof, to holders of each REMIC 1 Regular Interest, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC 1 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 1 Regular Interest ZZ shall be reduced when the REMIC 1 Overcollateralized Amount is less than the REMIC 1 Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum Uncertificated Accrued Interest Deferral Amount, and such amount will be payable to holders of each REMIC 1 Regular Interest for which a Class A Certificate or Class M Certificate is the Corresponding Certificate in the same proportion as the Extra Principal Distribution Amount is allocated to the Corresponding Certificates for each such REMIC 1 Regular Interest, and the Uncertificated Principal Balance of REMIC 1 Regular Interest ZZ shall be increased by such amount;

(iii)           to the extent of the Available Distribution Amount for such Distribution Date, determined without regard to clause (ii)(2) of the definition thereof, remaining after the distributions pursuant to clauses (i) and (ii), to holders of REMIC 1 Regular Interests, allocated as follows:

(A)           98.00% of such remainder to holders of REMIC 1 Regular Interest AA, until the Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero; and

(B)           2.00% of such remainder, first, to holders of each REMIC 1  Regular Interest for which a Class A Certificate or Class M Certificate is the Corresponding Certificate, in an aggregate amount equal to 1% of and in the same proportion as principal payments are allocated to the Corresponding Certificates for each such REMIC 1 Regular Interest, until the Uncertificated Principal Balances of such REMIC 1 Regular Interests are reduced to zero; and second, to the holders of REMIC 1 Regular Interest ZZ, until the Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero; and

(iv)           any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-1 Interest).

(c)           On each Distribution Date, interest shall be deemed payable from REMIC 2 to the holders of each REMIC 2 Regular Interest the ownership of which is represented by the Class A Certificates and Class M Certificates at a pass-through rate equal to the lesser of (i) the Pass-Through Rate for the Corresponding Certificate determined without regard to the related Available Funds Cap Rate and (ii) the Available Funds Cap Rate for the REMIC 2 Regular Interest the ownership of which is represented by the Corresponding Certificate for such Distribution Date, in each case on a principal balance equal to the Certificate Principal Balance of the Corresponding Certificate for such Distribution Date. Principal shall be payable to, and shortfalls, losses and Prepayments shall be allocable to, the REMIC 2 Regular Interests the ownership of which is represented by the Class A Certificates and Class M Certificates as such amounts are payable and allocable to the Corresponding Certificates.

(d)           On each Distribution Date, a portion of the amounts distributed pursuant to Sections 4.01(e)(i), (iv) and (vi) on such date shall be deemed distributed from REMIC 2 to REMIC 3 as Holder of the Class CE Interest in respect of the Class CE Distribution Amount.

(e)           On each Distribution Date, 100% of the amounts deemed distributed on the Class CE Interest shall be deemed distributed by REMIC 3 in respect of the Class CE Interest.

Section 4.05.	Allocation of Realized Losses.

(a)  All Realized Losses on the Mortgage Loans shall be allocated by the Securities Administrator on each Distribution Date as follows:  first, to Net Monthly Excess Cashflow, through a distribution of the Extra Principal Distribution Amount for that Distribution Date; second, to the Overcollateralized Amount by a reduction of the Certificate Principal Balance of the Class CE Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eighth, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; ninth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; tenth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eleventh, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; twelfth, to the Class A-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and thirteenth to the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. Realized Losses shall not be allocated to the Class A-1 Certificates.

(b)  Any allocation of Realized Losses to a Class A-2, Class A-3 or Class M Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated.  Any allocation of Realized Losses to Net Monthly Excess Cashflow shall be made by reducing the amount otherwise payable in respect of the Class CE Certificates pursuant to Section 4.01(e)(vii), and any allocation of Realized Losses to the Overcollateralized Amount shall be made by reducing the Certificate Principal Balance of the Class CE Certificates by the amount so allocated.

(c)  All Realized Losses on the Mortgage Loans shall be allocated by the Securities Administrator on each Distribution Date to the following REMIC 1 Regular Interests in the specified percentages, as follows:  first, to Uncertificated Accrued Interest payable to the REMIC 1 Regular Interest AA and REMIC 1 Regular Interest ZZ up to an aggregate amount equal to the REMIC 1 Interest Loss Allocation Amount (without duplication of shortfalls allocated pursuant to Section 1.03), 98.00% and 2.00%, respectively; second, to the Uncertificated Principal Balances of the REMIC 1 Regular Interest AA and REMIC 1 Regular Interest ZZ up to an aggregate amount equal to the REMIC 1 Principal Loss Allocation Amount, 98.00% and 2.00%, respectively; third, to the Uncertificated Principal Balances of REMIC 1 Regular Interest AA, REMIC 1 Regular Interest M-9 and REMIC 1 Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest M-9 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest AA, REMIC 1 Regular Interest M-8 and REMIC 1 Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest M-8 has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest AA, REMIC 1 Regular Interest M-7 and REMIC 1 Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest M-7 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest AA, REMIC 1 Regular Interest M-6 and REMIC 1 Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest M-6 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC 1 Regular Interest AA, REMIC 1 Regular Interest M-5 and REMIC 1 Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest M-5 has been reduced to zero; eighth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest AA, REMIC 1 Regular Interest M-4 and REMIC 1 Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest M-4 has been reduced to zero; ninth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest AA, REMIC 1 Regular Interest M-3 and REMIC 1 Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest M-3 has been reduced to zero; tenth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest AA, REMIC 1 Regular Interest M-2 and REMIC 1 Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest M-2 has been reduced to zero; and eleventh, to the Uncertificated Principal Balances of REMIC 1 Regular Interest AA, REMIC 1 Regular Interest M-1 and REMIC 1 Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest M-1 has been reduced to zero.

Section 4.06.	Information Reports to Be Filed by the Servicer.

The Servicer or the Subservicers shall file information reports with respect to the receipt of mortgage interest received in a trade or business, foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code, respectively.  Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

Section 4.07.	Compliance with Withholding Requirements.

Notwithstanding any other provision of this Agreement, the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount on the Mortgage Loans that the Securities Administrator reasonably believes are applicable under the Code.  The consent of Certificateholders shall not be required for such withholding.  In the event the Securities Administrator withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall, together with its monthly report to such Certificateholders pursuant to Section 4.02 hereof, indicate such amount withheld.

Section 4.08.	Available Funds Shortfall Reserve Fund.

(a)  On the Closing Date, the Securities Administrator shall establish and maintain in its name, in trust for the benefit of Class A Certificates and Class M Certificates, the Available Funds Shortfall Reserve Fund. In addition, on the Closing Date, the Depositor shall deposit into the Available Funds Shortfall Reserve Fund an amount equal to the Available Funds Shortfall Reserve Fund Deposit.  On each Distribution Date as to which there is a Available Funds Shortfall Amount payable to any Class of Class A Certificates and Class M Certificates, the Securities Administrator shall deposit the amounts distributable pursuant to clauses (iv) and (v), respectively of Section 4.01(e) into the Available Funds Shortfall Reserve Fund, and the Securities Administrator has been directed by the Holders of the Class CE Certificates to distribute amounts then on deposit in the Available Funds Shortfall Reserve Fund to the Holders of the Class A Certificates and Class M Certificates in respect of the Available Funds Shortfall Amounts in the priorities set forth in clauses (iv) and (v), respectively, of Section 4.01(e).  Any amount paid to the Holders of any Class A Certificates and Class M Certificates pursuant to the preceding sentence in respect of Available Funds Shortfall Amounts from amounts distributable pursuant to clauses (iv) and (v), respectively of Section 4.01(e) shall be treated as distributed by REMIC 2 to the Holder of the Class CE Interest and by REMIC 3 to the Holders of the Class CE Certificates and paid by such Holders to the Holders of such Class A Certificates and Class M Certificates.  Any payments to the Holders of the Class A Certificates and Class M Certificates in respect of Available Funds Shortfall Amounts pursuant to the second preceding sentence shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1).

(b)  The Available Funds Shortfall Reserve Fund is an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any REMIC.  The Securities Administrator on behalf of the Trust shall be the nominal owner of the Available Funds Shortfall Reserve Fund.  The Holders of the Class CE Certificates shall be the beneficial owners of the Available Funds Shortfall Reserve Fund, subject to the power of the Securities Administrator to transfer amounts under Section 4.01. Amounts in the Available Funds Shortfall Reserve Fund shall remain uninvested.

Section 4.09.	Allocation of Net Deferred Interest.

For any Distribution Date, Net Deferred Interest will be allocated among each class of Class A Certificates and Class M Certificates, in an amount equal to the excess, if any, of (i) the amount of interest that accrued on such Class of Certificates or Underlying Interest at its respective Pass-Through Rate during the Accrual Period related to that Distribution Date over (ii) the amount of interest that accrued on such Class of Certificates at its respective Adjusted Cap Rate during the Accrual Period related to that Distribution Date. Any Net Deferred Interest not allocated to the Class A Certificates or the Class M Certificates shall be allocated to the Class CE Certificates.  Any Net Deferred Interest allocated to a Class of Certificates will be added to the Certificate Principal Balance of that Class of Certificates.

On each Distribution Date, the Securities Administrator shall be deemed to allocate Net Deferred Interest among each class of REMIC 1 Regular Interests as follows: (1) 98.00% of such Net Deferred Interest to holders of REMIC 1 Regular Interest AA; and (2) 2.00% of such Net Deferred Interest, first, to holders of each REMIC 1 Regular Interest for which a Class A Certificate or Class M Certificate is the Corresponding Certificate, in an aggregate amount equal to 1% of and in the same proportion as Net Deferred Interest is allocated to the Corresponding Certificates for each such REMIC 1 Regular Interest; and second, to the holders of REMIC 1 Regular Interest ZZ.  Any Net Deferred Interest allocated to a REMIC 1 Regular Interest will be added to the Uncertificated Principal Balance of such REMIC 1 Regular Interest.

On each Distribution Date, the Securities Administrator shall be deemed to allocate an amount of Net Deferred Interest to the Class CE Interest equal to the amount of Net Deferred Interest allocated to the Class CE Certificates. Any Net Deferred Interest allocated to the Class CE Interest will be added to the Uncertificated Principal Balance of the Class CE Interest.

Section 4.10.  [Reserved.].

ARTICLE V

THE CERTIFICATES

Section 5.01.	The Certificates.

(a)  The Certificates will be substantially in the respective forms annexed hereto as Exhibits A and B-1 through B-3.  The Certificates will be issuable in registered form only.  The Certificates (other than the Class CE Certificates and Residual Certificates) will be issued in minimum denominations of $25,000 Initial Certificate Principal Balance and integral multiples of $1 in excess thereof. The Class CE Certificates will be issued in minimum denominations of $1.00 Initial Notional Amount and integral multiples of $1.00 in excess thereof.  The Residual Certificates will each be issuable in minimum denominations of any Percentage Interest representing 10.00% and multiples of 0.01% in excess thereof.

Upon original issue, the Certificates shall, upon the written request of the Depositor executed by an officer of the Depositor, be executed and delivered by the Securities Administrator, authenticated by the Securities Administrator and delivered to or upon the order of the Depositor upon receipt by the Securities Administrator of the documents specified in Section 2.01.  The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by a Responsible Officer.  Certificates bearing the manual or facsimile signatures of individuals who were at the time they signed the proper officers of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Securities Administrator by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates issued on the Closing Date shall be dated the Closing Date and any Certificates delivered thereafter shall be dated the date of their authentication.

(b)  The Class A Certificates and Class M Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Securities Administrator except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein.  The Certificate Owners shall hold their respective Ownership Interests in and to each of such Book-Entry Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests.  All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner.  Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The Securities Administrator shall not be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Book-Entry Certificates, and the Securities Administrator shall have no liability for transfers of Ownership Interests in the Book Entry Certificates made through the book-entry facilities of the Depositary or between or among Depositary Participants or Certificate Owners, made in violation of the applicable restrictions.

The Trustee, the Securities Administrator, the Master Servicer, the Servicer and the Depositor may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder.  The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners.  Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners.  The Securities Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

If (i)(A) the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Depositor is unable to locate a qualified successor or (ii) the Depositor at its option advises the Securities Administrator in writing that it elects to terminate the book-entry system through the Depository, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same.  Upon surrender to the Securities Administrator of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Securities Administrator shall, at the expense of the Depositor, issue the Definitive Certificates.  Neither the Depositor, the Servicer nor the Securities Administrator shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates the Securities Administrator and the Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(c)  Each Certificate is intended to be a “security” governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York and any other applicable jurisdiction, to the extent that any of such laws may be applicable.

Section 5.02.	Registration of Transfer and Exchange of Certificates.

(a)  The Securities Administrator shall maintain a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

(b)  Except as provided in Section 5.02(c), no transfer, sale, pledge or other disposition of a Class CE Certificate or Residual Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), and any applicable state securities laws or is made in accordance with said Act and laws.  In the event that a transfer of a Class CE Certificate or Residual Certificate is to be made under this Section 5.02(b), (i) the Securities Administrator shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Securities Administrator that such transfer shall be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Trustee, the Master Servicer, the Depositor or the Servicer, provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Depositor or any affiliate thereof, to a non-affiliate of the Depositor or (ii) the Securities Administrator shall require the transferee to execute (or in the case of a Book-Entry Certificate shall be deemed to have executed) a representation letter, substantially in the form of Exhibit G-1 hereto, and the Securities Administrator shall require the transferor to execute (or in the case of a Book-Entry Certificate shall be deemed to have executed) a representation letter, substantially in the form of Exhibit G-2 hereto, each acceptable to and in form and substance satisfactory to the Securities Administrator certifying to the Depositor and the Securities Administrator the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Securities Administrator, the Master Servicer, the Depositor or the Servicer; provided, however, that such representation letters will not be required in connection with any transfer of any such Certificate by the Depositor to an affiliate of the Depositor, the Securities Administrator and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Securities Administrator, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.  Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator, the Trustee, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

(c)  Notwithstanding the requirements set forth in the first paragraph of Section 5.02(b), transfers of the Class CE Certificate or Residual Certificate may be made in accordance with this Section 5.02(c) if the prospective transferee of a Certificate provides the Securities Administrator and the Depositor with an investment letter substantially in the form of Exhibit G-3 attached hereto, which investment letter shall not be an expense of the Trustee, the Securities Administrator, the Master Servicer, the Depositor or the Servicer, and which investment letter states that, among other things, such transferee is a “qualified institutional buyer” as defined under Rule 144A.  Such transfers shall be deemed to have complied with the requirements set forth in Section 5.02(b) hereof.  Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Securities Administrator, the Master Servicer, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

No Transfer of a Class CE or Residual Certificate shall be made unless (i) the prospective transferee of such Certificate provides a representation to the Securities Administrator acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and Keogh plans, that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (any of the foregoing, a “Plan”), to a trustee or other Person acting on behalf of any Plan, or to any other person who is using “plan assets” (within the meaning of Department of Labor Regulation 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA) of any Plan to effect such acquisition (including any insurance company using funds in its general or separate accounts that may constitute “plan assets” of a Plan), or (ii) in the case of any such Certificate presented for registration in the name of a Plan, or a trustee of a Plan or any other person acting on behalf of a Plan, or to any person using “plan assets” of any Plan to effect such acquisition (including any insurance company using funds in its general or separate accounts that may constitute “plan assets” of a Plan) the Securities Administrator shall have received an Opinion of Counsel, on which the Trustee, Depositor, the Securities Administrator, the Master Servicer and Servicer may rely, which is satisfactory to the Securities Administrator, that such transfer is permissible under applicable law, will not constitute or result in a prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, and will not subject the Securities Administrator, the Servicer or the Depositor to any obligation in addition to those undertaken in this Agreement.  Neither the Depositor, the Securities Administrator, the Master Servicer, the Servicer nor the Trustee, will be required to obtain such Opinion of Counsel on behalf of any prospective transferee.

Each beneficial owner of a Subordinate Certificate or any interest therein which is acquired shall be deemed to have represented, by virtue of its acquisition or holding of that Certificate or interest therein, that either (i) it is not a Plan or a trustee or other Person acting on behalf of a Plan or using “plan assets” of a Plan to effect such acquisition (including any insurance company using funds in its general or separate accounts that may constitute “plan assets”), (ii) it has acquired and is holding such Certificate in reliance on the Exemption, it is an “accredited investor” within the meaning of the Exemption and that it understands that there are certain conditions to the availability of the Exemption, including that the Certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, Fitch Ratings, Inc., Moody’s, Dominion Bond Rating Service Limited (known as DBRS Limited), Dominion  Bond Rating Service, Inc. (known as DBRS, Inc.) and the Certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the Certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

(d)  [Reserved]

(e)  (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Securities Administrator or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale.  The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(A)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

(B)  In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Securities Administrator shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt, of (I) an affidavit and agreement (a “Transfer Affidavit and Agreement” in the form attached hereto as Exhibit G-5) from the proposed Transferee, in form and substance satisfactory to the Securities Administrator representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02 and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit G-4, from the Holder wishing to transfer the Residual Certificate, in form and substance satisfactory to the Securities Administrator representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax and that it has no knowledge that the proposed transferee is not a Permitted Transferee.

(C)  Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Securities Administrator assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

(D)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Securities Administrator in the form attached hereto as Exhibit G-4.

(E)  Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Securities Administrator written notice that it is a “pass-through interest holder” within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is “a pass-through interest holder”, or is holding an Ownership Interest in a Residual Certificate on behalf of a “pass-through interest holder.”

(ii)  The Securities Administrator will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement in the form attached hereto as Exhibit G-5, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit G-4 and all of such other documents as shall have been reasonably required by the Securities Administrator as a condition to such registration.  Transfers of the Residual Certificates other than to Permitted Transferees are prohibited.

(iii)  (A)  If any Person other than a Permitted Transferee shall become a Holder of a Residual Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate.  If a transfer of a Residual Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Residual Certificate. The prior Holder shall be entitled to recover from any purported Holder of a Residual Certificate that was in fact not a Permitted Transferee under this Section 5.02(e) at the time it became a Holder all payments made on such Residual Certificate.  Each Holder of a Residual Certificate, by acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 5.02(e) and to any amendment of this Agreement deemed necessary (whether as a result of new legislation or otherwise) by counsel of the Depositor to ensure that the Residual Certificates are not transferred to any Person who is not a Permitted Transferee and that any transfer of such Residual Certificates will not cause the imposition of a tax upon the Trust or cause any such REMIC to fail to qualify as a REMIC.  Neither the Securities Administrator nor the Trustee shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02 or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

(B)  If any purported Transferee shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 5.02 and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Securities Administrator shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Securities Administrator on such terms as the Securities Administrator may choose.  Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Securities Administrator.  Such purchaser may be the Securities Administrator itself.  The proceeds of such sale, net of the commissions (which may include commissions payable to the Securities Administrator), expenses and taxes due, if any, will be remitted by the Securities Administrator to such purported Transferee.  The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Securities Administrator, and the Trustee shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

(iv)  The Securities Administrator shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed (A) as a result of the transfer of an ownership interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information regarding “excess inclusions” of such Residual Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record Holders at any time any Person who is a Disqualified Organization.  The Securities Administrator may charge and shall be entitled to reasonable compensation for providing such information as may be required from those Persons which may have had a tax imposed upon them as specified in clauses (A) and (B) of this paragraph for providing such information.

(f)  Subject to the preceding paragraphs, upon surrender for registration of transfer of any Certificate at the office of the Securities Administrator maintained for such purpose, the Securities Administrator shall execute and the Securities Administrator shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.  Every Certificate surrendered for transfer shall be accompanied by notification of the account of the designated transferee or transferees for the purpose of receiving distributions pursuant to Section 4.01 by wire transfer, if any such transferee desires and is eligible for distribution by wire transfer.

(g)  At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the office of the Securities Administrator. Whenever any Certificates are so surrendered for exchange the Securities Administrator shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Securities Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Securities Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing.  In addition, with respect to each Class R Certificate, the Holder thereof may exchange, in the manner described above, such Class R Certificate for two separate Certificates, each representing such Holder's respective Percentage Interest in the Class R-1 Interest and the Class R-2 Interest.

(h)  No service charge shall be made to the Certificateholders for any transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(i)  All Certificates surrendered for transfer and exchange shall be canceled and retained by the Securities Administrator in accordance with the Securities Administrator’s standard procedures.

(j)  Notwithstanding anything to the contrary herein, the transfer restrictions in this Section 5.02 shall not apply to any transfer of the Class CE Certificates or Residual Certificates to an affiliate of the Depositor (either directly or through a nominee) in connection with the initial issuance of the Securities.

Section 5.03.	Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Securities Administrator and the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Securities Administrator such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and Percentage Interest.  Upon the issuance of any new Certificate under this Section, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith.  Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04.	Persons Deemed Owners.

The Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and neither the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

Section 5.05.	Rule 144A Information.

For so long as any Class of Class CE Certificates and Residual Certificates are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act, (1) the Depositor shall provide or cause to be provided to any Holder of such Certificates and any prospective purchaser thereof designated by such a Holder, upon the request of such Holder or prospective purchaser, the information required to be provided to such Holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Depositor shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Certificates conducted in accordance with Rule 144A.  The Servicer shall cooperate with the Depositor and furnish the Depositor such information in the Servicer's possession as the Depositor may reasonably request.

ARTICLE VI

THE DEPOSITOR, THE SERVICER AND THE MASTER SERVICER

Section 6.01.	Liability of the Depositor, the Servicer and the Master Servicer.

The Depositor, the Servicer and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor, the Servicer and the Master Servicer herein.  Only the Servicer or the Successor Servicer shall be liable with respect to the servicing of the Mortgage Loans and the REO Property for actions taken by any such Person in contravention of the Servicer's duties hereunder.

Section 6.02.	Merger, Consolidation or Conversion of the Depositor, the Servicer or the Master Servicer.

The Depositor, the Servicer and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Any Person into which the Depositor, the Servicer or the Master Servicer may be merged, consolidated or converted, or any corporation resulting from any merger or consolidation to which the Depositor, the Servicer or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Servicer or the Master Servicer, shall be the successor of the Depositor, the Servicer or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac.

Section 6.03.	Limitation on Liability of the Depositor, the Servicer and Others.

None the Depositor, the Servicer, the Master Servicer nor any of the directors, officers, employees or agents of the Depositor, the Servicer or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or the Master Servicer (but this provision shall protect the above described persons) against any breach of warranties or representations made herein, or against any specific liability imposed on the Servicer pursuant to Section 3.01 or any other Section hereof or imposed on the Master Servicer pursuant to Section 3A.01 or any other Section herein; and provided further that this provision shall not protect the Depositor, the Servicer, the Master Servicer or any such person, against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.  The Depositor, the Servicer, the Master Servicer and any director, officer, employee or agent of the Depositor, the Servicer or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor, the Servicer, the Master Servicer and any director, officer, employee or agent of the Depositor, the Servicer or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates (including reasonable legal fees and disbursements of counsel), other than (a) any loss, liability or expense related to Servicer's servicing obligations or the Master Servicer’s master servicing obligations with respect to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or related to the Servicer's or the Master Servicer’s obligations under this Agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  None of the Depositor, the Servicer or the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor, the Servicer or the Master Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any action or liability related to the Servicer's or the Master Servicer’s obligations under this Agreement) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer and the Master Servicer shall be entitled to be reimbursed therefor from the Certificate Account as provided in Section 3.11, any such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Certificate Account.

The Servicer shall indemnify the Depositor, the Trustee, the Custodian, the Master Servicer and the Securities Administrator and any director, officer, employee or agent of the Depositor, the Trustee, the Custodian, the Master Servicer or the Securities Administrator against any such claim or legal action (including any pending or threatened claim or legal action), loss, liability, fee or expense that may be sustained in connection with this Agreement related to the willful misfeasance, bad faith, or negligence in the performance of the Servicer’s duties hereunder.

The Master Servicer shall indemnify the Depositor, the Trustee, the Custodian, the Servicer and the Securities Administrator and any director, officer, employee or agent of the Depositor, the Trustee, the Custodian, the Servicer or the Securities Administrator against any such claim or legal action (including any pending or threatened claim or legal action), loss, liability, fee or expense that may be sustained in connection with this Agreement related to the willful misfeasance, bad faith, or negligence in the performance of the Master Servicer’s duties hereunder.

The Securities Administrator shall indemnify the Depositor, the Trustee, the Custodian, the Servicer and the Master Servicer and any director, officer, employee or agent of the Depositor, the Trustee, the Custodian, the Servicer or the Master Servicer against any such claim or legal action (including any pending or threatened claim or legal action), loss, liability, fee or expense that may be sustained in connection with this Agreement related to the willful misfeasance, bad faith, or negligence in the performance of the Securities Administrator’s duties hereunder.

Section 6.04.	Limitation on Resignation of the Servicer.

The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor servicer reasonably acceptable to the Trustee and Master Servicer upon receipt by the Trustee and Master Servicer of a letter from each Rating Agency (obtained by the Servicer and at its expense) that such a resignation and appointment will not, in and of itself, result in a downgrading of the Certificates or (b) upon determination that its duties hereunder are no longer permissible under applicable law.  Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel (at the expense of the resigning Servicer) to such effect delivered to the Trustee and Master Servicer.  No such resignation shall become effective until the Successor Servicer shall have assumed the Servicer's responsibilities, duties, liabilities and obligations hereunder.

Section 6.05.	Sale and Assignment of Servicing and Master Servicing.

The Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Servicer under this Agreement; provided, however, that:  (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall, in the case of successor servicers only, have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Master Servicer (as evidenced in a writing signed by the Master Servicer) as having a comparable servicing ability to that of the Servicer on the Closing Date; (d) shall execute and deliver to the Master Servicer an agreement, in form and substance reasonably satisfactory to the Master Servicer, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as Servicer under this Agreement and any custodial agreement, from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect obtained by the Servicer at its expense and delivered to the Master Servicer; and (iii) the Servicer assigning and selling the servicing shall deliver to the Master Servicer an Officer's Certificate and an Opinion of Counsel (at the expense of the Servicer), each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Servicer arising prior to the effective date thereof. In the event the Servicer transfers its rights and obligations to a successor Servicer pursuant to this Section 6.05, all rights and obligations of the Back-Up Servicer under this Agreement shall, subject to the prior consent of the Master Servicer, immediately terminate and the Back-Up Servicer shall have no rights or obligations under this Agreement thereafter.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement; provided, however, that:  (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall, in the case of successor master servicers only, have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as Master Servicer under this Agreement, from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect obtained by the Master Servicer at its expense and delivered to the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel (at the expense of the Master Servicer), each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

Section 6.06.	Successor Master Servicer.

In connection with the appointment of any successor Master Servicer or the assumption of the duties of the Master Servicer, the Depositor or the Trustee may make such arrangements for the compensation of such successor Master Servicer out of payments on the Mortgage Loans as the Depositor or the Trustee and such successor Master Servicer shall agree. If the successor Master Servicer does not agree that such market value is a fair price, such successor Master Servicer shall obtain two quotations of market value from third parties actively engaged in the master servicing of single family mortgage loans. Notwithstanding the foregoing, the compensation payable to a successor Master Servicer may not exceed the compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as Master Servicer hereunder.

ARTICLE VII

DEFAULT

Section 7.01.	Servicer Events of Default and Master Servicer Events of Default.

(a)           “Servicer Event of Default”, wherever used herein, means any one of the following events:

(i)  any failure by the Servicer to deposit into the Certificate Account on each Servicer Remittance Date the amounts required to be deposited therein (other than an Advance) under the terms of this Agreement which continues unremedied for two (2) Business Days after such amount was required to be remitted; or

(ii)  any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in the Certificates or in this Agreement (including any breach of the Servicer's representations and warranties pursuant to Section 2.03(a) which materially and adversely affects the interests of the Certificateholders) which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer or the Trustee, or to the Servicer, the Trustee and the Master Servicer by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

(iii)  a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

(iv)  the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(v)  the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)  failure of the Servicer to comply with the requirements of Article XII, as further described in Section 12.07; or

(vii)  the Servicer shall fail to deposit in the Certificate Account on any Servicer Remittance Date an amount equal to any required Advance which continues unremedied for the earlier of (a) a period of two (2) Business Days or (b) the Business Day immediately preceding the Distribution Date.

If an Event of Default described in clauses (i) - (v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Master Servicer, or the Holders of Certificates entitled to at least 51% of the Voting Rights, by notice in writing to the Servicer (and to the Master Servicer if given by such Holders of Certificates), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Servicer under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder; provided, however, that the Successor Servicer appointed pursuant to Section 7.02 shall have accepted the duties of Servicer effective upon the resignation or termination of the Servicer.  If an Event of Default described in clause (vi) hereof shall occur, the Master Servicer shall, by notice to the Servicer and the Depositor, terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder; provided, however, that if the Master Servicer determines (in its sole discretion) that the failure by the Servicer to make any required Advance was due to circumstances beyond its control, and the required Advance was otherwise made, the Master Servicer may not terminate the Servicer.  On or after the receipt by the Servicer of such notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall pass to and be vested in the Successor Servicer pursuant to and under this Section, and, without limitation, the Successor Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise at the expense of the Servicer. The Servicer agrees to cooperate with (and pay any related costs and expenses of) the Master Servicer in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Successor Servicer for administration by it of (i) the property and amounts which are then or should be part of the Trust Fund or which thereafter become part of the Trust Fund; (ii) originals or copies of all documents of the Servicer reasonably requested by the Successor Servicer to enable it to assume the Servicer's duties thereunder; (iii) the rights and obligations of the Servicer under the Sub-Servicing Agreements, if any, with respect to the Mortgage Loans; and (iv) all cash amounts which shall at the time be deposited by the Servicer or should have been deposited to the Custodial or the Certificate Account or thereafter be received with respect to the Mortgage Loans.  The Successor Servicer shall not be deemed to have breached any obligation hereunder as a result of a failure to make or delay in making any distribution as and when required hereunder caused by the failure of the Servicer to remit any amounts received by it or to deliver any documents held by it with respect to the Mortgage Loans.  For purposes of this Section 7.01, the Master Servicer shall not be deemed to have knowledge of an Event of Default unless a Responsible Officer of the Master Servicer has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Master Servicer as provided in Section 11.05 and such notice references the Certificates, the Trust Fund or this Agreement.

(b) “Master Servicer Event of Default,” wherever used herein, means any one of the following events:

(i) the Master Servicer fails to cause to be deposited in the Certificate Account any amount so required to be deposited pursuant to this Agreement (other than an Advance), and such failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

(ii) the Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing not less than 25% of the Voting Rights; or

(iii) there is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

(iv) the Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

 (v) the Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Section 6.05; or

(vi) any failure of the Master Servicer to make any Advance (other than a Nonrecoverable Advance) required to be made from its own funds pursuant to Section 4.03 by 5:00 p.m. New York time on the Business Day prior to the applicable Distribution Date.

In each and every such case, so long as such Master Servicer Event of Default with respect to the Master Servicer shall not have been remedied, the Trustee or the Holders of Certificates evidencing not less than 51% of the Voting Rights, by notice in writing to the Depositor, the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property master serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 7.03, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 7.01(b); and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer’s rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the property and amounts which are then or should be part of the Trust Fund or which thereafter become part of the Trust Fund; (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer’s duties thereunder; (iii) the rights and obligations of the Master Servicer under the Subservicing Agreements with respect to the Mortgage Loans; and (iv) all cash amounts which shall at the time be deposited by the Master Servicer or should have been deposited to the Distribution Account or thereafter be received with respect to the Mortgage Loans. The Trustee shall not be deemed to have breached any obligation hereunder as a result of a failure to make or delay in making any distribution as and when required hereunder caused by the failure of the Master Servicer to remit any amounts received by it or to deliver any documents held by it with respect to the Mortgage Loans. For purposes of this Article VII, the Trustee shall not be deemed to have knowledge of an Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default is received by the Trustee as provided in Section 11.05 and such notice references the Certificates, the Trust Fund or this Agreement. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

Notwithstanding the foregoing, if a Master Servicer Event of Default described in clause (vi) of this Section 7.01(b) shall occur, the Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of Advances and other advances of its own funds, and the Trustee shall act as provided in Section 7.03 to carry out the duties of the Master Servicer, including the obligation to make any Advance the nonpayment of which was a Master Servicer Event of Default described in clause (vi) of this Section 7.01(b).  Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date.

Section 7.02.	Back-up Servicer to Act; Appointment of Successor Servicer.

Within 90 days of the time the Servicer receives a notice of termination pursuant to Section 7.01(i) - (vi), the Successor Servicer shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the Servicer including the obligation to make Advances which have been or will be required to be made (except for the responsibilities, duties and liabilities contained in Section 2.03 and its obligations to deposit amounts in respect of losses pursuant to Section 3.12 and 4.01(i)) by the terms and provisions hereof; and provided further, that any failure to perform such duties or responsibilities caused by the Servicer's failure to provide information required by Section 4.03 shall not be considered a default by the Successor Servicer hereunder.  As compensation therefor, the Successor Servicer shall be entitled to all funds relating to the Mortgage Loans which the Servicer would have been entitled to charge to the Custodial Account if the Servicer had continued to act hereunder.  If the Back-Up Servicer has become the Successor to the Servicer in accordance with Section 6.04 or Section 7.02, then notwithstanding the above, if the Back-Up Servicer shall be ineligible to so act, the Master Servicer may appoint a successor servicer or shall be the successor in all respects to the Servicer, or petition a court of competent jurisdiction or appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder.  Pending appointment of a successor to the Servicer hereunder, where the Back-up Servicer cannot assume the Servicing because it is ineligible to do so the Master Servicer shall act in such capacity as herein above provided.  In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer hereunder.  Each of the Servicer, the Master Servicer and the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  In no event shall the Successor Servicer be liable for the acts or omissions of the predecessor Servicer.

In connection with the termination or resignation of the Servicer hereunder, either (i) the Successor Servicer shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Servicer shall cooperate with the Successor Servicer in causing MERS to revise its records to reflect the transfer of servicing to the Successor Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor Servicer shall cooperate with the Successor Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Master Servicer and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the Successor Servicer.  The predecessor Servicer shall file or cause to be filed any such assignment in the appropriate recording office.  The predecessor Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this Section 7.02. The Successor Servicer shall cause such assignment to be delivered to the Master Servicer promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

Any Successor Servicer shall maintain in force during its term as Servicer hereunder policies and fidelity bonds to the same extent as the Servicer is so required pursuant to Section 3.14.

Notwithstanding anything else herein to the contrary, in no event shall the Master Servicer be liable for any Servicing Fee or Sub-Servicing Fee or for any differential in the amount of the Servicing Fee or Sub-Servicing Fee paid hereunder and the amount necessary to induce any Successor Servicer or Subservicer, as applicable, to act as Successor Servicer or Subservicer, as applicable, under this Agreement and the transactions set forth or provided for herein.

Section 7.03.	Trustee to Act; Appointment of Successor Master Servicer.

Upon the receipt by the Master Servicer of a notice of termination pursuant to Section 7.01(b) or an Opinion of Counsel rendered by independent counsel pursuant to Section 6.05(b) to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the Trustee shall have no obligation whatsoever with respect to any liability (other than Advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of termination and provided further, that any failure by a successor master servicer to perform such duties or responsibilities caused by the Servicer’s failure to provide information required by Section 4.03 shall not be considered a default by the successor master servicer.  As compensation therefor, but subject to Section 6.06, the Trustee shall be entitled to compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $50,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the Trustee shall obtain a letter, at the cost of the Trust, or other evidence each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the Master Servicer. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that the provisions of Section 6.05 shall apply, the compensation shall not be in excess of that which the Master Servicer would have been entitled to if the Master Servicer had continued to act hereunder, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  If the Master Servicer and the Securities Administrator are the same entity, then at any time the Master Servicer resigns or is removed as Master Servicer, the Securities Administrator shall also be removed hereunder. All reasonable Master Servicing Transfer Costs shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Master Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Master Servicer or the Trustee, as successor master servicer (in which case the successor Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement of such costs from the Certificate Account).

Notwithstanding anything herein to the contrary, in no event shall the Trustee, be liable for any Servicing Fee or Master Servicing Fee or for any differential in the amount of the Servicing Fee or Master Servicing Fee paid hereunder or under the applicable Servicing Agreement and the amount necessary to induce any successor servicer or successor master servicer to act as successor servicer or successor master servicer, as applicable, under this Agreement or the applicable Servicing Agreement and the transactions set forth or provided for herein or in the applicable Servicing Agreement.

Section 7.04.	Notification to Certificateholders.

(a)  Upon any such termination or appointment of a successor to the Servicer, the Securities Administrator shall give prompt notice thereof to Certificateholders and to the Rating Agencies.

(b)  Within 60 days after the occurrence of any Event of Default or Master Servicer Event of Default, the Securities Administrator or the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default or Master Servicer Event of Default hereunder known to the Securities Administrator, unless such Event of Default  or Master Servicer Event of Default shall have been cured or waived.

Section 7.05.	Waiver of Events of Default and Master Servicer Events of Default.

The Holders representing at least 51% of the Voting Rights of Certificates affected by a default or Event of Default or Master Servicer Event of Default hereunder, may waive such default or Event of Default (other than an Event of Default set forth in Section 7.01(a)(vi) or a Master Servicer Event of Default set forth in Section 7.01(b)(vi)); provided, however, that (a) a default or Event of Default under clause (i) of Section 7.01(a) or a default or Master Servicer Event of Default under clause (i) of Section 7.01(b) may be waived only by all of the Holders of Certificates affected by such default or Event of Default or Master Servicer Event of Default and (b) no waiver pursuant to this Section 7.05 shall affect the Holders of Certificates in the manner set forth in the second paragraph of Section 11.01 or materially adversely affect any non-consenting Certificateholder.  Upon any such waiver of a default, Event of Default or Master Servicer Event of Default by the Holders representing the requisite percentage of Voting Rights of Certificates affected by such default, Event of Default  or Master Servicer Event of Default, such default, Event of Default  or Master Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder.  No such waiver shall extend to any subsequent or other default, Event of Default or Master Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.  The Servicer shall give notice of any such waiver to the Rating Agencies.

Section 7.06.	List of Certificateholders.

Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Securities Administrator will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Securities Administrator.

ARTICLE VIII

CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 8.01.	Duties of Trustee and the Securities Administrator.

The Trustee, prior to the occurrence of an Event of Default or a Master Servicer Event of Default and after the curing or waiver of all Events of Defaults or Master Servicer Events of Default of which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively.  If an Event of Default or a Master Servicer Event of Default occurs, is continuing and has not been waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.  Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

The Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Securities Administrator which are specifically required to be furnished pursuant to any provision of this Agreement to the Trustee and the Securities Administrator, respectively, shall examine them in accordance with the requirements of this Agreement.  If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee or the Securities Administrator, as applicable, shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee’s or the Securities Administrator’s, as applicable, satisfaction, the Trustee or the Securities Administrator, as applicable, will provide notice thereof to the Certificateholders. Notwithstanding the foregoing, neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer hereunder or any Opinion of Counsel required hereunder.

The Securities Administrator shall prepare and file or cause to be filed on behalf of the Trust Fund any tax return that is required with respect to REMIC 1, REMIC 2 and REMIC 3 pursuant to applicable federal, state or local tax laws.

The Securities Administrator covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of REMIC 1, REMIC 2 and REMIC 3 under the REMIC Provisions and to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on any of REMIC 1, REMIC 2 or REMIC 3 to the extent that maintaining such status and avoiding such taxes are within the control of the Securities Administrator and are reasonably within the scope of its duties under this Agreement.

No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)  The duties and obligations of the Trustee prior to the occurrence of an Event of Default or a Master Servicer Event of Default, and after the curing or waiver of all such Events of Default or a Master Servicer Events of Default which may have occurred and of the Securities Administrator, at all times, shall be determined solely by the express provisions of this Agreement.  Neither the Trustee nor the Securities Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator and conforming to the requirements of this Agreement;

(ii)  Neither the Trustee nor the Securities Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or of the Securities Administrator, as applicable, unless it shall be proved that the Trustee or Securities Administrator, respectively, was negligent in ascertaining the pertinent facts; and

(iii)  Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, respectively, or exercising any trust or power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement.

Section 8.02.	Certain Matters Affecting the Trustee and the Securities Administrator.

Except as otherwise provided in Section 8.01:

(a)  The Trustee and the Securities Administrator may conclusively rely upon and shall be fully protected in acting or refraining from acting in reliance upon any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)  The Trustee and the Securities Administrator may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

(c)  Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notice pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or Securities Administrator security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default or a Master Servicer Event of Default of which a Responsible Officer of the Trustee’s corporate trust department has actual knowledge (which has not been waived or cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

(d)  Neither the Trustee nor the Securities Administrator shall be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(e)  Neither the Trustee prior to the occurrence of an Event of Default or a Master Servicer Event of Default hereunder and after the curing or waiver of all Events of Default and Master Servicer Events of Default which may have occurred, nor the Securities Administrator, at any time, shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee or Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or Securities Administrator, as applicable, reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

(f)  The Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed;

(g)  Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder;

(h)  Whenever in the administration of the provisions of this Agreement the Trustee and the Securities Administrator shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Trustee or the Securities Administrator, as applicable, be deemed to be conclusively proved and established by an Officer’s Certificate signed and delivered to the Trustee or Securities Administrator, as applicable, and such certificate, in the absence of gross negligence or bad faith on the part of the Trustee or Securities Administrator, as applicable, shall be full warrant to the Trustee or Securities Administrator, as applicable, for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof;

(i)  No provisions of this Agreement shall require the Trustee or the Securities Administrator (regardless of the capacity in which it is acting) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(j)  In no event shall the Trustee or the Securities Administrator be liable, directly or indirectly, for any special, indirect or consequential damages, even if the Trustee has been advised of the possibility of such damages;

(k)  Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Sponsor pursuant to this Agreement or the Mortgage Loan Purchase Agreement, as applicable, or the eligibility of any Mortgage Loan for purposes of this Agreement; and

(l)  Neither the Trustee nor the Securities Administrator shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them agents of one another, or of any Servicer, Master Servicer or Back-up Servicer.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Lending Laws”), the Securities Administrator is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Securities Administrator.  Accordingly, each of the parties agrees to provide to the Securities Administrator upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Securities Administrator to comply with the Lending Laws.

In order to comply with laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee.  Accordingly, each of the parties agrees to provide to the Trustee upon its request from time to time such party’s complete name, address, tax identification number and such other identifying information together with copies of such party’s constituting documentation, securities disclosure documentation and such other identifying documentation as may be available for such party.

Section 8.03.	Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the signature of the Securities Administrator, the authentication of the Securities Administrator on the Certificates, the acknowledgments of the Trustee contained in Article II) shall be taken as the statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness.  Neither the Trustee nor the Securities Administrator makes any representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Securities Administrator on the Certificates) or of any Mortgage Loan or related document, or of MERS or the MERS® System.  None of the Trustee, the Master Servicer or the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account by the Servicer.

Section 8.04.	Trustee and Securities Administrator May Own Certificates.

Each of the Trustee and the Securities Administrator in its individual or any other capacity (other than as Trustee or Securities Administrator hereunder) may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or the Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

Section 8.05.	Trustee’s, Custodian’s and Securities Administrator’s Fees; Indemnification.

Each of the Trustee, the Custodian and Securities Administrator shall be compensated by the Master Servicer. Such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall be paid to each of the Trustee, the Custodian and the Securities Administrator for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder or of the Trustee and the Securities Administrator. Except as otherwise provided in this Agreement, the Trustee, the Custodian and the Securities Administrator and any director, officer, employee or agent of the Trustee, the Custodian and the Securities Administrator, as applicable, shall be indemnified and held harmless by the Trust Fund against any claim, loss, liability, fee or expense incurred in connection with any Event of Default, any Master Servicer Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) relating to its acceptance or administration of the trusts hereunder or in connection with the Trustee’s performance, the Custodian’s performance and the Securities Administrator’s performance of its obligation under this Agreement or the Custodial Agreement, as applicable, or relating to the Mortgage Loans or the Certificates, other than any claim, loss, liability or expense (i) sustained in connection with this Agreement related to the willful misfeasance, bad faith or negligence of the Trustee, the Custodian or the Securities Administrator, as applicable, in the performance of its duties hereunder or (ii) incurred in connection with a breach constituting willful misfeasance, bad faith or negligence of the Trustee or the Custodian in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder.

The provisions of this Section 8.05 shall survive the resignation or removal of the Trustee, the Custodian or the Securities Administrator or the termination of this Agreement.

Section 8.06.	Eligibility Requirements for Trustee and the Securities Administrator.

The Trustee and the Securities Administrator hereunder shall at all times be a corporation or a national banking association organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority.  In addition, the Trustee and the Securities Administrator shall at all times be acceptable to the Rating Agency rating the Certificates.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Securities Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.07.  The corporation or national banking association serving as Trustee or Securities Administrator may have normal banking and trust relationships with the Master Servicer and its affiliates; provided, however, that such corporation cannot be an affiliate of the Servicer.

Section 8.07.	Resignation and Removal of the Trustee and the Securities Administrator.

The Trustee and the Securities Administrator may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Master Servicer (in the case of the Trustee) and the Trustee (in the case of the Securities Administrator) with a copy to the Rating Agencies; provided, that such resignation shall not be effective until a successor trustee or successor Securities Administrator, as applicable is appointed and accepts appointment in accordance with the following provisions; provided, however, that the resigning Trustee or Securities Administrator, as applicable, shall not resign and be discharged from the trusts hereby created until such time as the Rating Agency rating the Certificates approves the successor trustee or successor securities administrator.  Any resignation or removal of the Securities Administrator shall result in the automatic removal of the Master Servicer to the extent that Wells Fargo Bank, N.A. is both the Securities Administrator and the Master Servicer.  Upon receiving such notice of resignation of the Trustee, the Master Servicer shall promptly appoint a successor trustee who meets the eligibility requirements of Section 8.06 by written instrument, in triplicate, one copy of which instrument shall be delivered to the resigning Trustee, and to the successor trustee.  Upon receiving notice of the resignation of the Securities Administrator, the Trustee shall promptly appoint a successor securities administrator who meets the eligibility requirements of Section 8.06 by written instrument, in triplicate, copies of which instrument shall be delivered to the resigning securities administrator and the successor securities administrator.  If no successor trustee or successor securities administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or resigning Securities Administrator, as applicable may petition any court of competent jurisdiction for the appointment of a successor trustee or successor securities administrator, as applicable.

If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Master Servicer, or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or Securities Administrator, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or Securities Administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, the Master Servicer may remove the Trustee, or the Trustee shall remove the Securities Administrator, as applicable, unless prohibited by an order of or ruling by a court of competent jurisdiction, and appoint a successor trustee or successor securities administrator, as applicable, who meets the eligibility requirements of Section 8.06 by written instrument, in triplicate, which instrument shall be delivered to the Trustee or Securities Administrator, as applicable, so removed and to the successor trustee or successor securities administrator, as applicable.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee or Securities Administrator and appoint a successor trustee or successor securities administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer (if the Trustee is removed), the Securities Administrator (if the Trustee is removed), and the Trustee (if the Securities Administrator is removed), one complete set to the Trustee or Securities Administrator so removed and one complete set to the successor so appointed.  A copy of such instrument shall be delivered to the Certificateholders and the Depositor by the Master Servicer (if the Trustee is removed) and by the Trustee (if the Securities Administrator is removed)

Any resignation or removal of the Trustee or Securities Administrator and appointment of a successor trustee or successor securities administrator pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee or successor securities administrator as provided in Section 8.08.

Section 8.08.	Successor Trustee and Successor Securities Administrator.

Any successor trustee or successor securities administrator appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or predecessor securities administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or predecessor securities administrator shall become effective and such successor trustee or successor securities administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.  The predecessor trustee or predecessor securities administrator shall after payment of its outstanding fees and expenses, promptly deliver to the successor trustee or successor securities administrator all assets and records of the Trust Fund held by it hereunder, and the Master Servicer and the predecessor trustee or predecessor securities administrator shall execute and deliver all such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor securities administrator all such rights, powers, duties and obligations.

No successor trustee or successor securities administrator shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee or successor securities administrator shall be eligible under the provisions of Section 8.06.

Upon acceptance of appointment by a successor trustee or successor securities administrator as provided in this Section, the Master Servicer (in the case of a successor trustee) and the Trustee (in the case of a successor securities administrator) shall mail notice of the succession of such trustee or securities administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register.  If the Master Servicer (in the case of a successor trustee) and the Trustee (in the case of a successor securities administrator) fails to mail such notice within ten days after acceptance of appointment by the successor trustee successor securities administrator, the successor trustee successor securities administrator shall cause such notice to be mailed at the expense of the Master Servicer or Trustee, as the case may be.

Section 8.09.	Merger or Consolidation of Trustee of Securities Administrator.

Any state bank or trust company or corporation or national banking association into which the Trustee or Securities Administrator may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee or Securities Administrator shall be a party, or any state bank or trust company or corporation or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee or Securities Administrator, shall be the successor of the Trustee or Securities Administrator hereunder, provided such state bank or trust company or corporation or national banking association shall be eligible under the provisions of Section 8.06 without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10.	Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred or such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE IX

TERMINATION

Section 9.01.	Termination Upon Repurchase or Liquidation of All Mortgage Loans or upon Purchase of Certificates.

(a)  Subject to Section 9.03, the respective obligations and responsibilities of the Depositor, the Master Servicer, the Securities Administrator and the Trustee created hereby (other than the obligations of the Master Servicer to the Trustee pursuant to Section 8.05 and of the Master Servicer to provide for and the Securities Administrator to make payments to Certificateholders as hereafter set forth) shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them hereunder following the earlier to occur of (i) the repurchase by the Servicer, or its designee (or if the Servicer fails to exercise such option, the Master Servicer) of all Mortgage Loans and each REO Property in respect thereof remaining in the Trust Fund at a price equal to the sum of (a) 100% of the unpaid principal balance of each Mortgage Loan (other than one as to which a REO Property was acquired) on the day of repurchase together with accrued interest on such unpaid principal balance at the Net Mortgage Rate to the first day of the month in which the proceeds of such repurchase are to be distributed and (b) the appraised value of any REO Property (but not more than the unpaid principal balance of the related Mortgage Loan, together with accrued interest on that balance at the Net Mortgage Rate to the first day of the month such repurchase price is distributed) less the good faith estimate of the Servicer or the Master Servicer, as applicable, of liquidation expenses to be incurred in connection with its disposal thereof, such appraisal to be conducted by an appraiser mutually agreed upon by the Servicer or the Master Servicer, as applicable, and the Master Servicer on behalf of the Trustee at the expense of the terminating party, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in respect thereof); provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the Distribution Date occurring in July 2037 (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and (iii) the “latest possible maturity date” specified in the Preliminary Statements with respect to the related Regular Interests and Certificates, and providedfurther, that the purchase price set forth above shall be increased as is necessary, as determined by the Servicer or the Master Servicer, as applicable, to avoid disqualification of any of REMIC 1, REMIC 2 or REMIC 3 as a REMIC.  In the case of any repurchase by the Servicer or the Maser Servicer, as applicable, pursuant to clause (i), the Servicer shall exercise reasonable efforts to cooperate fully with the Trustee in effecting such repurchase and the transfer of the Mortgage Loans and related Mortgage Files and related records to the Servicer.

The right of the Servicer or its designee to repurchase all Mortgage Loans pursuant to (i) above shall be conditioned upon the Aggregate Stated Principal Balance of such Mortgage Loans at the time of any such repurchase aggregating to an amount equal to or less than 10% of the Cut-off Date Balance. If such right is exercised, the Servicer upon such repurchase shall provide to the Trustee, Master Servicer and Securities Administrator notice of such exercise prior to the Determination Date in the month preceding the month of purchase and the certification required by Section 3.16.

The right of the Master Servicer, or its designee to repurchase all Mortgage Loans pursuant to (i) in the second preceding paragraph shall be conditioned upon the Aggregate Stated Principal Balance of such Mortgage Loans at the time of any such repurchase aggregating an amount equal to or less than 1% of the Aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.  If such right is exercised, the Master Servicer, upon such repurchase shall provide to the Trustee and Securities Administrator, notice of such exercise prior to the Determination Date in the month preceding the month of purchase.

In the case of a repurchase of Mortgage Loans and REO Property pursuant to clause (a)(i) above, only an amount equal to the repurchase price specified in such clause (a)(i) above for such Mortgage Loans and REO Property shall be made available for distribution to the Regular Certificates.

(b)  If the Servicer or the Master Servicer, as applicable, elects to terminate the Trust pursuant to this Section 9.01 (such termination, an “Optional Termination”), the Servicer or the Master Servicer, as applicable, shall, at least 20 days prior to the last date on which notice of such Optional Termination is required to be mailed to the Certificateholders pursuant to 9.01(f), notify in writing (which may be done in electronic format) the Depositor, the Master Servicer, and the Securities Administrator of the final Distribution Date on which the Servicer intends to terminate the Trust Fund.

(c)  [Reserved].

(d)  Two Business Days prior to the final Distribution Date specified in the notice required pursuant to Section 9.01(f), (i) the Servicer or the Master Servicer shall, no later than 1:00 pm New York City time on such day, deposit funds in the Certificate Account in an amount equal to the sum of the purchase price, and (ii) if Securities Administrator is notified in writing that the aggregate Stated Principal Balance of all of the Mortgage Loans in the Trust Fund as of the related Determination Date is not more than 10% or 1%, as applicable, of the Cut-off Date Balance, and the requirements of the Optional Termination set forth in this Section 9.01 and Section 9.03 have been met, including the deposit required pursuant to the immediately preceding clause (i) then the Securities Administrator shall, on the same Business Day, provide written notice to the Depositor, the Servicer, the Master Servicer and the Trustee confirming its receipt of the purchase price.  Upon the Securities Administrator’s providing the notice described in the preceding sentence, the Optional Termination shall become irrevocable, the notice to the related Certificateholders of such Optional Termination provided pursuant to the second paragraph of Section 9.01(f) shall become unrescindable, and in the event the Securities Administrator fails to provide the notice described in the preceding sentence, any notice provided under Section 9.01(f) shall be deemed rescinded.

(e)  [Reserved].

(f)           Written notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Securities Administrator for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to the Certificateholders mailed (a) in the event such notice is given in connection with the Servicer’s or the Master Servicer’s, as applicable, election to repurchase, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator therein specified.  In the event such notice is given in connection with the Servicer or the Master Servicer, as applicable, or its designee’s election to repurchase, the Servicer or the Master Servicer, as applicable, or its designee shall deliver to the Securities Administrator for deposit in the Certificate Account on the Business Day immediately preceding the Distribution Date specified in such notice an amount equal to the above-described repurchase price payable out of its own funds.  Upon presentation and surrender of the Certificates by the Certificateholders, the Securities Administrator shall first pay any amounts owing to the Trustee, Master Servicer, Custodian, Servicer and Securities Administrator, as applicable, under this Agreement, and second, distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Servicer’s or  the Master Servicer’s, as applicable, election to repurchase, or (ii) if the Servicer or the Master Servicer, as applicable, elected to so repurchase, an amount determined as follows:  with respect to each Regular Certificate, the outstanding Certificate Principal Balance thereof, plus with respect to each Class A, Class M or Class CE Certificate, one month’s interest thereon at the applicable Pass-Through Rate, plus any previously accrued but unpaid Accrued Certificate Interest, plus with respect to each Class M Certificate, any unpaid Allocated Realized Loss Amount; and with respect to each Residual Certificate, the Percentage Interest evidenced thereby multiplied by the difference, if any, between the above described repurchase price and the aggregate amount to be distributed to the Holders of the Regular Certificates, subject to the priorities set forth in Section 4.01.  Notwithstanding the foregoing, by acceptance of the Residual Certificates, the Holders of such Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts received in respect of such termination to the Holders of the Class CE Certificates and to pay any such amounts to the Holders of the Class CE Certificates.  Upon receipt of a Request for Release from a Servicing Officer, following such final deposit, the Custodian shall promptly release the Mortgage Files as directed by the Servicer or the Master Servicer, as applicable, for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments required by the Servicer or the Master Servicer, as applicable, as being necessary to effectuate such transfer.

In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned notice, the Securities Administrator shall give a second notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within six months after the second notice all of the Certificates shall not have been surrendered for cancellation, the Securities Administrator shall take reasonable steps as directed by the Depositor in writing, or appoint an agent to take reasonable steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject hereto.  If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Residual Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto.

Section 9.02.	Termination of REMIC 2 and REMIC 3 and Retirement of Class R Certificates and the Class R-X Certificates.

REMIC 2 and REMIC 3 shall be terminated on the earlier of (i) the date on which the last distribution due on each of the REMIC 3 Regular Interests, the REMIC 4 Regular Interests, the Class R Certificates (in respect of the Class R-2 Interest) and the Class R-X Certificates (in respect of the Class R-3 Interest) is made and (ii) the date on which they are terminated pursuant to an optional repurchase of all of the Mortgage Loans in accordance with Section 9.03. Notwithstanding anything to the contrary herein, the Class R Certificates and the Class R-X Certificates will not be retired until the retirement of all the other Certificates.

Section 9.03.	Additional Termination Requirements.

(a)  In the event the Servicer or Master Servicer, as applicable, repurchases the Mortgage Loans or REO Property as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Servicer or Master Servicer, as applicable, at its own expense, obtains for the Securities Administrator an Opinion of Counsel (which shall be provided to the Securities Administrator at least two Business Days prior to the related Distribution Date) to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.03 will not (i) result in the imposition on the Trust of taxes on “prohibited transactions,” as described in Section 860F of the Code, or (ii) cause either REMIC 1, REMIC 2 or REMIC 3 to fail to qualify as a REMIC at any time that any Certificate is outstanding:

(i)  The Servicer or Master Servicer, as applicable, shall establish a 90-day liquidation period and notify the Securities Administrator in writing thereof, and the Securities Administrator shall in turn specify the first day of such period in a statement attached to the Tax Return for each of REMIC 1, REMIC 2 and REMIC 3 pursuant to Treasury Regulation Section 1.860F-1.  The Servicer or Master Servicer, as applicable, and the Securities Administrator also shall satisfy all of the requirements of a qualified liquidation for REMIC 1, REMIC 2 and REMIC 3 under Section 860F of the Code and regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Servicer or Master Servicer, as applicable;

(ii)  During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Securities Administrator shall sell all of the assets of REMIC 1 for cash; and

(iii)           At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R Certificates, all cash on hand (other than cash retained to meet claims), and REMIC 1 shall terminate at that time.

(b)  By their acceptance of the Certificates, the Holders thereof hereby authorize the adoption of a 90-day liquidation period and the adoption of a plan of complete liquidation for the REMICs, which authorization shall be binding upon all successor Certificateholders.

(c)           The Securities Administrator as agent for each REMIC hereby agrees to adopt and sign the related plan of complete liquidation meeting the requirements for a qualified liquidation under Section 860F of the Code and any regulations thereunder upon the written request of the Servicer or Master Servicer, as applicable, and the receipt of the Opinion of Counsel referred to in clause (a)(i) above and to take such other action in connection therewith as may be reasonably requested by the Servicer or Master Servicer, as applicable.

ARTICLE X

REMIC PROVISIONS

Section 10.01.	REMIC Administration.

(a)  The Securities Administrator shall make an election to treat the Trust Fund as three REMICs under the Code and, if necessary, under applicable state law.  Each such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued.  For the purposes of the REMIC elections in respect of the Trust Fund, (i) the Class R-1 Interest will constitute the sole class of Residual Interests in REMIC 1, the REMIC 1 Regular Interests shall be designated as the Regular Interests in REMIC 1 (ii) the Class R-2 Interest will constitute the sole class of Residual Interests in REMIC 2, the REMIC 2 Regular Interests shall be designated as the Regular Interests in REMIC 2, and (iii) the Class R-3 Interest will constitute the sole class of Residual Interests in REMIC 3, and the REMIC 3 Regular Interests shall be designated as the Regular Interests in REMIC 3.  The Servicer and the Securities Administrator shall not permit the creation of any “interests” (within the meaning of Section 860G of the Code) in REMIC 1, REMIC 2 or REMIC 3 other than the REMIC 1 Regular Interests,  REMIC 2 Regular Interests, REMIC 3 Regular Interests, the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest.  The Securities Administrator will apply for an Employee Identification Number from the Internal Revenue Service via Form SS-4 or any other acceptable method for each of REMIC 1, REMIC 2 and REMIC 3.

(b)  The Closing Date is hereby designated as the “startup day” of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

(c)  The Securities Administrator shall pay out of its own funds, without any right of reimbursement, any and all expenses relating to any tax audit of the REMICs (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to the REMICs that involve the Internal Revenue Service or state tax authorities), other than the expense of obtaining any tax-related Opinion of Counsel except as specified herein.  The Securities Administrator, as agent for the REMICs' Tax Matters Person, shall (i) act on behalf of the REMICs in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto.

(d)  The Securities Administrator shall prepare, sign and file all of the Tax Returns (including Form 8811, which must be filed within 30 days of the Closing Date) in respect of the REMICs created hereunder.  The expenses of preparing and filing such returns shall be borne by the Securities Administrator without any right of reimbursement therefor.  The Servicer shall provide on a timely basis to the Securities Administrator or its designee such information with respect to the assets of the REMICs as is in its possession and reasonably required by the Securities Administrator to enable it to perform its obligations under this Article X.

(e)  The Securities Administrator shall perform on behalf of the REMICs all reporting and other tax compliance duties that are the responsibility of the REMICs under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.  Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Securities Administrator shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the Person who will serve as the representative of the REMICs.  The Servicer shall provide on a timely basis to the Securities Administrator such information with respect to the assets of the REMICs, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Securities Administrator to enable it to perform its obligations under this subsection.  In addition, the Depositor shall provide or cause to be provided to the Securities Administrator, within ten (10) days after the Closing Date, all information or data that the Securities Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, Prepayment Assumption and projected cash flow of the Certificates.

(f)  The Securities Administrator shall take such action and shall cause the REMICs created hereunder to take such action as shall be necessary to create or maintain the status thereof as REMICs under the REMIC Provisions (and the Servicer shall assist it, to the extent reasonably requested by it).  The Securities Administrator shall not take any action or cause the Trust Fund to take any action, or fail to take (or fail to cause to be taken), any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC 1, REMIC 2 or REMIC 3 as REMICs or (ii) result in the imposition of a tax upon the REMICs (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Securities Administrator has received an Opinion of Counsel, addressed to the Securities Administrator (at the expense of the party seeking to take or not take such action, but in no event at the expense of the Securities Administrator) to the effect that the contemplated action or omission will not, with respect to the REMICs created hereunder, endanger such status or result in the imposition of such a tax; nor shall the Servicer take, or fail to take, any action (whether or not authorized hereunder) as to which the Securities Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to the taking, or omission of, such action.  In addition, prior to taking, or failing to take, any action with respect to the REMICs or the assets of the REMICs, or causing, or failing to cause, the REMICs to take any action, which is not contemplated under the terms of this Agreement, the Servicer will consult with the Securities Administrator or its designee, in writing, with respect to whether the taking, or omission of, such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and the Servicer shall not take, or fail to take, any such action, or cause, or fail to cause, any REMIC to take, any such action as to which the Securities Administrator has advised it in writing that an Adverse REMIC Event could occur.  The Securities Administrator may consult with counsel to provide such written advice, and the cost of same shall be borne by the party seeking to take or not take the action other than as permitted by this Agreement, but in no event shall such cost be an expense of the Securities Administrator.  At all times as may be required by the Code, the Securities Administrator will ensure that substantially all of the assets of the REMICs created hereunder will consist of “qualified mortgages” as defined in Section 860G(a)(3) of the Code and “permitted investments” as defined in Section 860G(a)(5) of the Code.

(g)  In the event that any tax is imposed on “prohibited transactions” of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of any REMIC as defined in Section 860G(c) of the Code, on any contributions to any REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Securities Administrator pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Securities Administrator of any of its obligations under this Article X, (ii) to the Servicer pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Servicer of any of its obligations under Article III or this Article X or otherwise, (iii) to the Servicer as provided in Section 3.05 and (iv) against amounts on deposit in the Certificate Account and shall be paid by withdrawal therefrom to the extent not required to be paid by the Servicer or the Securities Administrator pursuant to another provision of this Agreement.

(h)  [reserved].

(i)  The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to the REMICs on a calendar year and on an accrual basis.

(j)  Following the Startup Day, the Securities Administrator shall not accept any contributions of assets to the REMICs other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.04 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the REMICs will not cause REMIC 1, REMIC 2 or REMIC 3 to fail to qualify as REMICs at any time that any Certificates are outstanding or subject any of REMIC 1, REMIC 2 or REMIC 3 to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(k)  Neither the Securities Administrator nor the Servicer shall enter into any arrangement under which the REMICs will receive a fee or other compensation for services nor permit the REMICs to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

Section 10.02.	Prohibited Transactions and Activities.

None of the Depositor, the Master Servicer, the Trustee or the Securities Administrator shall (except as otherwise expressly permitted under the terms of this Agreement) (1) sell, dispose of, or substitute any property for any of, the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of REMIC 1, REMIC 2 or REMIC 3 pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of defective or defaulted Mortgage Loans pursuant to Article II or III of this Agreement), (2) acquire any assets for the Trust Fund (other than REO Property acquired in respect of a defaulted Mortgage Loan), (3) sell or dispose of any investments in the Custodial Account or the Certificate Account for gain, (4) accept any contributions to the REMICs after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.04), in each case, unless it has received an Opinion of Counsel, addressed to the Securities Administrator (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution, but in no event at the expense of the Trustee or Securities Administrator) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of REMIC 1, REMIC 2 or REMIC 3 as REMICs or (b) cause the Trust Fund to be subject to a tax on “prohibited transactions” or “contributions” pursuant to the REMIC Provisions.

Section 10.03.	Master Servicer, Securities Administrator and Trustee Indemnification.

(a)  The Securities Administrator agrees to indemnify the Trust Fund and the Depositor for any taxes and costs including, without limitation, any reasonable attorneys’ fees imposed on or incurred by the Trust Fund and the Depositor, as a result of (i) a breach of the Securities Administrator’s covenants set forth in this Article X or (ii) any state, local or franchise taxes imposed upon the Trust Fund as a result of the location of the Securities Administrator.

(b)  The Servicer agrees to indemnify the Trust Fund, the Trustee, the Depositor and the Securities Administrator for any taxes and costs including, without limitation, any reasonable attorneys’ fees imposed on or incurred by the Trust Fund, the Depositor or the Securities Administrator, as a result of (i) a breach of the Servicer’s covenants set forth in Article III or this Article X with respect to compliance with the REMIC Provisions or (ii) any state, local or franchise taxes imposed upon the Trust Fund as a result of the location of the Servicer.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01.	Amendment.

This Agreement may be amended from time to time by the Depositor, the Securities Administrator, the Master Servicer, the Servicer, the Back-up Servicer and the Trustee and without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provisions herein which may be defective or inconsistent with any other provisions herein or to correct any error, (iii) to amend this Agreement in any respect subject to the provisions in clauses (A) and (B) below, or (iv) if such amendment, as evidenced by an Opinion of Counsel (provided by the Person requesting such amendment) delivered to the Trustee, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any proposed such action which, if made effective, would apply retroactively to the Trust Fund at least from the effective date of such amendment; provided that such action (except any amendment described in (iv) above) shall not adversely affect in any material respect the interests of any Certificateholder (other than Certificateholders who shall consent to such amendment), as evidenced by (A) an Opinion of Counsel (provided by the Person requesting such amendment) delivered to the Trustee or (B) a letter from each Rating Agency, confirming that such amendment shall not cause it to lower its rating on any of the Certificates. The Trustee shall not consent to any such amendment to the Agreement unless the Trustee receives an Officer's Certificate from the Sponsor stating that the Sponsor, after consultation with its accountants, does not believe that the amendment will result in the Trust failing to qualify as a "qualifying special-purpose entity" as defined in Statement of Financial Accounting Standards Number 140.

This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator, the Servicer, the Back-up Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66-2/3% of the Voting Rights of such Class or (iii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding.  Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Sponsor, the Trustee, the Securities Administrator or the Master Servicer or any affiliate thereof shall be entitled to Voting Rights with respect to matters described in (i), (ii) and (iii) of this paragraph.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (provided by the Person requesting such amendment) and addressed to the Trustee and the Securities Administrator to the effect that such amendment will not result in the imposition of any tax on any of REMIC 1, REMIC 2 or REMIC 3 pursuant to the REMIC Provisions or cause any of REMIC 1, REMIC 2 or REMIC 3 to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Notwithstanding the foregoing, without the consent of the Certificateholders, the parties hereto may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of any of REMIC 1, REMIC 2 or REMIC 3 as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on any of REMIC 1, REMIC 2 or REMIC 3 pursuant to the Code that would be a claim against any of REMIC 1, REMIC 2 or REMIC 3 at any time prior to the final redemption of the Certificates, provided that the Trustee and the Securities Administrator have been provided an Opinion of Counsel addressed to the Trustee and the Securities Administrator, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee, the Securities Administrator or the Trust Fund, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

Promptly after the execution of any such amendment the Securities Administrator shall furnish a copy of such amendment or a written statement describing the amendment to each Certificateholder, with a copy to the Rating Agencies.

It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Prior to executing any amendment pursuant to this Section, the Trustee shall be entitled to receive an Opinion of Counsel (provided by the Person requesting such amendment) to the effect that such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution of such amendment have been complied with.  The cost of any Opinion of Counsel delivered pursuant to this Section 11.01 shall be an expense of the party requesting such amendment, but in any case shall not be an expense of the Trustee.

Each of the Trustee and the Securities Administrator may, but shall not be obligated to, enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

Section 11.02.	Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Certificateholders, but only upon direction of the Depositor accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03.	Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a notice of an Event of Default, or of a default by the Sponsor or the Trustee, or a Master Servicer Event of Default by the Master Servicer, in the performance of any obligation hereunder, and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 51% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.  It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.04.	Governing Law.

This Agreement and the Certificates shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.05.	Notices.

All demands, notices and direction hereunder shall be in writing and shall be deemed effective upon receipt when delivered to (a) in the case of the Depositor, 1000 Marina Blvd., Suite 450, Brisbane, CA 94005, Attention: General Counsel, or such other address as may hereafter be furnished to the other parties hereto in writing; (b) in the case of Alliance Securities Corp., 1000 Marina Blvd, Suite 100, Brisbane, CA 94005, Attention:  Leon Daniels, or such other address as may hereafter be furnished to the other parties hereto in writing; (c) in the case of the Trustee, to its Corporate Trust Offices, or such other address as may hereafter be furnished to the other parties hereto in writing; (d) in the case of the Master Servicer and the Securities Administrator, to 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention Client Manager – Alliance 2007-OA1; and (e) in the case of the Rating Agencies, Standard & Poor’s, 55 Water Street, 41st Floor, New York, New York  10041, Attention:  Asset Backed Surveillance Department; and Moody’s, Moody’s Investors Service, Inc., Residential Mortgage Monitoring Department, 99 Church Street, New York, New York  10007.  Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register.  Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 11.06.	Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.07.	Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Trustee and the Certificateholders.

Section 11.08.	Article and Section Headings.

The article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 11.09.	Notice to Rating Agencies.

The Trustee shall use its best efforts to promptly provide notice to each Rating Agency referred to below with respect to each of the following of which it has actual knowledge:

Any material change or amendment to this Agreement;

The occurrence of any Event of Default or a Master Servicer Event of Default that has not been cured;

The resignation or termination of the Servicer, the Master Servicer, the Securities Administrator or the Trustee;

The repurchase or substitution of Mortgage Loans pursuant to Section 2.04;

The final payment to Certificateholders; and

Any change in the location of the Custodial Account or the Certificate Account.

In addition, the Securities Administrator shall make available to the Rating Agency copies of each report to Certificateholders described in Section 4.02; and the Master Servicer shall make available to the Rating Agency copies of each annual independent public accountants’ servicing report received as described in Section 3.21.

Any such notice pursuant to this Section 11.09 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to (i) in the case of Standard & Poor's, 55 Water Street, 41st Floor, New York, New York 10041, Attention:  Asset Backed Surveillance Department and (ii) in the case of Moody's, Residential Mortgage Monitoring Department, 99 Church Street, New York, New York 10007, or, in each case, such other address as either such Rating Agency may designate in writing to the parties thereto.

Section 11.10.	Third Party Rights.

The Custodian shall be an express third-party beneficiary of this Agreement to the extent of its express rights to receive payments under this Agreement or any other express rights of the Custodian explicitly stated in this Agreement, and shall have the right to enforce such rights under this Agreement as if the Custodian was a party hereto.  All protections, rights, immunities, privileges, and indemnities set forth herein shall be afforded to the Custodian to the full extent as provided to the Trustee.  The parties hereto further acknowledge that any duties or actions of Deutsche Bank National Trust Company as custodian are subject to the terms and conditions of the Custodial Agreement.

ARTICLE XII

COMPLIANCE WITH REGULATION AB

Section 12.01.	Intent of the Parties; Reasonableness.

The Master Servicer, the Securities Administrator and the Servicer acknowledge and agree that the purpose of Article XII of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Master Servicer nor the Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. Each of the Servicer, the Master Servicer and the Securities Administrator acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Master Servicer or the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with this Agreement, the Servicer and Securities Administrator shall cooperate fully with the Master Servicer to deliver to the Master Servicer (including any of its assignees or designees), and the Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Master Servicer or the Depositor to permit the Master Servicer or the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, the Securities Administrator, the Trustee any Subservicer and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Master Servicer or any Depositor to be necessary in order to effect such compliance.

Section 12.02.	[Reserved].

Section 12.03.	[Reserved].

Section 12.04.	Servicer Compliance Statement.

On or before March 15th of each calendar year with no cure period, commencing in 2008, the Servicer shall deliver to the Master Servicer and any Depositor a statement of compliance addressed to the Master Servicer and such Depositor and signed by an authorized officer of the Servicer, to the effect that (i) a review of the Servicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 12.05.	Servicer Report on Assessment of Compliance and Attestation.

On or before March 15th of each calendar year with no cure period, commencing in 2008, the Servicer shall:

(i)           deliver to the Master Servicer and any Depositor a report (in form and substance reasonably satisfactory to the Master Servicer and such Depositor) regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Master Servicer and such Depositor and signed by an authorized officer of the Servicer, and shall address each of the “Applicable Servicing Criteria” specified on Exhibit M hereto;

(ii)           deliver to the Master Servicer and any Depositor a report of a registered public accounting firm reasonably acceptable to the Master Servicer and such Depositor that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)           cause each Subservicer, and each Subcontractor determined by the Servicer pursuant to Section 12.06(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB and deliver to the Master Servicer and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section; and

(iv)           deliver, and cause each Subservicer and Subcontractor described in clause (iii) to provide, to the Master Servicer and the Depositor a certification, signed by the appropriate officer of the Servicer, in the form attached hereto as Exhibit N.

The Servicer acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

Each assessment of compliance provided by a Subservicer pursuant to Section 12.05(a)(i) shall address each of the Servicing Criteria specified on Exhibit M hereto or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 12.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Section 12.06.

Notwithstanding anything in this Agreement to the contrary, to the extent that the Servicer’s obligations under this Agreement are being performed by a Subservicer, and the assessment of compliance and attestation report delivered by the Subservicer addresses all of the Servicing Criteria applicable to the Servicer, then the Servicer will not be required to deliver an assessment of compliance and attestation report pertaining to the Servicing Criteria.  However, if any Subservicer engaged by the Servicer fails to address all of the Servicing Criteria applicable to the Servicer in its assessment of compliance and attestation report, the Servicer will provide as assessment of compliance and attestation report in accordance with this Section 12.05 covering the remaining Servicing Criteria applicable to the Servicer and not addressed by the Subservicer’s assessment of compliance and attestation report.

Section 12.06.	Use of Subservicers and Subcontractors.

The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer as servicer under this Agreement unless the Servicer complies with the provisions of paragraph (a) of this Section. The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer under this Agreement unless the Servicer complies with the provisions of paragraph (b) of this Section.

It shall not be necessary for the Servicer to seek the consent of the Master Servicer or any Depositor to the utilization of any Subservicer. The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of any Depositor to comply with the provisions of this Section and with Sections 12.02, 12.03(a), (c), (d) and (e), 12.04, 12.05 and 12.07 of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under Section 12.03(b) of this Agreement. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Master Servicer and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 12.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 12.05 and any certification required to be delivered to the Master Servicer and the Depositor under Section 12.05 as and when required to be delivered.

It shall not be necessary for the Servicer to seek the consent of the Master Servicer or any Depositor to the utilization of any Subcontractor. The Servicer shall promptly upon request provide to the Master Servicer and any Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance satisfactory to the Master Servicer and such Depositor) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of any Depositor to comply with the provisions of Sections 12.05 and 12.07 of this Agreement to the same extent as if such Subcontractor were the Servicer.  The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Master Servicer and any Depositor any assessment of compliance and attestation and the other certifications required to be delivered by such Subservicer and such Subcontractor under Section 12.05, in each case as and when required to be delivered.

Section 12.07.	Indemnification; Remedies.

The Servicer shall indemnify the Master Servicer, each affiliate of the Master Servicer, the Sponsor and issuing entity, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an “Indemnified Party”), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided under this Article X by or on behalf of the Servicer, or provided under this Article XII by or on behalf of any Subservicer or Subcontractor (collectively, the “Servicer Information”), or (B) the omission or alleged omission to state in the Servicer Information a material fact required to be stated in the Servicer Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Servicer Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Servicer Information or any portion thereof is presented together with or separately from such other information;

any breach by the Servicer of its obligations under this Article XII, including particularly any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article XII, including any failure by the Servicer to identify pursuant to Section 12.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

the negligence, bad faith or willful misconduct of the Servicer in connection with its performance under this Article XII.

the negligence, bad faith or willful misconduct of the Subservicer in connection with its performance of the requirements of Article X of the Sub-Servicing Agreement.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Servicer agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Servicer on the other.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Servicer shall promptly reimburse the Master Servicer, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Pass-Through Transfer, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Pass-Through Transfer, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Servicer, any Subservicer or any Subcontractor.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

(10)  Any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article XII, to the extent that such breach is not cured by such Closing Date, shall immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Servicer under this Agreement, and shall entitle the Master Servicer or the Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer as servicer under this Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Servicer (and appoint a successor servicer reasonably acceptable to any Master Servicer); provided that to the extent that any provision of this Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer, such provision shall be given effect.

Any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 12.04 or 12.05, including any failure by the Servicer to identify pursuant to Section 12.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, shall constitute an Event of Default with respect to the Servicer under this Agreement, and shall entitle the Master Servicer or the Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer under this Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of this Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer, such provision shall be given effect.

The Servicer shall promptly reimburse the Master Servicer (or any designee of the Master Servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Master Servicer (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Master Servicer or any Depositor may have under other provisions of this Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

Section 12.08.	Annual Statement as to Compliance.

The Master Servicer and the Securities Administrator shall deliver (or otherwise make available) to the Depositor and the Securities Administrator, not later than March 15th of each calendar year beginning in 2008, an Officer’s Certificate (an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (i) a review of the activities of each such party during the preceding calendar year or portion thereof and of its performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, such party has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the cure provisions thereof.  Such Annual Statement of Compliance shall contain no restrictions or limitations on its use.  .

In the event the Master Servicer, the Securities Administrator, the Servicer or any Subservicer or Subcontractor engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, such party shall provide an Annual Statement of Compliance pursuant to this Section 12.08 or to such applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation. Failure of the Securities Administrator to comply with this Section 12.08 (including with respect to the timeframes required in this Section) which failure results in a failure to timely file the related Form 10-K, shall be deemed a default and the Trustee at the written direction of the Depositor shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Securities Administrator under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Securities Administrator for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

Section 12.09.	Assessments of Compliance and Attestation Reports.

Pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, the Master Servicer and the Securities Administrator (to the extent set forth in this Section) (each, an “Attesting Party”) shall deliver (or otherwise make available) and each Attesting Party shall cause any Subservicer or Subcontractor engaged by it to furnish, each at its own expense to the Securities Administrator and the Depositor on or before March 15th of each calendar year beginning in 2008 (without a cure period), a report regarding such Attesting Party’s assessment of compliance (an “Assessment of Compliance”) with the Servicing Criteria during the preceding calendar year.  The Assessment of Compliance, as set forth in Regulation AB, must contain the following:

(a)  A statement by an authorized officer of such Attesting Party of its authority and responsibility for assessing compliance with the Servicing Criteria applicable to the related Attesting Party;

(b)  A statement by an authorized officer that such Attesting Party used the Servicing Criteria attached as Exhibit M hereto, and which will also be attached to the Assessment of Compliance, to assess compliance with the Servicing Criteria applicable to the related Attesting Party;

(c)  An assessment by such officer of the related Attesting Party’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities such Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving the related Attesting Party, that are backed by the same asset type as the Mortgage Loans;

(d)  A statement that a registered public accounting firm has issued an Attestation Report on the related Attesting Party’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(e)  A statement as to which of the Servicing Criteria, if any, are not applicable to the related Attesting Party, which statement shall be based on the activities such Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving such Attesting Party, that are backed by the same asset type as the Mortgage Loans.

Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit M hereto which are indicated as applicable to the related Attesting Party.

In the event the Master Servicer, the Securities Administrator, the Servicer or any Subservicer or Subcontractor engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, such party shall provide an Assessment of Compliance pursuant to this Section 12.09 or to such applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

On or before March 15th of each calendar year beginning in 2008, each Attesting Party shall cause a registered public accounting firm to furnish to the Master Servicer, the Depositor and the Securities Administrator a report (an “Attestation Report”) that attests to, and reports on, the Assessment of Compliance made by the related Attesting Party, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

Promptly after receipt of each such assessment of compliance and attestation report, the Securities Administrator shall confirm that each assessment submitted pursuant to Section 12.09 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

The Master Servicer shall enforce the obligation of the Subservicer to deliver to the Master Servicer and the Depositor an Assessment of Compliance and Attestation Report as and when provided in the Sub-Servicing Agreement. Each of the Master Servicer and the Securities Administrator shall cause and the Master Servicer shall enforce the obligation (as and when provided in the Servicing Agreement) of the Servicer to cause, any subservicer and each subcontractor, engaged by the Master Servicer, the Servicer or the Securities Administrator, as applicable, to deliver to the Securities Administrator, the Master Servicer and the Depositor, as applicable, an Assessment of Compliance and Attestation Report as and when provided above. Such Assessment of Compliance, as to any subservicer or subcontractor, shall at a minimum address the applicable Servicing Criteria specified on Exhibit M hereto which are indicated as applicable to any “primary servicer”  to the extent such subservicer or subcontractor is performing any servicing function for the party who engages it and to the extent such party is not itself addressing the Servicing Criteria related to such servicing function in its own Assessment of Compliance. The Securities Administrator shall confirm that each of the Assessments of Compliance delivered to it, taken as a whole, address all of the Servicing Criteria and taken individually address the Servicing Criteria for each party as set forth in Exhibit M and notify the Depositor of any exceptions. Notwithstanding the foregoing, as to any subcontractor, an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

No later than the end of each fiscal year for the Trust for which a 10-K is required to be filed, the Master Servicer and the Custodian shall each forward to the Securities Administrator and the Depositor the name of each subservicer or subcontractor engaged by it and what Servicing Criteria will be addressed in the report on assessment of compliance prepared by such entity (provided, however, that the Master Servicer need not provide such information to the Securities Administrator so long as the Master Servicer and the Securities Administrator are the same Person).

In the event the Master Servicer, the Securities Administrator, the Custodian, the Servicer or any subservicer or subcontractor engaged by any such party is terminated, assigns its rights and obligations under, or resigns pursuant to, the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall cause a registered public accounting firm to provide an Attestation Report to the extent it was required to do pursuant  to this Section 12.09, or to such other applicable agreement, notwithstanding any such termination, assignment or resignation.

Section 12.10.	Reports Filed with Securities and Exchange Commission.

(a)  (i) (A) Within 15 days after each Distribution Date, the Securities Administrator shall, in accordance with industry standards, prepare and file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Distribution Report on Form 10-D, signed by the Master Servicer, with a copy of the monthly statement to Certificateholders to be furnished by the Securities Administrator to the Certificateholders for such Distribution Date; provided that, the Securities Administrator shall have received no later than five (5) calendar days after the related Distribution Date all information required to be provided to the Securities Administrator as described in clause (a)(iv) below. Any disclosure that is in addition to the monthly statement to Certificateholders and that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit O to the Securities Administrator and the Depositor and approved for inclusion by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure absent such reporting (other than in the case where the Securities Administrator is the reporting party as set forth in Exhibit O) and approval.

(B) Within five (5) calendar days after the related Distribution Date, (i) the parties set forth in Exhibit O shall be required to provide, pursuant to Section 12.10(a)(v) below, to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable together with an Additional Disclosure Notification in the form of Exhibit P hereto (“Additional Disclosure Notification”), and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Securities Administrator has no duty under this Agreement or monitor or enforce the performance by the parties listed on Exhibit O of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this Section.

(C) After preparing the Form 10-D, the Securities Administrator shall forward electronically a copy of the Form 10-D to the Depositor (in the case of any Additional 10-D Disclosure and otherwise if requested by the Depositor) and the Master Servicer for review. Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date (provided that, the Securities Administrator forwards a copy of the Form 10-D no later than the 10th calendar after the Distribution Date), the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D.  In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-D. No later than the 13th calendar day after the related Distribution Date, a duly authorized officer of the Master Servicer shall sign the Form 10-D, and in the case where the Master Servicer and the Securities Administrator are not affiliated, no later than two (2) Business Days prior to the 1st calendar day after the related Distribution Date (with a 10 calendar day cure period), a duly authorized officer of the Master Servicer sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator shall follow the procedures set forth in Section 12.10(a)(v).  Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator shall make available on its internet website identified in Section 6.06 a final executed copy of each Form 10-D filed by the Securities Administrator.  The signing party at the Master Servicer can be contacted as set forth in Section 11.05.  Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D if the answer to the questions should be “no”.  The Securities Administrator shall be entitled to rely on the representations in Section 2.03(b)(iii) and in any such notice in preparing, executing and/or filing any such report. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under Section 12.10(a)(iv) and (v) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties, the Servicer, the Custodian, the Trustee and any subservicer or subcontractor strictly observing all applicable deadlines in the performance of their duties under such Sections or under any servicing agreement or custodial agreement, as applicable. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from a party’s inability or failure to deliver, on a timely basis, any information from such party needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(ii) (A) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), the Securities Administrator shall prepare and file, at the direction of the Depositor, on behalf of the Trust, any Form 8-K, as required by the Exchange Act; provided that, the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8-K (“Form 8-K Disclosure Information”) shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit O to the Securities Administrator and the Depositor and approved for inclusion by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information absent such reporting (other than in the case where the Securities Administrator is the reporting party as set forth in Exhibit O) and approval.

(B) For so long as the Trust is subject to the Exchange Act reporting requirements, no later than close of business New York City time on the 2nd Business Day after the occurrence of a Reportable Event  (i) the parties set forth in Exhibit O shall be required pursuant to Section 12.10(a)(v) below to provide, to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit O of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this Section.

(C) After preparing the Form 8-K, the Securities Administrator, shall forward electronically a copy of the Form 8-K to the Depositor and the Master Servicer for review.  No later than the close of business New York City time on the 3rd Business Day after the Reportable Event, or in the case where the Master Servicer and Securities Administrator are affiliated, no later than noon New York City time on the 4th Business Day after the Reportable Event, a duly authorized representative of the Master Servicer shall sign the Form 8-K and, in the case where the Master Servicer and the Securities Administrator are not affiliated, return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator.  Promptly, but no later than the close of business on the 3rd Business Day after the Reportable Event (provided that, the Securities Administrator forwards a copy of the Form 8-K no later than noon New York time on the third Business Day after the Reportable Event), the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K.  In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 8-K.  If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator shall follow the procedures set forth in Section 12.10(a)(v).  Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator shall, make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Securities Administrator.  The signing party at the Master Servicer can be contacted as set forth in Section 11.05.  The Securities Administrator shall be entitled to rely on the representations in Section 2.03(b)(iv) and in any such notice in preparing, executing and/or filing any such report. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 12.10(a)(ii) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties, the Servicer, the Custodian, the Trustee and any subservicer or subcontractor strictly observing all applicable deadlines in the performance of their duties under this Section 12.10(a)(ii) or under any servicing agreement or custodial agreement as applicable.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from a party’s failure to deliver, on a timely basis, any information from any such party needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(iii) (A) Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2008, the Securities Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, the Servicing Agreement and the Custodial Agreement, (I) an annual compliance statement for the Servicer, Master Servicer, the Securities Administrator and any subservicer or subcontractor, as applicable, as described under Section 12.08, of this Agreement, the Servicing Agreement and Custodial Agreement, provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement that is not required to be filed with such Form 10-K pursuant to Regulation AB, (II)(A) the annual reports on assessment of compliance with Servicing Criteria for the Servicer, the Master Servicer, each subservicer and subcontractor participating in the servicing function, the Securities Administrator and the Custodian, as described under Section 12.09 of this Agreement, the Servicing Agreement and the Custodial Agreement, and (B) if any such report on assessment of compliance with Servicing Criteria described under Section 12.09 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such report on assessment of compliance with Servicing Criteria described under Section 12.09 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any assessment of compliance or attestation report described in clause (III) below that is not required to be filed with such Form 10-K pursuant to Regulation AB, (III)(A) the registered public accounting firm Attestation Report for the Servicer, the Master Servicer, the Securities Administrator, the Custodian and each subservicer and subcontractor participating in a servicing function, as described under Section 12.09 of this Agreement, the Servicing Agreement and the Custodial Agreement, and (B) if any registered public accounting firm Attestation Report described under Section 12.09 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm Attestation Report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (IV) a Sarbanes-Oxley Certification as described in Section 12.10 (a)(iii)(D) below (provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement, assessment of compliance or attestation report that is not required to be filed with such Form 10-K pursuant to Regulation AB). Any disclosure or information in addition to (I) through (IV) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit O to the Securities Administrator and the Depositor and approved for inclusion by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure absent such reporting (other than in the case where the Securities Administrator is the reporting party as set forth in Exhibit O) and approval.

(B) No later than March 15th of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2008, (i) the parties set forth in Exhibit O shall be required to provide, pursuant to Section 12.10(a)(v) below, to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Securities Administrator has no duty under this Agreement or monitor or enforce the performance by the parties listed on Exhibit O of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 10-K Disclosure information on Form 10-K pursuant to this Section.

(C) After preparing the Form 10-K, the Securities Administrator shall forward electronically a copy of the Form 10-K to the Depositor (only in the case where such Form 10-K includes Additional Form 10-K Disclosure) and the Master Servicer for review. Within three Business Days after receipt of such copy, but no later than March 25th (provided that, the Securities Administrator forwards a copy of the Form 10-K no later than the third Business Day prior to March 25th), the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K.  In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-K. A senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K. No later than 12:00 p.m. Eastern Standard time on the 4th Business Day prior to the 10-K Filing Deadline, an officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K, in the case where the Master Servicer and the Securities Administrator are unaffiliated, and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 12.10(a)(v).  Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator shall make available on its internet website a final executed copy of each Form 10-K signed by the Master Servicer and filed by the Securities Administrator.  The signing party at the Master Servicer can be contacted as set forth in Section 11.05.  Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  The Depositor shall notify the Securities Administrator in writing, no later than March 15th after the related Distribution Date with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no”.  The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under Section 12.10(a)(iv) and (v) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties, the Servicer, the Custodian, the Trustee and any subservicer or subcontractor strictly observing all applicable deadlines in the performance of their duties under such Sections and Section 12.08 and Section 12.09 or under any servicing agreement or custodial agreement, as applicable. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Master Servicer’s or the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or the Servicer, the Custodian, the Trustee or any subservicer or subcontractor needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(D) Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”) required to be included therewith pursuant to the Sarbanes-Oxley Act which shall be signed by the Certifying Person and delivered to the Securities Administrator no later than March 15th of each year in which the Trust is subject to the reporting requirements of the Exchange Act.  The Master Servicer shall cause the Servicer to provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 15th of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit L, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely, provided, however, that the Securities Administrator shall not be required to undertake an analysis of any accountant’s report attached as an exhibit to the Form 10-K.  The senior officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted by e-mail at cts.sec.notifications@wellsfargo.com or by facsimile at 410-715-2380. In the event any such party or any subcontractor or subservicer engaged by such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 12.10 (a)(iii) with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be.  Notwithstanding the foregoing, (i) the Master Servicer and the Securities Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes-Oxley Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this section or the Custodial Agreement.

(iv) With respect to any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or any Form 8-K Disclosure Information (collectively, the “Additional Disclosure”) relating to the Trust Fund, the Securities Administrator’s obligation to include such Additional Information in the applicable Exchange Act report is subject to receipt from the entity that is indicated in Exhibit O as the responsible party for providing that information, if other than the Securities Administrator, as and when required as described in Section 12.10(a)(i) through (iii) above. Such Additional Disclosure shall be accompanied by a notice substantially in the form of Exhibit P. Each of the Master Servicer, the Securities Administrator, the Trustee, the Servicer, the Back-up Servicer and the Depositor hereby agrees to notify and provide, to the extent known to the Master Servicer, the Securities Administrator, the Trustee, the Servicer, the Back-up Servicer and the Depositor all Additional Disclosure relating to the Trust Fund, with respect to which such party is indicated in Exhibit O as the responsible party for providing that information. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Disclosure information pursuant to this Section.

(v) (A) On or prior to January 30th of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

(B) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator shall promptly notify electronically the Depositor.  In the case of Form 10-D and 10-K, the Depositor, the Master Servicer and the Securities Administrator shall cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D.  In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, and such amendment relates to any Additional Disclosure (other than, in the case of the Form 10-D, for the purpose of restating any monthly statement to Certificateholders), the Securities Administrator shall notify electronically the Depositor and the parties affected thereby and such parties will cooperate to prepare any necessary Form 8-K/A, 10-D/A or 10-K/A.  Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a duly authorized representative or senior officer, as applicable, of the Master Servicer.  The parties hereto acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under this Section 12.10(a)(v) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon the each such party timely performing their duties under this Section.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or the Servicer, the Custodian or any subservicer or subcontractor needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Form 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

The parties hereto agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement, the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this Section 12.10; provided, however, the Securities Administrator shall cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Copies of all reports filed by the Securities Administrator under the Exchange Act will be made available on the Securities Administrator’s website. Fees and expenses incurred by the Securities Administrator in connection with this Section 12.10 shall not be reimbursable from the Trust Fund.

(b)           The Securities Administrator shall indemnify and hold harmless the Depositor and the Master Servicer and each of its officers, directors and control persons from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Securities Administrator’s obligations under Sections 12.08, 12.09 and 12.10 or the Securities Administrator’s negligence, bad faith or willful misconduct in connection therewith. In addition, the Securities Administrator shall indemnify and hold harmless the Depositor and the Master Servicer and each of their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Back-Up Certification, any Annual Statement of Compliance, any Assessment of Compliance or any Additional Disclosure provided by the Securities Administrator on its behalf or on behalf of any subservicer or subcontractor pursuant to Sections 12.08, 12.09 and 12.10 (the “Securities Administrator Information”), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Securities Administrator Information and not to any other information communicated in connection with the Certificates, without regard to whether the Securities Administrator Information or any portion thereof is presented together with or separately from such other information.

The Depositor shall indemnify and hold harmless the Securities Administrator and the Master Servicer and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Depositor under Sections 12.08, 12.09 and 12.10 or the Depositor’s negligence, bad faith or willful misconduct in connection therewith. In addition, the Depositor shall indemnify and hold harmless the Master Servicer, the Securities Administrator and each of their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any Additional Disclosure provided by the Depositor that is required to be filed pursuant to Section 12.10 (the “Depositor Information”), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Depositor Information that is required to be filed and not to any other information communicated in connection with the Certificates, without regard to whether the Depositor Information or any portion thereof is presented together with or separately from such other information.

The Master Servicer shall indemnify and hold harmless the Securities Administrator and the Depositor and each of its respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Master Servicer under Sections 12.08, 12.09 and 12.10 or the Master Servicer’s negligence, bad faith or willful misconduct in connection therewith.  In addition, the Master Servicer shall indemnify and hold harmless the Depositor and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Annual Statement of Compliance, any Assessment of Compliance or any Additional Disclosure provided by the Master Servicer on its behalf or on behalf of any subservicer or subcontractor pursuant to Sections 12.08, 12.09 and 12.10 (the “Master Servicer Information”), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that this paragraph shall be construed solely by reference to the Master Servicer Information and not to any other information communicated in connection with the Certificates, without regard to whether the Master Servicer Information or any portion thereof is presented together with or separately from such other information.

If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, the Securities Administrator or the Master Servicer, as applicable, then the defaulting party, in connection with any conduct for which it is providing indemnification under this Section 12.10(b), agrees that it shall contribute to the amount paid or payable by the other parties as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the respective parties.

The indemnification provisions set forth in this Section 12.10(b) shall survive the termination of this Agreement or the termination of any party to this Agreement.

(c)           Notwithstanding the provisions of Section 11.01, this Section 12.10 may be amended without the consent of the Certificateholders.

(d)           Any notice or notification required to be delivered by the Securities Administrator or Master Servicer to the Depositor pursuant to this Section 12.10, may be delivered via email at tspriggs@alliancebancorp.net with a follow-up telephone call to the Depositor at (847) 383-4238.

Failure of the Securities Administrator to comply with this Section 12.10 (including with respect to the timeframes required in this Section) which failure results in a failure to timely file the related Form 10-K, shall be deemed a default and the Trustee at the written direction of the Depositor shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Securities Administrator under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Securities Administrator for the same.  This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

Section 12.11.	Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Sections 12.08, 12.09 and 12.10 of this Agreement is to facilitate compliance by the Depositor, the Securities Administrator and the Master Servicer with the provisions of Regulation AB.  Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with reasonable requests made by the Depositor, the Master Servicer or the Securities Administrator for delivery of additional or different information as the Depositor, the Master Servicer or the Securities Administrator may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the obligations of the parties to this transaction as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

IN WITNESS WHEREOF, the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Trustee and the Back-Up Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.

ALLIANCE SECURITIES CORP., Depositor

By:	/s/ Lisa A. Duehring
Name:	Lisa A. Duehring
Title:	President

ALLIANCE BANCORP, Servicer

By:	/s/ Lisa A. Duehring
Name:	Lisa A. Duehring
Title:	President

WELLS FARGO BANK, N.A., Master Servicer and Securities Administrator

By:	/s/ Raymond Delli Colli
Name:	Raymond Delli Colli
Title:	Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, Trustee

By:	/s/ Ronaldo Reyes
Name:	Ronaldo Reyes
Title:	Vice President

By:	/s/ Mei Ngnia
Name:	Mei Ngnia
Title:	Authorized Signer

GMAC MORTGAGE, LLC Back-Up Servicer

By:	/s/ Wesley B. Howland
Name:	Wesley B. Howland
Title:	Vice President

STATE OF	)
	)	ss.:
COUNTY OF___________	)

On the 30th day of May, 2007, before me, a notary public in and for said State, personally appeared ________________, known to me to be the ________________________ of Alliance Securities Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF	)
	)	ss.:
COUNTY OF___________	)

On the 30th day of May, 2007, before me, a notary public in and for said State, personally appeared ______________, known to me to be the ____________________________ of Alliance Bancorp, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF	)
	)	ss.:
COUNTY OF___________	)

On the 30th day of May, 2007, before me, a notary public in and for said State, personally appeared _________________, known to me to be the _________________________ of GMAC Mortgage, LLC, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF	)
	)	ss.:
COUNTY OF___________	)

On the 30th day of May, 2007, before me, a notary public in and for said State, personally appeared ______________, known to me to be a ____________________________ of Wells Fargo Bank, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF	)
	)	ss.:
COUNTY OF___________	)

On the 30th day of May, 2007, before me, a notary public in and for said State, personally appeared ______________________ known to me to be the ____________________ of Deutsche Bank National Trust Company, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

 [Notarial Seal]

EXHIBIT A

FORM OF CLASS A-[ ] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. 1	[For the Class A-1, Class A-2 and Class A-3 Certificates: Adjustable Rate]
Class A-[1][2][3] Senior
Date of Pooling and Servicing Agreement and Cut-off Date: May 1, 2007	Percentage Interest: 100%
First Distribution Date: June 25, 2007	Aggregate Initial Certificate Principal Balance of the Class A-[1][2][3]Certificates: $[_____________]
Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.	Initial Certificate Principal Balance of this Certificate: $[____________]
Assumed Final Distribution Date: July 25, 2037	CUSIP: [_________]

MORTGAGE BACKED PASS-THROUGH CERTIFICATE
SERIES 2007-OA1

evidencing a percentage interest in the distributions allocable to the Class A-[1][2][3]Certificates with respect to a Trust Fund consisting primarily of a pool of one- to four-family adjustable-rate first lien mortgage loans formed and sold by ALLIANCE SECURITIES CORP.

This Certificate is payable solely from the assets of the Trust Fund and does not represent an obligation of or interest in Alliance Securities Corp., the Servicer, the Master Servicer, the Securities Administrator, the Back-Up Servicer or the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Alliance Securities Corp., the Servicer, the Master Servicer, the Securities Administrator, the Back-Up Servicer or the Trustee or any of their affiliates.  None of the Company, Servicer, the Master Servicer, the Securities Administrator, the Back-Up Servicer or the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class A-[1][2][3] Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of one- to four-family adjustable-rate first lien mortgage loans (the “Mortgage Loans”), formed and sold by Alliance Securities Corp. (the “Company,” which term includes any successor entity under the Agreement referred to below).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among the Company, as depositor, Alliance Bancorp, as servicer (the “Servicer”), Well Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator”), GMAC Mortgage, LLC, as back-up servicer (the “Back-Up Servicer”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date”), commencing as described in the Agreement, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), from the Available Funds in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to the Holders of Class A-[1][2][3] Certificates on such Distribution Date.

Distributions on this Certificate will be made by the Securities Administrator either in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator at least 5 Business Days prior to the related Record Date, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose in the City and State of Minneapolis, Minnesota.  The Initial Certificate Principal Balance of this Certificate is set forth above.  The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal.

This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the “Certificates”).

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement.  In the event the Master Servicer advances funds with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Trustee, the Company, the Servicer, the Back-Up Servicer, the Custodian, the Securities Administrator and the Master Servicer of advances made, or certain expenses incurred, by such party.

The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Servicer, the Master Servicer, the Securities Administrator, the Back-Up Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer, the Securities Administrator, the Back-Up Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate.  The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be  issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Servicer the Master Servicer, the Securities Administrator, the Back-Up Servicer and the Trustee and any agent of the Company, the Servicer the Master Servicer, the Securities Administrator, the Back-Up Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Securities Administrator, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

The Mortgage Loans are subject to termination in whole, but not in part, by the Servicer or its designee on or after the Distribution Date on which the aggregate outstanding Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, or if the Servicer does not exercise such option, by the Master Servicer or its designee on or after the Distribution Date on which the aggregate outstanding Stated Principal Balance of the Mortgage Loans is less than or equal to 1% of the Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

Unless the certificate of authentication hereon has been executed by the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: May 30, 2007	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-[1][2][3] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee) a Percentage  Interest evidenced by the within Mortgage Backed Pass-Through Certificate and hereby authorizes the  transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

 The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to ______________________________________________________________________________________________________________________	,
for the account of __________________________________________________________________________________________________________	,
account number___________, or, if mailed by check, to _____________________________________________________________________________	,
Applicable statements should be mailed to _______________________________________________________________________________________	,
________________________________________________________________________________________________________________________	.

This information is provided by _________________________________________________________________________________________	,
the assignee named above, or _________________________________________________________________________________________________	,
as its agent.

EXHIBIT B-1
FORM OF CLASS M CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-[ ] CERTIFICATES [,] [AND] [THE CLASS M-1] [,]  [CLASS M-2] [,]  [CLASS M-3] [,] [CLASS M-4] [,] [CLASS M-5] [,] [CLASS M-6] [,] [CLASS M-7] [AND] [CLASS M-8 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

ANY TRANSFEREE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 5.02(c) OF THE AGREEMENT (AS DEFINED BELOW).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. 1	Adjustable Rate
Class M-[1][2][3][4][5][6][7][8][9]	Aggregate Initial Certificate Principal Balance of the Class M-[1][2][3][4][5][6][7][8][9] Certificates: $[__________]
Date of Pooling and Servicing Agreement and Cut-off Date: May 1, 2007	Initial Certificate Principal Balance of this Certificate: $[__________]
First Distribution Date: June 25, 2007	CUSIP: [__________]
Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.
Assumed Final Distribution Date: July 25, 2037

MORTGAGE BACKED PASS-THROUGH CERTIFICATE
SERIES 2007-OA1

evidencing a percentage interest in the distributions allocable to the Class M1][2][3][4][5][6][7][8][9]Certificates with respect to a Trust Fund consisting primarily of a pool of one- to four-family adjustable-rate first lien mortgage loans formed and sold by ALLIANCE SECURITIES CORP.

This Certificate is payable solely from the assets of the Trust Fund and does not represent an obligation of or interest in Alliance Securities Corp., the Servicer, the Master Servicer, the Securities Administrator, the Back-Up Servicer or the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Alliance Securities Corp., the Servicer, the Master Servicer, the Securities Administrator, the Back-Up Servicer or the Trustee or any of their affiliates.  None of the Company, Servicer, the Master Servicer, the Securities Administrator, the Back-Up Servicer or the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class M-1][2][3][4][5][6][7][8][9] Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of one- to four-family adjustable-rate first lien mortgage loans (the “Mortgage Loans”), formed and sold by Alliance Securities Corp. (the “Company,” which term includes any successor entity under the Agreement referred to below).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among the Company, as depositor, Alliance Bancorp, as servicer (the “Servicer”), Well Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator”), GMAC Mortgage, LLC, as back-up servicer (the “Back-Up Servicer”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date”), commencing as described in the Agreement, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the “Record Date”), from the Available Funds in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to the Holders of Class M-[1][2][3] Certificates on such Distribution Date.

Distributions on this Certificate will be made by the Securities Administrator either in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator at least 5 Business Days prior to the related Record Date, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose in the City and State of Minneapolis, Minnesota.  The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal.

This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the “Certificates”).

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement.  In the event the Master Servicer advances funds with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Trustee, the Company, the Servicer, the Back-Up Servicer, the Custodian, the Securities Administrator and the Master Servicer of advances made, or certain expenses incurred, by such party.

The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Servicer, the Master Servicer, the Securities Administrator, the Back-Up Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer, the Securities Administrator, the Back-Up Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate.  The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

Any transferee shall be deemed to have made the representations in Section 5.02(c) of the Agreement.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be  issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Servicer the Master Servicer, the Securities Administrator, the Back-Up Servicer and the Trustee and any agent of the Company, the Servicer the Master Servicer, the Securities Administrator, the Back-Up Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Securities Administrator, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

The Mortgage Loans are subject to termination in whole, but not in part, by the Servicer or its designee on or after the Distribution Date on which the aggregate outstanding Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, or if the Servicer does not exercise such option, by the Master Servicer or its designee on or after the Distribution Date on which the aggregate outstanding Stated Principal Balance of the Mortgage Loans is less than or equal to 1% of the Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

Unless the certificate of authentication hereon has been executed by the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: May 30, 2007	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class M-1][2][3][4][5][6][7][8][9] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee) a Percentage  Interest evidenced by the within Mortgage Backed Pass-Through Certificate and hereby authorizes the  transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.
I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

 The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to ______________________________________________________________________________________________________________________	,
for the account of __________________________________________________________________________________________________________	,
account number___________, or, if mailed by check, to _____________________________________________________________________________	,
Applicable statements should be mailed to _______________________________________________________________________________________	,
________________________________________________________________________________________________________________________	.

This information is provided by _________________________________________________________________________________________	,
the assignee named above, or _________________________________________________________________________________________________	,
as its agent.

EXHIBIT B-2
FORM OF CLASS CE CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE  INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(c) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTIONS UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

Certificate No. 1
Class CE	Aggregate Initial Notional Amount of the Class CE Certificates: $_____________]
Date of Pooling and Servicing Agreement and Cut-off Date: May 1, 2007	Initial Notional Amount of this Certificate: $[_____________]
First Distribution Date: June 25, 2007	Initial Certificate Principal Balance of this Certificate $[_________]
Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.	Percentage Interest of this Certificate: 100%
Assumed Final Distribution Date: July 25, 2037

MORTGAGE BACKED PASS-THROUGH CERTIFICATE
SERIES 2007-OA1

evidencing a percentage interest in the distributions allocable to the Class CE Certificates with respect to a Trust Fund consisting primarily of a pool of one- to four-family adjustable-rate first lien mortgage loans formed and sold by ALLIANCE SECURITIES CORP.

This Certificate is payable solely from the assets of the Trust Fund and does not represent an obligation of or interest in Alliance Securities Corp., the Servicer, the Master Servicer, the Securities Administrator, the Back-Up Servicer or the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Alliance Securities Corp., the Servicer, the Master Servicer, the Securities Administrator, the Back-Up Servicer or the Trustee or any of their affiliates.  None of the Company, Servicer, the Master Servicer, the Securities Administrator, the Back-Up Servicer or the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Alliance Bancorp is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class CE Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of one- to four-family adjustable-rate first lien mortgage loans (the “Mortgage Loans”), formed and sold by Alliance Securities Corp. (the “Company,” which term includes any successor entity under the Agreement referred to below).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among the Company, as depositor, Alliance Bancorp, as servicer (the “Servicer”), Well Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator”), GMAC Mortgage, LLC, as back-up servicer (the “Back-Up Servicer”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date”), commencing as described in the Agreement, to the Person in whose name this Certificate is registered on the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs (the “Record Date”), from the Available Funds in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to the Holders of Class CE Certificates on such Distribution Date.

Distributions on this Certificate will be made by the Securities Administrator either in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator at least 5 Business Days prior to the related Record Date, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose in the City and State of Minneapolis, Minnesota.

This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the “Certificates”).

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement.  In the event the Master Servicer advances funds with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Trustee, the Company, the Servicer, the Back-Up Servicer, the Custodian, the Securities Administrator and the Master Servicer of advances made, or certain expenses incurred, by such party.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws.  In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Securities Administrator and the Company in writing the facts surrounding the transfer.  In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Securities Administrator and the Company an Opinion of Counsel, acceptable to and in form and substance satisfactory to the Securities Administrator that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer, the Securities Administrator, the Servicer, the Back-Up Servicer or the Company; or there shall be delivered to the Securities Administrator and the Company a transferor certificate by the transferor and an investment letter shall be executed by the transferee.  The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Company against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Servicer, the Master Servicer, the Securities Administrator, the Back-Up Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer, the Securities Administrator, the Back-Up Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate.  The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be  issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Servicer the Master Servicer, the Securities Administrator, the Back-Up Servicer and the Trustee and any agent of the Company, the Servicer the Master Servicer, the Securities Administrator, the Back-Up Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Securities Administrator, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

The Mortgage Loans are subject to termination in whole, but not in part, by the Servicer or its designee on or after the Distribution Date on which the aggregate outstanding Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, or if the Servicer does not exercise such option, by the Master Servicer or its designee on or after the Distribution Date on which the aggregate outstanding Stated Principal Balance of the Mortgage Loans is less than or equal to 1% of the Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

Unless the certificate of authentication hereon has been executed by the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: May 30, 2007	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class CE Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee) a Percentage  Interest evidenced by the within Mortgage Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

 The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to ______________________________________________________________________________________________________________________	,
for the account of __________________________________________________________________________________________________________	,
account number___________, or, if mailed by check, to _____________________________________________________________________________	,
Applicable statements should be mailed to _______________________________________________________________________________________	,
________________________________________________________________________________________________________________________	.

This information is provided by _________________________________________________________________________________________	,
the assignee named above, or _________________________________________________________________________________________________	,
as its agent.

EXHIBIT B-3
FORM OF CLASS [R] [ RX] CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(c) OF THE AGREEMENT (AS DEFINED BELOW) OR AN OPINION OF COUNSEL AS PROVIDED IN SECTION 5.02(c) THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE COMPANY, THE SERVICER, THE BACK-UP SERVICER OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

THIS CLASS [R] [ RX]  CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (D) ANY ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) (C) OR (D) BEING HEREIN REFERRED TO AS A “DISQUALIFIED ORGANIZATION”) OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND (4) SUCH TRANSFEREE IS A UNITED STATES PERSON. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No. 1
Class [R] [ RX] Senior
Date of Pooling and Servicing Agreement and Cut-off Date: May 1, 2007	Percentage Interest: 100%
First Distribution Date: June 25, 2007
Master Servicer and Securities Administrator: Wells Fargo Bank, N.A.
Assumed Final Distribution Date: July 25, 2037

MORTGAGE BACKED PASS-THROUGH CERTIFICATE,
SERIES 2007-OA1

evidencing a percentage interest in the distributions allocable to the Class [R] [ RX]  Certificates with respect to a Trust Fund consisting primarily of a pool of one- to four-family adjustable-rate first lien mortgage loans formed and sold by ALLIANCE SECURITIES CORP.

This Certificate is payable solely from the assets of the Trust Fund and does not represent an obligation of or interest in Alliance Securities Corp., the Servicer, the Master Servicer, the Securities Administrator, the Back-Up Servicer or the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Alliance Securities Corp., the Servicer, the Master Servicer, the Securities Administrator, the Back-Up Servicer or the Trustee or any of their affiliates.  None of the Company, Servicer, the Master Servicer, the Securities Administrator, the Back-Up Servicer or the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Alliance Bancorp is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class CE Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of one- to four-family adjustable-rate first lien mortgage loans (the “Mortgage Loans”), formed and sold by Alliance Securities Corp. (hereinafter called the “Company,” which term includes any successor entity under the Agreement referred to below).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among the Company, as depositor, Alliance Bancorp, as servicer (the “Servicer”), Well Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator”), GMAC Mortgage, LLC, as back-up servicer (the “Back-Up Servicer”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the Patent set forth in the Agreement.  In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the office or agency maintained by the Securities Administrator.

This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the “Certificates”).

As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Trustee, the Company, the Servicer, the Back-Up Servicer, the Custodian, the Securities Administrator and the Master Servicer of advances made, or certain expenses incurred, by such party.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws.  In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Securities Administrator and the Company in writing the facts surrounding the transfer.  In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Securities Administrator and the Company an Opinion of Counsel, acceptable to and in form and substance satisfactory to the Securities Administrator that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer, the Securities Administrator, the Servicer, the Back-Up Servicer or the Company; or there shall be delivered to the Securities Administrator and the Company a transferor certificate by the transferor and an investment letter shall be executed by the transferee.  The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Company against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest, in this Certificate may be transferred without delivery to the Securities Administrator of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Securities Administrator as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.  Pursuant to the Agreement, the Securities Administrator will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class [R] [ RX]  Certificate in violation of the restrictions mentioned above.

The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Servicer, the Master Servicer, the Securities Administrator, the Back-Up Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer, the Securities Administrator, the Back-Up Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate.  The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be  issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Servicer the Master Servicer, the Securities Administrator, the Back-Up Servicer and the Trustee and any agent of the Company, the Servicer the Master Servicer, the Securities Administrator, the Back-Up Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Securities Administrator, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

The Mortgage Loans are subject to termination in whole, but not in part, by the Servicer or its designee on or after the Distribution Date on which the aggregate outstanding Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, or if the Servicer does not exercise such option, by the Master Servicer or its designee on or after the Distribution Date on which the aggregate outstanding Stated Principal Balance of the Mortgage Loans is less than or equal to 1% of the Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

Unless the certificate of authentication hereon has been executed by the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: May 30, 2007	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class [R] [ RX]  Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee) the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

 The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to ______________________________________________________________________________________________________________________	,
for the account of __________________________________________________________________________________________________________	,
account number___________, or, if mailed by check, to _____________________________________________________________________________	,
Applicable statements should be mailed to _______________________________________________________________________________________	,
________________________________________________________________________________________________________________________	.

This information is provided by _________________________________________________________________________________________	,
the assignee named above, or _________________________________________________________________________________________________	,
as its agent.

EXHIBIT C
FORM OF CUSTODIAN’S INITIAL CERTIFICATION

[DATE]

Alliance Securities Corp. 1000 Marina Boulevard, Suite 100 Brisbane, California 94005	Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, Maryland 21045

Alliance Bancorp 1000 Marina Boulevard, Suite 100 Brisbane, California 94005	Deutsche Bank National Trust Company 1761 E. St. Andrew Place Santa Ana, California 92705 Attn: Trust Administration – Alliance 2007-OA1

Attention:	Alliance Securities Corp.,
Alliance Bancorp Trust 2007-OA1,
Mortgage-Backed Pass-Through Certificates, Series 2007-OA1

Re:
Custodial Agreement, dated as of May 30, 2007, by and among Deutsche Bank National Trust Company as trustee, Alliance Securities Corp., and Deutsche Bank National Trust Company as custodian, relating to Alliance Securities Corp. Trust 2007-OA1, Mortgage Backed Pass-Through Certificates, Series 2007-OA1

Ladies and Gentlemen:

In accordance with Section 2.3(a) of the above-captioned Custodial Agreement and subject to Section 2.02 of the Pooling and Servicing Agreement, dated as of May 1, 2007 (the “Pooling and Servicing Agreement”), among Alliance Securities Corp., as depositor, Alliance Bancorp, as Servicer, Wells Fargo Bank, N.A., as master servicer and securities administrator, GMAC Mortgage, LLC, as back-up servicer, and Deutsche Bank National Trust Company, as trustee, and Schedule I of the Custodial Agreement (the “Custodial Agreement”, and together with the Pooling and Servicing Agreement, the “Agreements”) the undersigned, as Custodian, on behalf of the Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File, and has determined that: (i) all documents required to be included in the Mortgage File pursuant to Schedule I of the Custodial Agreement are in its possession, with any exceptions listed on Schedule A attached hereto; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in item (iv) of the definition or description of “Mortgage Loan Schedule” is correct.

The Custodian, on behalf of the Trustee, has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above referenced Agreements.  The Custodian, on behalf of the Trustee, makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability, perfection, priority or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan, or (iii) the existence of any assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Custodian, on behalf of the Trustee.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY

By:
Name:
Title:

SCHEDULE A

EXHIBIT D

FORM OF CUSTODIAN FINAL CERTIFICATION

[DATE]

Alliance Securities Corp. 1000 Marina Blvd., Suite 100 Brisbane, California 94005	Alliance Bancorp 1000 Marina Boulevard, Suite 100 Brisbane, California 94005
Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, Maryland 21045	Deutsche Bank National Trust Company 1761 E. St. Andrew Place Santa Ana, California 92705 Attn: Trust Administration – Alliance 2007-OA1

Attention:	Alliance Securities Corp.
Alliance Bancorp Trust 2007-OA1,
Mortgage-Backed Pass-Through Certificates, Series 2007-OA1

Re:
Custodial Agreement, dated as of May 30, 2007, by and among Deutsche Bank National Trust Company as trustee, Alliance Securities Corp., and Deutsche Bank National Trust Company as custodian, relating to Alliance Securities Corp. Trust 2007-OA1, Mortgage Backed Pass-Through Certificates, Series 2007-OA1

Ladies and Gentlemen:

In accordance with Section 2.3(b) of the above-captioned Custodial Agreement and subject to Section 2.02 of Pooling and Servicing Agreement, dated as of May 1, 2007, among Alliance Securities Corp., as depositor, Alliance Bancorp, as Servicer, Wells Fargo Bank, N.A., as master servicer and securities administrator, GMAC Mortgage, LLC, as back-up servicer, and Deutsche Bank National Trust Company, as trustee, the undersigned, as Custodian, on behalf of the Trustee, hereby certifies that it has received the Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule containing with respect to each Mortgage Loan, with any exceptions listed on Schedule A attached hereto.

The Custodian, on behalf of the Trustee, has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above referenced Agreements.  The Custodian, on behalf of the Trustee, makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability, perfection, priority or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan, or (iii) the existence of any assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Custodian, on behalf of the Trustee.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement or in the Pooling and Servicing Agreement, as applicable.

DEUTSCHE BANK NATIONAL TRUST COMPANY as Custodian

By:
Name:
Title:

SCHEDULE A

EXHIBIT E-1

FORM OF REMITTANCE REPORT

Standard Loan Level File Layout – Master Servicing
Exhibit 1: Layout
Column Name	Description	Decimal	Format Comment	Max Size
Each file requires the following fields:
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 20 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11

Exhibit 1:Continued	Standard Loan Level File Layout
Column Name	Description	Decimal	Format Comment	Max Size
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.		Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase, 70=REO	2
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
Plus the following applicable fields:
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

Exhibit 1: Continued	Standard Loan Level File Layout
Column Name	Description	Decimal	Format Comment	Max Size
MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11
BREACH_FLAG	Flag to indicate if the repurchase of a loan is due to a breach of Representations and Warranties		Y=Breach N=NO Breach Let blank if N/A	1

EXHIBIT E-2

FORM OF DELINQUENCY REPORT

Exhibit : Standard File Layout – Delinquency Reporting

  *The column/header names in bold are the minimum fields Wells Fargo must receive from every Servicer

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)
MOTION_FOR_RELIEF_DATE	The date the Motion for Relief was filed	10	MM/DD/YYYY
FRCLSR_BID_AMT	The foreclosure sale bid amount	11	No commas(,) or dollar signs ($)
FRCLSR_SALE_TYPE	The foreclosure sales results: REO, Third Party, Conveyance to HUD/VA
REO_PROCEEDS	The net proceeds from the sale of the REO property.		No commas(,) or dollar signs ($)
BPO_DATE	The date the BPO was done.
CURRENT_FICO	The current FICO score
HAZARD_CLAIM_FILED_DATE	The date the Hazard Claim was filed with the Hazard Insurance Company.	10	MM/DD/YYYY
HAZARD_CLAIM_AMT	The amount of the Hazard Insurance Claim filed.	11	No commas(,) or dollar signs ($)
HAZARD_CLAIM_PAID_DATE	The date the Hazard Insurance Company disbursed the claim payment.	10	MM/DD/YYYY
HAZARD_CLAIM_PAID_AMT	The amount the Hazard Insurance Company paid on the claim.	11	No commas(,) or dollar signs ($)
ACTION_CODE	Indicates loan status		Number
NOD_DATE			MM/DD/YYYY
NOI_DATE			MM/DD/YYYY
ACTUAL_PAYMENT_PLAN_START_DATE			MM/DD/YYYY
ACTUAL_PAYMENT_ PLAN_END_DATE
ACTUAL_REO_START_DATE			MM/DD/YYYY
REO_SALES_PRICE			Number
REALIZED_LOSS/GAIN	As defined in the Servicing Agreement		Number

Exhibit 2:Standard File Codes – Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

• ASUM-	Approved Assumption
• BAP-	Borrower Assistance Program
• CO-	Charge Off
• DIL-	Deed-in-Lieu
• FFA-	Formal Forbearance Agreement
• MOD-	Loan Modification
• PRE-	Pre-Sale
• SS-	Short Sale
• MISC-	Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor

•	Tenant

•	Unknown

•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged

•	Excellent

•	Fair

•	Gone

•	Good

•	Poor

•	Special Hazard

•	Unknown

Exhibit 2:Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit 2:Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

Exhibit E-3

FORM OF REALIZED LOSS/GAIN REPORT

Exhibit : Calculation of Realized Loss/Gain Form 332– Instruction Sheet

NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.
1.

2.   The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.
The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.
The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.
Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.	Complete as applicable. Required documentation:

*  For taxes and insurance advances – see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

 *  For escrow advances - complete payment history

    (to calculate advances from last positive escrow balance forward)

*  Other expenses -  copies of corporate advance history showing all payments

*  REO repairs> $1500 require explanation

*  REO repairs>$3000 require evidence of at least 2 bids.

*  Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate

*  Unusual or extraordinary items may require further documentation.

13.	The total of lines 1 through 12.

3.  Credits:

14-21.	Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale.  If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney  Letter of Proceeds Breakdown.

*  Copy of EOB for any MI or gov't guarantee

*  All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note:	For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit 3A: Calculation of Realized Loss/Gain Form 332

Prepared by: __________________	Date: _______________
Phone: ______________________	Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: __________________________________________________________

Property Address: _________________________________________________________

Liquidation Type:              REO Sale                             3rd Party Sale              Short Sale        Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown        Yes            No
If “Yes”, provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:

(1)	Actual Unpaid Principal Balance of Mortgage Loan	$ ______________	(1)
(2)	Interest accrued at Net Rate	________________	(2)
(3)	Accrued Servicing Fees	________________	(3)
(4)	Attorney's Fees	________________	(4)
(5)	Taxes (see page 2)	________________	(5)
(6)	Property Maintenance	________________	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)	________________	(7)
(8)	Utility Expenses	________________	(8)
(9)	Appraisal/BPO	________________	(9)
(10)	Property Inspections	________________	(10)
(11)	FC Costs/Other Legal Expenses	________________	(11)
(12)	Other (itemize)	________________	(12)
	Cash for Keys__________________________	________________	(12)
	HOA/Condo Fees_______________________	________________	(12)
	______________________________________	________________	(12)

	Total Expenses	$ _______________	(13)

Credits:
(14)	Escrow Balance	$ _______________	(14)
(15)	HIP Refund	________________	(15)
(16)	Rental Receipts	________________	(16)
(17)	Hazard Loss Proceeds	________________	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance	________________	(18a)
	HUD Part A	________________	(18b)
	HUD Part B
(19)	Pool Insurance Proceeds	________________	(19)
(20)	Proceeds from Sale of Acquired Property	________________	(20)
(21)	Other (itemize)	________________	(21)
	_________________________________________	________________	(21)

	Total Credits	$________________	(22)

	Total Realized Loss (or Amount of Gain)	$________________	(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

EXHIBIT F

FORM OF REQUEST FOR RELEASE OF DOCUMENTS

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705
Attn: Trust Administration – Alliance 2007-OA1

Attn:	Mortgage Custody AB072C

Re:
Custodial Agreement, dated as of May 30, 2007, among Deutsche Bank National Trust Company, as the Trustee, Deutsche Bank National Trust Company as the Custodian, and Alliance Securities Corp. as the Depositor

All Capitalized terms used herein shall have the meaning ascribed to them in the Custodial Agreement (the “Agreement”) referenced above.

In connection with the administration of the Mortgage Loans held by you as Custodian for the Trustee pursuant to the above-captioned Custodial Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.  Further, any payments received by the Servicer or the Master Servicer, as applicable in connection with this request for release have been deposited in the related Custodial  Account and the Certificate Account, as applicable, for the benefit of the Trust.

Mortgagor Name, Address & Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one):

________                                1.           Mortgage Paid in Full

________                                2.           Foreclosure

________                                3.           Substitution

________                                4.           Other Liquidation (Repurchases, etc.)

________                                5.           Nonliquidation Reason:_________

________                                6.           Recordation of Assignment of Mortgage

Address to which Custodian should Deliver the Mortgage File:

By:
(authorized signer)

Issuer:
Address:

Date:

Custodian

Deutsche Bank National Trust Company

Please acknowledge the execution of the above request by your signature and date below:

Signature	Date

Documents returned to Custodian:

Custodian	Date

EXHIBIT G-1

FORM OF INVESTOR REPRESENTATION LETTER

___________, 200__

Alliance Securities Corp.
1000 Marina Boulevard, Suite 100
Brisbane, California 94005

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services – Transfer Department

Re:	Alliance Securities Corp.,
Mortgage Backed Pass-Through Certificates Series 2007-OA1,
Class [_] Certificates

Ladies and Gentlemen:

______________ (the “Purchaser”) intends to purchase from ______________ (the “Seller”) $_________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 2007-OA1, Class _____ (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the “Pooling and Servicing Agreement”), among Alliance Securities Corp., as depositor (the “Company”), Alliance Bancorp, as servicer, Wells Fargo Bank, N.A., as master servicer and securities administrator (the “Securities Administrator”), GMAC Mortgage, LLC, as back-up servicer (the “Back-Up Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement.  The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company and the Securities Administrator that:

1.           The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the “Act”) or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

2.           The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

3.           The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an “accredited investor” within the meaning of Rule 501(a) (1)-(3) and (7) of Regulation D promulgated pursuant to the Act.

4.           The Purchaser has been furnished with, and has had an opportunity to review (a) a copy of the Pooling and Servicing Agreement and (b) such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates.  The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser.

5.           The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

Very truly yours,

(Purchaser)

By:
Name:
Title:

EXHIBIT G-2

FORM OF TRANSFEROR REPRESENTATION LETTER

______________, 200___

Alliance Securities Corp.
1000 Marina Boulevard, Suite 100
Brisbane, California 94005

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services – Transfer Department

Re:	Alliance Securities Corp.
Mortgage Backed Pass-Through Certificates, Series 2007-OA1,
Class [_] Certificates

Ladies and Gentlemen:

In connection with the sale by ___________ (the “Seller”) to ________ (the “Purchaser”) of $_________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 2007-OA1, Class _____ (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the “Pooling and Servicing Agreement”), among Alliance Securities Corp., as depositor (the “Company”), Alliance Bancorp, as servicer, Wells Fargo Bank, N.A., as master servicer and securities administrator (the “Securities Administrator”), GMAC Mortgage, LLC, as back-up servicer (the “Back-Up Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Securities Administrator that:

Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the “Act”), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

Very truly yours,

(Seller)

By:
Name:
Title:

EXHIBIT G-3

FORM OF RULE 144A INVESTMENT REPRESENTATION

Description of Rule 144A Securities, including numbers:

Alliance Securities Corp.

Mortgage Backed Pass-Through Certificates

Series 2007-OA1, Class ____, No. ____

The undersigned seller, as registered holder (the “Transferor”), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the “Buyer”).

1.     In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Transferor hereby certifies the following facts: Neither the Transferor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the “1933 Act”), or which would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Transferor has not offered the Rule 144A Securities to any person other than the Buyer or another “qualified institutional buyer” as defined in Rule 144A under the 1933 Act.

2.     The Buyer warrants and represents to, and covenants with, the Transferor, the Trustee, the Securities Administrator and the Depositor pursuant to Section 5.02 of the Pooling and Servicing Agreement, dated as of May 1, 2007 (the “Pooling and Servicing Agreement”), among Alliance Securities Corp., as depositor (the “Depositor”), Alliance Bancorp, as servicer, Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), GMAC Mortgage, LLC, as back-up servicer, and Deutsche Bank National Trust Company, as trustee (the “Trustee”), as follows:

a.     The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

b.     The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

c.     The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Transferor, the Trustee or the Master Servicer.

d.     Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

e.     The Buyer is a “qualified institutional buyer” as that term is defined  in Rule 144 under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2.  The Buyer is aware that the sale to it is being made in reliance on Rule 144A.  The Buyer is acquiring the Rule 144A Securities for its own account or the account of other qualified institutional buyers, understands that such Rule 144 Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

3.     The Buyer warrants and represents to, and covenants with, the Transferor, the Securities Administrator and the Depositor that either (1) the Buyer is not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (“Plan”), or a plan within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 (the “Code”) (also a “Plan”), and the Buyer is not directly or indirectly purchasing the Rule 144A Securities on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan, or (2) the Buyer has provided the Securities Administrator with the opinion letter required by section 5.02(c) of the Pooling and Servicing Agreement.

4.     This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

Print Name of Transferor	Print Name of Buyer

By:	By:
Name:	Name:
Title:	Title:

Taxpayer Identification:	Taxpayer Identification:

No:	No:
Date:	Date:

ANNEX 1 TO EXHIBIT G-3

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Buyers Other Than Registered Investment Companies]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $____________________1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

____
Corporation, etc.  The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

____
Bank.  The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statement, a copy of which is attached hereto.

____
Savings and Loan.  The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

____	Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.
____
Insurance Company.  The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

____
State or Local Plan.  The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

____	ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.
____	Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.
____	SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
____	Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
____
Trust Fund.  The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

3. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph.  Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction.  However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

___	___	Will the Buyer be purchasing the Rule 144A
Yes	No	Securities only for the Buyer's own account?

6. If the answer to the foregoing question is “no”, the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A.  In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

Print Name of Buyer

By:
Name:
Title:

Date:

1           Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

ANNEX 2 TO EXHIBIT G-3

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Buyers That Are Registered Investment Companies]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1.           As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.           In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year.  For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____
The Buyer owned $_______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____
The Buyer is part of a Family of Investment Companies which owned in the aggregate $____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.           The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.           The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

5.           The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A.  In addition, the Buyer will only purchase for the Buyer's own account.

6.           The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Buyer

By:
Name:
Title:

IF AN ADVISOR

Print Name of Buyer

Date:

EXHIBIT G-4

FORM OF TRANSFEROR CERTIFICATE

______________, 200__

Alliance Securities Corp.
1000 Marina Boulevard, Suite 100
Brisbane, California 94005

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services – Transfer Department

Re:	Alliance Securities Corp.
Mortgage Backed Pass-Through Certificates Series 2007-OA1, Class [R] [ RX] Certificates

Ladies and Gentlemen:

This letter is delivered to you in connection with the sale by ____________ (the “Seller”) to _______________ (the “Purchaser”) of a ____% Percentage Interest in the Mortgage Pass-Through Certificates, Series 2007-OA1, Class [R] [ RX]  Certificates (the “Certificates”), issued pursuant to Section 5.02 of the Pooling and Servicing Agreement, dated as of May 1, 2007 (the “Pooling and Servicing Agreement”), among Alliance Securities Corp., as depositor (the “Depositor”), Alliance Bancorp, as servicer, Wells Fargo Bank, N.A., as master servicer and securities administrator (the “Securities Administrator”), GMAC Mortgage, LLC, as back-up servicer (the “Back-Up Servicer”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”).  All terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.  The Seller hereby certifies, represents and warrants to, and covenants with, the Depositor and the Securities Administrator that:

1.           No purpose of the Seller relating to the sale of the Certificates by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

2.           The Seller understands that the Purchaser has delivered to the Securities Administrator and the Depositor a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit G-5.  The Seller does not know or believe that any representation contained therein is false.

3.           The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they have become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future.  The Seller understands that the transfer of the Certificates may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

4.           The Seller has no actual knowledge that the proposed Transferee is not a Permitted Transferee.

Very truly yours,

(Seller)

By:

Name:

Title:

EXHIBIT G-5

FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF	)
:ss.
COUNTY OF	)

___________________, being first duly sworn, deposes, represents and warrants:

1.  That he/she is [Title of Officer] of [Name of Owner], a [savings institution] [corporation] duly organized and existing under the laws of [the State of __________] [the United States], (the “Investor”), (record or beneficial owner of the Class R Certificates (the “Certificates”) on behalf of which he/she makes this affidavit and agreement).  This Class R Certificates were issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the “Agreement”), among Alliance Securities Corp., as depositor (the “Depositor”), Alliance Bancorp, as servicer (the “Servicer”), Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), GMAC Mortgage, LLC, as back-up servicer (the “Back-Up Servicer), and Deutsche Bank National Trust Company, as trustee (the “Trustee”).

2.  The Investor is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee.  The Investor is not acquiring its Ownership Interest in the Certificates for the account of a Person other than a Permitted Transferee.

3.  The Investor has been advised and understands that (i) a tax will be imposed on Transfers of the Certificates to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the Transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if a subsequent transferee furnishes to such Person an affidavit that such subsequent transferee is a Permitted Transferee, and at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4.  The Investor has been advised and understands that a tax will be imposed on a “pass-through entity” holding the Certificates if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity.  The Investor understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false.  (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury regulations, Persons holding interests in pass-through entities as a nominee for another Person.)

5.  The Investor has reviewed the provisions of Section 5.02(e) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificates, including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding any prohibited Transfers and mandatory sales.  The Investor expressly agrees to be bound by, and to abide by, such provisions of the Agreement and the restrictions noted on the face of the Certificates.  The Investor understands and agrees that any breach of any of the representations included herein shall render the Transfer of the Certificates to the Investor contemplated hereby null and void. The Investor consents to any amendment of the Agreement that shall be deemed necessary by the Depositor (upon advice of nationally recognized counsel) to constitute a reasonable arrangement to ensure that the Certificate will not be owned directly or indirectly by a Person other than a Permitted Transferee.

6.  The Investor agrees not to Transfer the Certificates, or cause the Transfer of the Certificates by a Person for whom the Investor is acting as nominee, trustee or agent, in each case unless (i) it has received an affidavit in substantially the same form as this affidavit containing these same representations and covenants from the subsequent transferee.  In connection with any such Transfer by the Investor, the Investor agrees to deliver to the Securities Administrator a certificate substantially in the form set forth as Exhibit G-4 to the Agreement to the effect that the Investor has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

7.  The Investor has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes associated with holder an Ownership Interest in the Certificates may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due.  The Investor does not have the intention, and no purpose of the Transfer of the Certificates to the Investor is, to impede the assessment or collection of any tax legally required to be paid with respect to the Certificates.

8.  The Investor’s U.S. taxpayer identification number is [_____________].

9.  The Investor is a United States Person.

10.  The Investor is aware that the Certificates may be a “noneconomic residual interest” within the meaning of Treasury regulations promulgated under Section 860E of the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

11.  The Investor will not cause income from the Certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Investor or any other United States Person.

12.  Check one of the following:

☐  The Transfer of the Certificates complies with U.S. Treasury Regulation Sections 1.860E-1(c)(7) and (8) and, accordingly:

(i)           the present value of the anticipated tax liabilities associated with holding the Certificates does not exceed the sum of:

(a)	the present value of any consideration given to the Investor to acquire such Certificates;

(b)	the present value of the expected future distributions on such Certificates; and

(c)	the present value of the anticipated tax savings associated with holding such Certificates as the related REMIC generates losses; and

(ii)           the Transfer of the Certificates will not result in such Certificates being held, directly or indirectly, by a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Investor or any other United States Person.

For purposes of the calculation in clause (i) above, (x) the Investor is assumed to pay tax at the highest rate currently specified in Section 11(b)(1) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b)(1) of the Code if the Investor has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (y) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Investor.

☐    The Transfer of the Certificates complies with U.S. Treasury Regulation Sections 1.860E-1(c)(5) and (6) and, accordingly:

(i)	the Investor is an “eligible corporation,” as defined in U.S. Treasury Regulation Section 1.860E-1(c)(6)(i), as to which income from the Certificates will only be taxed in the United States;

(ii)
at the time of the Transfer, and at the close of the Investor’s two fiscal years preceding the fiscal year of the transfer, the Investor had gross assets for financial reporting purposes (excluding any obligation of a “related person” to the Investor within the meaning of U.S. Treasury Regulation Section 1.860E-1(c)(6)(ii) and any other asset the principal purpose of which is to permit the Investor to satisfy the condition of this clause (ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)
the Investor will transfer the Certificates only to another “eligible corporation,” as defined in U.S. Treasury Regulation Section 1.860E-1(c)(6)(i), in a transaction in which the requirements of U.S. Treasury Regulation Sections 1.860E-1(c)(4)(i), (ii) and (iii) and -1(c)(5) are satisfied and, accordingly, the subsequent transferee provides a similar affidavit with this box checked; and

(iv)
the Investor determined the consideration paid to it to acquire the Certificates based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Investor) that it has determined in good faith and has concluded that such consideration, together with other assets of the Investor, will be sufficient to cover the taxes associated with the Certificates.

  None of the above.

11.           (a)    The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (any of the foregoing, a “Plan”), (ii) are not being acquired with “plan assets” of a Plan within the meaning of the Department of Labor (“DOL”) regulation, 29 C.F.R. § 2510.3-101 or otherwise under ERISA, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation, 29 C.F.R. § 2510.3-101 or otherwise under ERISA; or

(b)     The Investor will provide the Securities Administrator with an opinion of counsel, as specified in Section 5.02(c) of the Agreement, acceptable to and in form and substance satisfactory to the Securities Administrator to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Servicer, the Back-Up Servicer, the Trustee, the Master Servicer or the Securities Administrator to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Agreement.

In addition, the Investor hereby certifies, represents and warrants to, and covenants with, the Depositor, the Servicer, the Back-Up Servicer, the Trustee, the Master Servicer and the Securities Administrator that the Investor will not transfer such Certificates to any Plan or person unless either such Plan or person meets the requirements set forth in either (a) or (b) above.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ______ day of _____________, _____.

[NAME OF INVESTOR]

By:
[Name of Officer]
[Title of Officer]

[Corporate Seal]

ATTEST:

[Assistant] Secretary

FORM OF TRANSFEROR AFFIDAVIT

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

The undersigned is the [Title of Officer] of [Name of Transferor] (the “Owner”), the proposed transferor of an Ownership Interest in the Alliance Securities Corp., Mortgage Backed Pass-Through Certificates, Series 2007-OA1, Class [R] [ RX]  Certificate (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement (the “Agreement”) relating to the Certificate, dated as of [    ], 2007, among [   ], as depositor (the “Depositor”), [  ], as servicer, [   ], as master servicer (“the Master Servicer”) and the securities administrator, [  ], as back-up servicer, and [   ], as trustee (the “Trustee”), and makes this affidavit on behalf of the Owner for the benefit of the Depositor and the Trustee.  Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement.

1.           The Owner is not transferring the Certificate to impede the assessment or collection of any tax.

2.           The Owner has no actual knowledge that the proposed Transferee of the Certificate: (i) has insufficient assets to pay any taxes that would be owed by such Transferee as Holder of the Certificate; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Certificate remains outstanding; and (iii) is not a Permitted Transferee.

3.           The Owner understands that the proposed Transferee has delivered to the Securities Administrator a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit G-5.  The Owner does not know or believe that any representation contained therein is false.

4.           At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the proposed Transferee as contemplated by Treasury Regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the proposed Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the proposed Transferee will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of the Certificate may not be respected for U.S. federal income tax purposes (and the Owner may continue to be liable for U.S. federal income taxes associated therewith) unless the Owner has conducted such an investigation.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.

[NAME OF OWNER]

By:
Name:	[Name of Officer]
Title:	[Title of Officer]

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Owner.

Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the ___ day of ___________________, 20___.

EXHIBIT H

MORTGAGE LOAN SCHEDULE

ALLIANCE 2007-OA1
MORTGAGE LOAN SCHEDULE
5/30/2007

	CITY	STATE	ZIP	LOAN TERM	ORIGINAL MORTGAGE RATE	ORIGINAL PRINCIPAL BALANCE	FIRST PAYMENT DATE	PROPERTY TYPE	P&I PAYMENT	UPB AT CUT_OFF DATE	MORTGAGE RATE AT CUT-OFF DATE
1	MOUNT VERNON	WA	98273-	360	8.125	$200,000.00	8/1/2006	SFR	$505.71	$208,115.21	8.125
2	SANTA ANA	CA	92704	360	8.375	$309,100.00	10/1/2006	CONDO	$994.19	$316,968.76	8.375
3	SAN JOSE	CA	95112-	360	8.125	$488,000.00	9/1/2006	SFR	$1,233.94	$505,413.91	8.125
4	CHINO	CA	91710	360	8	$544,000.00	10/1/2006	SFR	$1,375.54	$560,160.07	8.000
5	SAG HARBOR	NY	11963	360	9	$967,400.00	10/1/2006	SFR	$3,111.54	$994,601.22	9.000
6	SAN BERNARDINO	CA	92404	360	8.375	$252,000.00	11/1/2006	SFR	$810.53	$257,512.72	8.375
7	RANCHO CUCAMONGA	CA	91739	360	11.25	$750,000.00	12/1/2006	SFR	$2,412.30	$767,487.86	11.250
8	SANTA ANA	CA	92706	360	8.5	$432,000.00	11/1/2006	SFR	$1,092.34	$441,330.47	8.500
9	MORENO VALLEY	CA	92551-	360	8.125	$350,800.00	11/1/2006	SFR	$1,128.31	$359,825.70	8.125
10	OAKHURST	CA	93644	360	8.5	$217,500.00	11/1/2006	SFR	$549.96	$223,374.66	8.500
11	SAN FRANCISCO	CA	94132-	360	8.75	$568,000.00	11/1/2006	SFR	$1,826.91	$581,154.24	8.750
12	LOS ANGELES	CA	90044	360	8.875	$316,000.00	11/1/2006	SFR	$1,016.38	$323,724.05	8.875
13	TRACY	CA	95304	360	9	$704,000.00	12/1/2006	SFR	$1,780.11	$721,050.01	9.000
14	SANTA ANA	CA	92707	360	9	$552,000.00	12/1/2006	SFR	$1,775.45	$563,046.55	9.000
15	TRACY	CA	95376	360	8.5	$399,000.00	12/1/2006	SFR	$1,008.90	$407,305.42	8.500
16	TEMECULA	CA	92591	360	9	$344,000.00	12/1/2006	PUD	$1,269.77	$346,100.23	9.000
17	RIVERSIDE	CA	92509-	360	8.875	$336,000.00	11/1/2006	SFR	$1,080.71	$342,687.98	8.875
18	NEW YORK	NY	10030	360	8.5	$1,500,000.00	8/1/2006	UNITS-2	$6,324.06	$1,511,568.18	8.500
19	RENO	NV	89506	360	8.5	$312,000.00	8/1/2006	SFR	$1,003.52	$321,121.66	8.500
20	VALLEJO	CA	94591	360	8.125	$600,000.00	10/1/2006	SFR	$1,816.95	$610,198.26	8.125
21	SALINAS	CA	93906	360	8.25	$572,000.00	8/1/2006	SFR	$1,839.78	$587,770.27	8.250
22	LOS ANGELES	CA	90044	360	8.625	$356,000.00	3/1/2007	SFR	$1,145.04	$358,051.38	8.625
23	SANTA ROSA	CA	95401	360	8.5	$400,000.00	12/1/2006	SFR	$1,011.42	$408,834.87	8.500
24	HANAPEPE	HI	96716	360	9	$337,600.00	12/1/2006	SFR	$1,085.86	$344,355.98	9.000
25	CHESAPEAKE	VA	23323	360	8.625	$168,000.00	1/1/2007	SFR	$579.80	$170,228.27	8.625
26	COUNTY OF KERN	CA	93308-	360	9.125	$200,000.00	1/1/2007	UNITS-2	$643.28	$203,101.37	9.125
27	PLACENTIA	CA	92870	360	8.625	$436,000.00	1/1/2007	CONDO	$1,402.35	$439,387.50	8.625
28	CARSON	CA	90746	360	8.625	$496,000.00	2/1/2007	SFR	$1,595.33	$503,856.10	8.625
29	STOCKTON	CA	95212	360	9	$331,000.00	2/1/2007	SFR	$1,064.63	$334,374.52	9.000
30	FAIRFIELD	CA	94533	360	9.125	$424,000.00	1/1/2007	SFR	$1,072.11	$431,947.93	9.125
31	BURBANK	CA	91505	360	9.125	$544,000.00	1/1/2007	UNITS-2	$1,749.72	$552,435.72	9.125
32	FULLERTON	CA	92833-1865	360	8.625	$604,000.00	2/1/2007	SFR	$1,942.70	$610,030.56	8.625
33	LANCASTER	CA	93536	360	9.125	$424,000.00	3/1/2007	SFR	$1,363.75	$427,823.84	9.125
34	SANTA ANA	CA	92707	360	9.375	$520,000.00	2/1/2007	SFR	$1,672.53	$527,335.59	9.375
35	SIMI VALLEY	CA	93063	360	9.375	$872,000.00	2/1/2007	PUD	$2,804.70	$881,806.69	9.375
36	VICTORVILLE	CA	92394	360	8.625	$279,000.00	3/1/2007	SFR	$897.37	$282,406.41	8.625
37	PALMDALE	CA	93591	360	8.25	$270,750.00	4/1/2007	SFR	$934.41	$272,638.67	8.250
38	ONTARIO	CA	91764-	360	8.625	$317,000.00	2/1/2007	SFR	$1,019.60	$320,903.91	8.625
39	MONTEREY	CA	93940	360	9.125	$544,000.00	2/1/2007	SFR	$1,749.72	$550,289.64	9.125
40	SAN JOSE	CA	95122	360	9	$320,000.00	12/1/2006	CONDO	$809.14	$327,750.01	9.000
41	CONCORD	CA	94520	360	9.125	$432,000.00	12/1/2006	SFR	$1,389.48	$440,921.13	9.125
42	SOUTH JORDAN	UT	84095	360	8.25	$247,950.00	12/1/2006	SFR	$855.73	$251,819.78	8.250
43	WHITTIER	CA	90601	360	9	$716,000.00	1/1/2007	SFR	$2,302.94	$727,102.90	9.000
44	STOCKTON	CA	95206	360	9.125	$332,000.00	2/1/2007	SFR	$1,067.84	$338,033.95	9.125
45	CERES	CA	95307	360	8.5	$364,000.00	12/1/2006	SFR	$920.40	$372,039.67	8.500
46	SALINAS	CA	93908	360	8.875	$664,000.00	2/1/2007	SFR	$2,135.69	$675,435.13	8.875
47	RAMONA	CA	92065	360	9	$432,000.00	12/1/2006	PUD	$1,389.48	$440,645.15	9.000
48	SUNNYVALE	CA	94086	360	8.5	$675,000.00	12/1/2006	SFR	$1,706.78	$689,908.34	8.500
49	STOCKTON	CA	95205	360	8.625	$266,250.00	2/1/2007	SFR	$918.88	$268,712.94	8.625
50	MONTEREY	CA	93940	360	8.75	$546,400.00	12/1/2006	SFR	$1,757.44	$558,933.88	8.750
51	RANCHO CUCAMONGA	CA	91730	360	8.375	$307,000.00	1/1/2007	SFR	$850.92	$311,581.15	8.375
52	MODESTO	CA	95355	360	8.25	$300,000.00	1/1/2007	SFR	$964.92	$305,507.28	8.250
53	STOCKTON	CA	95203	360	9.375	$240,000.00	1/1/2007	SFR	$885.89	$242,382.06	9.375
54	SAN JOSE	CA	95122	360	8.625	$460,000.00	1/1/2007	SFR	$1,479.54	$465,543.83	8.625
55	WATSONVILLE	CA	95076	360	9.125	$750,000.00	2/1/2007	SFR	$2,412.30	$758,276.85	9.125
56	TRACY	CA	95376	360	9.375	$345,600.00	2/1/2007	SFR	$1,275.68	$349,259.86	9.375
57	SAN JOSE	CA	95116	360	9	$480,000.00	2/1/2007	SFR	$1,271.26	$486,350.96	9.000
58	FRESNO	CA	93722	360	8.375	$165,000.00	2/1/2007	SFR	$530.71	$167,614.24	8.375
59	SALEM	OR	97306	360	8.625	$225,000.00	2/1/2007	SFR	$776.52	$228,494.16	8.625
60	SAN JOSE	CA	95112	360	8.875	$521,250.00	3/1/2007	UNITS-2	$2,337.74	$525,890.38	8.875
61	SAN JOSE	CA	95123-	360	8.875	$621,600.00	3/1/2007	SFR	$1,965.14	$629,468.40	8.875
62	MORENO VALLEY	CA	92553	360	8.75	$305,600.00	3/1/2007	SFR	$982.93	$309,124.62	8.750
63	MESA	AZ	85203	360	8.75	$98,000.00	4/1/2007	CONDO	$309.82	$98,812.47	8.750
64	SAN JOSE	CA	95128	360	8.5	$591,200.00	3/1/2007	SFR	$1,565.76	$597,501.55	8.500
65	PORTERVILLE	CA	93257	360	8.875	$256,000.00	3/1/2007	SFR	$823.40	$259,287.46	8.875
66	SAN JOSE	CA	95127	360	9.25	$528,000.00	3/1/2007	SFR	$1,335.08	$532,692.52	9.250
67	SAN JOSE	CA	95127	360	8.625	$532,000.00	3/1/2007	SFR	$1,408.98	$539,408.49	8.625
68	UKIAH	CA	95482	360	8.875	$305,500.00	3/1/2007	SFR	$809.10	$309,947.59	8.875
69	NEWARK	CA	94560	360	8.75	$520,000.00	3/1/2007	SFR	$1,377.20	$527,405.84	8.750
70	SUNNYVALE	CA	94087	360	8.875	$825,000.00	4/1/2007	SFR	$2,184.97	$832,948.49	8.875
71	HUGHSON	CA	95326	360	8.875	$336,000.00	3/1/2007	SFR	$889.88	$340,714.66	8.875
72	SAN JOSE	CA	95136	360	9.5	$585,200.00	4/1/2007	PUD	$2,160.09	$582,746.68	9.500
73	SANTA ANA	CA	92701	360	8.625	$488,000.00	3/1/2007	SFR	$1,292.44	$494,795.78	8.625
74	SAN LEANDRO	CA	94577	360	8.75	$330,000.00	4/1/2007	SFR	$1,391.29	$332,037.32	8.750
75	SAN JOSE	CA	95123	360	9	$400,000.00	4/1/2007	PUD	$1,059.38	$403,884.26	9.000
76	STOCKTON	CA	95209	360	8.375	$268,000.00	5/1/2007	PUD	$861.99	$269,008.43	8.375
77	ORANGE	CA	92867	360	9	$460,000.00	4/1/2007	PUD	$1,479.54	$463,955.70	9.000
78	VACAVILLE	CA	95687-	360	8.125	$432,800.00	5/1/2007	SFR	$1,146.25	$434,584.17	8.125
79	CASTAIC	CA	91384	360	8.625	$549,600.00	4/1/2007	PUD	$1,767.73	$554,038.20	8.625
80	MODESTO	CA	95350	360	7.875	$202,950.00	5/1/2007	SFR	$750.14	$203,531.72	7.875
81	SAN JOSE	CA	95124	360	9.125	$600,000.00	5/1/2007	SFR	$1,929.84	$602,632.66	9.125
82	PATTERSON	CA	95363	360	8.75	$504,000.00	6/1/2007	SFR	$1,621.06	$504,000.00	8.750
83	OCEANSIDE	CA	92056	360	8.875	$420,000.00	8/1/2006	SFR	$1,062.00	$439,524.04	8.875
84	MENIFEE	CA	92584	360	9.875	$367,150.00	11/1/2006	PUD	$1,180.90	$377,645.27	9.875
85	LOS ANGELES	CA	90037	360	9	$400,000.00	12/1/2006	SFR	$1,286.56	$407,919.43	9.000
86	YUCAIPA	CA	92399	360	9.25	$477,600.00	1/1/2007	SFR	$1,762.92	$484,665.18	9.250
87	PINE GROVE	CO	80470	360	8.375	$224,000.00	1/1/2007	SFR	$720.47	$226,922.85	8.375
88	SAN JUAN CAPISTRANO	CA	92675	360	8.75	$500,000.00	12/1/2006	SFR	$1,264.28	$511,682.59	8.750
89	LOS ANGELES	CA	90007	360	9.375	$650,000.00	2/1/2007	SFR	$2,090.66	$656,354.17	9.375
90	NORTH HOLLYWOOD	CA	91606-	360	9.375	$740,000.00	1/1/2007	SFR	$2,731.49	$750,946.92	9.375
91	HANFORD	CA	93230	360	9.25	$151,500.00	1/1/2007	SFR	$487.28	$153,879.00	9.250
92	BAKERSFIELD	CA	93306	360	9.375	$220,000.00	2/1/2007	SFR	$707.61	$222,541.14	9.375
93	HESPERIA	CA	92345	360	9.25	$300,000.00	1/1/2007	SFR	$758.57	$305,922.46	9.250
94	ANAHEIM	CA	92805	360	9.375	$520,000.00	2/1/2007	UNITS-2	$1,919.42	$525,506.75	9.375
95	BEAVERTON	OR	97007-	360	8.25	$288,000.00	2/1/2007	SFR	$926.32	$290,603.15	8.250
96	FRESNO	CA	93711	360	8.75	$374,000.00	2/1/2007	SFR	$1,202.93	$377,812.92	8.750
97	PANORAMA CITY	CA	91402	360	9.375	$416,000.00	2/1/2007	CONDO	$1,535.54	$419,998.24	9.375
98	BREA	CA	92821	360	8.625	$650,000.00	2/1/2007	SFR	$1,883.92	$657,604.39	8.625
99	AZUSA	CA	91702	360	9.125	$444,000.00	1/1/2007	SFR	$1,342.21	$451,698.68	9.125
100	ALTADENA	CA	91001-	360	9.125	$492,000.00	2/1/2007	SFR	$1,582.47	$484,623.18	9.125
101	FRESNO	CA	93722	360	9.375	$228,000.00	2/1/2007	SFR	$841.59	$230,414.51	9.375
102	LOS ANGELES	CA	91343	360	9.375	$464,000.00	2/1/2007	SFR	$1,402.67	$470,168.66	9.375
103	GARDEN GROVE	CA	92840	360	9.375	$528,000.00	2/1/2007	SFR	$1,948.95	$533,591.46	9.375
104	INGLEWOOD	CA	90303	360	9.375	$464,000.00	1/1/2007	SFR	$1,712.71	$470,864.06	9.375
105	COMPTON	CA	90222	360	9.375	$348,000.00	2/1/2007	SFR	$1,052.00	$352,626.51	9.375
106	SAN FERNANDO	CA	91340	360	9.375	$448,000.00	2/1/2007	SFR	$1,653.66	$450,704.52	9.375
107	RIVERSIDE	CA	92503	360	9.25	$377,600.00	2/1/2007	SFR	$1,214.51	$381,965.75	9.250
108	LOS ANGELES	CA	90059	360	8.875	$352,000.00	2/1/2007	SFR	$1,132.17	$355,662.52	8.875
109	ARLETA	CA	91331	360	8.625	$416,000.00	2/1/2007	UNITS-2	$1,435.70	$420,740.15	8.625
110	GARDENA	CA	90249	360	9.25	$344,000.00	2/1/2007	SFR	$869.82	$348,934.98	9.250
111	ROTONDA WEST	FL	33947	360	8.875	$360,000.00	3/1/2007	SFR	$1,242.43	$363,589.18	8.875
112	NORWALK	CA	90650	360	8.75	$394,400.00	3/1/2007	SFR	$1,268.55	$396,755.10	8.750
113	LOS ANGELES	CA	90062	360	8.625	$390,000.00	2/1/2007	SFR	$1,254.39	$392,150.78	8.625
114	PORT HUENEME	CA	93041	360	8.625	$330,000.00	2/1/2007	CONDO	$1,573.57	$331,892.46	8.625
115	NOVATO	CA	94945	360	9.375	$748,800.00	2/1/2007	PUD	$2,763.97	$756,729.71	9.375
116	PANORAMA CITY	CA	91402	360	9.375	$452,000.00	3/1/2007	SFR	$1,668.42	$454,901.49	9.375
117	WEST COVINA	CA	91792	360	9.375	$457,600.00	3/1/2007	SFR	$1,383.32	$461,462.02	9.375
118	SYLMAR	CA	91342	360	9.125	$400,000.00	2/1/2007	SFR	$1,011.42	$405,527.65	9.125
119	LOS ANGELES	CA	90006	360	9.375	$520,000.00	2/1/2007	SFR	$1,672.53	$525,982.57	9.375
120	WAIANAE	HI	96792	360	8.625	$324,000.00	4/1/2007	SFR	$858.10	$326,985.77	8.625
121	NORTH HOLLYWOOD	CA	91601	360	9.375	$520,000.00	2/1/2007	SFR	$1,314.85	$527,514.61	9.375
122	LANCASTER	CA	93535	360	9.125	$213,000.00	2/1/2007	SFR	$685.09	$215,373.12	9.125
123	SPRING HILL	FL	34608	360	9.375	$240,000.00	4/1/2007	SFR	$725.52	$242,333.06	9.375
124	SACRAMENTO	CA	95820	360	8.625	$239,700.00	2/1/2007	SFR	$694.73	$243,907.56	8.625
125	PACOIMA	CA	91331	360	9.375	$448,000.00	3/1/2007	SFR	$1,440.95	$449,029.64	9.375
126	CONCORD	CA	94520	360	9.375	$420,000.00	3/1/2007	SFR	$1,269.66	$423,544.68	9.375
127	RIVERSIDE	CA	92503	360	9.375	$304,000.00	3/1/2007	SFR	$977.78	$306,101.28	9.375
128	CARSON	CA	90746	360	9.375	$432,000.00	3/1/2007	SFR	$1,389.48	$433,814.74	9.375
129	ARLETA	CA	91331	360	9.375	$440,000.00	4/1/2007	SFR	$1,415.21	$444,060.38	9.375
130	BURBANK	CA	91501	360	9.375	$720,000.00	3/1/2007	SFR	$2,315.80	$728,476.32	9.375
131	PACOIMA	CA	91331	360	9.375	$408,000.00	3/1/2007	SFR	$1,312.29	$410,169.70	9.375
132	COMPTON	CA	90221	360	9.125	$388,000.00	3/1/2007	SFR	$1,247.96	$391,591.72	9.125
133	POWAY	CA	92064	360	9.375	$412,000.00	3/1/2007	SFR	$1,041.77	$415,747.83	9.375
134	MONTEBELLO	CA	90640	360	9.375	$496,000.00	3/1/2007	SFR	$1,830.83	$499,183.93	9.375
135	NORTH HOLLYWOOD	CA	91605	360	9.375	$480,000.00	3/1/2007	SFR	$1,213.71	$484,366.41	9.375
136	MOUNTAIN HOUSE	CA	95391	360	9	$548,000.00	3/1/2007	PUD	$1,762.58	$550,783.76	9.000
137	FONTANA	CA	92335	360	8.875	$324,000.00	3/1/2007	SFR	$1,197.57	$327,656.71	8.875
138	VICTORVILLE	CA	92392	360	8.875	$338,600.00	3/1/2007	SFR	$1,168.58	$342,608.86	8.875
139	FOLSOM	CA	95630	360	9.375	$457,200.00	3/1/2007	SFR	$1,156.06	$460,752.95	9.375
140	WEST PALM BEACH	FL	33412-	360	9	$369,000.00	3/1/2007	PUD	$1,186.85	$371,319.07	9.000
141	HESPERIA	CA	92345	360	9.375	$364,000.00	3/1/2007	SFR	$920.40	$367,311.18	9.375
142	LOS ANGELES	CA	90023	360	9.5	$480,000.00	4/1/2007	UNITS-2	$1,543.87	$484,530.12	9.500
143	RIVERSIDE	CA	92504	360	8.25	$280,000.00	4/1/2007	SFR	$900.59	$282,055.86	8.250
144	GALT	CA	95632-	360	9.5	$320,000.00	4/1/2007	SFR	$1,181.18	$322,709.97	9.500
145	AIEA	HI	96701	360	9.375	$528,000.00	4/1/2007	SFR	$1,335.08	$533,656.93	9.375
146	KAPOLEI	HI	96707	360	8.75	$564,800.00	4/1/2007	CONDO	$1,785.57	$569,482.53	8.750
147	SILVERDALE	WA	98383	360	8.25	$384,000.00	6/1/2007	SFR	$1,417.42	$384,000.00	8.250
148	EL MONTE	CA	91733	360	8.75	$384,000.00	3/1/2007	SFR	$1,235.10	$386,292.98	8.750
149	ARLETA	CA	91331	360	9.375	$448,000.00	3/1/2007	SFR	$1,440.95	$451,143.51	9.375
150	HENDERSON	NV	89015-7134	360	9.25	$304,000.00	3/1/2007	SFR	$768.68	$306,650.64	9.250
151	WHITTIER	CA	90602	360	9.375	$448,000.00	3/1/2007	SFR	$1,132.80	$452,075.30	9.375
152	LAWNDALE	CA	90260	360	9.375	$456,000.00	3/1/2007	SFR	$1,466.68	$459,199.66	9.375
153	LAS VEGAS	NV	89118	360	8.25	$317,000.00	4/1/2007	SFR	$1,250.89	$318,896.48	8.250
154	LA MIRADA	CA	90638	360	9.375	$488,000.00	3/1/2007	SFR	$1,569.60	$491,424.21	9.375
155	SAN JOSE	CA	95122	360	9.5	$540,000.00	4/1/2007	SFR	$1,365.42	$545,842.19	9.500
156	RESEDA	CA	91335	360	9.5	$576,000.00	4/1/2007	SFR	$1,456.45	$582,231.67	9.500
157	SAN JOSE	CA	95131	360	9.125	$556,000.00	4/1/2007	SFR	$1,405.88	$561,628.90	9.125
158	AZUSA	CA	91702	360	9.125	$359,000.00	4/1/2007	UNITS-2	$907.75	$361,162.24	9.125
159	FRESNO	CA	93725	360	9.5	$160,000.00	4/1/2007	SFR	$590.59	$161,357.51	9.500
160	GARDEN GROVE	CA	92840	360	9.5	$495,000.00	4/1/2007	SFR	$1,251.64	$500,355.33	9.500
161	ARLETA	CA	91331	360	9.5	$472,000.00	4/1/2007	SFR	$1,742.24	$474,535.35	9.500
162	OCEANSIDE	CA	92056	360	8.375	$448,000.00	4/1/2007	PUD	$1,666.35	$450,930.83	8.375
163	NORWALK	CA	90650	360	9.5	$376,000.00	4/1/2007	SFR	$1,387.89	$379,190.13	9.500
164	OXNARD	CA	93033	360	9.5	$464,000.00	4/1/2007	SFR	$1,173.25	$469,019.96	9.500
165	LA MIRADA	CA	90638	360	9.5	$480,000.00	4/1/2007	SFR	$1,543.87	$484,530.12	9.500
166	PORT HUENEME	CA	93041	360	8.75	$308,000.00	5/1/2007	PUD	$1,296.88	$308,948.95	8.750
167	FONTANA	CA	92336	360	9.375	$308,000.00	4/1/2007	SFR	$990.65	$310,842.26	9.375
168	MORENO VALLEY	CA	92551	360	8.75	$408,000.00	4/1/2007	PUD	$1,080.57	$411,802.67	8.750
169	KISSIMMEE	FL	34578	360	8.75	$173,600.00	5/1/2007	SFR	$730.97	$174,134.86	8.750
170	OXNARD	CA	93030	360	9.5	$440,000.00	4/1/2007	SFR	$1,415.21	$444,152.62	9.500
171	SANTA CLARITA	CA	91321	360	9.5	$475,200.00	5/1/2007	SFR	$1,436.53	$477,525.47	9.500
172	UNIVERSITY PLACE	WA	98466	360	8.375	$545,600.00	5/1/2007	PUD	$1,445.00	$547,962.83	8.375
173	LOS ANGELES	CA	90043	360	8.75	$341,600.00	5/1/2007	SFR	$1,078.10	$343,012.73	8.750
174	TUCSON	AZ	85706	360	8.5	$140,200.00	5/1/2007	PUD	$553.96	$140,639.12	8.500
175	PERRIS	CA	92570	360	8.75	$427,500.00	6/1/2007	SFR	$1,294.58	$427,500.00	8.750
176	GRANADA HILLS	CA	91344	360	8.5	$441,400.00	5/1/2007	SFR	$1,641.80	$442,884.78	8.500
177	STOCKTON	CA	95210	360	8.75	$308,000.00	5/1/2007	PUD	$853.69	$309,392.14	8.750
178	LAWNDALE	CA	90260	360	9.5	$353,200.00	5/1/2007	SFR	$1,303.73	$354,692.44	9.500
179	SAN JOSE	CA	95128	360	8.75	$500,000.00	5/1/2007	SFR	$1,608.20	$502,037.63	8.750
180	LAMONT	CA	93241	360	8	$160,000.00	5/1/2007	SFR	$673.70	$160,392.97	8.000
181	ROSEBURG	OR	97470	360	8.375	$216,000.00	5/1/2007	SFR	$968.73	$216,538.77	8.375
182	RANCHO CUCAMONGA	CA	91701-	360	8.375	$342,400.00	5/1/2007	PUD	$1,263.87	$343,525.80	8.375
183	LAS VEGAS	NV	89108	360	8.75	$348,700.00	5/1/2007	UNITS-4	$1,737.22	$349,505.38	8.750
184	LYNNWOOD	WA	98037	360	8.125	$543,900.00	6/1/2007	SFR	$1,877.11	$543,900.00	8.125
185	NORTH HILLS	CA	91343	360	8.5	$412,000.00	5/1/2007	CONDO	$1,520.77	$413,397.56	8.500
186	LAS VEGAS	NV	89121	360	8.375	$193,600.00	6/1/2007	SFR	$714.62	$193,600.00	8.375
187	LA MIRADA	CA	90638	360	8.375	$440,000.00	5/1/2007	SFR	$1,388.65	$441,682.18	8.375
188	LAS VEGAS	NV	89178	360	8.75	$258,000.00	6/1/2007	PUD	$1,019.41	$258,000.00	8.750
189	INGLEWOOD	CA	90301	360	9.375	$198,000.00	10/1/2006	CONDO	$916.97	$202,581.36	9.375
190	LAS VEGAS	NV	89148	360	8.625	$245,000.00	10/1/2006	PUD	$1,049.52	$248,636.23	8.625
191	LAWRENCE	MA	01841	360	8.125	$236,250.00	9/1/2006	UNITS-3	$815.35	$242,172.63	8.125
192	WAREHAM	MA	02571	360	7.875	$283,200.00	10/1/2006	SFR	$977.38	$289,324.08	7.875
193	DANBURY	CT	06810	360	9	$285,000.00	10/1/2006	SFR	$1,360.63	$290,678.23	9.000
194	SAN LEANDRO	CA	94577	360	8.25	$320,000.00	11/1/2006	SFR	$1,066.41	$326,159.63	8.250
195	LAGUNA WOODS	CA	92637	360	8.125	$103,000.00	12/1/2006	CONDO	$331.29	$104,656.10	8.125
196	NORTHRIDGE	CA	91324	360	8.625	$750,000.00	1/1/2007	SFR	$2,679.33	$759,150.33	8.625
197	SACRAMENTO	CA	95829-	360	7	$744,000.00	12/1/2006	SFR	$2,393.00	$751,824.49	7.000
198	SACRAMENTO	CA	95835	360	8.5	$452,000.00	7/1/2006	SFR	$1,366.39	$465,876.47	8.500
199	SAN JOSE	CA	95126	360	8.625	$952,000.00	1/1/2007	SFR	$3,062.01	$965,151.73	8.625
200	LOS ANGELES	CA	90044	360	9.375	$432,000.00	12/1/2006	SFR	$1,389.48	$441,289.06	9.375
201	SAN JOSE	CA	95122	360	9	$496,000.00	12/1/2006	SFR	$1,595.33	$505,820.14	9.000
202	STOCKTON	CA	95210	360	8.5	$310,000.00	12/1/2006	SFR	$997.08	$315,478.24	8.500
203	DALLAS	TX	75229-	360	8.625	$292,000.00	1/1/2007	UNITS-4	$1,007.75	$296,801.27	8.625
204	EVERSON	WA	98247	360	8.375	$268,800.00	2/1/2007	SFR	$864.57	$271,286.15	8.375
205	SOUTH SAN FRANCISCO	CA	94080	360	8.5	$424,000.00	1/1/2007	CONDO	$1,072.11	$431,426.69	8.500
206	VALLEJO	CA	94590	360	9.125	$368,000.00	1/1/2007	SFR	$1,183.63	$373,706.53	9.125
207	SEDRO WOOLLEY	WA	98284	360	8.5	$142,500.00	2/1/2007	PUD	$491.80	$143,803.19	8.500
208	LOXAHATCHEE	FL	33470	360	9.125	$400,000.00	2/1/2007	SFR	$1,286.56	$404,414.33	9.125
209	FORT BRAGG	CA	95437	360	8.875	$384,000.00	1/1/2007	SFR	$1,235.10	$392,311.29	8.875
210	YUBA CITY	CA	95993	360	9.125	$388,000.00	2/1/2007	SFR	$1,247.96	$392,281.91	9.125
211	SAN JOSE	CA	95122	360	9.125	$528,000.00	2/1/2007	SFR	$1,698.26	$533,826.91	9.125
212	EUGENE	OR	97401	360	8.625	$243,900.00	2/1/2007	SFR	$841.75	$246,938.35	8.625
213	DALY CITY	CA	94015	360	9.125	$720,000.00	2/1/2007	SFR	$2,315.80	$727,945.82	9.125
214	TUCSON	AZ	85718	360	8.875	$460,800.00	2/1/2007	SFR	$1,482.11	$465,739.94	8.875
215	TEMPE	AZ	85282	360	7.875	$344,000.00	3/1/2007	SFR	$1,106.44	$347,475.89	7.875
216	DIXON	CA	95620-	360	9.125	$720,000.00	2/1/2007	SFR	$1,906.89	$734,588.52	9.125
217	LAS VEGAS	NV	89131	360	8.625	$732,000.00	2/1/2007	PUD	$2,354.40	$739,154.69	8.625
218	STOCKTON	CA	95212	360	9.125	$440,000.00	3/1/2007	SFR	$1,415.21	$445,928.65	9.125
219	FAIRFIELD	CA	94534	360	9.125	$373,600.00	3/1/2007	SFR	$1,201.65	$378,594.20	9.125
220	CITRUS HEIGHTS	CA	95621	360	8.375	$285,000.00	2/1/2007	SFR	$901.01	$286,834.02	8.375
221	SAN JOSE	CA	95135	360	9.375	$740,000.00	3/1/2007	SFR	$2,380.13	$750,361.07	9.375
222	MODESTO	CA	95358	360	8.875	$288,000.00	3/1/2007	SFR	$926.32	$291,265.06	8.875
223	HAYWARD	CA	94544	360	9.375	$520,000.00	3/1/2007	SFR	$1,919.42	$526,589.03	9.375
224	LAS VEGAS	NV	89148	360	8.875	$305,000.00	3/1/2007	PUD	$1,052.62	$308,668.11	8.875
225	RODEO	CA	94572	360	8.625	$360,000.00	3/1/2007	SFR	$1,330.63	$363,873.44	8.625
226	SAN FRANCISCO	CA	94115	360	8	$975,000.00	3/1/2007	HR CONDO	$3,598.92	$983,966.12	8.000
227	UNION CITY	CA	94587	360	7.75	$477,000.00	2/1/2007	SFR	$1,534.22	$480,710.42	7.750
228	ELK GROVE	CA	95757	360	8.75	$424,000.00	4/1/2007	SFR	$1,363.75	$427,468.44	8.750
229	SAN PABLO	CA	94806	360	8.75	$440,000.00	4/1/2007	SFR	$1,391.03	$443,647.85	8.750
230	SAN DIEGO	CA	92105	360	8.625	$532,000.00	4/1/2007	SFR	$1,711.12	$536,296.08	8.625
231	MIRAMAR	FL	33029	360	8.625	$770,000.00	4/1/2007	PUD	$2,476.62	$776,218.02	8.625
232	LONG BEACH	CA	90802	360	9	$650,000.00	5/1/2007	HR CONDO	$1,721.49	$653,153.51	9.000
233	AUBURN	CA	95603	360	8.875	$262,500.00	3/1/2007	PUD	$844.30	$265,843.30	8.875
234	SAN JOSE	CA	95127-	360	8.875	$540,000.00	3/1/2007	SFR	$1,736.85	$546,934.53	8.875
235	GOLETA	CA	93117	360	8.875	$516,000.00	4/1/2007	CONDO	$2,172.69	$519,299.28	8.875
236	PLEASANTON	CA	94588	360	8.625	$975,000.00	3/1/2007	SFR	$2,582.24	$983,984.97	8.625
237	SAN JOSE	CA	95116	360	8.5	$560,000.00	3/1/2007	SFR	$1,483.13	$567,621.38	8.500
238	OAKLAND	CA	94607	360	8.25	$412,000.00	3/1/2007	SFR	$1,325.15	$416,596.44	8.250
239	COLMA	CA	94014	360	9	$724,000.00	4/1/2007	SFR	$2,288.87	$730,305.82	9.000
240	VALLEJO	CA	94591	360	8.875	$564,000.00	4/1/2007	SFR	$1,493.73	$569,433.87	8.875
241	PATTERSON	CA	95363	360	10.125	$648,000.00	4/1/2007	SFR	$2,391.90	$654,244.97	10.125
242	BERKELEY	CA	94708	360	9	$1,000,000.00	4/1/2007	SFR	$3,216.40	$1,008,599.33	9.000
243	ROSEVILLE	CA	95747	360	8.375	$412,000.00	4/1/2007	SFR	$1,421.90	$414,917.18	8.375
244	FREMONT	CA	94538	360	9	$524,000.00	4/1/2007	SFR	$1,934.19	$522,019.05	9.000
245	RENO	NV	89502	360	9	$232,000.00	4/1/2007	SFR	$746.20	$233,995.05	9.000
246	SAN FRANCISCO	CA	94112	360	8.75	$495,000.00	4/1/2007	SFR	$1,829.62	$498,572.49	8.750
247	OAKLAND	CA	94621	360	8.875	$340,000.00	4/1/2007	SFR	$1,093.57	$342,888.10	8.875
248	BRENTWOOD	CA	94513	360	8.734	$563,500.00	5/1/2007	SFR	$2,082.81	$565,518.53	8.734
249	LAS VEGAS	NV	89149-	360	8.75	$346,500.00	4/1/2007	PUD	$1,555.94	$348,448.32	8.750
250	SACRAMENTO	CA	95824	360	8.25	$297,350.00	4/1/2007	SFR	$1,026.21	$299,424.22	8.250
251	SONOMA	CA	95476	360	8.625	$496,000.00	4/1/2007	PUD	$1,595.33	$499,953.50	8.625
252	KINGMAN	AZ	86409	360	8	$148,000.00	4/1/2007	SFR	$391.97	$149,193.36	8.000
253	SUISUN CITY	CA	94585	360	8.625	$400,000.00	5/1/2007	SFR	$1,286.56	$401,588.44	8.625
254	HOWEY IN THE HILLS	FL	34737	360	8.375	$355,000.00	5/1/2007	SFR	$940.20	$356,537.40	8.375
255	AUBURN	CA	95602	360	8.5	$497,200.00	5/1/2007	SFR	$2,093.53	$498,628.30	8.500
256	ALBUQUERQUE	NM	87111	360	8.75	$180,000.00	6/1/2007	SFR	$664.42	$180,000.00	8.750
257	COLTON	CA	92324	360	8.875	$272,000.00	3/1/2007	SFR	$874.86	$273,165.14	8.875
258	DALY CITY	CA	94015	360	9.375	$689,600.00	3/1/2007	SFR	$1,826.37	$700,439.65	9.375
259	HUGO	MN	55038-	360	9.375	$520,000.00	3/1/2007	SFR	$1,672.53	$524,853.03	9.375
260	PARKLAND	FL	33067	360	9	$1,000,000.00	4/1/2007	PUD	$3,216.40	$1,008,599.33	9.000
261	OLIVEHURST	CA	95961	360	8.375	$328,000.00	3/1/2007	SFR	$950.66	$330,720.66	8.375
262	CHULA VISTA	CA	91913	360	8.75	$476,000.00	4/1/2007	PUD	$1,759.39	$476,000.00	8.750
263	PHOENIX	AZ	85041-	360	8.875	$160,000.00	3/1/2007	SFR	$514.62	$161,359.11	8.875
264	LOS ANGELES	CA	91304	360	8.5	$304,000.00	4/1/2007	CONDO	$1,201.17	$305,911.07	8.500
265	LAKEWOOD	CA	90715-	360	8.75	$528,000.00	4/1/2007	SFR	$1,669.23	$532,377.44	8.750
266	NORWALK	CA	90650	360	8.75	$320,000.00	4/1/2007	SFR	$1,182.78	$321,150.55	8.750
267	GOLETA	CA	93117	360	8.625	$640,000.00	5/1/2007	SFR	$2,058.49	$642,541.51	8.625
268	FAIRFIELD	CA	94533	360	8.375	$284,000.00	4/1/2007	SFR	$752.16	$286,468.43	8.375
269	LITHIA	FL	33547	360	8.75	$213,000.00	5/1/2007	SFR	$685.09	$213,868.04	8.750
270	SAN JOSE	CA	95122	360	8.75	$555,750.00	5/1/2007	SFR	$1,918.01	$555,750.00	8.750
271	KAILUA	HI	96734	360	8.5	$548,000.00	5/1/2007	SFR	$2,613.08	$549,268.59	8.500
272	PARAMOUNT	CA	90723-	360	8.125	$220,000.00	5/1/2007	CONDO	$1,049.05	$220,440.53	8.125
273	SACRAMENTO	CA	95827	360	7.75	$200,000.00	5/1/2007	SFR	$529.69	$200,000.00	7.750
274	SUITLAND	MD	20746	360	7.875	$155,600.00	8/1/2006	PUD	$537.01	$159,815.07	7.875
275	WASHINGTON	DC	20012	360	7.5	$260,000.00	9/1/2006	SFR	$836.26	$266,802.70	7.500
276	ANAHEIM	CA	92802	360	8.125	$478,400.00	8/1/2006	SFR	$1,209.66	$498,020.05	8.125
277	NORTH HOLLYWOOD AREA	CA	91601	360	7.625	$480,000.00	9/1/2006	SFR	$1,714.77	$489,643.43	7.625
278	WASHINGTON	DC	20010	360	8.375	$448,000.00	10/1/2006	SFR	$1,440.95	$459,552.47	8.375
279	FALLS CHURCH	VA	22041	360	8.375	$480,000.00	10/1/2006	SFR	$1,543.87	$476,796.65	8.375
280	PORT SAINT LUCIE	FL	34987	360	8.125	$303,900.00	11/1/2006	PUD	$977.46	$310,093.62	8.125
281	MOUNTAIN VIEW	HI	96771	360	9	$171,500.00	12/1/2006	PUD	$591.88	$174,741.61	9.000
282	KIHEI	HI	96753	360	8.375	$700,000.00	2/1/2007	SFR	$2,251.48	$710,720.31	8.375
283	WAIPAHU	HI	96797	360	8.25	$288,000.00	1/1/2007	CONDO	$926.32	$290,862.59	8.250
284	RANCHO CORDOVA	CA	95742	360	8.75	$720,000.00	1/1/2007	PUD	$2,315.80	$730,479.63	8.750
285	WAIPAHU	HI	96797	360	8.875	$432,600.00	3/1/2007	PUD	$1,391.41	$435,228.35	8.875
286	KAHULUI	HI	96732	360	8.375	$600,000.00	2/1/2007	SFR	$1,929.84	$605,423.20	8.375
287	STOCKTON	CA	95206	360	8.375	$194,000.00	2/1/2007	SFR	$612.27	$195,760.28	8.375
288	HONOLULU	HI	96817	360	8.375	$476,000.00	5/1/2007	SFR	$1,759.39	$477,562.69	8.375
289	WAIPAHU	HI	96797	360	8.75	$484,000.00	5/1/2007	PUD	$1,530.13	$485,999.04	8.750
290	HILO	HI	96720	360	7.875	$170,000.00	6/1/2007	SFR	$715.81	$170,000.00	7.875
291	KAHULUI	HI	96732	360	8.75	$402,500.00	5/1/2007	SFR	$1,294.60	$402,887.18	8.750
292	EWA BEACH	HI	96706	360	8.375	$480,000.00	6/1/2007	SFR	$1,271.26	$480,000.00	8.375
293	WAIANAE	HI	96792	360	7.875	$478,400.00	6/1/2007	UNITS-2	$1,577.66	$478,400.00	7.875
294	HONOLULU	HI	96816-	360	8.75	$175,000.00	6/1/2007	CONDO	$562.87	$175,000.00	8.750
295	OVIEDO	FL	32766	360	8.875	$457,500.00	8/1/2006	PUD	$1,688.72	$467,521.89	8.875
296	RIVERSIDE	CA	92503	360	8.25	$336,000.00	10/1/2006	SFR	$1,240.24	$342,423.52	8.250
297	SAN JUAN CAPISTRANO	CA	92675	360	8.5	$540,000.00	10/1/2006	SFR	$1,993.25	$543,969.51	8.500
298	WHITTIER	CA	90606	360	9.125	$432,000.00	11/1/2006	SFR	$1,389.48	$442,147.06	9.125
299	ANTIOCH	CA	94531	360	8.375	$520,000.00	12/1/2006	SFR	$1,314.85	$531,485.30	8.375
300	ALOHA	OR	97006	360	9.125	$216,000.00	12/1/2006	SFR	$694.74	$220,322.57	9.125
301	ANAHEIM	CA	92801	360	9	$430,000.00	12/1/2006	SFR	$1,299.89	$428,236.66	9.000
302	BROWNSTOWN	MI	48174	360	9	$174,400.00	2/1/2007	SFR	$560.94	$176,121.97	9.000
303	CAPE CORAL	FL	33909	360	8.625	$196,800.00	2/1/2007	SFR	$679.20	$199,856.21	8.625
304	TUJUNGA AREA, LOS ANGELES	CA	91042	360	9	$351,000.00	12/1/2006	SFR	$1,061.07	$349,560.64	9.000
305	ORANGE	CA	92867	360	8.75	$480,000.00	12/1/2006	SFR	$1,213.71	$491,113.20	8.750
306	ORANGE	CA	92867	360	8.5	$760,000.00	12/1/2006	SFR	$2,444.46	$773,753.30	8.500
307	HUNTINGTON BEACH	CA	92646	360	9.625	$396,000.00	1/1/2007	CONDO	$1,461.71	$396,985.41	9.625
308	EL CENTRO	CA	92243	360	8.5	$308,000.00	12/1/2006	SFR	$778.80	$314,704.25	8.500
309	LOS ANGELES AREA	CA	90043	360	8.75	$550,000.00	12/1/2006	SFR	$2,030.16	$552,998.74	8.750
310	CITY OF REDONDO BEACH	CA	90278	360	8.625	$715,000.00	1/1/2007	CONDO	$2,299.72	$729,477.20	8.625
311	POMONA	CA	91768	360	8.625	$268,000.00	2/1/2007	PUD	$861.99	$270,593.94	8.625
312	FAIRFIELD	CA	94533	360	9	$444,000.00	12/1/2006	SFR	$1,428.08	$437,638.28	9.000
313	VACAVILLE	CA	95687	360	8.75	$305,000.00	4/1/2007	PUD	$1,205.12	$307,044.64	8.750
314	WHITTIER	CA	90602	360	9.125	$566,400.00	1/1/2007	SFR	$1,821.77	$575,183.07	9.125
315	GOODYEAR	AZ	85338	360	9	$208,000.00	12/1/2006	PUD	$767.77	$206,729.38	9.000
316	SAN JACINTO	CA	92583	360	9.375	$331,200.00	1/1/2007	SFR	$1,222.52	$336,097.57	9.375
317	CANYON LAKE	CA	92587	360	8.75	$416,000.00	12/1/2006	SFR	$1,535.54	$418,268.68	8.750
318	OLYMPIA	WA	98512	360	9.25	$244,000.00	12/1/2006	SFR	$900.65	$245,540.72	9.250
319	MIAMI GARDENS	FL	33055	360	8.625	$122,400.00	2/1/2007	PUD	$354.76	$123,831.94	8.625
320	MORENO VALLEY	CA	92551	360	9.125	$344,000.00	1/1/2007	PUD	$1,106.44	$351,097.95	9.125
321	LOS ANGELES (NORTH HOLLYWOOD A	CA	91606	360	9.125	$528,000.00	2/1/2007	SFR	$1,335.08	$535,407.71	9.125
322	IRVINE	CA	92602	360	8.625	$900,000.00	1/1/2007	PUD	$2,894.76	$911,004.58	8.625
323	PONDEROSA	NM	87044	360	9.375	$123,000.00	2/1/2007	SFR	$395.62	$121,825.68	9.375
324	LAS VEGAS	NV	89146	360	8.25	$260,000.00	1/1/2007	SFR	$897.31	$264,650.45	8.250
325	TURLOCK	CA	95380	360	9	$254,800.00	1/1/2007	SFR	$819.54	$258,751.12	9.000
326	EWA BEACH	HI	96706	360	8.625	$208,800.00	3/1/2007	PUD	$771.77	$211,046.59	8.625
327	CAPE CORAL	FL	33909	360	8.5	$216,000.00	2/1/2007	SFR	$745.46	$219,240.14	8.500
328	SACRAMENTO	CA	95824	360	9	$224,000.00	2/1/2007	SFR	$720.47	$226,401.37	9.000
329	LOS ANGELES	CA	90013	360	9.125	$380,000.00	2/1/2007	HR CONDO	$1,222.23	$384,222.79	9.125
330	LORTON	VA	22079	360	8.625	$748,800.00	2/1/2007	PUD	$2,408.44	$756,118.88	8.625
331	LOS ANGELES	CA	90062	360	8.625	$384,000.00	1/1/2007	SFR	$1,235.10	$391,890.33	8.625
332	SIMI VALLEY	CA	93065	360	9.125	$524,000.00	2/1/2007	SFR	$1,685.39	$533,413.01	9.125
333	UKIAH	CA	95482	360	8.625	$512,000.00	2/1/2007	SFR	$1,646.79	$520,329.06	8.625
334	LONG BEACH	CA	90805	360	8.625	$479,200.00	2/1/2007	UNITS-2	$1,541.30	$483,883.77	8.625
335	YUCAIPA	CA	92399	360	8.625	$392,000.00	2/1/2007	SFR	$1,038.19	$396,874.94	8.625
336	INDIO	CA	92201	360	8.625	$316,000.00	2/1/2007	SFR	$1,016.38	$321,089.41	8.625
337	VACAVILLLE	CA	95688	360	8.75	$616,000.00	2/1/2007	SFR	$1,981.30	$626,266.83	8.750
338	BAKERSFIELD	CA	93306	360	8.625	$208,000.00	2/1/2007	SFR	$669.01	$211,383.68	8.625
339	FONTANA	CA	92337	360	9.375	$300,000.00	2/1/2007	SFR	$1,107.36	$303,176.97	9.375
340	SALINAS	CA	93905	360	8.75	$624,000.00	2/1/2007	SFR	$1,577.82	$636,283.66	8.750
341	COMPTON AREA	CA	90221	360	8.375	$345,000.00	2/1/2007	SFR	$1,109.66	$350,246.87	8.375
342	DALY CITY	CA	94015	360	9.125	$696,000.00	2/1/2007	SFR	$2,238.61	$703,680.95	9.125
343	NORCO	CA	92860	360	8.625	$460,000.00	1/1/2007	SFR	$1,163.14	$467,959.98	8.625
344	LOS ANGELES COUNTY	CA	90047	360	8.625	$396,900.00	2/1/2007	SFR	$1,100.10	$404,154.37	8.625
345	CHULA VISTA	CA	91913	360	9.125	$920,000.00	2/1/2007	PUD	$2,781.16	$918,744.51	9.125
346	DIAMOND BAR	CA	91765	360	9.375	$492,000.00	2/1/2007	SFR	$1,816.07	$497,210.22	9.375
347	PERRIS	CA	92571	360	8.875	$378,000.00	3/1/2007	SFR	$1,304.55	$382,546.08	8.875
348	(SAN BERNARDINO AREA)	CA	92404	360	9.125	$288,000.00	3/1/2007	SFR	$762.75	$292,344.69	9.125
349	CLEAR WATER	FL	33764	360	8.875	$240,000.00	3/1/2007	SFR	$771.93	$243,056.73	8.875
350	NORWALK	CA	90650	360	9.125	$336,000.00	2/1/2007	SFR	$1,080.71	$342,035.82	9.125
351	PLACENTIA	CA	92870	360	9.125	$520,000.00	2/1/2007	SFR	$1,919.42	$525,178.56	9.125
352	INDIO	CA	92203	360	9.125	$400,000.00	2/1/2007	SFR	$1,286.56	$407,185.48	9.125
353	FONTANA	CA	92336-	360	8.875	$320,000.00	3/1/2007	SFR	$1,104.38	$323,577.13	8.875
354	MORENO VALLEY	CA	92551	360	9.625	$376,000.00	3/1/2007	PUD	$1,387.89	$375,235.64	9.625
355	LOS ANGELES	CA	90063	360	8.375	$357,000.00	3/1/2007	SFR	$945.50	$361,708.14	8.375
356	LAKE HAVASU CITY	AZ	86406	360	8.625	$202,500.00	2/1/2007	SFR	$748.48	$205,444.10	8.625
357	COACHELLA	CA	92236	360	8.125	$332,000.00	2/1/2007	SFR	$1,067.84	$334,826.52	8.125
358	LIHUE	HI	96766	360	9.375	$584,000.00	3/1/2007	SFR	$1,878.37	$592,176.40	9.375
359	COMPTON	CA	90221	360	8.625	$364,000.00	2/1/2007	SFR	$1,170.77	$367,519.44	8.625
360	SAN JUAN CAPISTRANO	CA	92675	360	9.125	$457,600.50	2/1/2007	SFR	$1,471.82	$462,650.51	9.125
361	RIALTO	CA	92376	360	9.375	$380,000.00	3/1/2007	SFR	$1,222.23	$382,626.59	9.375
362	FONTANA	CA	92336	360	9.125	$416,000.00	2/1/2007	SFR	$1,338.02	$420,590.91	9.125
363	LAKE HAVASU CITY	AZ	86403	360	8.625	$264,000.00	2/1/2007	SFR	$849.13	$266,580.37	8.625
364	CARSON	CA	90745	360	9	$468,000.00	2/1/2007	SFR	$1,239.48	$477,383.04	9.000
365	SANTA ANA	CA	92707	360	8.375	$517,500.00	2/1/2007	UNITS-2	$1,664.48	$525,425.39	8.375
366	LOS ANGELES	CA	90061	360	8.625	$307,500.00	2/1/2007	SFR	$814.40	$311,277.24	8.625
367	ANAHEIM	CA	92805	360	8.875	$393,000.00	3/1/2007	SFR	$1,264.04	$395,387.76	8.875
368	PENNGROVE	CA	94951	360	8.875	$620,000.00	4/1/2007	SFR	$1,994.17	$625,266.51	8.875
369	SANTA ANA	CA	92705	360	7.875	$485,000.00	2/1/2007	SFR	$1,559.95	$491,863.03	7.875
370	LOS ANGELES	CA	90026	360	9.125	$600,000.00	3/1/2007	UNITS-2	$1,929.84	$608,084.50	9.125
371	SAN JUAN CAPISTRANO	CA	92675	360	8.875	$512,000.00	3/1/2007	PUD	$1,646.79	$515,110.77	8.875
372	ALISO VIEJO	CA	92656	360	8.875	$364,500.00	3/1/2007	PUD	$1,257.96	$368,579.23	8.875
373	RICHMOND	CA	94801	360	8.875	$580,000.00	3/1/2007	UNITS-4	$2,765.67	$584,666.36	8.875
374	SANTA ANA	CA	92707	360	9.375	$560,000.00	2/1/2007	SFR	$2,067.07	$565,255.76	9.375
375	MODESTO	CA	95351-	360	8.875	$307,500.00	3/1/2007	UNITS-2	$891.24	$311,712.02	8.875
376	HEMET	CA	92545-	360	8.75	$728,000.00	5/1/2007	SFR	$3,471.39	$729,836.94	8.750
377	MODESTO	CA	95351-	360	8.875	$326,250.00	3/1/2007	UNITS-2	$945.58	$330,718.86	8.875
378	MODESTO	CA	95351	360	8.875	$348,750.00	3/1/2007	UNITS-2	$1,010.80	$353,527.04	8.875
379	MONROVIA	CA	91016	360	8.625	$396,000.00	2/1/2007	SFR	$1,273.69	$402,442.01	8.625
380	LA MIRADA	CA	90638	360	9.375	$440,000.00	3/1/2007	SFR	$1,391.03	$440,000.00	9.375
381	NEWBERG	OR	97132	360	8.625	$224,800.00	3/1/2007	SFR	$595.37	$226,977.32	8.625
382	WHITTIER	CA	90603	360	9.375	$425,300.00	3/1/2007	SFR	$1,285.68	$428,889.41	9.375
383	WOODLAND	CA	95776	360	8	$366,500.00	3/1/2007	SFR	$1,156.69	$370,385.72	8.000
384	LOS ANGELES	CA	90003	360	8.875	$417,000.00	3/1/2007	UNITS-2	$1,341.24	$422,310.97	8.875
385	REDDING	CA	96003	360	8.875	$223,000.00	3/1/2007	SFR	$769.62	$225,681.93	8.875
386	CANYON LAKE	CA	92587	360	8.875	$496,000.00	4/1/2007	SFR	$1,595.33	$500,213.22	8.875
387	(HUNTINGTON PARK AREA)	CA	90255	360	8.75	$378,000.00	4/1/2007	UNITS-2	$1,195.02	$380,322.99	8.750
388	TORRANCE	CA	90501	360	8.375	$616,000.00	4/1/2007	SFR	$1,631.45	$621,354.06	8.375
389	WASCO	CA	93280	360	9	$212,000.00	4/1/2007	SFR	$783.59	$213,618.87	9.000
390	(LOS ANGELES AREA)	CA	90043	360	9	$716,000.00	4/1/2007	SFR	$2,302.94	$722,157.12	9.000
391	SANTA CLARITA	CA	91355	360	8.875	$870,000.00	4/1/2007	SFR	$3,211.34	$866,800.63	8.875
392	RIVERSIDE	CA	92504	360	8.375	$792,000.00	5/1/2007	SFR	$2,295.49	$795,232.01	8.375
393	LONGWOOD	FL	32779	360	9	$672,000.00	5/1/2007	PUD	$2,161.42	$674,878.58	9.000
394	LOS ANGELES (TARZANA AREA)	CA	91356	360	9	$841,500.00	4/1/2007	SFR	$2,706.60	$848,736.33	9.000
395	SIMI VALLEY	CA	93065	360	8.75	$432,000.00	5/1/2007	SFR	$1,819.00	$433,331.00	8.750
396	STOCKTON	CA	95206	360	8.5	$360,000.00	4/1/2007	SFR	$953.44	$363,204.43	8.500
397	AREA OF WOODLAND HILLS	CA	91367	360	9	$536,000.00	4/1/2007	SFR	$1,723.99	$540,609.24	9.000
398	LOS ANGELES	CA	90025	360	8.875	$320,000.00	4/1/2007	CONDO	$1,181.18	$318,823.22	8.875
399	CAMARILLO AREA	CA	93010	360	9	$1,000,000.00	4/1/2007	SFR	$3,696.19	$1,007,636.15	9.000
400	NORTH LAS VEGAS	NV	89031	360	9	$204,000.00	5/1/2007	SFR	$540.28	$204,989.72	9.000
401	PORT SAINT LUCIE	FL	34983	360	8.625	$208,000.00	6/1/2007	SFR	$669.01	$208,000.00	8.625
402	LOS ANGELES	CA	90002	360	8.25	$360,000.00	4/1/2007	SFR	$1,157.90	$362,680.79	8.250
403	HUNTINGTON BEACH	CA	92648	360	8.75	$1,000,000.00	4/1/2007	SFR	$3,216.40	$1,008,180.25	8.750
404	LOS ANGELES (NORTHRIDGE AREA)	CA	91326	360	8.75	$832,250.00	5/1/2007	PUD	$2,676.84	$835,641.65	8.750
405	STUARTS DRAFT	VA	24477	360	8.75	$108,000.00	5/1/2007	SFR	$514.99	$108,272.51	8.750
406	(PACHECO AREA)	CA	94553	360	7.875	$348,000.00	4/1/2007	SFR	$1,119.31	$350,372.89	7.875
407	SANTA ANA	CA	92706	360	8.75	$284,000.00	4/1/2007	CONDO	$1,049.72	$285,092.46	8.750
408	RANCHO CUCAMONGA	CA	91739	360	8.75	$660,000.00	4/1/2007	SFR	$2,439.49	$664,763.32	8.750
409	FULLERTON	CA	92833	360	9	$464,000.00	5/1/2007	SFR	$1,492.41	$465,987.59	9.000
410	GALT	CA	95632	360	8.5	$285,950.00	5/1/2007	SFR	$1,128.36	$286,847.12	8.500
411	MARTINEZ	CA	94553	360	8.75	$600,000.00	4/1/2007	SFR	$1,896.85	$604,974.37	8.750
412	POMONA	CA	91767	360	8.75	$450,000.00	5/1/2007	SFR	$1,447.38	$451,833.87	8.750
413	ANAHEIM HILLS	CA	92808-	360	8.625	$320,000.00	5/1/2007	CONDO	$1,715.87	$320,584.13	8.625
414	SALEM	OR	97304	360	8.75	$191,200.00	5/1/2007	SFR	$604.46	$191,989.71	8.750
415	SAN JOSE	CA	95123	360	8.75	$575,000.00	5/1/2007	SFR	$1,984.44	$577,208.27	8.750
416	HENDERSON	NV	89012	360	8.5	$306,000.00	7/1/2007	PUD	$1,093.16	$306,000.00	8.500
417	EL CENTRO	CA	92243	360	8.375	$264,000.00	6/1/2007	SFR	$975.80	$264,000.00	8.375
418	RANCHO CUCAMONGA	CA	91701	360	8.75	$372,000.00	5/1/2007	SFR	$1,176.05	$373,536.45	8.750
419	MARY ESTHER	FL	32569	360	8.75	$144,000.00	6/1/2007	PUD	$531.53	$144,000.00	8.750
420	SANTA ANA	CA	92701-	360	8.75	$196,000.00	6/1/2007	CONDO	$630.41	$196,000.00	8.750
421	PALMDALE	CA	93550	360	7.875	$236,000.00	5/1/2007	SFR	$759.07	$236,789.68	7.875
422	RANCHO CUCAMONGA	CA	91730-	360	8.625	$512,000.00	5/1/2007	SFR	$2,155.85	$513,524.15	8.625
423	AREA OF VOLCANO	CA	95689	360	8.75	$270,000.00	5/1/2007	SFR	$931.82	$271,036.93	8.750
424	ONTARIO	CA	91761	360	8.75	$274,000.00	5/1/2007	SFR	$881.29	$275,116.63	8.750
425	(LOS ANGELES AREA)	CA	90059	360	8.5	$348,000.00	5/1/2007	SFR	$1,286.28	$349,178.72	8.500
426	LOS ANGELES	CA	90065	360	9.375	$480,000.00	5/1/2007	SFR	$1,771.77	$481,978.23	9.375
427	NEVADA CITY	CA	95959	360	8.625	$270,000.00	5/1/2007	SFR	$868.43	$271,072.20	8.625
428	FONTANA	CA	92337	360	7.625	$584,000.00	5/1/2007	SFR	$1,546.70	$586,164.13	7.625
429	BRIAN HEAD	UT	84719	360	8.75	$534,000.00	6/1/2007	SFR	$1,842.94	$534,000.00	8.750
430	MIAMI	FL	33137	360	8	$190,000.00	5/1/2007	SFR	$633.18	$190,633.49	8.000
431	SEATTLE	WA	98103-	360	8.625	$480,000.00	6/1/2007	SFR	$1,271.26	$480,000.00	8.625
432	MORENO VALLEY	CA	92557-	360	8.375	$308,000.00	6/1/2007	SFR	$990.65	$308,000.00	8.375
433	GOODYEAR	AZ	85338	360	8.125	$253,000.00	6/1/2007	PUD	$1,206.40	$253,000.00	8.125
434	MEMPHIS	TN	38106-	360	8.75	$52,000.00	6/1/2007	SFR	$218.95	$52,000.00	8.750
435	CHULA VISTA	CA	91913	360	8.75	$584,500.00	6/1/2007	PUD	$1,770.02	$584,500.00	8.750
436	LAS VEGAS	NV	89102-	360	8.125	$255,000.00	1/1/2007	SFR	$880.06	$256,777.13	8.125
437	GLENDALE	AZ	85302	360	8.75	$150,300.00	3/1/2007	SFR	$454.36	$150,002.50	8.750
438	SURPRISE	AZ	85379	360	8.75	$192,000.00	1/1/2007	PUD	$708.71	$192,594.30	8.750
439	MESA	AZ	85206-	360	8.875	$188,500.00	2/1/2007	SFR	$569.83	$188,242.77	8.875
440	LAS VEGAS	NV	89142-	360	8.5	$241,300.00	2/1/2007	SFR	$952.17	$244,538.74	8.500
441	SURPRISE	AZ	85379-	360	8.25	$168,000.00	2/1/2007	PUD	$620.96	$170,229.17	8.250
442	SCOTTSDALE	AZ	85262-	360	8.625	$437,400.00	2/1/2007	SFR	$1,158.43	$445,612.70	8.625
443	SCOTTSDALE	AZ	85255-	360	8.375	$416,000.00	2/1/2007	PUD	$1,205.71	$422,888.08	8.375
444	PHOENIX	AZ	85028-	360	8.25	$280,000.00	4/1/2007	SFR	$1,178.98	$282,492.39	8.250
445	PHOENIX	AZ	85023	360	8	$436,000.00	3/1/2007	PUD	$1,402.35	$440,588.84	8.000
446	PHOENIX	AZ	85016-	360	8.125	$188,100.00	4/1/2007	SFR	$695.25	$189,260.60	8.125
447	CATHEDRAL CITY	CA	92234	360	9	$444,000.00	4/1/2007	SFR	$1,641.11	$447,390.45	9.000
448	PHOENIX	AZ	85037-	360	8.875	$175,000.00	7/1/2007	SFR	$736.86	$175,000.00	8.875
449	MESA	AZ	85208	360	8.375	$237,500.00	4/1/2007	PUD	$937.18	$238,945.77	8.375
450	AVONDALE	AZ	85323-	360	8.75	$238,000.00	5/1/2007	PUD	$752.42	$238,983.00	8.750
451	MESA	AZ	85205-	360	8.375	$286,400.00	5/1/2007	PUD	$758.52	$287,640.31	8.375
452	PHOENIX	AZ	85020-	360	8.5	$148,500.00	6/1/2007	CONDO	$586.75	$148,500.00	8.500
453	MENIFEE	CA	92584	360	8.875	$348,000.00	1/1/2007	PUD	$1,119.31	$355,602.61	8.875
454	RIVERSIDE	CA	92506	360	9.125	$456,000.00	2/1/2007	SFR	$1,573.75	$463,854.74	9.125
455	HENDERSON	NV	89044	360	8.375	$400,000.00	2/1/2007	PUD	$1,380.48	$405,745.87	8.375
456	ONTARIO	CA	91761-	360	8.25	$415,000.00	2/1/2007	SFR	$1,334.80	$421,311.49	8.250
457	PILOT HILL	CA	95664-	360	8.625	$464,000.00	2/1/2007	SFR	$1,492.41	$471,548.19	8.625
458	CERES	CA	95307-	360	8.125	$295,000.00	3/1/2007	SFR	$948.84	$298,229.01	8.125
459	GARDNERVILLE	NV	89460-	360	7.875	$400,000.00	3/1/2007	SFR	$1,380.48	$403,800.04	7.875
460	SACRAMENTO	CA	95828-	360	8.625	$270,000.00	3/1/2007	SFR	$997.97	$272,905.09	8.625
461	STOCKTON	CA	95209-	360	8.625	$320,000.00	3/1/2007	SFR	$1,029.25	$323,907.03	8.625
462	SACRAMENTO	CA	95823-	360	9	$304,000.00	5/1/2007	SFR	$1,123.64	$305,156.36	9.000
463	STATELINE	NV	89449-	360	9	$901,500.00	4/1/2007	PUD	$2,899.58	$909,252.30	9.000
464	TEMECULA	CA	92592-	360	8.125	$512,000.00	4/1/2007	PUD	$1,892.45	$515,159.10	8.125
465	SAN JOSE	CA	95127-	360	9	$520,000.00	5/1/2007	SFR	$1,922.02	$521,977.98	9.000
466	STOCKTON	CA	95206-	360	8.75	$345,000.00	4/1/2007	SFR	$1,109.66	$347,822.19	8.750
467	SAN JOSE	CA	95121-	360	8.25	$568,000.00	4/1/2007	SFR	$2,099.44	$571,682.89	8.250
468	SACRAMENTO	CA	95833-	360	8.5	$261,000.00	6/1/2007	SFR	$900.76	$261,000.00	8.500
469	SACRAMENTO	CA	95828-	360	8	$251,100.00	6/1/2007	SFR	$898.90	$251,100.00	8.000
470	BELLFLOWER	CA	90706	360	9	$496,000.00	1/1/2007	SFR	$1,595.33	$503,796.21	9.000
471	VICTORVILLE	CA	92395-	360	8.625	$228,000.00	1/1/2007	SFR	$786.87	$232,344.92	8.625
472	LOS ANGELES	CA	90003	360	9	$461,250.00	12/1/2006	UNITS-3	$1,483.56	$470,480.49	9.000
473	LOS ANGELES	CA	90011-	360	9	$382,500.00	1/1/2007	UNITS-4	$1,230.27	$388,512.19	9.000
474	ORANGE	CA	92867	360	9	$608,000.00	1/1/2007	SFR	$1,955.57	$617,329.64	9.000
475	LONG BEACH	CA	90808	360	8.5	$520,000.00	1/1/2007	SFR	$1,672.53	$527,128.83	8.500
476	WHITTIER	CA	90604	360	8.625	$242,000.00	1/1/2007	SFR	$778.37	$246,925.91	8.625
477	LAKEWOOD	WA	98498	360	9.25	$252,000.00	2/1/2007	SFR	$946.00	$254,551.96	9.250
478	KAILUA-KONA	HI	96740-	360	9.375	$600,000.00	3/1/2007	SFR	$2,252.38	$603,801.14	9.375
479	LOS ANGELES	CA	90044	360	8.875	$480,000.00	4/1/2007	UNITS-4	$1,894.09	$483,374.24	8.875
480	TORRANCE	CA	90503	360	9.125	$750,000.00	2/1/2007	SFR	$2,412.30	$758,276.85	9.125
481	WILMINGTON	CA	90744	360	8.75	$408,000.00	3/1/2007	SFR	$1,080.57	$413,810.74	8.750
482	COLTON	CA	92324	360	8.375	$387,000.00	2/1/2007	SFR	$1,072.66	$393,704.43	8.375
483	COMPTON	CA	90220	360	8.625	$328,000.00	2/1/2007	SFR	$1,054.98	$333,286.47	8.625
484	ANAHEIM	CA	92805-	360	8.625	$487,500.00	3/1/2007	SFR	$1,801.89	$492,745.31	8.625
485	MESA	AZ	85209	360	9.375	$468,800.00	3/1/2007	PUD	$1,507.85	$475,363.86	9.375
486	SAN DIEGO	CA	92114	360	9.375	$472,000.00	3/1/2007	SFR	$1,518.14	$478,657.75	9.375
487	LOS ANGELES	CA	90059-	360	8.875	$311,250.00	3/1/2007	SFR	$982.32	$314,463.68	8.875
488	PRINCEVILLE	HI	96722	360	8.625	$726,000.00	4/1/2007	PUD	$2,505.57	$731,520.45	8.625
489	WHITTIER	CA	90602	360	9	$632,000.00	4/1/2007	SFR	$1,673.82	$638,155.36	9.000
490	QUEEN CREEK	AZ	85242-	360	8.5	$246,500.00	1/1/2007	PUD	$850.72	$251,092.67	8.500
491	OAKLAND	CA	94603-	360	8.625	$440,000.00	2/1/2007	SFR	$1,415.21	$447,157.80	8.625
492	CONCORD	CA	94519-	360	8.625	$442,000.00	2/1/2007	SFR	$1,394.97	$449,293.10	8.625
493	PITTSBURG	CA	94565-	360	8.375	$369,600.00	4/1/2007	SFR	$1,275.56	$372,216.98	8.375
494	EL MONTE	CA	91731-	360	8.875	$360,000.00	2/1/2007	SFR	$953.44	$366,950.49	8.875
495	HUNTINGTON BEACH	CA	92646-	360	8.5	$715,000.00	2/1/2007	SFR	$2,299.72	$726,479.67	8.500
496	CERES	CA	95307-	360	9.125	$292,000.00	3/1/2007	SFR	$939.19	$295,903.67	9.125
497	EAST PALO ALTO	CA	94303	360	8.875	$552,000.00	3/1/2007	SFR	$2,037.54	$558,238.29	8.875
498	WASCO	CA	93280-	360	8.625	$196,000.00	2/1/2007	SFR	$630.41	$197,915.74	8.625
499	SAN MATEO	CA	94401-	360	8.5	$624,000.00	4/1/2007	SFR	$2,465.55	$627,922.74	8.500
500	REDDING	CA	96002-	360	8	$213,750.00	4/1/2007	SFR	$737.69	$215,151.54	8.000
501	COTTONWOOD	CA	96022-	360	8.625	$313,500.00	3/1/2007	UNITS-2	$1,081.95	$317,072.21	8.625
502	ANDERSON	CA	96007-	360	8.375	$632,000.00	5/1/2007	SFR	$1,994.61	$634,416.22	8.375
503	TRACY	CA	95376-	360	9.125	$272,000.00	5/1/2007	CONDO	$1,004.01	$273,064.32	9.125
504	SACRAMENTO	CA	95831-	360	8.5	$324,000.00	5/1/2007	SFR	$1,197.57	$323,342.43	8.500
505	CREVE COEUR	MO	63141-	360	7.875	$229,600.00	5/1/2007	SFR	$1,094.82	$230,011.93	7.875
506	VISTA	CA	92083-	360	8.5	$660,000.00	6/1/2007	SFR	$2,439.49	$660,000.00	8.500
507	LOS ANGELES	CA	90047-	360	8.625	$417,000.00	12/1/2006	SFR	$1,054.41	$426,965.99	8.625
508	WEST SACRAMENTO	CA	95605-	360	8.625	$256,000.00	2/1/2007	SFR	$823.40	$260,164.52	8.625
509	CHINO	CA	91710	360	9	$540,000.00	12/1/2006	SFR	$1,365.42	$553,078.16	9.000
510	PORTLAND	OR	97220	360	9.125	$216,000.00	12/1/2006	SFR	$797.30	$217,182.82	9.125
511	PORTLAND	OR	97233	360	9	$216,800.00	12/1/2006	SFR	$800.25	$217,496.46	9.000
512	MILL CREEK	WA	98012	360	8.875	$518,400.00	2/1/2007	PUD	$1,667.38	$527,217.78	8.875
513	MCMINNVILLE	OR	97218	360	9.375	$142,400.00	2/1/2007	SFR	$525.63	$142,110.52	9.375
514	WASHOUGAL	WA	98671	360	8.625	$304,000.00	2/1/2007	SFR	$1,049.17	$308,720.98	8.625
515	HAPPY VALLEY	OR	97086	360	8.875	$282,400.00	3/1/2007	SFR	$908.31	$285,996.73	8.875
516	BELLEVUE	WA	98004	360	9	$735,000.00	4/1/2007	SFR	$2,364.05	$741,320.51	9.000
517	PORTLAND	OR	97220	360	7.875	$175,000.00	5/1/2007	UNITS-2	$834.47	$175,313.97	7.875
518	SANTEE	CA	92071-	360	8.875	$460,000.00	3/1/2007	SFR	$1,479.54	$465,788.80	8.875
519	MERIDIAN	ID	83646-	360	8.25	$156,000.00	3/1/2007	PUD	$492.34	$157,801.74	8.250
520	HOUSTON	TX	77044	360	8.875	$127,300.00	3/1/2007	PUD	$536.02	$128,375.50	8.875
521	STILLWATER	OK	74074	360	8.875	$190,400.00	3/1/2007	UNITS-2	$551.84	$193,008.04	8.875
522	STILLWATER	OK	74074-	360	8.875	$190,400.00	3/1/2007	UNITS-2	$551.84	$192,959.52	8.875
523	CHICAGO	IL	60622	360	8.75	$400,000.00	5/1/2007	UNITS-2	$1,731.95	$401,184.72	8.750
524	STRATFORD	CT	06614	360	9.5	$208,000.00	4/1/2007	SFR	$767.77	$209,764.75	9.500
525	CHICAGO	IL	60612	360	8	$272,000.00	4/1/2007	CONDO	$720.38	$274,221.64	8.000
526	WYLIE	TX	75098	360	8.125	$227,905.00	4/1/2007	PUD	$899.32	$229,196.94	8.125
527	SKOKIE	IL	60077-	360	8.125	$416,000.00	5/1/2007	CONDO	$1,865.70	$416,950.97	8.125
528	PLAINFIELD	IL	60544	360	8.5	$307,500.00	5/1/2007	SFR	$970.48	$308,707.65	8.500
529	BRIDGEVIEW	IL	60455	360	8.5	$217,800.00	5/1/2007	SFR	$860.57	$218,482.18	8.500
530	JULIET	IL	60433	360	8.375	$157,500.00	5/1/2007	SFR	$543.56	$158,055.66	8.375
531	STILLWATER	OK	74074	360	8.75	$212,000.00	5/1/2007	UNITS-2	$670.22	$212,875.61	8.750
532	CHICAGO	IL	60647-	360	8.375	$348,000.00	5/1/2007	CONDO	$1,100.17	$348,220.73	8.375
533	CHICAGO	IL	60622	360	8.5	$572,000.00	5/1/2007	CONDO	$1,808.33	$574,243.34	8.500
534	CHICAGO	IL	60647-	360	8.5	$408,600.00	5/1/2007	CONDO	$1,642.23	$409,852.02	8.500
535	CLOVERDALE	OR	97112	360	8.125	$216,900.00	5/1/2007	SFR	$801.70	$217,566.89	8.125
536	PLAINFIELD	IL	60544-8926	360	8.5	$343,500.00	5/1/2007	SFR	$1,269.64	$344,663.49	8.500
537	DENVER	CO	80218	360	9	$640,000.00	11/1/2006	SFR	$2,058.49	$655,780.07	9.000
538	NORTH HIGHLANDS	CA	95660	360	8.625	$268,000.00	2/1/2007	SFR	$861.99	$272,557.17	8.625
539	WOODLAND	CA	95776	360	8.875	$380,000.00	2/1/2007	SFR	$1,199.29	$386,596.67	8.875
540	ST LOUIS	MO	63125	360	8.75	$128,800.00	2/1/2007	SFR	$341.12	$130,465.37	8.750
541	UNION	MO	63084	360	8.375	$80,000.00	2/1/2007	PUD	$257.31	$80,593.22	8.375
542	WEST JORDAN	UT	84084	360	7.875	$83,000.00	3/1/2007	CONDO	$266.96	$83,847.37	7.875
543	RAMROD KEY	FL	33042	360	9	$360,000.00	4/1/2007	SFR	$1,330.63	$362,749.01	9.000
544	LUTZ	FL	33558	360	8.125	$202,000.00	5/1/2007	SFR	$649.71	$202,718.00	8.125
545	DENVER	CO	80205-	360	8.75	$131,200.00	5/1/2007	SFR	$414.78	$131,741.89	8.750
546	BAYFIELD	CO	81122	360	8.75	$166,500.00	4/1/2007	SFR	$615.42	$167,701.65	8.750
547	JACKSON	WY	83001-	360	8.75	$562,500.00	6/1/2007	PUD	$1,941.30	$562,500.00	8.750
548	OMAHA	NE	68154	360	9.375	$500,000.00	6/1/2007	SFR	$1,725.60	$500,000.00	9.375
549	CONYERS	GA	30094-	360	8	$203,000.00	6/1/2007	SFR	$652.93	$203,000.00	8.000
550	LOS ANGELES	CA	90027	360	8.375	$1,000,000.00	6/1/2007	SFR	$2,771.72	$1,000,000.00	8.375
551	NAPLES	FL	34120	360	8.5	$200,000.00	6/1/2007	SFR	$643.28	$200,000.00	8.500
552	HERRIMAN	UT	84065	360	8.625	$285,000.00	1/1/2007	SFR	$983.59	$288,780.11	8.625
553	SANTA FE	NM	87507	360	8.625	$220,400.00	1/1/2007	SFR	$610.89	$224,083.09	8.625
554	HARRISVILLE	UT	84404	360	7.75	$171,000.00	2/1/2007	SFR	$590.16	$173,171.42	7.750
555	SARATOGA SPRINGS	UT	84045-	360	8.25	$289,000.00	1/1/2007	SFR	$929.54	$292,717.74	8.250
556	ODESSA	FL	33556	360	8.875	$452,000.00	4/1/2007	PUD	$1,197.10	$456,307.51	8.875
557	PALM CITY	FL	34990	360	8.5	$176,000.00	12/1/2006	SFR	$566.09	$177,355.49	8.500
558	CLEARWATER	FL	33759	360	8.625	$400,000.00	2/1/2007	SFR	$1,011.42	$405,106.48	8.625
559	KISSIMMEE	FL	34746	360	9.125	$343,650.00	1/1/2007	PUD	$1,105.31	$351,487.85	9.125
560	NAPLES	FL	34120	360	9.125	$324,000.00	2/1/2007	SFR	$1,042.11	$327,523.12	9.125
561	HOLLYWOOD	FL	33024-	360	8.625	$251,200.00	2/1/2007	SFR	$807.96	$253,708.06	8.625
562	PEMBROKE PINES	FL	33029	360	8.625	$250,000.00	2/1/2007	PUD	$804.10	$252,496.08	8.625
563	PALM BEACH GARDENS	FL	33418	360	9.625	$480,000.00	2/1/2007	PUD	$1,543.87	$485,903.31	9.625
564	LOXAHATCHEE	FL	33470	360	8.875	$408,000.00	3/1/2007	SFR	$1,312.29	$413,411.97	8.875
565	TAMPA	FL	33606	360	8.375	$217,500.00	2/1/2007	CONDO	$699.57	$218,669.47	8.375
566	TAMPA	FL	33603-	360	8.25	$154,400.00	4/1/2007	SFR	$488.12	$155,566.85	8.250
567	TAMPA	FL	33604-	360	8.5	$131,100.00	4/1/2007	SFR	$414.46	$132,131.98	8.500
568	TAMPA	FL	33603	360	8.25	$156,000.00	4/1/2007	SFR	$493.18	$157,178.93	8.250
569	SEMINOLE	FL	33772-	360	8.625	$570,400.00	2/1/2007	SFR	$1,834.63	$579,799.75	8.625
570	HAVERHILL	MA	01835	360	8.875	$168,000.00	3/1/2007	CONDO	$540.35	$170,038.59	8.875
571	PALM HARBOR	FL	34683-	360	8.625	$134,400.00	2/1/2007	SFR	$602.77	$135,425.57	8.625
572	PALM HARBOR	FL	34684	360	8.625	$242,000.00	2/1/2007	SFR	$835.19	$245,707.00	8.625
573	PORT SAINT LUCIE	FL	34987	360	8.625	$504,000.00	5/1/2007	PUD	$1,621.06	$506,001.44	8.625
574	BROOKLYN	NY	11236	360	8.625	$376,000.00	4/1/2007	SFR	$1,389.77	$378,634.90	8.625
575	MIAMI	FL	33147	360	9	$285,000.00	4/1/2007	SFR	$983.59	$285,851.93	9.000
576	CAPE CORAL	FL	33993	360	8.75	$248,000.00	4/1/2007	SFR	$797.67	$250,054.63	8.750
577	MIAMI	FL	33196	360	8.25	$138,500.00	4/1/2007	CONDO	$445.47	$139,531.40	8.250
578	POMPANO BEACH	FL	33064	360	8.25	$252,000.00	5/1/2007	SFR	$667.41	$253,065.09	8.250
579	NAPLES	FL	34116	360	8.75	$280,000.00	4/1/2007	SFR	$900.59	$282,290.48	8.750
580	LUTZ	FL	33549	360	8.625	$262,000.00	4/1/2007	PUD	$1,249.32	$263,327.02	8.625
581	MIAMI	FL	33131	360	9	$376,000.00	4/1/2007	HR CONDO	$1,209.36	$379,233.36	9.000
582	SPRING HILL	FL	34608	360	8.25	$189,050.00	5/1/2007	SFR	$652.45	$189,677.58	8.250
583	APOPKA	FL	32703	360	8.375	$185,600.00	5/1/2007	SFR	$885.01	$186,010.32	8.375
584	ROYAL PALM BEACH	FL	33411	360	8.375	$190,800.00	6/1/2007	PUD	$965.62	$190,800.00	8.375
585	GIG HARBOR	WA	98332	360	7.875	$577,000.00	4/1/2007	SFR	$1,855.86	$580,934.38	7.875
586	SCAPPOOSE	OR	97056	360	8.375	$263,000.00	5/1/2007	SFR	$972.10	$263,863.42	8.375
587	IRVINE	CA	92620	360	9.375	$750,000.00	11/1/2006	CONDO	$2,768.40	$757,946.88	9.375
588	ANAHEIM	CA	92804	360	9.375	$496,000.00	11/1/2006	SFR	$1,499.41	$493,285.75	9.375
589	MONUMENT	CO	80132	360	8.5	$740,000.00	1/1/2007	SFR	$2,380.13	$749,988.54	8.500
590	SANTA ROSA	CA	95407	360	8.5	$584,800.00	12/1/2006	PUD	$1,880.95	$595,258.88	8.500
591	HONOLULU	HI	96818	360	8.875	$750,000.00	3/1/2007	SFR	$1,986.34	$760,839.68	8.875
592	MORENO VALLEY	CA	92553	360	8.625	$227,500.00	4/1/2007	SFR	$840.88	$229,094.27	8.625
593	SURPRISE	AZ	85388	360	7.875	$428,000.00	3/1/2007	PUD	$1,376.62	$432,369.53	7.875
594	FONTANA	CA	92337	360	8.625	$506,400.00	3/1/2007	SFR	$1,628.78	$512,529.54	8.625
595	MORENO VALLEY	CA	92553	360	8.875	$324,000.00	3/1/2007	SFR	$1,042.11	$328,158.92	8.875
596	SUN VALLEY AREA	CA	91352	360	7.875	$371,000.00	4/1/2007	SFR	$1,193.28	$373,490.96	7.875
597	UPLAND	CA	91786	360	8.875	$464,000.00	3/1/2007	SFR	$1,492.41	$469,958.54	8.875
598	MIRA LOMA	CA	91752	360	8.5	$372,000.00	6/1/2007	SFR	$1,196.50	$372,000.00	8.500
599	LEHIGH ACRES	FL	33936	360	9	$224,000.00	5/1/2007	SFR	$827.95	$224,852.05	9.000
600	CHINO HILLS	CA	91709	360	8.625	$596,000.00	3/1/2007	SFR	$2,202.93	$602,412.71	8.625
601	JACKSONVILLE	FL	32208	360	8.375	$96,000.00	3/1/2007	SFR	$457.77	$96,641.14	8.375
602	JACKSONVILLE	FL	32211-	360	9	$128,000.00	4/1/2007	SFR	$473.11	$128,964.00	9.000
603	JACKSONVILLE	FL	32211	360	9	$128,000.00	4/1/2007	SFR	$473.11	$128,964.00	9.000
604	JACKSONVILLE	FL	32211	360	9	$128,000.00	4/1/2007	SFR	$473.11	$128,964.00	9.000
605	OAKLAND	CA	94619	360	8.625	$424,000.00	4/1/2007	SFR	$1,363.75	$427,379.60	8.625
606	AREA OF WHITTIER	CA	90606	360	8.875	$405,600.00	4/1/2007	SFR	$1,304.57	$409,045.32	8.875
607	LOS ANGELES	CA	90011	360	8.75	$435,000.00	5/1/2007	UNITS-3	$1,607.84	$436,564.04	8.750
608	LAS VEGAS	NV	89139	360	8.875	$288,000.00	4/1/2007	PUD	$926.32	$290,446.39	8.875
609	LARGO	FL	33770	360	8.75	$123,200.00	4/1/2007	SFR	$519.42	$123,960.59	8.750
610	ANAHEIM	CA	92804	360	8.875	$489,600.00	4/1/2007	SFR	$1,574.75	$493,758.85	8.875
611	LANCASTER	CA	93536	360	8.75	$391,500.00	4/1/2007	SFR	$1,546.90	$394,024.43	8.750
612	WESTMINSTER	CA	92683-	360	9.375	$308,000.00	4/1/2007	CONDO	$990.65	$310,874.49	9.375
613	GARDEN GROVE	CA	92703	360	9.25	$484,000.00	4/1/2007	SFR	$1,786.54	$482,070.58	9.250
614	BANNING	CA	92220	360	8.375	$300,000.00	4/1/2007	SFR	$948.43	$302,298.63	8.375
615	HEMET	CA	92545	360	9	$320,000.00	4/1/2007	SFR	$1,009.93	$318,620.28	9.000
616	LOS ANGELES	CA	90003	360	8.75	$336,000.00	4/1/2007	SFR	$1,241.92	$338,424.97	8.750
617	FRESNO	CA	93722	360	9	$220,000.00	4/1/2007	SFR	$707.61	$221,891.85	9.000
618	FULLERTON	CA	92833	360	9	$592,000.00	4/1/2007	SFR	$1,904.11	$597,090.80	9.000
619	LAKE ELSINORE	CA	92530	360	8.25	$459,000.00	4/1/2007	SFR	$1,584.10	$462,201.84	8.250
620	MORENO VALLEY	CA	92551	360	8.5	$280,000.00	4/1/2007	SFR	$1,034.93	$281,903.52	8.500
621	RANCHO CUCAMONGA	CA	91737	360	8.75	$440,000.00	5/1/2007	SFR	$1,626.33	$441,582.00	8.750
622	DUARTE	CA	91010	360	8.75	$380,000.00	4/1/2007	SFR	$1,413.42	$382,724.72	8.750
623	SAN BERNARDINO	CA	92407	360	8.375	$215,000.00	5/1/2007	SFR	$793.61	$215,706.91	8.375
624	LAKE ELSINORE	CA	92532	360	8.375	$525,000.00	4/1/2007	PUD	$1,811.88	$528,772.17	8.375
625	BONITA AREA	CA	91902	360	9	$720,000.00	4/1/2007	SFR	$2,315.80	$725,502.20	9.000
626	CORONA	CA	92882	360	9	$624,000.00	5/1/2007	PUD	$2,007.03	$626,672.97	9.000
627	TAMPA	FL	33647	360	8.75	$384,000.00	5/1/2007	PUD	$1,419.34	$385,380.66	8.750
628	GARDEN GROVE	CA	92840	360	8.5	$489,600.00	4/1/2007	SFR	$1,296.68	$494,009.25	8.500
629	SAN JACINTO	CA	92582	360	7.75	$349,250.00	5/1/2007	SFR	$1,205.33	$350,300.24	7.750
630	CORONA AREA	CA	92880	360	9	$536,000.00	4/1/2007	SFR	$1,419.57	$541,220.36	9.000
631	RANCHO CUCAMONGA	CA	91730	360	8.75	$320,000.00	5/1/2007	SFR	$1,182.78	$321,150.55	8.750
632	COACHELLA	CA	92236	360	8.75	$308,800.00	5/1/2007	SFR	$1,141.38	$309,910.29	8.750
633	POMONA	CA	91767	360	8.625	$256,500.00	5/1/2007	PUD	$885.23	$257,458.36	8.625
634	LOS ANGELES	CA	90032	360	8.5	$481,500.00	5/1/2007	SFR	$1,661.75	$483,248.88	8.500
635	RIVERSIDE	CA	92507	360	8.75	$181,000.00	5/1/2007	UNITS-2	$669.01	$181,650.78	8.750
636	ANAHEIM	CA	92804	360	8.875	$512,000.00	4/1/2007	SFR	$1,356.01	$516,879.29	8.875
637	WHITTIER	CA	90602	360	8.625	$343,100.00	5/1/2007	SFR	$1,103.55	$344,462.48	8.625
638	LOS ANGELES	CA	90065	360	8.75	$497,000.00	5/1/2007	SFR	$1,837.01	$498,786.95	8.750
639	ANAHEIM	CA	92806	360	8.375	$420,000.00	5/1/2007	SFR	$1,350.89	$421,580.36	8.375
640	VISALIA	CA	93292	360	8.5	$236,950.00	5/1/2007	SFR	$936.24	$237,692.16	8.500
641	LOS ANGELES (MISSION HILLS ARE	CA	91345	360	8.375	$495,000.00	5/1/2007	SFR	$1,592.12	$496,862.57	8.375
642	LA PUENTE	CA	91744	360	8.75	$456,000.00	5/1/2007	SFR	$1,685.46	$457,639.54	8.750
643	MONROVIA	CA	91016	360	8.75	$556,000.00	5/1/2007	UNITS-2	$2,052.31	$558,001.86	8.750
644	STOCKTON	CA	95209	360	8.375	$288,000.00	5/1/2007	SFR	$1,064.50	$288,945.50	8.375
645	SANTA ANA	CA	92707	360	8.75	$440,000.00	6/1/2007	SFR	$1,165.32	$440,000.00	8.750
646	WEST COVINA	CA	91791	360	9.125	$730,000.00	5/1/2007	SFR	$1,845.85	$733,705.19	9.125
647	ALISO VIEJO (LAGUNA HILLS AREA	CA	92656	360	8.125	$400,500.00	6/1/2007	PUD	$1,212.82	$400,500.00	8.125
648	NORTH LAS VEGAS	NV	89081	360	9	$312,000.00	6/1/2007	PUD	$1,151.65	$312,000.00	9.000
649	ASTORIA	OR	97103	360	9.375	$256,000.00	5/1/2007	SFR	$944.95	$257,055.05	9.375
650	MORENO VALLEY	CA	92553	360	8.625	$330,650.00	5/1/2007	SFR	$1,001.29	$332,025.26	8.625
651	CANYON LAKE	CA	92587	360	8.375	$556,000.00	5/1/2007	PUD	$1,788.32	$558,092.10	8.375
652	VICTORVILLE	CA	92392	360	8.25	$262,500.00	5/1/2007	SFR	$1,251.70	$263,052.99	8.250
653	VICTORVILLE	CA	92394	360	8.5	$315,000.00	6/1/2007	SFR	$1,087.13	$315,000.00	8.500
654	SANTA ANA	CA	92704	360	8.375	$500,000.00	6/1/2007	SFR	$1,608.20	$500,000.00	8.375
655	PUYALLUP	WA	98375	360	8.5	$306,000.00	6/1/2007	PUD	$1,051.81	$306,000.00	8.500
656	MONTCLAIR	CA	91763	360	8.75	$414,000.00	6/1/2007	SFR	$1,428.80	$414,000.00	8.750
657	SPANAWAY	WA	98387	360	8.5	$350,000.00	6/1/2007	PUD	$1,252.95	$350,000.00	8.500
658	SACRAMENTO	CA	95838-	360	9	$306,000.00	11/1/2006	SFR	$984.22	$308,597.57	9.000
659	EL MONTE	CA	91732	360	9	$353,600.00	12/1/2006	PUD	$1,137.32	$360,676.18	9.000
660	DOWNEY	CA	90241	360	9	$936,750.00	12/1/2006	SFR	$3,012.96	$955,496.11	9.000
661	MORENO VALLEY	CA	92557	360	8.625	$316,000.00	1/1/2007	SFR	$1,016.38	$320,365.50	8.625
662	PERRIS	CA	92571	360	8.375	$283,200.00	12/1/2006	SFR	$910.88	$288,264.69	8.375
663	PALMDALE	CA	93550	360	8.25	$336,000.00	12/1/2006	SFR	$1,080.71	$341,580.80	8.250
664	LOS ANGELES	CA	90003	360	9	$416,000.00	12/1/2006	UNITS-2	$1,338.02	$424,324.94	9.000
665	LOS ANGELES	CA	90018	360	8.625	$408,000.00	12/1/2006	SFR	$1,506.01	$410,192.44	8.625
666	WINNETKA AREA	CA	91306	360	9.5	$488,000.00	12/1/2006	SFR	$1,801.30	$493,589.34	9.500
667	GLENDORA	CA	91741	360	9	$640,000.00	12/1/2006	SFR	$2,362.37	$643,840.56	9.000
668	APPLE VALLEY	CA	92308	360	8.875	$435,600.00	1/1/2007	SFR	$1,401.06	$442,170.42	8.875
669	LONG BEACH	CA	90806	360	9	$460,000.00	12/1/2006	SFR	$1,479.54	$469,205.47	9.000
670	PALMDALE	CA	93551	360	8.5	$424,000.00	12/1/2006	SFR	$1,363.75	$431,583.07	8.500
671	LOS ANGELES	CA	90016	360	9	$500,000.00	12/1/2006	SFR	$1,608.20	$510,005.93	9.000
672	OXNARD	CA	93030	360	8.625	$300,000.00	2/1/2007	CONDO	$964.92	$304,880.10	8.625
673	GARDENA	CA	90248	360	8.625	$488,000.00	1/1/2007	SFR	$1,569.60	$494,741.65	8.625
674	WOODBRIDGE	VA	22193	360	8.625	$491,250.00	1/1/2007	SFR	$1,695.40	$497,349.57	8.625
675	ONTARIO	CA	91762	360	8.5	$376,000.00	1/1/2007	SFR	$1,209.36	$381,154.74	8.500
676	RESEDA	CA	91335	360	9.125	$472,000.00	3/1/2007	SFR	$1,308.25	$478,944.42	9.125
677	SANTA CLARITA AREA	CA	91387-	360	9.125	$750,000.00	1/1/2007	SFR	$1,896.42	$769,644.76	9.125
678	SPARKS	NV	89436	360	8.625	$295,000.00	2/1/2007	PUD	$948.84	$297,883.36	8.625
679	NORTH HILLS AREA	CA	91343-	360	8.625	$500,000.00	2/1/2007	SFR	$1,725.60	$507,638.64	8.625
680	GRANADA HILLS AREA	CA	91344-	360	8.625	$527,000.00	2/1/2007	SFR	$1,695.04	$532,148.08	8.625
681	POMONA	CA	91766-	360	8.625	$340,000.00	1/1/2007	SFR	$1,093.57	$344,696.19	8.625
682	FONTANA	CA	92336-	360	8.625	$544,000.00	4/1/2007	SFR	$2,010.73	$547,812.19	8.625
683	BUENA PARK	CA	90620	360	9.125	$472,000.00	2/1/2007	SFR	$1,250.07	$481,513.56	9.125
684	SAN BERNARDINO	CA	92404	360	9.125	$248,000.00	2/1/2007	SFR	$915.42	$247,495.85	9.125
685	LA PUENTE	CA	91744	360	9.375	$396,000.00	3/1/2007	SFR	$1,273.69	$401,544.58	9.375
686	OXNARD	CA	93036-	360	9.125	$626,250.00	2/1/2007	UNITS-4	$1,583.51	$634,904.21	9.125
687	LOS ANGELES	CA	90037	360	9.125	$368,000.00	2/1/2007	SFR	$1,183.63	$374,610.66	9.125
688	LOS ANGELES	CA	90026	360	9.125	$584,000.00	3/1/2007	UNITS-2	$1,878.37	$587,853.58	9.125
689	APPLE VALLEY	CA	92307	360	9.125	$196,000.00	2/1/2007	SFR	$495.60	$200,045.51	9.125
690	STOCKTON	CA	95206-	360	8.625	$180,000.00	2/1/2007	SFR	$621.22	$182,814.74	8.625
691	AMERICAN CANYON	CA	94503	360	9.125	$580,000.00	2/1/2007	SFR	$1,466.57	$592,033.23	9.125
692	FONTANA AREA	CA	92335	360	8.625	$300,000.00	2/1/2007	SFR	$794.54	$305,632.83	8.625
693	CULVER CITY	CA	90230	360	8.75	$356,000.00	4/1/2007	CONDO	$942.85	$359,348.07	8.750
694	WESTLAKE VILLAGE	CA	91361	360	9.125	$1,000,000.00	2/1/2007	PUD	$3,216.40	$1,018,175.54	9.125
695	RESEDA AREA	CA	91335	360	7.875	$520,000.00	2/1/2007	SFR	$1,672.53	$527,358.28	7.875
696	HAWTHRONE	CA	90250	360	8.625	$682,500.00	2/1/2007	UNITS-4	$1,807.57	$695,170.16	8.625
697	POMONA	CA	91767	360	8.25	$368,000.00	4/1/2007	SFR	$1,183.63	$370,740.47	8.250
698	LOS ANGELES	CA	90042	360	9	$430,000.00	2/1/2007	SFR	$1,383.05	$437,132.42	9.000
699	CATHEDRAL CITY	CA	92234	360	8.75	$344,000.00	6/1/2007	SFR	$1,271.49	$344,000.00	8.750
700	HUNTINGTON BEACH	CA	92646	360	8.5	$572,000.00	2/1/2007	SFR	$1,446.34	$582,609.27	8.500
701	HAWTHORNE	CA	90250-	360	8.75	$552,000.00	3/1/2007	UNITS-2	$1,775.45	$558,914.11	8.750
702	SIMI VALLEY	CA	93063-	360	8.25	$300,000.00	2/1/2007	SFR	$946.81	$303,650.42	8.250
703	SAN DIEGO	CA	92114-	360	8.625	$348,750.00	3/1/2007	SFR	$1,102.55	$353,065.98	8.625
704	COVINA AREA	CA	91722	360	8.625	$360,000.00	2/1/2007	SFR	$1,157.90	$365,856.37	8.625
705	OXNARD	CA	93035	360	8.625	$440,000.00	2/1/2007	UNITS-2	$1,518.53	$446,833.02	8.625
706	LOS ANGELES	CA	90003	360	9.375	$440,000.00	3/1/2007	UNITS-2	$1,415.21	$446,128.73	9.375
707	IRVINE	CA	92614	360	8.875	$452,000.00	3/1/2007	CONDO	$1,197.10	$458,532.72	8.875
708	PASADENA	CA	91103	360	8.875	$540,000.00	3/1/2007	SFR	$1,736.85	$546,877.62	8.875
709	HAWAIIAN GARDENS	CA	90716-	360	8.875	$296,000.00	3/1/2007	CONDO	$952.05	$299,801.16	8.875
710	PALMDALE AREA	CA	93550-	360	9.5	$285,700.00	4/1/2007	SFR	$1,054.57	$284,502.26	9.500
711	LANCASTER	CA	93535	360	8.375	$268,000.00	3/1/2007	SFR	$924.92	$270,884.45	8.375
712	VISTA	CA	92083	360	8.5	$436,000.00	4/1/2007	SFR	$1,154.73	$439,880.90	8.500
713	ARTESIA	CA	90701	360	8.875	$312,000.00	3/1/2007	SFR	$1,003.52	$315,840.20	8.875
714	VENTURA	CA	93001	360	8.5	$375,000.00	3/1/2007	SFR	$993.17	$378,593.12	8.500
715	MONROVIA	CA	91016	360	8.625	$207,000.00	4/1/2007	CONDO	$765.11	$202,078.41	8.625
716	FRESNO	CA	93710	360	8.75	$260,000.00	4/1/2007	SFR	$836.26	$262,126.87	8.750
717	CENTRAL CITY	NE	68826	360	8.25	$96,000.00	5/1/2007	SFR	$308.77	$96,351.23	8.250
718	SAN FERNANDO	CA	91340	360	8.875	$472,000.00	3/1/2007	SFR	$1,518.14	$478,061.28	8.875
719	MORENO VALLEY	CA	92555	360	8.875	$440,000.00	3/1/2007	SFR	$1,624.13	$444,972.54	8.875
720	INGLEWOOD	CA	90305	360	8.75	$368,000.00	4/1/2007	CONDO	$1,360.20	$370,655.91	8.750
721	OXNARD	CA	93033	360	8.75	$434,000.00	5/1/2007	SFR	$1,395.92	$435,723.46	8.750
722	LOS ANGELES	CA	90043	360	8.375	$412,000.00	4/1/2007	SFR	$1,091.16	$415,580.97	8.375
723	PERRIS	CA	92571	360	8	$376,000.00	4/1/2007	SFR	$1,209.36	$378,603.27	8.000
724	CORONA	CA	92879	360	8.75	$578,950.00	4/1/2007	PUD	$1,533.32	$584,345.98	8.750
725	SAN DIEGO	CA	92129	360	8.75	$560,000.00	5/1/2007	SFR	$1,801.18	$562,282.15	8.750
726	CARSON AREA	CA	90745	360	8.25	$330,000.00	4/1/2007	CONDO	$1,043.27	$332,493.89	8.250
727	TOPANGA AREA	CA	90290	360	8.25	$713,500.00	5/1/2007	SFR	$2,067.97	$716,337.34	8.250
728	NORWALK	CA	90650	360	8.75	$472,000.00	4/1/2007	SFR	$1,518.14	$475,861.08	8.750
729	LOS ANGELES	CA	90037	360	8.75	$416,000.00	4/1/2007	UNITS-3	$1,753.87	$418,568.25	8.750
730	WEST COVINA	CA	91790	360	8.25	$492,000.00	4/1/2007	SFR	$1,303.04	$496,173.22	8.250
731	CHINO HILLS	CA	91709	360	8.75	$490,000.00	4/1/2007	SFR	$1,576.03	$494,008.34	8.750
732	OXNARD	CA	93036	360	8.375	$425,000.00	4/1/2007	SFR	$1,840.20	$427,259.75	8.375
733	SYLMAR	CA	91342	360	8.875	$424,000.00	5/1/2007	SFR	$1,363.75	$425,772.08	8.875
734	LA JOLLA AREA	CA	92037	360	8.5	$885,000.00	4/1/2007	SFR	$2,846.51	$891,868.72	8.500
735	NORTH HILLS AREA	CA	91343	360	8.375	$390,000.00	5/1/2007	SFR	$1,232.95	$391,488.93	8.375
736	COVINA AREA	CA	91722	360	7.625	$368,000.00	5/1/2007	SFR	$1,754.77	$368,583.56	7.625
737	GREENBRAE	CA	94904	360	8.375	$550,000.00	6/1/2007	SFR	$1,769.02	$550,000.00	8.375
738	RANCHO CUCAMONGA	CA	91730	360	8.25	$389,200.00	5/1/2007	SFR	$1,030.78	$390,844.97	8.250
739	FORT BRAGG	CA	95437	360	8.125	$400,000.00	5/1/2007	SFR	$1,059.38	$401,648.95	8.125
740	FONTANA	CA	92337	360	8.375	$315,000.00	6/1/2007	SFR	$1,502.04	$315,000.00	8.375
741	NORTHRIDGE AREA	CA	91324-	360	8.75	$568,000.00	5/1/2007	SFR	$2,099.44	$570,042.23	8.750
742	CHANTILLY	VA	20152	360	9.125	$720,000.00	12/1/2006	PUD	$2,315.80	$732,876.92	9.125
743	STONE MOUNTAIN	GA	30087	360	8.375	$320,000.00	12/1/2006	PUD	$1,181.18	$323,562.78	8.375
744	CONYERS	GA	30012	360	8.5	$143,300.00	12/1/2006	PUD	$494.56	$145,749.51	8.500
745	LANHAM	MD	20706	360	8.875	$266,400.00	1/1/2007	PUD	$856.85	$272,333.42	8.875
746	RESTON	VA	20191	360	8.75	$224,000.00	1/1/2007	CONDO	$720.47	$228,774.47	8.750
747	CHARLOTTE	NC	28208	360	8.625	$97,200.00	2/1/2007	SFR	$312.63	$98,064.66	8.625
748	MT AIRY	MD	21771	360	8	$303,000.00	1/1/2007	SFR	$1,118.43	$302,794.70	8.000
749	ALEXANDRIA	VA	22309	360	8.75	$604,000.00	1/1/2007	PUD	$1,527.25	$618,917.56	8.750
750	FALLS CHURCH	VA	22041	360	8.625	$748,000.00	2/1/2007	SFR	$2,405.86	$760,008.99	8.625
751	LANHAM	MD	20706	360	8.25	$353,000.00	2/1/2007	SFR	$1,135.39	$358,331.36	8.250
752	HAMPTON	GA	30228	360	8.625	$347,400.00	2/1/2007	PUD	$1,117.38	$352,881.25	8.625
753	WASHINGTON	DC	20019-	360	8.625	$272,000.00	2/1/2007	SFR	$874.86	$273,365.90	8.625
754	WOODBRIDGE	VA	22193	360	8.625	$496,000.00	2/1/2007	PUD	$1,595.33	$503,910.73	8.625
755	UPPER MARLBORO	MD	20774	360	9.125	$317,600.00	2/1/2007	SFR	$1,021.53	$323,264.64	9.125
756	GAITHERSBURG	MD	20879	360	9.125	$292,000.00	2/1/2007	PUD	$939.19	$297,257.85	9.125
757	SELBYVILLE	DE	19975	360	8.625	$440,000.00	3/1/2007	PUD	$1,415.21	$445,372.18	8.625
758	MANASSAS PARK	VA	20111	360	9.125	$576,000.00	3/1/2007	PUD	$1,852.64	$583,761.14	9.125
759	BOYDS	MD	20841	360	9.375	$702,400.00	4/1/2007	PUD	$2,259.20	$708,955.32	9.375
760	DENVER	CO	80205	360	8.875	$300,000.00	3/1/2007	SFR	$1,035.36	$303,607.99	8.875
761	LORTON	VA	22079	360	8.375	$396,000.00	3/1/2007	PUD	$1,562.62	$399,359.93	8.375
762	WOODBRIDGE	VA	22191	360	8.875	$325,000.00	4/1/2007	SFR	$1,045.33	$327,760.68	8.875
763	PALM COAST	FL	32137	360	8.5	$191,700.00	3/1/2007	SFR	$757.45	$193,554.34	8.500
764	MOSELEY	VA	23120	360	8.625	$520,000.00	4/1/2007	SFR	$1,672.53	$524,144.78	8.625
765	COLUMBIA	MD	21045	360	8.75	$190,000.00	5/1/2007	CONDO	$852.12	$190,533.30	8.750
766	GREENBELT	MD	20770	360	8.375	$193,500.00	5/1/2007	CONDO	$715.21	$194,135.26	8.375
767	WOODBRIDGE	VA	22193	360	8.375	$323,000.00	6/1/2007	SFR	$1,634.67	$323,000.00	8.375
768	STONE MOUNTAIN	GA	30083-4434	360	8.75	$74,250.00	5/1/2007	SFR	$293.38	$74,498.03	8.750
769	CONYERS	GA	30094	360	8.375	$455,050.00	5/1/2007	PUD	$1,795.63	$456,430.24	8.375
770	DAMASCUS	MD	20872-1202	360	8.75	$473,000.00	6/1/2007	SFR	$1,632.42	$473,000.00	8.750
771	BURKE	VA	22015	360	8.125	$356,000.00	6/1/2007	PUD	$1,697.55	$356,000.00	8.125
772	MYRTLE BEACH	SC	29579-4202	360	8.375	$215,500.00	6/1/2007	PUD	$743.73	$215,500.00	8.375
773	WASHINGTON	DC	20002-1419	360	8.5	$352,000.00	6/1/2007	SFR	$1,214.82	$352,000.00	8.500
774	LOS ANGELES	CA	90063	360	8.875	$328,000.00	11/1/2006	SFR	$1,054.98	$333,751.21	8.875
775	SPRING VALLEY AREA	CA	91977	360	8.125	$470,400.00	10/1/2006	SFR	$1,512.99	$482,530.08	8.125
776	HENDERSON	NV	89074	360	8.5	$294,000.00	12/1/2006	PUD	$945.62	$297,339.78	8.500
777	ALEXANDRIA	VA	22310	360	8.125	$424,000.00	11/1/2006	SFR	$1,363.75	$432,768.00	8.125

	OCCUPANCY	LOAN PURPOSE	COLLATERAL VALUE	REMAINING TERM TO MATURITY	PAID-THRU DATE	NET RATE	DOC TYPE	PREPAYMENT TERM	PREPAYMENT TYPE	PREPAYMENT CODE
1	OO	CO	$295,000.00	350	5/1/2007	7.738	STATED-SIVA	36	HARD	1
2	OO	REFI	$387,000.00	352	5/1/2007	7.988	NO RATIO-NIVA	24	HARD	1
3	OO	CO	$697,200.00	351	5/1/2007	7.738	NO DOC-NISA	36	HARD	1
4	OO	PUR	$708,615.00	352	5/1/2007	7.613	NO RATIO-NIVA	12	HARD	1
5	OO	REFI	$1,290,000.00	352	5/1/2007	8.613	NO RATIO-NIVA	24	HARD	14
6	OO	CO	$315,000.00	353	5/1/2007	7.988	NO DOC-NISA	36	HARD	1
7	OO	CO	$1,000,000.00	354	5/1/2007	10.863	STATED-SIVA	12	HARD	1
8	OO	REFI	$540,000.00	353	5/1/2007	8.113	NO DOC-NISA	24	HARD	1
9	OO	PUR	$440,000.00	353	5/1/2007	7.738	STATED-SIVA	12	HARD	1
10	2ND HM	REFI	$290,000.00	353	5/1/2007	8.113	NO RATIO-NIVA	36	HARD	1
11	OO	CO	$710,000.00	353	5/1/2007	8.363	NO RATIO-NIVA	36	HARD	1
12	OO	REFI	$395,000.00	353	5/1/2007	8.488	NO RATIO-NIVA	36	HARD	1
13	OO	REFI	$882,000.00	354	5/1/2007	8.613	STATED-SIVA	36	HARD	1
14	OO	CO	$690,000.00	354	5/1/2007	8.613	NO RATIO-NIVA	36	HARD	1
15	OO	CO	$500,000.00	354	5/1/2007	8.113	NO RATIO-NIVA	36	HARD	1
16	OO	CO	$460,000.00	354	5/1/2007	8.613	STATED-SIVA	24	HARD	1
17	OO	CO	$425,000.00	353	5/1/2007	8.488	STATED-SIVA	24	HARD	1
18	NOO	CO	$2,200,000.00	350	5/1/2007	8.113	STATED-SIVA	12	HARD	1
19	OO	REFI	$390,000.00	350	5/1/2007	8.113	STATED-SIVA	0	N/A	N/A
20	OO	REFI	$750,000.00	352	5/1/2007	7.738	STATED-SIVA	12	HARD	1
21	OO	REFI	$715,000.00	350	5/1/2007	7.863	STATED-SIVA	36	HARD	1
22	OO	CO	$465,000.00	357	5/1/2007	8.238	NO RATIO-NIVA	36	HARD	1
23	OO	REFI	$525,000.00	354	5/1/2007	8.113	NO DOC-NISA	36	HARD	1
24	OO	REFI	$422,000.00	354	5/1/2007	8.613	NO DOC-NISA	36	HARD	1
25	OO	CO	$195,000.00	355	5/1/2007	8.238	NODOCSTATD-SISA	24	HARD	6
26	OO	CO	$250,000.00	355	5/1/2007	8.738	NO RATIO-NIVA	36	HARD	1
27	OO	CO	$545,000.00	355	5/1/2007	8.238	NO RATIO-NIVA	36	HARD	1
28	OO	REFI	$620,000.00	356	5/1/2007	8.238	NO RATIO-NIVA	36	HARD	1
29	OO	REFI	$440,000.00	356	5/1/2007	8.613	SUPERNODOC-NINA	24	HARD	1
30	OO	CO	$530,000.00	355	5/1/2007	8.738	NO DOC-NISA	36	HARD	1
31	OO	CO	$680,000.00	355	5/1/2007	8.738	NO DOC-NISA	36	HARD	1
32	OO	PUR	$755,000.00	356	5/1/2007	8.238	NO RATIO-NIVA	24	HARD	1
33	OO	CO	$530,000.00	357	5/1/2007	8.738	STATED-SIVA	6	HARD	1
34	OO	CO	$650,000.00	356	5/1/2007	8.988	NO RATIO-NIVA	36	HARD	1
35	OO	REFI	$1,090,000.00	356	5/1/2007	8.988	NO RATIO-NIVA	24	HARD	1
36	OO	CO	$350,000.00	357	5/1/2007	8.238	STATED-SIVA	36	HARD	1
37	OO	REFI	$285,000.00	358	5/1/2007	7.863	NO RATIO-NIVA	36	HARD	1
38	OO	CO	$455,000.00	356	5/1/2007	8.238	STATED-SIVA	36	HARD	1
39	OO	CO	$680,000.00	356	5/1/2007	8.738	NO RATIO-NIVA	24	HARD	1
40	OO	REFI	$400,000.00	354	5/1/2007	8.613	STATED-SIVA	36	HARD	1
41	OO	CO	$540,000.00	354	5/1/2007	8.738	NO RATIO-NIVA	36	HARD	1
42	2ND HM	PUR	$312,000.00	354	5/1/2007	7.863	STATED-SIVA	12	HARD	1
43	OO	REFI	$895,000.00	355	5/1/2007	8.613	NO RATIO-NIVA	36	HARD	1
44	OO	CO	$415,000.00	356	5/1/2007	8.738	NO RATIO-NIVA	6	HARD	1
45	OO	CO	$455,000.00	354	5/1/2007	8.113	NO RATIO-NIVA	36	HARD	1
46	OO	PUR	$830,000.00	356	5/1/2007	8.488	NO RATIO-NIVA	36	HARD	1
47	OO	REFI	$540,000.00	354	5/1/2007	8.613	NO DOC-NISA	36	HARD	1
48	OO	REFI	$864,000.00	354	5/1/2007	8.113	NO RATIO-NIVA	36	HARD	1
49	NOO	CO	$355,000.00	356	5/1/2007	8.238	STATED-SIVA	36	HARD	1
50	OO	PUR	$683,000.00	354	5/1/2007	8.363	NO DOC-NISA	12	HARD	1
51	OO	REFI	$372,000.00	355	5/1/2007	7.988	NO RATIO-NIVA	36	HARD	1
52	NOO	CO	$400,000.00	355	5/1/2007	7.863	STATED-SIVA	12	HARD	1
53	OO	CO	$300,000.00	355	5/1/2007	8.988	NO RATIO-NIVA	36	HARD	1
54	OO	CO	$575,000.00	355	5/1/2007	8.238	NO DOC-NISA	24	HARD	1
55	OO	REFI	$950,000.00	356	5/1/2007	8.738	NO RATIO-NIVA	36	HARD	1
56	OO	CO	$432,000.00	356	5/1/2007	8.988	NO RATIO-NIVA	24	HARD	1
57	OO	REFI	$600,000.00	356	5/1/2007	8.613	NO RATIO-NIVA	36	HARD	1
58	OO	CO	$220,000.00	356	5/1/2007	7.988	STATED-SIVA	36	HARD	1
59	2ND HM	CO	$263,000.00	356	5/1/2007	8.238	STATED-SIVA	6	HARD	2
60	NOO	CO	$695,000.00	357	5/1/2007	8.488	STATED-SIVA	24	HARD	1
61	OO	CO	$777,000.00	357	5/1/2007	8.488	NO RATIO-NIVA	36	HARD	1
62	OO	CO	$382,000.00	357	5/1/2007	8.363	STATED-SIVA	24	HARD	1
63	NOO	CO	$140,000.00	358	5/1/2007	8.363	STATED-SIVA	24	HARD	1
64	OO	PUR	$740,000.00	357	5/1/2007	8.113	NO RATIO-NIVA	36	HARD	1
65	OO	CO	$320,000.00	357	5/1/2007	8.488	NO DOC-NISA	12	HARD	1
66	OO	CO	$660,000.00	357	5/1/2007	8.863	NO DOC-NISA	36	HARD	1
67	OO	CO	$665,000.00	357	5/1/2007	8.238	NO DOC-NISA	24	HARD	1
68	OO	CO	$381,900.00	357	5/1/2007	8.488	NO DOC-NISA	24	HARD	1
69	OO	CO	$650,000.00	357	5/1/2007	8.363	NO DOC-NISA	12	HARD	1
70	OO	PUR	$1,100,000.00	358	5/1/2007	8.488	NO DOC-NISA	24	HARD	1
71	OO	REFI	$420,000.00	357	5/1/2007	8.488	NODOCSTATD-SISA	36	HARD	1
72	OO	PUR	$735,000.00	358	5/1/2007	9.113	NO DOC-NISA	36	HARD	1
73	OO	CO	$610,000.00	357	5/1/2007	8.238	NO DOC-NISA	24	HARD	1
74	NOO	CO	$440,000.00	358	5/1/2007	8.363	STATED-SIVA	36	HARD	1
75	OO	PUR	$508,000.00	358	5/1/2007	8.613	NO DOC-NISA	24	HARD	1
76	2ND HM	PUR	$391,000.00	359	5/1/2007	7.988	STATED-SIVA	12	HARD	1
77	OO	CO	$575,000.00	358	5/1/2007	8.613	NO DOC-NISA	36	HARD	1
78	OO	CO	$541,000.00	359	5/1/2007	7.738	STATED-SIVA	36	HARD	1
79	OO	CO	$687,000.00	358	5/1/2007	8.238	NO DOC-NISA	36	HARD	1
80	NOO	PUR	$254,000.00	359	5/1/2007	7.488	STATED-SIVA	12	HARD	1
81	OO	CO	$750,000.00	359	5/1/2007	8.738	STATED-SIVA	36	HARD	1
82	OO	CO	$630,000.00	360	5/1/2007	8.363	STATED-SIVA	36	HARD	1
83	OO	REFI	$525,000.00	350	5/1/2007	8.488	NO DOC-NISA	36	HARD	1
84	OO	PUR	$459,000.00	353	5/1/2007	9.488	NO RATIO-NIVA	36	HARD	1
85	OO	REFI	$500,000.00	354	5/1/2007	8.613	NO RATIO-NIVA	36	HARD	1
86	OO	REFI	$597,000.00	355	5/1/2007	8.863	NO RATIO-NIVA	24	HARD	1
87	OO	PUR	$280,000.00	355	5/1/2007	7.988	STATED-SIVA	36	HARD	1
88	OO	REFI	$900,000.00	354	5/1/2007	8.363	NO DOC-NISA	36	HARD	1
89	NOO	REFI	$895,000.00	356	5/1/2007	8.988	NO RATIO-NIVA	12	HARD	1
90	OO	REFI	$925,000.00	355	5/1/2007	8.988	NO RATIO-NIVA	36	HARD	1
91	OO	REFI	$200,000.00	355	5/1/2007	8.863	NO DOC-NISA	36	HARD	1
92	OO	CO	$275,000.00	356	5/1/2007	8.988	NO DOC-NISA	36	HARD	1
93	OO	REFI	$375,000.00	355	5/1/2007	8.863	NO DOC-NISA	36	HARD	1
94	OO	REFI	$682,000.00	356	5/1/2007	8.988	NO RATIO-NIVA	36	HARD	1
95	OO	CO	$360,000.00	356	5/1/2007	7.863	NO DOC-NISA	36	HARD	2
96	OO	CO	$555,000.00	356	5/1/2007	8.363	NO DOC-NISA	36	HARD	1
97	OO	CO	$520,000.00	356	5/1/2007	8.988	NO RATIO-NIVA	36	HARD	1
98	OO	REFI	$820,000.00	356	5/1/2007	8.238	STATED-SIVA	36	HARD	1
99	OO	CO	$555,000.00	355	5/1/2007	8.738	NO RATIO-NIVA	36	HARD	1
100	OO	CO	$615,000.00	356	5/1/2007	8.738	NO DOC-NISA	36	HARD	1
101	OO	REFI	$285,000.00	356	5/1/2007	8.988	NO RATIO-NIVA	24	HARD	1
102	OO	CO	$580,000.00	356	5/1/2007	8.988	NO RATIO-NIVA	36	HARD	1
103	OO	CO	$660,000.00	356	5/1/2007	8.988	NO RATIO-NIVA	12	HARD	1
104	OO	CO	$580,000.00	355	5/1/2007	8.988	NO RATIO-NIVA	36	HARD	1
105	OO	CO	$435,000.00	356	5/1/2007	8.988	STATED-SIVA	36	HARD	1
106	OO	CO	$560,000.00	356	5/1/2007	8.988	NO RATIO-NIVA	36	HARD	1
107	OO	CO	$472,000.00	356	5/1/2007	8.863	STATED-SIVA	36	HARD	1
108	OO	CO	$440,000.00	356	5/1/2007	8.488	NO RATIO-NIVA	36	HARD	1
109	OO	CO	$625,000.00	356	5/1/2007	8.238	STATED-SIVA	24	HARD	1
110	OO	CO	$479,000.00	356	5/1/2007	8.863	NO DOC-NISA	36	HARD	1
111	OO	CO	$400,000.00	357	5/1/2007	8.488	NO DOC-NISA	36	HARD	1
112	OO	PUR	$495,000.00	357	5/1/2007	8.363	NO DOC-NISA	36	HARD	1
113	OO	CO	$540,000.00	356	5/1/2007	8.238	STATED-SIVA	36	HARD	1
114	OO	CO	$450,000.00	356	5/1/2007	8.238	NO RATIO-NIVA	36	HARD	1
115	OO	REFI	$998,500.00	356	5/1/2007	8.988	NO RATIO-NIVA	36	HARD	1
116	OO	CO	$565,000.00	357	5/1/2007	8.988	NO RATIO-NIVA	36	HARD	1
117	OO	REFI	$572,000.00	357	5/1/2007	8.988	STATED-SIVA	36	HARD	1
118	OO	PUR	$520,000.00	356	5/1/2007	8.738	NO DOC-NISA	36	HARD	1
119	OO	CO	$650,000.00	356	5/1/2007	8.988	NO DOC-NISA	24	HARD	1
120	OO	CO	$405,000.00	358	5/1/2007	8.238	NO DOC-NISA	36	HARD	1
121	OO	CO	$650,000.00	356	5/1/2007	8.988	NO RATIO-NIVA	36	HARD	1
122	OO	CO	$280,000.00	356	5/1/2007	8.738	NO DOC-NISA	36	HARD	1
123	OO	CO	$322,000.00	358	5/1/2007	8.988	NO RATIO-NIVA	36	HARD	1
124	OO	REFI	$282,000.00	356	5/1/2007	8.238	NO RATIO-NIVA	36	HARD	1
125	OO	CO	$560,000.00	357	5/1/2007	8.988	NO DOC-NISA	36	HARD	1
126	OO	CO	$525,000.00	357	5/1/2007	8.988	STATED-SIVA	24	HARD	1
127	OO	CO	$380,000.00	357	5/1/2007	8.988	NO RATIO-NIVA	36	HARD	1
128	OO	CO	$540,000.00	357	5/1/2007	8.988	NO DOC-NISA	36	HARD	1
129	OO	CO	$550,000.00	358	5/1/2007	8.988	NO DOC-NISA	36	HARD	1
130	OO	CO	$900,000.00	357	5/1/2007	8.988	NO DOC-NISA	36	HARD	1
131	OO	CO	$510,000.00	357	5/1/2007	8.988	NO DOC-NISA	24	HARD	1
132	OO	REFI	$485,000.00	357	5/1/2007	8.738	NO DOC-NISA	36	HARD	1
133	OO	CO	$515,000.00	357	5/1/2007	8.988	NO DOC-NISA	36	HARD	1
134	OO	CO	$620,000.00	357	5/1/2007	8.988	NO RATIO-NIVA	36	HARD	1
135	NOO	REFI	$600,000.00	357	5/1/2007	8.988	NO DOC-NISA	36	HARD	1
136	OO	REFI	$685,000.00	357	5/1/2007	8.613	NO DOC-NISA	36	HARD	1
137	OO	PUR	$365,000.00	357	5/1/2007	8.488	NO RATIO-NIVA	36	HARD	1
138	OO	PUR	$377,000.00	357	5/1/2007	8.488	STATED-SIVA	36	HARD	1
139	OO	CO	$571,500.00	357	5/1/2007	8.988	STATED-SIVA	36	HARD	1
140	OO	REFI	$475,000.00	357	5/1/2007	8.613	NO DOC-NISA	24	HARD	1
141	OO	CO	$455,000.00	357	5/1/2007	8.988	NO DOC-NISA	36	HARD	1
142	OO	CO	$600,000.00	358	5/1/2007	9.113	NO DOC-NISA	36	HARD	1
143	OO	CO	$350,000.00	358	5/1/2007	7.863	NO DOC-NISA	36	HARD	1
144	OO	CO	$400,000.00	358	5/1/2007	9.113	NO RATIO-NIVA	24	HARD	1
145	OO	CO	$660,000.00	358	5/1/2007	8.988	NO DOC-NISA	36	HARD	1
146	NOO	PUR	$706,000.00	358	5/1/2007	8.363	STATED-SIVA	36	HARD	1
147	OO	CO	$480,000.00	360	5/1/2007	7.863	STATED-SIVA	36	HARD	1
148	OO	CO	$480,000.00	357	5/1/2007	8.363	NO RATIO-NIVA	36	HARD	1
149	OO	CO	$560,000.00	357	5/1/2007	8.988	NO DOC-NISA	36	HARD	1
150	OO	CO	$380,000.00	357	5/1/2007	8.863	NO DOC-NISA	36	HARD	1
151	OO	CO	$560,000.00	357	5/1/2007	8.988	NO DOC-NISA	36	HARD	1
152	OO	CO	$570,000.00	357	5/1/2007	8.988	NO DOC-NISA	36	HARD	1
153	OO	REFI	$336,000.00	358	5/1/2007	7.863	NO RATIO-NIVA	36	HARD	1
154	OO	REFI	$610,000.00	357	5/1/2007	8.988	NO DOC-NISA	36	HARD	1
155	OO	CO	$675,000.00	358	5/1/2007	9.113	NO DOC-NISA	24	HARD	1
156	OO	CO	$720,000.00	358	5/1/2007	9.113	NO RATIO-NIVA	36	HARD	1
157	OO	CO	$695,000.00	358	5/1/2007	8.738	NO DOC-NISA	36	HARD	1
158	OO	REFI	$560,000.00	358	5/1/2007	8.738	NO RATIO-NIVA	24	HARD	1
159	OO	CO	$200,000.00	358	5/1/2007	9.113	NO RATIO-NIVA	36	HARD	1
160	OO	CO	$620,000.00	358	5/1/2007	9.113	NO DOC-NISA	24	HARD	1
161	OO	CO	$590,000.00	358	5/1/2007	9.113	NO RATIO-NIVA	12	HARD	1
162	OO	CO	$560,000.00	358	5/1/2007	7.988	NO RATIO-NIVA	36	HARD	1
163	OO	CO	$470,000.00	358	5/1/2007	9.113	NO RATIO-NIVA	36	HARD	1
164	OO	CO	$580,000.00	358	5/1/2007	9.113	NO DOC-NISA	36	HARD	1
165	OO	CO	$600,000.00	358	5/1/2007	9.113	NO DOC-NISA	36	HARD	1
166	OO	CO	$385,000.00	359	5/1/2007	8.363	NO RATIO-NIVA	36	HARD	1
167	OO	REFI	$385,000.00	358	5/1/2007	8.988	NO DOC-NISA	24	HARD	1
168	OO	CO	$510,000.00	358	5/1/2007	8.363	NO DOC-NISA	24	HARD	1
169	OO	CO	$217,000.00	359	5/1/2007	8.363	NO RATIO-NIVA	36	HARD	1
170	OO	CO	$550,000.00	358	5/1/2007	9.113	NO RATIO-NIVA	36	HARD	1
171	OO	CO	$594,000.00	359	5/1/2007	9.113	NO RATIO-NIVA	36	HARD	1
172	OO	PUR	$690,000.00	359	5/1/2007	7.988	NO RATIO-NIVA	36	HARD	1
173	OO	CO	$427,000.00	359	5/1/2007	8.363	NO RATIO-NIVA	36	HARD	1
174	NOO	CO	$187,000.00	359	5/1/2007	8.113	STATED-SIVA	12	HARD	1
175	OO	CO	$475,000.00	360	5/1/2007	8.363	STATED-SIVA	36	HARD	1
176	OO	CO	$566,000.00	359	5/1/2007	8.113	NO RATIO-NIVA	24	HARD	1
177	OO	PUR	$345,000.00	359	5/1/2007	8.363	NO RATIO-NIVA	12	HARD	1
178	OO	CO	$471,000.00	359	5/1/2007	9.113	NO RATIO-NIVA	36	HARD	1
179	OO	PUR	$705,000.00	359	5/1/2007	8.363	STATED-SIVA	12	HARD	1
180	OO	CO	$220,000.00	359	5/1/2007	7.613	STATED-SIVA	36	HARD	1
181	OO	CO	$240,000.00	359	5/1/2007	7.988	LITE DOC	36	HARD	2
182	OO	PUR	$428,000.00	359	5/1/2007	7.988	STATED-SIVA	12	HARD	1
183	NOO	CO	$465,000.00	359	5/1/2007	8.363	STATED-SIVA	36	HARD	1
184	OO	PUR	$680,000.00	360	5/1/2007	7.738	STATED-SIVA	36	HARD	1
185	OO	CO	$515,000.00	359	5/1/2007	8.113	NODOCSTATD-SISA	36	HARD	1
186	OO	CO	$242,000.00	360	5/1/2007	7.988	STATED-SIVA	36	HARD	1
187	OO	CO	$550,000.00	359	5/1/2007	7.988	STATED-SIVA	36	HARD	1
188	NOO	PUR	$290,000.00	360	5/1/2007	8.363	STATED-SIVA	24	HARD	1
189	OO	REFI	$220,000.00	352	5/1/2007	8.988	STATED-SIVA	36	HARD	1
190	OO	REFI	$277,000.00	352	5/1/2007	8.238	STATED-SIVA	12	HARD	1
191	OO	CO	$315,000.00	351	5/1/2007	7.738	STATED-SIVA	36	HARD	18
192	OO	REFI	$354,000.00	352	5/1/2007	7.488	FULL	36	HARD	18
193	OO	REFI	$317,000.00	352	5/1/2007	8.613	NODOCSTATD-SISA	36	HARD	1
194	NOO	REFI	$555,000.00	353	5/1/2007	7.863	STATED-SIVA	12	HARD	1
195	OO	REFI	$330,000.00	354	5/1/2007	7.738	STATED-SIVA	36	HARD	1
196	OO	REFI	$940,000.00	355	5/1/2007	8.238	STATED-SIVA	24	HARD	1
197	OO	REFI	$930,000.00	354	5/1/2007	6.613	NO RATIO-NIVA	12	HARD	1
198	OO	REFI	$575,000.00	349	5/1/2007	8.113	NO RATIO-NIVA	36	HARD	1
199	OO	REFI	$1,190,000.00	355	5/1/2007	8.238	STATED-SIVA	36	HARD	1
200	OO	CO	$540,000.00	354	5/1/2007	8.988	STATED-SIVA	36	HARD	1
201	OO	REFI	$620,000.00	354	5/1/2007	8.613	NO RATIO-NIVA	36	HARD	1
202	OO	REFI	$350,000.00	354	5/1/2007	8.113	NODOCSTATD-SISA	36	HARD	1
203	NOO	REFI	$390,000.00	355	5/1/2007	8.238	STATED-SIVA	36	HARD	1
204	OO	PUR	$347,000.00	356	5/1/2007	7.988	NO RATIO-NIVA	24	HARD	1
205	OO	CO	$535,000.00	355	5/1/2007	8.113	NO RATIO-NIVA	24	HARD	1
206	OO	REFI	$460,000.00	355	5/1/2007	8.738	NO RATIO-NIVA	36	HARD	1
207	NOO	CO	$190,000.00	356	5/1/2007	8.113	STATED-SIVA	36	HARD	1
208	OO	CO	$500,000.00	356	5/1/2007	8.738	NO DOC-NISA	36	HARD	1
209	OO	REFI	$480,000.00	355	5/1/2007	8.488	NO RATIO-NIVA	36	HARD	1
210	OO	CO	$485,000.00	356	5/1/2007	8.738	STATED-SIVA	36	HARD	1
211	OO	CO	$660,000.00	356	5/1/2007	8.738	NO RATIO-NIVA	36	HARD	1
212	OO	CO	$271,000.00	356	5/1/2007	8.238	NODOCSTATD-SISA	36	HARD	2
213	OO	REFI	$900,000.00	356	5/1/2007	8.738	NO RATIO-NIVA	36	HARD	1
214	OO	CO	$576,000.00	356	5/1/2007	8.488	STATED-SIVA	36	HARD	1
215	OO	REFI	$430,000.00	357	5/1/2007	7.488	NO RATIO-NIVA	36	HARD	1
216	OO	PUR	$900,000.00	356	5/1/2007	8.738	NO RATIO-NIVA	36	HARD	1
217	OO	CO	$915,000.00	356	5/1/2007	8.238	NO RATIO-NIVA	36	HARD	1
218	OO	CO	$550,000.00	357	5/1/2007	8.738	NO RATIO-NIVA	36	HARD	1
219	OO	CO	$467,000.00	357	5/1/2007	8.738	STATED-SIVA	36	HARD	1
220	OO	CO	$357,000.00	356	5/1/2007	7.988	STATED-SIVA	36	HARD	1
221	OO	CO	$1,000,000.00	357	5/1/2007	8.988	NO RATIO-NIVA	36	HARD	1
222	OO	CO	$360,000.00	357	5/1/2007	8.488	STATED-SIVA	12	HARD	1
223	OO	CO	$650,000.00	357	5/1/2007	8.988	NO RATIO-NIVA	36	HARD	1
224	OO	REFI	$340,000.00	357	5/1/2007	8.488	NO RATIO-NIVA	36	HARD	1
225	OO	REFI	$450,000.00	357	5/1/2007	8.238	NO RATIO-NIVA	24	HARD	1
226	OO	CO	$1,300,000.00	357	5/1/2007	7.613	NO RATIO-NIVA	36	HARD	1
227	OO	CO	$870,000.00	356	5/1/2007	7.363	FULL	36	HARD	1
228	OO	REFI	$530,000.00	358	5/1/2007	8.363	NO RATIO-NIVA	24	HARD	1
229	OO	CO	$555,000.00	358	5/1/2007	8.363	NO RATIO-NIVA	36	HARD	1
230	OO	CO	$676,200.00	358	5/1/2007	8.238	NO DOC-NISA	36	HARD	1
231	OO	CO	$1,100,000.00	358	5/1/2007	8.238	NO RATIO-NIVA	24	HARD	1
232	OO	CO	$840,000.00	359	5/1/2007	8.613	STATED-SIVA	6	HARD	1
233	OO	CO	$350,000.00	357	5/1/2007	8.488	NO DOC-NISA	36	HARD	1
234	OO	CO	$675,000.00	357	5/1/2007	8.488	NO RATIO-NIVA	36	HARD	1
235	OO	CO	$645,000.00	358	5/1/2007	8.488	NO DOC-NISA	36	HARD	1
236	OO	CO	$1,300,000.00	357	5/1/2007	8.238	STATED-SIVA	36	HARD	1
237	OO	CO	$700,000.00	357	5/1/2007	8.113	NO RATIO-NIVA	36	HARD	1
238	OO	REFI	$515,000.00	357	5/1/2007	7.863	NO DOC-NISA	36	HARD	1
239	OO	REFI	$905,500.00	358	5/1/2007	8.613	NO RATIO-NIVA	24	HARD	1
240	OO	PUR	$705,000.00	358	5/1/2007	8.488	NO DOC-NISA	24	HARD	1
241	OO	CO	$810,000.00	358	5/1/2007	9.738	NO RATIO-NIVA	36	HARD	1
242	OO	REFI	$1,450,000.00	358	5/1/2007	8.613	NO RATIO-NIVA	12	HARD	1
243	OO	REFI	$515,000.00	358	5/1/2007	7.988	NO DOC-NISA	36	HARD	1
244	OO	REFI	$655,000.00	358	5/1/2007	8.613	STATED-SIVA	36	HARD	1
245	OO	CO	$290,000.00	358	5/1/2007	8.613	NO DOC-NISA	12	HARD	1
246	OO	CO	$650,000.00	358	5/1/2007	8.363	NO RATIO-NIVA	36	HARD	1
247	OO	REFI	$425,000.00	358	5/1/2007	8.488	NO RATIO-NIVA	6	HARD	1
248	OO	REFI	$705,000.00	359	5/1/2007	8.347	NO RATIO-NIVA	36	HARD	1
249	NOO	REFI	$385,000.00	358	5/1/2007	8.363	FULL	36	HARD	1
250	OO	REFI	$313,000.00	358	5/1/2007	7.863	NO RATIO-NIVA	36	HARD	1
251	OO	CO	$620,000.00	358	5/1/2007	8.238	NODOCSTATD-SISA	36	HARD	1
252	OO	REFI	$185,000.00	358	5/1/2007	7.613	STATED-SIVA	36	HARD	1
253	OO	CO	$500,000.00	359	5/1/2007	8.238	STATED-SIVA	24	HARD	1
254	OO	CO	$506,900.00	359	5/1/2007	7.988	STATED-SIVA	24	HARD	1
255	OO	CO	$621,500.00	359	5/1/2007	8.113	STATED-SIVA	12	HARD	1
256	OO	CO	$340,000.00	360	5/1/2007	8.363	NODOCSTATD-SISA	0	N/A	N/A
257	OO	CO	$340,000.00	357	5/1/2007	8.488	NODOCSTATD-SISA	36	HARD	1
258	OO	CO	$862,000.00	357	5/1/2007	8.988	NO RATIO-NIVA	36	HARD	1
259	OO	REFI	$650,000.00	357	5/1/2007	8.9875	NO DOC-NISA	36	SOFT	20
260	OO	CO	$1,475,000.00	358	5/1/2007	8.613	NO RATIO-NIVA	24	HARD	1
261	OO	CO	$410,000.00	357	5/1/2007	7.988	NO RATIO-NIVA	12	HARD	1
262	OO	CO	$595,000.00	358	5/1/2007	8.363	NO RATIO-NIVA	24	HARD	1
263	OO	CO	$200,000.00	357	5/1/2007	8.488	STATED-SIVA	24	HARD	1
264	OO	REFI	$320,000.00	358	5/1/2007	8.113	FULL	36	HARD	1
265	OO	CO	$660,000.00	358	5/1/2007	8.363	NO RATIO-NIVA	24	HARD	1
266	OO	CO	$420,000.00	358	5/1/2007	8.363	NO RATIO-NIVA	24	HARD	1
267	OO	CO	$845,000.00	359	5/1/2007	8.238	NODOCSTATD-SISA	36	HARD	1
268	OO	CO	$355,000.00	358	5/1/2007	7.988	NO DOC-NISA	36	HARD	1
269	OO	CO	$320,000.00	359	5/1/2007	8.363	STATED-SIVA	36	HARD	1
270	OO	CO	$617,500.00	359	5/1/2007	8.363	STATED-SIVA	36	HARD	1
271	OO	CO	$686,000.00	359	5/1/2007	8.113	NODOCSTATD-SISA	24	HARD	1
272	OO	CO	$305,000.00	359	5/1/2007	7.738	FULL	12	HARD	1
273	OO	CO	$330,000.00	359	5/1/2007	7.363	FULL	36	HARD	1
274	NOO	CO	$207,500.00	350	5/1/2007	7.488	FULL	0	N/A	N/A
275	OO	REFI	$335,000.00	351	5/1/2007	7.113	STATED-SIVA	12	HARD	12
276	OO	CO	$598,000.00	350	5/1/2007	7.738	NO RATIO-NIVA	24	HARD	1
277	OO	CO	$620,000.00	351	5/1/2007	7.238	STATED-SIVA	36	HARD	1
278	OO	REFI	$560,000.00	352	5/1/2007	7.988	STATED-SIVA	36	HARD	12
279	OO	PUR	$605,000.00	352	5/1/2007	7.988	NO RATIO-NIVA	36	HARD	6
280	2ND HM	PUR	$410,000.00	353	5/1/2007	7.738	FULL	0	N/A	N/A
281	NOO	REFI	$245,000.00	354	5/1/2007	8.613	STATED-SIVA	12	HARD	1
282	OO	PUR	$935,000.00	356	5/1/2007	7.988	NO RATIO-NIVA	12	HARD	1
283	OO	CO	$360,000.00	355	5/1/2007	7.863	STATED-SIVA	36	HARD	1
284	OO	REFI	$900,000.00	355	5/1/2007	8.363	NO RATIO-NIVA	12	HARD	1
285	OO	CO	$560,000.00	357	5/1/2007	8.488	STATED-SIVA	36	HARD	1
286	OO	PUR	$750,000.00	356	5/1/2007	7.988	NO RATIO-NIVA	12	HARD	1
287	OO	CO	$290,000.00	356	5/1/2007	7.988	NO RATIO-NIVA	36	HARD	1
288	OO	CO	$595,000.00	359	5/1/2007	7.988	STATED-SIVA	36	HARD	1
289	OO	CO	$605,000.00	359	5/1/2007	8.363	STATED-SIVA	36	HARD	1
290	OO	CO	$372,000.00	360	5/1/2007	7.488	STATED-SIVA	36	HARD	1
291	OO	CO	$575,000.00	359	5/1/2007	8.363	NO RATIO-NIVA	24	HARD	1
292	OO	CO	$615,000.00	360	5/1/2007	7.988	STATED-SIVA	36	HARD	1
293	NOO	PUR	$598,000.00	360	5/1/2007	7.488	STATED-SIVA	36	HARD	1
294	OO	CO	$265,000.00	360	5/1/2007	8.363	FULL	24	HARD	1
295	OO	REFI	$572,000.00	350	5/1/2007	8.488	FULL	36	HARD	1
296	OO	REFI	$420,000.00	352	5/1/2007	7.863	NO DOC-NISA	36	HARD	1
297	OO	PUR	$675,000.00	352	5/1/2007	8.113	NO RATIO-NIVA	36	HARD	1
298	OO	CO	$540,000.00	353	5/1/2007	8.738	NO DOC-NISA	36	HARD	1
299	OO	CO	$650,000.00	354	5/1/2007	7.988	NO RATIO-NIVA	36	HARD	1
300	OO	CO	$270,000.00	354	5/1/2007	8.738	NO DOC-NISA	24	HARD	2
301	OO	CO	$600,000.00	354	5/1/2007	8.613	NO RATIO-NIVA	36	HARD	1
302	OO	REFI	$218,000.00	356	5/1/2007	8.613	NO RATIO-NIVA	36	HARD	10
303	OO	CO	$246,000.00	356	5/1/2007	8.238	NO RATIO-NIVA	24	HARD	1
304	OO	CO	$540,000.00	354	5/1/2007	8.613	NO DOC-NISA	36	HARD	1
305	OO	REFI	$660,000.00	354	5/1/2007	8.363	NO RATIO-NIVA	36	HARD	1
306	OO	PUR	$950,000.00	354	5/1/2007	8.113	NO DOC-NISA	24	HARD	1
307	OO	REFI	$495,000.00	355	5/1/2007	9.238	NO RATIO-NIVA	24	HARD	1
308	OO	PUR	$385,000.00	354	5/1/2007	8.113	NO DOC-NISA	12	HARD	1
309	OO	CO	$710,000.00	354	5/1/2007	8.363	NO RATIO-NIVA	24	HARD	1
310	OO	CO	$990,000.00	355	5/1/2007	8.238	NO RATIO-NIVA	36	HARD	1
311	OO	REFI	$335,000.00	356	5/1/2007	8.238	NO DOC-NISA	36	HARD	1
312	OO	REFI	$555,000.00	354	5/1/2007	8.613	NO DOC-NISA	36	HARD	1
313	OO	REFI	$350,000.00	358	5/1/2007	8.363	NODOCSTATD-SISA	12	HARD	1
314	OO	REFI	$708,000.00	355	5/1/2007	8.738	STATED-SIVA	36	HARD	1
315	OO	CO	$317,000.00	354	5/1/2007	8.613	FULL	24	HARD	1
316	OO	CO	$414,000.00	355	5/1/2007	8.988	NO RATIO-NIVA	12	HARD	1
317	OO	CO	$520,000.00	354	5/1/2007	8.363	NO DOC-NISA	36	HARD	1
318	OO	CO	$305,000.00	354	5/1/2007	8.863	STATED-SIVA	36	HARD	1
319	2ND HM	CO	$136,000.00	356	5/1/2007	8.238	NODOCSTATD-SISA	36	HARD	1
320	OO	REFI	$430,000.00	355	5/1/2007	8.738	NO RATIO-NIVA	6	HARD	1
321	OO	REFI	$660,000.00	356	5/1/2007	8.738	NO RATIO-NIVA	24	HARD	1
322	OO	CO	$1,850,000.00	355	5/1/2007	8.238	STATED-SIVA	36	HARD	1
323	OO	CO	$192,000.00	356	5/1/2007	8.988	NO DOC-NISA	0	N/A	N/A
324	OO	REFI	$308,000.00	355	5/1/2007	7.863	NO RATIO-NIVA	12	HARD	1
325	OO	REFI	$318,500.00	355	5/1/2007	8.613	SUPERNODOC-NINA	36	HARD	1
326	OO	REFI	$375,000.00	357	5/1/2007	8.238	NO DOC-NISA	36	HARD	1
327	OO	CO	$240,000.00	356	5/1/2007	8.113	STATED-SIVA	36	HARD	1
328	OO	REFI	$280,000.00	356	5/1/2007	8.613	NO DOC-NISA	36	HARD	1
329	OO	REFI	$475,000.00	356	5/1/2007	8.738	STATED-SIVA	6	HARD	1
330	OO	REFI	$936,000.00	356	5/1/2007	8.238	NO RATIO-NIVA	36	HARD	6
331	OO	REFI	$480,000.00	355	5/1/2007	8.238	NO DOC-NISA	24	HARD	1
332	OO	REFI	$655,000.00	356	5/1/2007	8.738	NO DOC-NISA	36	HARD	1
333	OO	CO	$640,000.00	356	5/1/2007	8.238	STATED-SIVA	36	HARD	1
334	OO	REFI	$600,000.00	356	5/1/2007	8.238	NO DOC-NISA	36	HARD	1
335	OO	CO	$490,000.00	356	5/1/2007	8.238	NO RATIO-NIVA	24	HARD	1
336	OO	CO	$395,000.00	356	5/1/2007	8.238	NO RATIO-NIVA	36	HARD	1
337	OO	PUR	$770,000.00	356	5/1/2007	8.363	NO RATIO-NIVA	12	HARD	1
338	OO	CO	$275,000.00	356	5/1/2007	8.238	NO RATIO-NIVA	36	HARD	1
339	OO	CO	$375,000.00	356	5/1/2007	8.988	NO RATIO-NIVA	36	HARD	1
340	OO	CO	$780,000.00	356	5/1/2007	8.363	NO RATIO-NIVA	12	HARD	1
341	OO	CO	$450,000.00	356	5/1/2007	7.988	NO RATIO-NIVA	12	HARD	1
342	OO	REFI	$870,000.00	356	5/1/2007	8.738	NO RATIO-NIVA	36	HARD	1
343	OO	CO	$575,000.00	355	5/1/2007	8.238	NO RATIO-NIVA	36	HARD	1
344	OO	CO	$441,000.00	356	5/1/2007	8.238	NO RATIO-NIVA	24	HARD	1
345	OO	REFI	$1,150,000.00	356	5/1/2007	8.738	NO RATIO-NIVA	0	N/A	N/A
346	OO	REFI	$615,000.00	356	5/1/2007	8.988	NO RATIO-NIVA	36	HARD	1
347	OO	CO	$420,000.00	357	5/1/2007	8.488	NODOCSTATD-SISA	36	HARD	1
348	OO	CO	$360,000.00	357	5/1/2007	8.738	NO RATIO-NIVA	36	HARD	1
349	OO	CO	$300,000.00	357	5/1/2007	8.488	NO RATIO-NIVA	24	HARD	1
350	OO	CO	$420,000.00	356	5/1/2007	8.738	NO DOC-NISA	36	HARD	1
351	OO	REFI	$650,000.00	356	5/1/2007	8.738	NO DOC-NISA	36	HARD	1
352	OO	CO	$500,000.00	356	5/1/2007	8.738	NO DOC-NISA	36	HARD	1
353	NOO	CO	$400,000.00	357	5/1/2007	8.488	STATED-SIVA	12	HARD	1
354	OO	CO	$470,000.00	357	5/1/2007	9.238	NO RATIO-NIVA	36	HARD	1
355	OO	CO	$510,000.00	357	5/1/2007	7.988	STATED-SIVA	12	HARD	1
356	OO	CO	$225,000.00	356	5/1/2007	8.238	STATED-SIVA	24	HARD	1
357	OO	CO	$415,000.00	356	5/1/2007	7.738	STATED-SIVA	36	HARD	1
358	OO	CO	$730,000.00	357	5/1/2007	8.988	NO RATIO-NIVA	36	HARD	1
359	OO	CO	$455,000.00	356	5/1/2007	8.238	NO RATIO-NIVA	36	HARD	1
360	OO	REFI	$572,000.00	356	5/1/2007	8.738	NO DOC-NISA	36	HARD	1
361	OO	CO	$475,000.00	357	5/1/2007	8.988	NO RATIO-NIVA	36	HARD	1
362	OO	CO	$520,000.00	356	5/1/2007	8.738	NO RATIO-NIVA	36	HARD	1
363	OO	CO	$330,000.00	356	5/1/2007	8.238	NO DOC-NISA	36	HARD	1
364	OO	CO	$585,000.00	356	5/1/2007	8.613	NO RATIO-NIVA	36	HARD	1
365	OO	CO	$690,000.00	356	5/1/2007	7.988	NO RATIO-NIVA	12	HARD	1
366	OO	REFI	$410,000.00	356	5/1/2007	8.238	NO DOC-NISA	36	HARD	1
367	OO	CO	$528,000.00	357	5/1/2007	8.488	NO DOC-NISA	36	HARD	1
368	OO	CO	$775,000.00	358	5/1/2007	8.488	STATED-SIVA	24	HARD	1
369	OO	REFI	$715,000.00	356	5/1/2007	7.488	STATED-SIVA	24	HARD	1
370	OO	CO	$750,000.00	357	5/1/2007	8.738	NO RATIO-NIVA	36	HARD	1
371	OO	CO	$675,000.00	357	5/1/2007	8.488	NO RATIO-NIVA	24	HARD	1
372	OO	REFI	$405,000.00	357	5/1/2007	8.488	NO RATIO-NIVA	36	HARD	1
373	OO	REFI	$725,000.00	357	5/1/2007	8.488	NO RATIO-NIVA	36	HARD	1
374	OO	CO	$700,000.00	356	5/1/2007	8.988	NO RATIO-NIVA	36	HARD	1
375	NOO	REFI	$410,000.00	357	5/1/2007	8.488	STATED-SIVA	36	HARD	1
376	OO	REFI	$910,000.00	359	5/1/2007	8.363	NO RATIO-NIVA	36	HARD	1
377	NOO	CO	$435,000.00	357	5/1/2007	8.488	STATED-SIVA	36	HARD	1
378	NOO	CO	$465,000.00	357	5/1/2007	8.488	STATED-SIVA	36	HARD	1
379	OO	REFI	$495,000.00	356	5/1/2007	8.238	NO DOC-NISA	36	HARD	1
380	OO	REFI	$550,000.00	357	5/1/2007	8.988	NO DOC-NISA	36	HARD	1
381	OO	CO	$281,000.00	357	5/1/2007	8.238	NODOCSTATD-SISA	36	HARD	2
382	OO	REFI	$630,000.00	357	5/1/2007	8.988	NO RATIO-NIVA	36	HARD	1
383	OO	REFI	$533,000.00	357	5/1/2007	7.613	NO RATIO-NIVA	36	HARD	1
384	OO	CO	$560,000.00	357	5/1/2007	8.488	NO RATIO-NIVA	36	HARD	1
385	OO	REFI	$260,000.00	357	5/1/2007	8.488	STATED-SIVA	12	HARD	1
386	OO	CO	$625,000.00	358	5/1/2007	8.488	NO RATIO-NIVA	36	HARD	1
387	OO	CO	$550,000.00	358	5/1/2007	8.363	NO DOC-NISA	24	HARD	1
388	OO	CO	$770,000.00	358	5/1/2007	7.988	NO RATIO-NIVA	36	HARD	1
389	OO	CO	$265,000.00	358	5/1/2007	8.613	NO DOC-NISA	36	HARD	1
390	OO	PUR	$950,000.00	358	5/1/2007	8.613	NO DOC-NISA	6	HARD	1
391	OO	REFI	$1,200,000.00	358	5/1/2007	8.488	NO RATIO-NIVA	36	HARD	1
392	OO	REFI	$990,000.00	359	5/1/2007	7.988	STATED-SIVA	24	HARD	1
393	OO	PUR	$900,000.00	359	5/1/2007	8.613	NODOCSTATD-SISA	12	HARD	1
394	OO	CO	$1,122,000.00	358	5/1/2007	8.613	NO RATIO-NIVA	36	HARD	1
395	NOO	CO	$555,000.00	359	5/1/2007	8.363	STATED-SIVA	36	HARD	1
396	OO	CO	$450,000.00	358	5/1/2007	8.113	NO RATIO-NIVA	24	HARD	1
397	OO	CO	$670,000.00	358	5/1/2007	8.613	NO RATIO-NIVA	36	HARD	1
398	OO	CO	$490,000.00	358	5/1/2007	8.488	NODOCSTATD-SISA	36	HARD	1
399	OO	CO	$1,350,000.00	358	5/1/2007	8.613	NO RATIO-NIVA	36	HARD	1
400	OO	CO	$255,000.00	359	5/1/2007	8.613	NO DOC-NISA	36	HARD	1
401	OO	CO	$260,000.00	360	5/1/2007	8.238	STATED-SIVA	36	HARD	1
402	OO	PUR	$450,000.00	358	5/1/2007	7.863	NO DOC-NISA	12	HARD	1
403	OO	CO	$1,400,000.00	358	5/1/2007	8.363	NO DOC-NISA	36	HARD	1
404	OO	PUR	$1,135,000.00	359	5/1/2007	8.363	NO DOC-NISA	36	HARD	1
405	OO	REFI	$157,000.00	359	5/1/2007	8.363	FULL	24	HARD	6
406	OO	CO	$435,000.00	358	5/1/2007	7.488	STATED-SIVA	24	HARD	1
407	OO	CO	$355,000.00	358	5/1/2007	8.363	NO RATIO-NIVA	36	HARD	1
408	OO	REFI	$825,000.00	358	5/1/2007	8.363	NO RATIO-NIVA	36	HARD	1
409	OO	CO	$580,000.00	359	5/1/2007	8.613	NO DOC-NISA	36	HARD	1
410	OO	PUR	$367,000.00	359	5/1/2007	8.113	NO RATIO-NIVA	12	HARD	1
411	OO	REFI	$750,000.00	358	5/1/2007	8.363	NO RATIO-NIVA	36	HARD	1
412	OO	CO	$600,000.00	359	5/1/2007	8.363	NO DOC-NISA	12	HARD	1
413	OO	CO	$400,000.00	359	5/1/2007	8.238	STATED-SIVA	36	HARD	1
414	OO	CO	$239,000.00	359	5/1/2007	8.363	STATED-SIVA	36	HARD	2
415	OO	CO	$750,000.00	359	5/1/2007	8.363	NO DOC-NISA	6	HARD	1
416	2ND HM	REFI	$355,000.00	360	6/1/2007	8.113	STATED-SIVA	36	HARD	1
417	NOO	REFI	$330,000.00	360	5/1/2007	7.988	STATED-SIVA	12	HARD	1
418	OO	CO	$465,000.00	359	5/1/2007	8.363	STATED-SIVA	36	HARD	1
419	OO	CO	$200,000.00	360	5/1/2007	8.363	STATED-SIVA	24	HARD	1
420	OO	CO	$265,000.00	360	5/1/2007	8.363	STATED-SIVA	24	HARD	1
421	OO	CO	$295,000.00	359	5/1/2007	7.488	STATED-SIVA	12	HARD	1
422	NOO	REFI	$650,000.00	359	5/1/2007	8.238	STATED-SIVA	36	HARD	1
423	OO	CO	$300,000.00	359	5/1/2007	8.363	STATED-SIVA	36	HARD	1
424	OO	CO	$410,000.00	359	5/1/2007	8.363	STATED-SIVA	36	HARD	1
425	NOO	CO	$435,500.00	359	5/1/2007	8.113	STATED-SIVA	12	HARD	1
426	OO	CO	$600,000.00	359	5/1/2007	8.988	STATED-SIVA	36	HARD	1
427	OO	CO	$338,000.00	359	5/1/2007	8.238	STATED-SIVA	24	HARD	1
428	OO	CO	$730,000.00	359	5/1/2007	7.238	STATED-SIVA	36	HARD	1
429	2ND HM	CO	$712,000.00	360	5/1/2007	8.363	STATED-SIVA	12	HARD	1
430	OO	CO	$465,000.00	359	5/1/2007	7.613	STATED-SIVA	12	HARD	1
431	OO	CO	$600,000.00	360	5/1/2007	8.238	STATED-SIVA	24	HARD	1
432	OO	CO	$385,000.00	360	5/1/2007	7.988	STATED-SIVA	36	HARD	1
433	OO	CO	$317,000.00	360	5/1/2007	7.738	NODOCSTATD-SISA	36	HARD	1
434	NOO	CO	$65,000.00	360	5/1/2007	8.363	STATED-SIVA	36	HARD	1
435	OO	CO	$735,000.00	360	5/1/2007	8.363	STATED-SIVA	36	HARD	1
436	OO	REFI	$300,000.00	355	5/1/2007	7.738	STATED-SIVA	36	HARD	1
437	OO	REFI	$203,000.00	357	5/1/2007	8.363	NO DOC-NISA	36	HARD	1
438	OO	CO	$240,000.00	355	5/1/2007	8.363	STATED-SIVA	36	HARD	1
439	OO	REFI	$240,000.00	356	5/1/2007	8.488	NODOCSTATD-SISA	36	HARD	1
440	OO	REFI	$254,000.00	356	5/1/2007	8.113	FULL	24	HARD	1
441	OO	REFI	$200,000.00	356	5/1/2007	7.863	STATED-SIVA	12	HARD	1
442	OO	CO	$625,000.00	356	5/1/2007	8.238	STATED-SIVA	6	HARD	1
443	NOO	PUR	$555,000.00	356	5/1/2007	7.988	STATED-SIVA	12	HARD	1
444	NOO	REFI	$350,000.00	358	5/1/2007	7.863	STATED-SIVA	36	HARD	1
445	OO	CO	$545,000.00	357	5/1/2007	7.613	STATED-SIVA	24	HARD	1
446	OO	PUR	$240,000.00	358	5/1/2007	7.738	NODOCSTATD-SISA	12	HARD	1
447	OO	CO	$555,000.00	358	5/1/2007	8.613	NO RATIO-NIVA	12	HARD	1
448	OO	CO	$223,000.00	360	6/1/2007	8.488	STATED-SIVA	36	HARD	1
449	OO	REFI	$250,000.00	358	5/1/2007	7.988	NODOCSTATD-SISA	36	HARD	1
450	OO	CO	$308,000.00	359	5/1/2007	8.363	STATED-SIVA	36	HARD	1
451	OO	REFI	$358,000.00	359	5/1/2007	7.988	NODOCSTATD-SISA	36	HARD	1
452	NOO	PUR	$165,000.00	360	5/1/2007	8.113	STATED-SIVA	12	HARD	1
453	OO	REFI	$435,000.00	355	5/1/2007	8.488	NO DOC-NISA	36	HARD	1
454	OO	PUR	$595,000.00	356	5/1/2007	8.738	STATED-SIVA	24	HARD	1
455	OO	REFI	$500,000.00	356	5/1/2007	7.988	STATED-SIVA	12	HARD	1
456	OO	CO	$519,000.00	356	5/1/2007	7.863	NO RATIO-NIVA	36	HARD	1
457	OO	CO	$580,000.00	356	5/1/2007	8.238	STATED-SIVA	36	HARD	1
458	OO	CO	$370,000.00	357	5/1/2007	7.738	STATED-SIVA	12	HARD	1
459	OO	REFI	$425,000.00	357	5/1/2007	7.488	STATED-SIVA	12	HARD	1
460	OO	CO	$300,000.00	357	5/1/2007	8.238	FULL	24	HARD	1
461	OO	REFI	$400,000.00	357	5/1/2007	8.238	NO RATIO-NIVA	12	HARD	1
462	OO	CO	$380,000.00	359	5/1/2007	8.613	NO RATIO-NIVA	24	HARD	1
463	OO	CO	$1,202,000.00	358	5/1/2007	8.613	NODOCSTATD-SISA	12	HARD	1
464	OO	CO	$640,000.00	358	5/1/2007	7.738	STATED-SIVA	36	HARD	1
465	OO	REFI	$650,000.00	359	5/1/2007	8.613	NO RATIO-NIVA	24	HARD	1
466	OO	CO	$445,000.00	358	5/1/2007	8.363	NO DOC-NISA	36	HARD	1
467	OO	CO	$710,000.00	358	5/1/2007	7.863	STATED-SIVA	12	HARD	1
468	OO	CO	$290,000.00	360	5/1/2007	8.113	STATED-SIVA	12	HARD	1
469	NOO	PUR	$279,000.00	360	5/1/2007	7.613	FULL	12	HARD	1
470	OO	CO	$620,000.00	355	5/1/2007	8.613	NO RATIO-NIVA	24	HARD	1
471	OO	PUR	$240,000.00	355	5/1/2007	8.238	FULL	36	HARD	1
472	OO	REFI	$625,000.00	354	5/1/2007	8.613	NO DOC-NISA	36	HARD	1
473	OO	REFI	$510,000.00	355	5/1/2007	8.613	NO RATIO-NIVA	24	HARD	1
474	OO	REFI	$765,000.00	355	5/1/2007	8.613	NO RATIO-NIVA	36	HARD	1
475	OO	CO	$695,000.00	355	5/1/2007	8.113	NO RATIO-NIVA	36	HARD	1
476	OO	CO	$590,000.00	355	5/1/2007	8.238	STATED-SIVA	36	HARD	1
477	OO	CO	$315,000.00	356	5/1/2007	8.863	STATED-SIVA	36	HARD	1
478	OO	CO	$750,000.00	357	5/1/2007	8.988	NO RATIO-NIVA	36	HARD	1
479	NOO	CO	$650,000.00	358	5/1/2007	8.488	STATED-SIVA	24	HARD	1
480	OO	CO	$980,000.00	356	5/1/2007	8.738	STATED-SIVA	36	HARD	1
481	OO	CO	$520,000.00	357	5/1/2007	8.363	STATED-SIVA	36	HARD	1
482	OO	REFI	$430,000.00	356	5/1/2007	7.988	STATED-SIVA	36	HARD	1
483	OO	REFI	$410,000.00	356	5/1/2007	8.238	NO DOC-NISA	36	HARD	1
484	NOO	CO	$650,000.00	357	5/1/2007	8.238	STATED-SIVA	36	HARD	1
485	OO	CO	$586,000.00	357	5/1/2007	8.988	NODOCSTATD-SISA	36	HARD	1
486	OO	REFI	$590,000.00	357	5/1/2007	8.988	STATED-SIVA	36	HARD	1
487	OO	CO	$415,000.00	357	5/1/2007	8.488	NO DOC-NISA	36	HARD	1
488	OO	CO	$908,000.00	358	5/1/2007	8.238	STATED-SIVA	24	HARD	1
489	OO	CO	$790,000.00	358	5/1/2007	8.613	NODOCSTATD-SISA	36	HARD	1
490	2ND HM	REFI	$300,000.00	355	5/1/2007	8.113	STATED-SIVA	36	HARD	1
491	OO	REFI	$568,000.00	356	5/1/2007	8.238	NO RATIO-NIVA	36	HARD	1
492	OO	REFI	$570,000.00	356	5/1/2007	8.238	NO RATIO-NIVA	36	HARD	1
493	OO	CO	$438,000.00	358	5/1/2007	7.988	NO RATIO-NIVA	12	HARD	1
494	OO	REFI	$450,000.00	356	5/1/2007	8.488	NO DOC-NISA	36	HARD	1
495	OO	CO	$1,100,000.00	356	5/1/2007	8.113	STATED-SIVA	36	HARD	1
496	OO	REFI	$365,000.00	357	5/1/2007	8.738	STATED-SIVA	12	HARD	1
497	OO	CO	$690,000.00	357	5/1/2007	8.488	NO RATIO-NIVA	36	HARD	1
498	OO	CO	$245,000.00	356	5/1/2007	8.238	STATED-SIVA	36	HARD	1
499	OO	REFI	$780,000.00	358	5/1/2007	8.113	NO RATIO-NIVA	24	HARD	1
500	OO	REFI	$225,000.00	358	5/1/2007	7.613	STATED-SIVA	36	HARD	1
501	OO	REFI	$330,000.00	357	5/1/2007	8.238	NODOCSTATD-SISA	36	HARD	1
502	OO	CO	$790,000.00	359	5/1/2007	7.988	NO RATIO-NIVA	36	HARD	1
503	OO	CO	$340,000.00	359	5/1/2007	8.738	STATED-SIVA	24	HARD	1
504	OO	CO	$405,000.00	359	5/1/2007	8.113	STATED-SIVA	36	HARD	1
505	OO	CO	$287,000.00	359	5/1/2007	7.488	FULL	36	HARD	11
506	NOO	REFI	$825,000.00	360	5/1/2007	8.113	STATED-SIVA	36	HARD	1
507	OO	REFI	$525,000.00	354	5/1/2007	8.238	NO RATIO-NIVA	36	HARD	1
508	OO	REFI	$320,000.00	356	5/1/2007	8.238	NO RATIO-NIVA	36	HARD	1
509	OO	REFI	$675,000.00	354	5/1/2007	8.613	NO RATIO-NIVA	36	HARD	1
510	OO	CO	$270,000.00	354	5/1/2007	8.738	NO DOC-NISA	24	HARD	2
511	OO	CO	$271,000.00	354	5/1/2007	8.613	STATED-SIVA	36	HARD	2
512	OO	CO	$648,000.00	356	5/1/2007	8.488	STATED-SIVA	12	HARD	1
513	OO	REFI	$178,000.00	356	5/1/2007	8.988	NO DOC-NISA	36	HARD	2
514	NOO	PUR	$400,000.00	356	5/1/2007	8.238	STATED-SIVA	24	HARD	1
515	OO	CO	$353,000.00	357	5/1/2007	8.488	STATED-SIVA	12	HARD	2
516	OO	REFI	$970,000.00	358	5/1/2007	8.613	NO RATIO-NIVA	12	HARD	1
517	NOO	CO	$250,000.00	359	5/1/2007	7.488	STATED-SIVA	36	HARD	2
518	OO	REFI	$575,000.00	357	5/1/2007	8.488	NO RATIO-NIVA	24	HARD	1
519	2ND HM	REFI	$195,000.00	357	5/1/2007	7.863	STATED-SIVA	6	HARD	1
520	OO	REFI	$134,000.00	357	5/1/2007	8.488	FULL	36	HARD	1
521	NOO	PUR	$238,000.00	357	5/1/2007	8.488	STATED-SIVA	36	HARD	1
522	NOO	PUR	$238,000.00	357	5/1/2007	8.488	STATED-SIVA	36	HARD	1
523	OO	CO	$600,000.00	359	5/1/2007	8.363	NO DOC-NISA	0	N/A	N/A
524	OO	CO	$320,000.00	358	5/1/2007	9.113	STATED-SIVA	0	N/A	N/A
525	NOO	REFI	$340,000.00	358	5/1/2007	7.613	STATED-SIVA	0	N/A	N/A
526	OO	PUR	$240,000.00	358	5/1/2007	7.738	STATED-SIVA	36	HARD	1
527	OO	REFI	$466,000.00	359	5/1/2007	7.738	STATED-SIVA	0	N/A	N/A
528	OO	CO	$410,000.00	359	5/1/2007	8.113	NO RATIO-NIVA	0	N/A	N/A
529	OO	REFI	$242,000.00	359	5/1/2007	8.113	STATED-SIVA	0	N/A	N/A
530	OO	CO	$175,000.00	359	5/1/2007	7.988	FULL	0	N/A	N/A
531	NOO	PUR	$265,000.00	359	5/1/2007	8.363	STATED-SIVA	36	HARD	1
532	NOO	REFI	$435,000.00	359	5/1/2007	7.988	STATED-SIVA	0	N/A	N/A
533	NOO	REFI	$715,000.00	359	5/1/2007	8.113	STATED-SIVA	0	N/A	N/A
534	NOO	PUR	$465,000.00	359	5/1/2007	8.113	STATED-SIVA	0	N/A	N/A
535	OO	PUR	$242,500.00	359	5/1/2007	7.738	STATED-SIVA	12	HARD	2
536	NOO	REFI	$431,000.00	359	5/1/2007	8.113	FULL	0	N/A	N/A
537	OO	REFI	$800,000.00	353	5/1/2007	8.613	STATED-SIVA	24	HARD	1
538	OO	REFI	$335,000.00	356	5/1/2007	8.238	STATED-SIVA	36	HARD	1
539	OO	REFI	$475,000.00	356	5/1/2007	8.488	NO DOC-NISA	36	HARD	1
540	OO	REFI	$161,000.00	356	5/1/2007	8.363	NODOCSTATD-SISA	12	HARD	11
541	OO	CO	$100,000.00	356	5/1/2007	7.988	FULL	36	HARD	11
542	OO	REFI	$111,000.00	357	5/1/2007	7.488	FULL	36	HARD	1
543	NOO	REFI	$450,000.00	358	5/1/2007	8.613	STATED-SIVA	12	HARD	1
544	OO	CO	$255,000.00	359	5/1/2007	7.738	STATED-SIVA	36	HARD	1
545	NOO	REFI	$164,000.00	359	5/1/2007	8.363	STATED-SIVA	12	HARD	1
546	OO	CO	$230,000.00	358	5/1/2007	8.363	NO DOC-NISA	12	HARD	1
547	OO	CO	$625,000.00	360	5/1/2007	8.363	STATED-SIVA	6	HARD	1
548	OO	REFI	$558,000.00	360	5/1/2007	8.988	STATED-SIVA	36	HARD	1
549	OO	REFI	$265,000.00	360	5/1/2007	7.613	STATED-SIVA	12	HARD	5
550	OO	CO	$2,100,000.00	360	5/1/2007	7.988	STATED-SIVA	36	HARD	1
551	OO	CO	$350,000.00	360	5/1/2007	8.113	NODOCSTATD-SISA	36	HARD	1
552	NOO	CO	$358,000.00	355	5/1/2007	8.238	FULL	24	HARD	1
553	OO	REFI	$232,000.00	355	5/1/2007	8.238	NO RATIO-NIVA	0	N/A	N/A
554	OO	REFI	$195,000.00	356	5/1/2007	7.363	NODOCSTATD-SISA	36	HARD	1
555	OO	CO	$362,000.00	355	5/1/2007	7.863	NO RATIO-NIVA	12	HARD	1
556	OO	CO	$565,000.00	358	5/1/2007	8.488	NO RATIO-NIVA	36	HARD	1
557	OO	REFI	$220,000.00	354	5/1/2007	8.113	NO RATIO-NIVA	24	HARD	1
558	OO	REFI	$640,000.00	356	5/1/2007	8.238	STATED-SIVA	24	HARD	1
559	OO	PUR	$535,000.00	355	5/1/2007	8.738	NO DOC-NISA	24	HARD	1
560	OO	CO	$405,000.00	356	5/1/2007	8.738	NO DOC-NISA	36	HARD	1
561	2ND HM	CO	$314,000.00	356	5/1/2007	8.238	NO RATIO-NIVA	24	HARD	1
562	OO	CO	$320,000.00	356	5/1/2007	8.238	NO RATIO-NIVA	24	HARD	1
563	OO	CO	$600,000.00	356	5/1/2007	9.238	STATED-SIVA	36	HARD	1
564	OO	CO	$510,000.00	357	5/1/2007	8.488	NO RATIO-NIVA	24	HARD	1
565	NOO	CO	$290,000.00	356	5/1/2007	7.988	STATED-SIVA	12	HARD	1
566	NOO	REFI	$194,000.00	358	5/1/2007	7.863	STATED-SIVA	12	HARD	1
567	NOO	REFI	$170,000.00	358	5/1/2007	8.113	STATED-SIVA	24	HARD	1
568	NOO	REFI	$195,000.00	358	5/1/2007	7.863	STATED-SIVA	12	HARD	1
569	OO	CO	$713,000.00	356	5/1/2007	8.238	STATED-SIVA	6	HARD	1
570	OO	CO	$224,000.00	357	5/1/2007	8.488	STATED-SIVA	0	N/A	N/A
571	NOO	PUR	$176,000.00	356	5/1/2007	8.238	STATED-SIVA	36	HARD	1
572	OO	CO	$268,900.00	356	5/1/2007	8.238	NODOCSTATD-SISA	36	HARD	1
573	OO	PUR	$630,000.00	359	5/1/2007	8.238	NO RATIO-NIVA	24	HARD	1
574	OO	CO	$470,000.00	358	5/1/2007	8.238	NO RATIO-NIVA	36	HARD	1
575	OO	PUR	$300,000.00	358	5/1/2007	8.613	NODOCSTATD-SISA	24	HARD	1
576	2ND HM	CO	$310,000.00	358	5/1/2007	8.363	STATED-SIVA	36	HARD	1
577	OO	REFI	$185,000.00	358	5/1/2007	7.863	NODOCSTATD-SISA	36	HARD	1
578	OO	REFI	$315,000.00	359	5/1/2007	7.863	NO DOC-NISA	36	HARD	1
579	OO	CO	$350,000.00	358	5/1/2007	8.363	NO DOC-NISA	36	HARD	1
580	OO	REFI	$327,500.00	358	5/1/2007	8.238	NODOCSTATD-SISA	24	HARD	1
581	2ND HM	CO	$470,000.00	358	5/1/2007	8.613	FULL	6	HARD	1
582	OO	PUR	$214,900.00	359	5/1/2007	7.863	NO RATIO-NIVA	36	HARD	1
583	OO	CO	$232,000.00	359	5/1/2007	7.988	NODOCSTATD-SISA	36	HARD	1
584	OO	CO	$212,000.00	360	5/1/2007	7.988	STATED-SIVA	36	HARD	1
585	OO	REFI	$730,000.00	358	5/1/2007	7.488	STATED-SIVA	12	HARD	1
586	OO	CO	$430,000.00	359	5/1/2007	7.988	NO RATIO-NIVA	12	HARD	2
587	OO	REFI	$950,000.00	353	5/1/2007	8.988	NO RATIO-NIVA	36	HARD	1
588	OO	REFI	$620,000.00	353	5/1/2007	8.988	NO RATIO-NIVA	36	HARD	1
589	OO	REFI	$925,000.00	355	5/1/2007	8.113	NO DOC-NISA	24	HARD	1
590	OO	REFI	$731,000.00	354	5/1/2007	8.113	NO RATIO-NIVA	36	HARD	1
591	OO	CO	$1,010,000.00	357	5/1/2007	8.488	NO RATIO-NIVA	36	HARD	1
592	NOO	CO	$325,000.00	358	5/1/2007	8.238	STATED-SIVA	36	HARD	1
593	OO	CO	$535,000.00	357	5/1/2007	7.488	NO RATIO-NIVA	36	HARD	1
594	OO	CO	$633,000.00	357	5/1/2007	8.238	NODOCSTATD-SISA	36	HARD	1
595	OO	PUR	$405,000.00	357	5/1/2007	8.488	NO RATIO-NIVA	36	HARD	1
596	OO	CO	$530,000.00	358	5/1/2007	7.488	NO RATIO-NIVA	12	HARD	1
597	OO	CO	$580,000.00	357	5/1/2007	8.488	NO DOC-NISA	36	HARD	1
598	OO	CO	$465,000.00	360	5/1/2007	8.113	NO RATIO-NIVA	24	HARD	1
599	NOO	REFI	$280,000.00	359	5/1/2007	8.613	STATED-SIVA	36	HARD	1
600	OO	CO	$745,000.00	357	5/1/2007	8.238	NO RATIO-NIVA	36	HARD	1
601	NOO	CO	$120,000.00	357	5/1/2007	7.988	FULL	12	HARD	1
602	NOO	PUR	$160,000.00	358	5/1/2007	8.613	STATED-SIVA	36	HARD	1
603	NOO	PUR	$160,000.00	358	5/1/2007	8.613	STATED-SIVA	36	HARD	1
604	NOO	PUR	$160,000.00	358	5/1/2007	8.613	STATED-SIVA	36	HARD	1
605	OO	CO	$530,000.00	358	5/1/2007	8.238	NO RATIO-NIVA	36	HARD	1
606	OO	CO	$507,000.00	358	5/1/2007	8.488	NO DOC-NISA	36	HARD	1
607	OO	CO	$580,000.00	359	5/1/2007	8.363	NO DOC-NISA	24	HARD	1
608	OO	CO	$360,000.00	358	5/1/2007	8.488	NO RATIO-NIVA	24	HARD	1
609	NOO	CO	$154,000.00	358	5/1/2007	8.363	FULL	36	HARD	1
610	OO	CO	$616,000.00	358	5/1/2007	8.488	NO DOC-NISA	36	HARD	1
611	OO	REFI	$435,000.00	358	5/1/2007	8.363	NODOCSTATD-SISA	36	HARD	1
612	OO	REFI	$385,000.00	358	5/1/2007	8.988	NO RATIO-NIVA	36	HARD	1
613	OO	CO	$605,000.00	358	5/1/2007	8.863	NO RATIO-NIVA	36	HARD	1
614	OO	CO	$375,000.00	358	5/1/2007	7.988	NO RATIO-NIVA	36	HARD	1
615	OO	CO	$400,000.00	358	5/1/2007	8.613	STATED-SIVA	36	HARD	1
616	OO	CO	$420,000.00	358	5/1/2007	8.363	NO RATIO-NIVA	36	HARD	1
617	OO	CO	$275,000.00	358	5/1/2007	8.613	NO DOC-NISA	36	HARD	1
618	OO	CO	$740,000.00	358	5/1/2007	8.613	NO DOC-NISA	36	HARD	1
619	OO	REFI	$540,000.00	358	5/1/2007	7.863	NO RATIO-NIVA	36	HARD	1
620	NOO	CO	$400,000.00	358	5/1/2007	8.113	STATED-SIVA	36	HARD	1
621	OO	REFI	$550,000.00	359	5/1/2007	8.363	NO RATIO-NIVA	36	HARD	1
622	OO	CO	$540,000.00	358	5/1/2007	8.363	NO RATIO-NIVA	36	HARD	1
623	OO	CO	$288,000.00	359	5/1/2007	7.988	STATED-SIVA	36	HARD	1
624	OO	CO	$660,000.00	358	5/1/2007	7.988	NODOCSTATD-SISA	24	HARD	1
625	OO	REFI	$900,000.00	358	5/1/2007	8.613	NO DOC-NISA	36	HARD	1
626	OO	PUR	$810,000.00	359	5/1/2007	8.613	NO DOC-NISA	36	HARD	1
627	NOO	REFI	$480,000.00	359	5/1/2007	8.363	STATED-SIVA	12	HARD	1
628	OO	CO	$612,000.00	358	5/1/2007	8.113	NO RATIO-NIVA	36	HARD	1
629	OO	PUR	$405,000.00	359	5/1/2007	7.363	NO RATIO-NIVA	24	HARD	1
630	OO	REFI	$670,000.00	358	5/1/2007	8.613	NODOCSTATD-SISA	24	HARD	1
631	OO	REFI	$400,000.00	359	5/1/2007	8.363	NO DOC-NISA	36	HARD	1
632	NOO	CO	$386,000.00	359	5/1/2007	8.363	STATED-SIVA	36	HARD	1
633	OO	CO	$285,000.00	359	5/1/2007	8.238	NODOCSTATD-SISA	24	HARD	1
634	OO	CO	$535,000.00	359	5/1/2007	8.113	STATED-SIVA	36	HARD	1
635	OO	REFI	$370,000.00	359	5/1/2007	8.363	NODOCSTATD-SISA	36	HARD	1
636	OO	REFI	$640,000.00	358	5/1/2007	8.488	NO DOC-NISA	36	HARD	1
637	OO	CO	$470,000.00	359	5/1/2007	8.238	NO DOC-NISA	36	HARD	1
638	OO	CO	$660,000.00	359	5/1/2007	8.363	NO RATIO-NIVA	36	HARD	1
639	OO	CO	$639,000.00	359	5/1/2007	7.988	NO RATIO-NIVA	12	HARD	1
640	OO	REFI	$267,000.00	359	5/1/2007	8.113	STATED-SIVA	36	HARD	1
641	OO	CO	$655,000.00	359	5/1/2007	7.988	NO RATIO-NIVA	36	HARD	1
642	OO	CO	$570,000.00	359	5/1/2007	8.363	STATED-SIVA	36	HARD	1
643	OO	CO	$695,000.00	359	5/1/2007	8.363	NO RATIO-NIVA	36	HARD	1
644	NOO	CO	$360,000.00	359	5/1/2007	7.988	STATED-SIVA	36	HARD	1
645	OO	CO	$550,000.00	360	5/1/2007	8.363	NODOCSTATD-SISA	12	HARD	1
646	OO	CO	$1,600,000.00	359	5/1/2007	8.738	NO DOC-NISA	36	HARD	1
647	OO	PUR	$460,000.00	360	5/1/2007	7.738	STATED-SIVA	36	HARD	1
648	OO	CO	$390,000.00	360	5/1/2007	8.613	STATED-SIVA	36	HARD	1
649	OO	CO	$320,000.00	359	5/1/2007	8.988	STATED-SIVA	36	HARD	2
650	OO	CO	$389,000.00	359	5/1/2007	8.238	STATED-SIVA	36	HARD	1
651	OO	CO	$695,000.00	359	5/1/2007	7.988	NO DOC-NISA	36	HARD	1
652	OO	REFI	$331,000.00	359	5/1/2007	7.863	STATED-SIVA	36	HARD	1
653	OO	REFI	$350,000.00	360	5/1/2007	8.113	STATED-SIVA	36	HARD	1
654	OO	CO	$640,000.00	360	5/1/2007	7.988	STATED-SIVA	36	HARD	1
655	NOO	PUR	$345,000.00	360	5/1/2007	8.113	STATED-SIVA	36	HARD	1
656	OO	CO	$460,000.00	360	5/1/2007	8.363	STATED-SIVA	36	HARD	1
657	NOO	PUR	$389,000.00	360	5/1/2007	8.113	STATED-SIVA	36	HARD	1
658	OO	REFI	$437,000.00	353	5/1/2007	8.613	NO RATIO-NIVA	24	HARD	1
659	OO	REFI	$442,000.00	354	5/1/2007	8.613	NO RATIO-NIVA	36	HARD	1
660	OO	PUR	$1,250,000.00	354	5/1/2007	8.613	NO DOC-NISA	36	HARD	1
661	OO	CO	$397,000.00	355	5/1/2007	8.238	NO RATIO-NIVA	36	HARD	1
662	OO	CO	$354,000.00	354	5/1/2007	7.988	NO DOC-NISA	36	HARD	1
663	OO	REFI	$420,000.00	354	5/1/2007	7.863	STATED-SIVA	12	HARD	1
664	OO	REFI	$520,000.00	354	5/1/2007	8.613	NO RATIO-NIVA	36	HARD	1
665	OO	CO	$510,000.00	354	5/1/2007	8.238	STATED-SIVA	36	HARD	1
666	OO	REFI	$610,000.00	354	5/1/2007	9.113	NO DOC-NISA	24	HARD	1
667	OO	CO	$800,000.00	354	5/1/2007	8.613	NO RATIO-NIVA	36	HARD	1
668	OO	PUR	$605,000.00	355	5/1/2007	8.488	NO RATIO-NIVA	36	HARD	1
669	OO	REFI	$580,000.00	354	5/1/2007	8.613	NO RATIO-NIVA	36	HARD	1
670	OO	REFI	$540,000.00	354	5/1/2007	8.113	NO RATIO-NIVA	36	HARD	1
671	OO	REFI	$625,000.00	354	5/1/2007	8.613	NO RATIO-NIVA	36	HARD	1
672	OO	CO	$410,000.00	356	5/1/2007	8.238	NO RATIO-NIVA	36	HARD	1
673	OO	CO	$610,000.00	355	5/1/2007	8.238	NO RATIO-NIVA	36	HARD	1
674	NOO	CO	$655,000.00	355	5/1/2007	8.238	NO RATIO-NIVA	24	HARD	10
675	OO	REFI	$470,000.00	355	5/1/2007	8.113	NO RATIO-NIVA	36	HARD	1
676	OO	CO	$590,000.00	357	5/1/2007	8.738	STATED-SIVA	36	HARD	1
677	OO	REFI	$1,060,000.00	355	5/1/2007	8.738	STATED-SIVA	24	HARD	1
678	OO	CO	$375,000.00	356	5/1/2007	8.238	NO RATIO-NIVA	36	HARD	1
679	OO	CO	$635,000.00	356	5/1/2007	8.238	NO RATIO-NIVA	36	HARD	1
680	OO	REFI	$680,000.00	356	5/1/2007	8.238	NO DOC-NISA	36	HARD	1
681	OO	CO	$425,000.00	355	5/1/2007	8.238	NO DOC-NISA	36	HARD	1
682	NOO	REFI	$680,000.00	358	5/1/2007	8.238	STATED-SIVA	36	HARD	1
683	OO	CO	$590,000.00	356	5/1/2007	8.738	NO RATIO-NIVA	36	HARD	1
684	OO	CO	$310,000.00	356	5/1/2007	8.738	STATED-SIVA	36	HARD	1
685	NOO	CO	$495,000.00	357	5/1/2007	8.988	NO RATIO-NIVA	36	HARD	1
686	OO	PUR	$842,000.00	356	5/1/2007	8.738	NO DOC-NISA	36	HARD	1
687	OO	REFI	$460,000.00	356	5/1/2007	8.738	NO DOC-NISA	36	HARD	1
688	OO	CO	$730,000.00	357	5/1/2007	8.738	NO DOC-NISA	36	HARD	1
689	OO	CO	$245,000.00	356	5/1/2007	8.738	NO DOC-NISA	36	HARD	1
690	NOO	CO	$240,000.00	356	5/1/2007	8.238	STATED-SIVA	36	HARD	1
691	OO	CO	$725,000.00	356	5/1/2007	8.738	NO DOC-NISA	36	HARD	1
692	OO	CO	$375,000.00	356	5/1/2007	8.238	NO RATIO-NIVA	6	HARD	1
693	OO	CO	$445,000.00	358	5/1/2007	8.363	NO DOC-NISA	6	HARD	1
694	OO	REFI	$1,425,000.00	356	5/1/2007	8.738	NO DOC-NISA	12	HARD	1
695	OO	PUR	$670,000.00	356	5/1/2007	7.488	STATED-SIVA	24	HARD	1
696	OO	CO	$910,000.00	356	5/1/2007	8.238	NO DOC-NISA	36	HARD	1
697	OO	REFI	$460,000.00	358	5/1/2007	7.863	STATED-SIVA	36	HARD	1
698	OO	CO	$600,000.00	356	5/1/2007	8.613	STATED-SIVA	36	HARD	1
699	OO	CO	$430,000.00	360	5/1/2007	8.363	STATED-SIVA	36	HARD	1
700	OO	CO	$715,000.00	356	5/1/2007	8.113	STATED-SIVA	36	HARD	1
701	OO	CO	$690,000.00	357	5/1/2007	8.363	NO DOC-NISA	36	HARD	1
702	OO	CO	$610,000.00	356	5/1/2007	7.863	FULL	36	HARD	1
703	NOO	CO	$465,000.00	357	5/1/2007	8.238	STATED-SIVA	36	HARD	1
704	OO	CO	$480,000.00	356	5/1/2007	8.238	NO DOC-NISA	36	HARD	1
705	NOO	PUR	$615,000.00	356	5/1/2007	8.238	STATED-SIVA	12	HARD	1
706	OO	REFI	$550,000.00	357	5/1/2007	8.988	NO DOC-NISA	36	HARD	1
707	OO	PUR	$600,000.00	357	5/1/2007	8.488	NO RATIO-NIVA	36	HARD	1
708	OO	CO	$675,000.00	357	5/1/2007	8.488	NO RATIO-NIVA	36	HARD	1
709	OO	CO	$370,000.00	357	5/1/2007	8.488	NO DOC-NISA	36	HARD	1
710	OO	CO	$360,000.00	358	5/1/2007	9.113	NO RATIO-NIVA	36	HARD	1
711	NOO	REFI	$336,000.00	357	5/1/2007	7.988	FULL	36	HARD	1
712	OO	CO	$545,000.00	358	5/1/2007	8.113	NODOCSTATD-SISA	36	HARD	1
713	OO	CO	$390,000.00	357	5/1/2007	8.488	NODOCSTATD-SISA	36	HARD	1
714	OO	CO	$500,000.00	357	5/1/2007	8.113	NO RATIO-NIVA	36	HARD	1
715	OO	CO	$385,000.00	358	5/1/2007	8.238	NODOCSTATD-SISA	36	HARD	1
716	OO	REFI	$325,000.00	358	5/1/2007	8.363	NO DOC-NISA	36	HARD	1
717	2ND HM	CO	$155,000.00	359	5/1/2007	7.863	STATED-SIVA	36	HARD	1
718	OO	REFI	$590,000.00	357	5/1/2007	8.488	NODOCSTATD-SISA	36	HARD	1
719	OO	CO	$550,000.00	357	5/1/2007	8.488	STATED-SIVA	36	HARD	1
720	OO	CO	$462,000.00	358	5/1/2007	8.363	NO DOC-NISA	36	HARD	1
721	OO	CO	$620,000.00	359	5/1/2007	8.363	NO DOC-NISA	36	HARD	1
722	OO	CO	$515,000.00	358	5/1/2007	7.988	STATED-SIVA	36	HARD	1
723	OO	REFI	$470,000.00	358	5/1/2007	7.613	STATED-SIVA	36	HARD	1
724	OO	PUR	$730,000.00	358	5/1/2007	8.363	NO DOC-NISA	36	HARD	1
725	OO	CO	$700,000.00	359	5/1/2007	8.363	STATED-SIVA	36	HARD	1
726	OO	REFI	$465,000.00	358	5/1/2007	7.863	NO DOC-NISA	12	HARD	1
727	OO	REFI	$880,000.00	359	5/1/2007	7.863	STATED-SIVA	24	HARD	1
728	OO	CO	$590,000.00	358	5/1/2007	8.363	NO DOC-NISA	36	HARD	1
729	OO	CO	$520,000.00	358	5/1/2007	8.363	NO RATIO-NIVA	36	HARD	1
730	OO	REFI	$615,000.00	358	5/1/2007	7.863	STATED-SIVA	36	HARD	1
731	OO	CO	$720,000.00	358	5/1/2007	8.363	NO RATIO-NIVA	36	HARD	1
732	OO	CO	$710,000.00	358	5/1/2007	7.988	STATED-SIVA	24	HARD	1
733	OO	CO	$540,000.00	359	5/1/2007	8.488	STATED-SIVA	24	HARD	1
734	OO	CO	$1,265,000.00	358	5/1/2007	8.113	NO RATIO-NIVA	36	HARD	1
735	OO	CO	$570,000.00	359	5/1/2007	7.988	STATED-SIVA	12	HARD	1
736	OO	CO	$460,000.00	359	5/1/2007	7.238	STATED-SIVA	36	HARD	1
737	OO	CO	$1,200,000.00	360	5/1/2007	7.988	STATED-SIVA	24	HARD	1
738	OO	CO	$488,000.00	359	5/1/2007	7.863	STATED-SIVA	36	HARD	1
739	OO	CO	$585,000.00	359	5/1/2007	7.738	STATED-SIVA	12	HARD	1
740	OO	CO	$420,000.00	360	5/1/2007	7.988	STATED-SIVA	36	HARD	1
741	OO	CO	$710,000.00	359	5/1/2007	8.363	STATED-SIVA	36	HARD	1
742	OO	REFI	$900,000.00	354	5/1/2007	8.738	NO RATIO-NIVA	36	HARD	6
743	OO	PUR	$405,000.00	354	5/1/2007	7.988	STATED-SIVA	36	HARD	7
744	2ND HM	PUR	$159,000.00	354	5/1/2007	8.113	FULL	24	HARD	7
745	OO	REFI	$333,000.00	355	5/1/2007	8.488	STATED-SIVA	36	HARD	12
746	OO	REFI	$280,000.00	355	5/1/2007	8.363	STATED-SIVA	36	HARD	6
747	NOO	PUR	$108,000.00	356	5/1/2007	8.238	FULL	24	HARD	5
748	OO	REFI	$385,000.00	355	5/1/2007	7.613	STATED-SIVA	24	HARD	12
749	OO	REFI	$755,000.00	355	5/1/2007	8.363	NO RATIO-NIVA	12	HARD	6
750	OO	CO	$935,000.00	356	5/1/2007	8.238	NO RATIO-NIVA	0	N/A	N/A
751	OO	REFI	$450,000.00	356	5/1/2007	7.863	STATED-SIVA	0	N/A	N/A
752	OO	REFI	$434,300.00	356	5/1/2007	8.238	STATED-SIVA	24	HARD	7
753	OO	CO	$340,000.00	356	5/1/2007	8.238	NO RATIO-NIVA	24	HARD	12
754	OO	CO	$620,000.00	356	5/1/2007	8.238	STATED-SIVA	12	HARD	6
755	OO	CO	$397,000.00	356	5/1/2007	8.738	STATED-SIVA	36	HARD	12
756	OO	CO	$365,000.00	356	5/1/2007	8.738	STATED-SIVA	36	HARD	12
757	2ND HM	REFI	$550,000.00	357	5/1/2007	8.238	STATED-SIVA	36	HARD	1
758	OO	REFI	$720,000.00	357	5/1/2007	8.738	NO DOC-NISA	36	HARD	6
759	OO	REFI	$878,000.00	358	5/1/2007	8.988	NO RATIO-NIVA	0	N/A	N/A
760	OO	CO	$415,000.00	357	5/1/2007	8.488	STATED-SIVA	24	HARD	1
761	OO	PUR	$440,000.00	357	5/1/2007	7.988	STATED-SIVA	36	HARD	6
762	OO	CO	$407,000.00	358	5/1/2007	8.488	NO RATIO-NIVA	36	HARD	6
763	OO	PUR	$213,000.00	357	5/1/2007	8.113	NO RATIO-NIVA	24	HARD	1
764	OO	REFI	$650,000.00	358	5/1/2007	8.238	STATED-SIVA	24	HARD	6
765	OO	REFI	$220,000.00	359	5/1/2007	8.363	NO RATIO-NIVA	0	N/A	N/A
766	OO	CO	$215,000.00	359	5/1/2007	7.988	STATED-SIVA	12	HARD	12
767	OO	CO	$380,000.00	360	5/1/2007	7.988	NODOCSTATD-SISA	36	HARD	6
768	NOO	PUR	$148,000.00	359	5/1/2007	8.363	FULL	24	HARD	7
769	OO	REFI	$479,000.00	359	5/1/2007	7.988	FULL	24	HARD	7
770	OO	CO	$535,000.00	360	5/1/2007	8.363	STATED-SIVA	36	HARD	12
771	OO	CO	$445,000.00	360	5/1/2007	7.738	STATED-SIVA	36	HARD	6
772	OO	REFI	$254,000.00	360	5/1/2007	7.988	NODOCSTATD-SISA	36	HARD	6
773	OO	CO	$470,750.00	360	5/1/2007	8.113	STATED-SIVA	24	HARD	12
774	OO	REFI	$410,000.00	353	5/1/2007	8.488	NO RATIO-NIVA	36	HARD	1
775	OO	REFI	$588,000.00	352	5/1/2007	7.738	NO RATIO-NIVA	36	HARD	1
776	2ND HM	CO	$420,000.00	354	5/1/2007	8.113	STATED-SIVA	36	HARD	1
777	OO	CO	$530,000.00	353	5/1/2007	7.738	NO RATIO-NIVA	36	HARD	6

code	Prepayment Language	Full / Partial
1
If within (xx) months frm the date the Security Instrument is executed I make a full Prepayment or one or more partial Prepayments, and the total of all such Prepayments in any 12-month period exceeds 20% of the original Principal amount of the loan, I will pay a Prepayment charge in an amount equal to SIX (6) months' advance interest on the amount by which the total of my Prepayments within any 12-month period exceeds twenty percent (20%) of the original Principal amount of the loan.
Partial
2
If within (xx) months from the date the Security Instrument is executed I make a full Prepayment or one or more partial Prepayments, I will pay a Prepayment charge in an amount determined as follows: (a) FIVE percent (5.000%) of the amount of the Prepayment if I make a Prepayment during the first year of the loan term; (b) FOUR percent (4.000%) of the amount of the Prepayment if I make a Prepayment during the second year of the loan term; (c) THREE percent (3.000%) of the amount of the Prepayment if I make a Prepayment during the third year of the loan term.
Partial
3
If within (xx) months from the date the Security Instrument is executed I make a full Prepayment, I will pay a Prepayment charge in an amount equal to TWO percent (2.000%) of the Principal amount prepaid.  However, I will not be required to pay a Prepayment charge if (i) the loan is refinanced or consolidated with the same lender or a subsequent note holder, or (ii) the loan is accelerated due to default.  In addition, I will not be required to pay a Prepayment charge if I make one or more partial Prepayments.
Full
4
If within (xx) months from the date the Security Instrument is executed I make a full Prepayment, I will pay a Prepayment charge in an amount determined as follows: (a) FIVE percent (5.000%) of the unpaid Principal balance if prepaid in full during the first year of the loan term; (b) FOUR percent (4.000%) of the unpaid Principal balance if prepaid in full during the secpnd year of the loan term; (c) THREE percent (3.000%) of the unpaid Principal balance if prepaid in full during the third year of the loan term.
Full
5
If within the first (xx) months after loan closing I make a full Prepayment or one or more partial Prepayments, I will pay a Prepayment charge in an amount equal to TWO percent (2.000%) of the loan amount prepaid.
Partial
6
If within the first (xx) months from the date the Security Instrument is executed, I make a Prepayment, I will pay a Prepayment charge in an amount equal to TWO percent (2.000%) of the amount of the Prepayment.
Partial
7
If within the first 12 months after loan closing I make a full Prepayment or one or more partial Prepayments, I will pay a Prepayment charge in an amount equal to TWO percent (2.000%) of the loan amount prepaid.  If within the second 12 months after loan closing I make a full Prepayment or one or more partial Prepayments, I will pay a Prepayment charge in an amount equal to ONE percent (1.000%) of the loan amount prepaid.
Partial
8
If before (xx) months from the date the loan is made I make a full Prepayment or one or more partial Prepayments, I will pay a Prepayment charge in an amount equal to THREE percent (3.000%) of the amount prepaid.
Partial
9
If within (xx) months from the date the Security Instrument is executed I make a full Prepayment or one or more partial Prepayments, I will pay a Prepayment charge in an amount equal to FIVE percnt (5.000%) of the balance prepaid.
Partial
10
If within (xx) months from the date the Security Instrument is executed I make a full Prepayment or one or more partial Prepayments, I will pay a Prepayment charge in an amount equal to ONE percnt (1.000%) of the Prepayment.
Partial
11
If within (xx) months from the date the Security Instrument is executed I make a full Prepayment, I will pay a Prepayment charge in an amount equal to TWO percent (2.000%) of the Principal balance at the time of Prepayment: provided however, that if I replace this mortgage loan with a new mortgage loan made by another lender and the proceeds are used to either pay down or reduce the balance to a smaller amount before making a full Prepayment in order to avoid or reduce the amount of the Prepayment charge, I will pay a Prepayment charge in an amount equal to TWO percent (2.000%) of the average daily balance for the prior six (6) months.
Full
12
If within (xx) months from the date the Security Instrument is executed I make a full prepayment or one or more partial pre payments, I will pay a prepayment charge in an amount equal to the payment of TWO (2) months' advance interest on the aggregate amount of all prepayments made within any 12 month period in excess of one-third(1/3) of the original loan amount.
Partial
13
The prepayment charge will be an amount equal to SIX (6) months' interest calculated on the average balance for the prior six (6) months at the rate of interest designated in the contract.  If the prepayment occurs prior to the expiration of the six (6) months from the date of the contract, the prepayment charge may be calculated in the same manner, except the number of months will be the number of months the loan has existed.
Full
14
If during the first (xx) months of this mortgage loan, I make a full prepayment or partial prepayment which exceeds 20% of the scheduled principal balance amortization for the year in which I make the prepayment, I much pay a prepayment penalty.  The prepayment fee is one (1%) of the original loan amount, if the prepayment is made during the first (xx) months.
Partial
15
If I prepay this loan in full at any time during the first (xx) months after the date I execute this Note, I agree to pay a pre payment penalty in the amount of two percent (2%) of the unpiad principal balance at the time of the prepayment. I will pay this prepayment penalty regardless of wether I sell the property or refinance the loan with the same Lender or note holder.
Full
16
If I make a full Prepayment of the Note before the date fixed for payment , I will at the same time pay a Prepayment charge equal to the balance of the first year's interest or THREE (3) months' interest, whichever is less; provided, however, that if I make a full Prepayment within SIX (6) months from the date of the Note for the purpose of refinancing with another financial institution, I will pay an additional Prepayment charge equal to THREE (3) months' interest.
Full
17
If within (xx) months after the date the Security Instrument is executed I make a full Prepayment, I will pay a Prepayment charge in an amount equal to SIX (6) months' interest calculated on the average balance for the prior six (6) months at the rate of interest designated in the contract.  If the Prepayment occurs prior to the expiration of six (6) months form the date of the contract, the Prepayment charge may be calculated in the same manner, except the number of months will be the number of months the loan has existed.
Full
18
If I prepay this loan in full at any time during the first (xx) months after the execution of the Security Instrument, I agree to pay a prepayment penalty of the lesser of three months' interest or the balance of the first year's interest, except that, if any full prepayment is for the purpose of refinancing my loan with another financial institution, I will pay an additional three months' interest.  However, in no event will the total prepayment penalty exceed two percent (2%) of the amount prepaid.
Full
19
If within (xx) months from the date the security instrument is executed I make a full prepayment, I will pay a prepayment charge in an amount equal to ONE percent (1.000%) of the original principal amount of the residential mortgage.
Full
20
If within (xx) months after the date the Note is executed I make a full Prepayment, I will pay a Prepayment charge equal to the lesser of (i) TWO percent (2.000%) of the unpaid principal balance at the time of Prepayment, or (ii) 60 days' interest on the unpaid Principal balance at the time of Prepayment.

EXHIBIT I

FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

ALLIANCE SECURITIES CORP.

AS PURCHASER

AND

ALLIANCE BANCORP

AS SELLER

_______________________

MORTGAGE LOAN PURCHASE AGREEMENT

DATED AS OF MAY 30, 2007

_______________________

ADJUSTABLE-RATE FIRST LIEN MORTGAGE LOANS

ARTICLE I DEFINITIONS
Section 1.1 Definitions

ARTICLE II SALE OF MORTGAGE LOANS AND RELATED PROVISIONS
Section 2.1 Sale of Mortgage Loans.
Section 2.2 Payment of Purchase Price for the Mortgage Loans.

ARTICLE III REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH
Section 3.1 Seller Representations and Warranties
Section 3.2 Reserved.
Section 3.3 Purchaser Representations and Warranties

ARTICLE IV SELLER’S COVENANTS
Section 4.1 Covenants of the Seller

ARTICLE V limitation on liability
Section 5.1 Limitation on Liability of the Seller

ARTICLE VI TERMINATION
Section 6.1 Termination

ARTICLE VII MISCELLANEOUS PROVISIONS
Section 7.1 Amendment
Section 7.2 Governing Law
Section 7.3 Notices
Section 7.4 Severability of Provisions
Section 7.5 Relationship of Parties
Section 7.6 Counterparts
Section 7.7 Further Agreements
Section 7.8 Intention of the Parties
Section 7.9 Successors and Assigns; Assignment of Purchase Agreement
Section 7.10 Survival
Section 7.11 Reserved.

Exhibits

Exhibit 1	Mortgage Loan Schedule

Exhibit 2	Schedule of Prepayment Charges

Exhibit 3	Standard & Poor’s Appendix E to Glossary

Exhibit 4	Seller’s Underwriting Guidelines

This MORTGAGE LOAN PURCHASE AGREEMENT (this “Agreement”), dated as of May 30, 2007, is made by and between Alliance Bancorp (the “Seller”) and Alliance Securities Corp (the “Purchaser”).

WITNESSETH:

WHEREAS, the Seller owns the Mortgage Loans indicated on the Mortgage Loan Schedule attached as Exhibit 1 hereto (the “Mortgage Loans”), including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise, and (b) the proceeds of any insurance policies covering the Mortgage Loans;

WHEREAS, the parties hereto desire that the Seller sell the Mortgage Loans to the Purchaser (other than the servicing rights with respect thereto), that the Seller make certain representations and warranties and undertake certain obligations with respect to the Mortgage Loans;

WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of May 1, 2007, among the Purchaser, as depositor, the Seller, as servicer, Wells Fargo Bank, N.A., as master servicer and securities administrator and Deutsche Bank National Trust Company, as trustee (the “Trustee”), the Purchaser will issue the Mortgage Pass-Through Certificates, Series 2007-OA1 (the “Certificates”);

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1  Definitions.  For all purposes of this Mortgage Loan Purchase Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement. All other capitalized terms used herein shall have the meanings specified herein.

ARTICLE II

SALE OF MORTGAGE LOANS AND RELATED PROVISIONS

Section 2.1  Sale of Mortgage Loans.

(a)  The Seller, by the execution and delivery of this Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under the following, whether now existing or hereafter acquired and wherever located, on the Closing Date and as of the Cut-off Date: (i) the Mortgage Loans identified on Exhibit 1 as of the Closing Date, other than the servicing rights with respect thereto.

(b)  In connection with such conveyances by the Seller, the Seller shall on behalf of the Purchaser deliver to, and deposit with the Trustee, on or before the Closing Date, the following documents or instruments with respect to each Mortgage Loan:

(i)  the original Mortgage Note endorsed without recourse, to the order of the Trustee, in blank or, with respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, a Lost Note Affidavit;

(ii)  the original recorded Mortgage or, if the original Mortgage has not been returned from the public recording office, a copy of the Mortgage certified by the Seller or the public recording office in which such Mortgage has been recorded to be a true and complete copy of the original Mortgage submitted for recording;

(iii)  an assignment (which may be included in one or more blanket assignments if permitted by applicable law) of the Mortgage in blank or to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS® System and noting the presence of a MIN) and otherwise in recordable form;

(iv)  the original intervening assignments, if any, of the Mortgage showing an unbroken chain of assignment from the originator thereof to the Person assigning it to the Trustee or, if any such Assignment has not been returned from the applicable public recording office, a copy of such Assignment certified by the Seller to be a true and complete copy of the original Assignment submitted to the title insurance company for recording;

(v)  either (a) the original title insurance policy, or, if such policy has not been issued, any one of an original or a copy of the preliminary title report, title binder or title commitment on the Mortgaged Property with the original policy of the insurance to be delivered promptly following the receipt thereof or (b) a copy of the original title insurance policy; and

(vi)  a true and correct copy of any assumption, modification, consolidation or substitution agreement.

The Seller shall deliver to the Trustee: (a) either the original recorded Mortgage, or in the event such original cannot be delivered by the Seller, a copy of such Mortgage certified as true and complete by the appropriate recording office, in those instances where a copy thereof certified by the Seller was delivered to the Trustee pursuant to clause (ii) above; and (b) either the original intervening assignments of the Mortgage, with evidence of recording thereon, showing an unbroken chain of assignment from the originator to the Seller, or in the event such original cannot be delivered by the Seller, a copy of such intervening assignments certified as true and complete by the appropriate recording office, in those instances where copies thereof certified by the Seller were delivered to the Trustee pursuant to clause (iv) above. However, the Seller need not cause to be recorded any assignment in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Seller to the Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan;

To the extent an assignment referred to in clause (iii) above is required to be recorded, the Seller at its own expense shall complete and submit it for recording in the appropriate public office for real property records, with such assignment completed in favor of the Trustee. While such assignment to be recorded is being recorded, the Trustee shall retain a photocopy of such assignment. If any assignment is lost or returned unrecorded to the Trustee because of any defect therein, the Seller is required to prepare a substitute assignment or cure such defect, as the case may be, and the Seller shall cause such substitute assignment to be recorded in accordance with this paragraph.

In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Seller further agrees that it will cause, at the Seller’s own expense, as of the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with the Pooling and Servicing Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans.

Notwithstanding anything to the contrary contained in this Section 2.1, in those instances where the public recording office retains the original Mortgage after it has been recorded, the Seller shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee of a copy of such Mortgage certified by the public recording office to be a true and complete copy of the recorded original thereof.

If any Assignment is lost or returned unrecorded to the Custodian as agent for the Trustee because of any defect therein, the Seller shall prepare a substitute Assignment or cure such defect, as the case may be, and the Seller shall cause such Assignment to be recorded in accordance with this section.

The Seller shall exercise its best reasonable efforts to deliver or cause to be delivered to the Trustee within 120 days of the Closing Date the original or a photocopy of the title insurance policy with respect to each Mortgage Loan assigned to the Trustee pursuant to this Section 2.1.

If a material defect in any Mortgage File is discovered which may materially and adversely affect the value of the related Mortgage Loan, or the interests of the Certificateholders in such Mortgage Loan including if any document required to be delivered to the Trustee has not been delivered (provided that a Mortgage File will not be deemed to contain a defect for an unrecorded assignment under clause (iii) above if the Seller has submitted such assignment for recording pursuant to the terms of the following paragraph), the Seller shall either (i) purchase such Mortgage Loan from the Trust Fund at the Purchase Price within 90 days after the date on which the Seller was notified of such defect; provided, that if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered, or cure such defect, or (ii) substitute a Qualified Substitute Mortgage Loan for the related Mortgage Loan upon the same terms and conditions set forth in Section 3.1 hereof for substitutions.

The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to this Section 2.1, other than with respect to servicing rights with respect to the Mortgage Loans.

(c)  The parties hereto intend that the transaction set forth herein constitutes a sale by the Seller to the Purchaser of all the Seller’s right, title and interest in and to the Mortgage Loans (other than with respect to the related servicing rights) and other property as and to the extent described above. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller’s right, title and interest in, to and under the Mortgage Loans (other than with respect to the related servicing rights) and such other property, to secure all of the Seller’s obligations hereunder, and this Agreement shall constitute a security agreement under applicable law. The Seller agrees to take or cause to be taken such actions and to execute such documents, including without limitation the filing of all necessary UCC-1 financing statements filed in the State of California (which shall have been submitted for filing as of the Closing Date with respect to the aggregate Stated Principal Balance of the Mortgage Loans), any continuation statements with respect thereto and any amendments thereto required to reflect a change in the name or corporate structure of the Seller or the filing of any additional UCC-1 financing statements due to the change in the principal office of the Seller, as are necessary to perfect and protect the Purchaser’s interests in each Mortgage Loan and the proceeds thereof.

Section 2.2  Payment of Purchase Price for the Mortgage Loans.

(a)  The purchase price for the Mortgage Loans (other than with respect to the servicing rights thereto) shall be (i) $__________________________ and (ii) a 100% Percentage Interest in the Class CE and Class R Certificates.

(b)  In consideration of the sale of the Mortgage Loans from the Seller to the Purchaser on the Closing Date, the Purchaser shall pay to the Seller on the Closing Date by wire transfer of immediately available funds to a bank account designated by the Seller, the amount specified above in clause (a)(i).

ARTICLE III

REPRESENTATIONS AND WARRANTIES;
REMEDIES FOR BREACH

Section 3.1  Seller Representations and Warranties.  The Seller hereby represents and warrants to the Purchaser as of the Closing Date (or if otherwise specified below, as of the date so specified) that:

(a)  with respect to the Seller:

(i)  the Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California;

(ii)  the Seller has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(iii)  the execution and delivery by the Seller of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the certificate of incorporation or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(iv)  the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

(v)  this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(vi)  there are no actions, litigation, suits or proceedings pending or, to the knowledge of the Seller, threatened against the Seller before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller if determined adversely to the Seller would reasonably be expected to materially and adversely affect the Seller’s ability to perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(vii)  the Seller’s chief executive office and principal place of business are located in the County of San Mateo in the State of California;

(viii)  the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions or any federal or state regulations applicable to a banking corporation in effect in any applicable jurisdiction;

(ix)  the Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.  The Seller is solvent and the sale of the Mortgage Loans by the Seller pursuant to the terms of this Agreement will not cause the Seller to become insolvent.  The sale of the Mortgage Loans by the Seller pursuant to the terms of this Agreement was not undertaken with the intent to hinder, delay or defraud any of the Seller’s creditors; and

(x)  the consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.

(b)  with respect to the Mortgage Loans:

(i)  the information set forth in the Mortgage Loan Schedule hereto is true and correct in all material respects; provided, however, that the Seller makes no representation with respect to any field in the Mortgage Loan Schedule regarding the occupancy of the property other than to confirm that the stated occupancy was that made by the related Mortgagor in the related loan application;

(ii)  the Mortgage Loans, individually and in the aggregate, conform in all material respects to the descriptions thereof in the Prospectus Supplement;

(iii)  the terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the Mortgaged Property is located, or (ii) to protect the interests of the Trustee on behalf of the Certificateholders;

(iv)  the Mortgage File for each Mortgage Loan contains a true and complete copy of each of the documents contained in such Mortgage File, including all amendments, modifications and, if applicable, waivers and assumptions that have been executed in connection with such Mortgage Loan;

(v)  immediately prior to the transfer to the Purchaser, the Seller was the sole owner of beneficial title and holder of each Mortgage and Mortgage Note relating to the Mortgage Loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the Seller has full right and authority to sell or assign the same pursuant to this Agreement;

(vi)  each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and deminimis PUDs) or by leasehold for a term longer than the term of the related Mortgage by at least five years, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan or referred to in the lender’s title insurance policy delivered to the originator of the related Mortgage Loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

(vii)  as of the Cut-off Date, no payment of principal of or interest on or in respect of any Mortgage Loan is 30 or more days Delinquent;

(viii)  there is no mechanics’ lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in (xiii) below;

(ix)  as of the Cut-off Date, to the Seller’s knowledge, there was no delinquent tax or assessment lien against the property subject to any Mortgage, except where such lien was being contested in good faith and a stay had been granted against levying on the property;

(x)  there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

(xi)  except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and, to the Seller’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

(xii)  each Mortgage Loan and the Prepayment Charge associated with the Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, the Federal Truth In Lending Act and disclosure laws, including, but not limited to, any applicable predatory lending laws. The consummation of the transactions contemplated hereby, including without limitation, the receipt of interest by the owner of such Mortgage Loan or the holders of Certificates secured thereby, will not involve the violation of any such laws. Each Mortgage Loan is being serviced in all material respects in accordance with applicable local, state and federal laws, including, without limitation, the Federal Truth In Lending Act and other consumer protection laws, real estate settlement procedures, usury, equal credit opportunity and disclosure laws;

(xiii)  a lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of Seller’s knowledge, was qualified to do business in the jurisdiction where the related  Mortgaged Property is located, insuring the Seller and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan. Seller is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements;

(xiv)  in the event the Mortgage constitutes a deed of trust, either a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage or if no duly qualified trustee has been properly designated and so serves, the Mortgage contains satisfactory provisions for the appointment of such trustee by the holder of the Mortgage at no cost or expense to such holder, and no fees or expenses are or will become payable by Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the mortgagor;

(xv)  at the time of origination, each Mortgaged Property was the subject of an appraisal which conforms to the Seller’s underwriting requirements, and a complete copy of such appraisal is contained in the Mortgage File;

(xvi)  neither the Seller nor any servicer of the related Mortgage Loans has advanced funds or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage, except for (i) interest accruing from the date of the related Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which precedes by 30 days the first Due Date under the related Mortgage Note, and (ii) customary advances for insurance and taxes;

(xvii)  each Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditor’s rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(xviii)  the servicing of each Mortgage Loan has been in accordance with the servicing standard set forth in Section 3.01 of the Pooling and Servicing Agreement and in accordance with the terms of the Mortgage Notes, the Mortgage and other loan documents;

(xix)  the related Mortgage Note and Mortgage contain customary and enforceable provisions such as to render the rights and remedies of the holder adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial, or, if applicable, non-judicial foreclosure, and, to the Seller’s knowledge, there is no homestead or other exemption available to the Mortgagor which would interfere with such right to foreclosure;

(xx)  except with respect to holdbacks required by certain Mortgage Loans which holdbacks create a fund for (i) the repair of Mortgaged Property due to damage from adverse weather conditions, or (ii) the completion of new construction, or both, the proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with; and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

(xxi)  as of the Closing Date, the improvements on each Mortgaged Property securing a Mortgage Loan is insured (by an insurer which is acceptable to the Seller) against loss by fire and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder; if the improvement on the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium project; if upon origination of the related Mortgage Loan, the improvements on the Mortgaged Property were in an area identified as a federally designated flood area, a flood insurance policy is in effect in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the restorable cost of improvements located on such Mortgaged Property or (iii) the maximum coverage available under federal law; and each Mortgage obligates the Mortgagor thereunder to maintain the insurance referred to above at the Mortgagor’s cost and expense;

(xxii)  there is no monetary default existing under any Mortgage or the related Mortgage Note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Seller, any of its affiliates nor any servicer of any related Mortgage Loan has taken any action to waive any default, breach or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

(xxiii)  to the Seller’s knowledge, no Mortgagor, at the time of origination of the applicable Mortgage, was a debtor in any state or federal bankruptcy or insolvency proceeding;

(xxiv)  all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(xxv)  at the time of origination, the Mortgaged Property and all improvements thereon complied with all requirements of any applicable zoning and subdivision laws and ordinances;

(xxvi)  no instrument of release or waiver has been executed in connection with the Mortgage Loans, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Trustee;

(xxvii)  each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

(xxviii)  no selection procedure reasonably believed by the Seller to be adverse to the interests of the Certificateholders was utilized in selecting the Mortgage Loans from among similar mortgage loans originated or acquired by the Seller;

(xxix)  no Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state law; and

(xxx)  no mortgage loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 6.0 Revised, Appendix E, attached as Exhibit 3 hereto) and no mortgage loan originated on or after October 1, 2002 through March 6, 2003 is secured by property located in the State of Georgia;

(xxxi)  to the knowledge of the Seller, all parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage and any other related agreement have been duly and properly executed by such parties;

(xxxii)  the Mortgage Loans were underwritten in accordance with the Seller’s underwriting guidelines in effect at the time the Mortgage Loan was originated, a copy of which underwriting guidelines are attached as Exhibit 4 hereto, except for permitted exceptions based on compensating factors;

(xxxiii)  The information set forth in the Schedule of Prepayment Charges, attached hereto as Exhibit 2, (including the Prepayment Charge summary attached thereto) is complete, true and correct in all material respects on the date or dates when such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor’s rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure) under applicable federal, state and local law;

(xxxiv)  With respect to any hard Prepayment Charge associated with a Mortgage Loan (as indicated on the Mortgage Loan Schedule attached hereto), the Servicer will not waive such Prepayment Charge or part of such Prepayment Charge unless such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related mortgage loan and doing so is standard and customary in servicing mortgage loans similar to the mortgage loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default), and in no event will it waive such Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default;

(xxxv)  With respect to any soft Prepayment Charge associated with a Mortgage Loan (as indicated on the Mortgage Loan Schedule attached hereto), the Servicer will not waive any part of any such Prepayment Charge unless the waiver relates to a default or a reasonably foreseeable default, the Prepayment Charge would cause an undue hardship to the related borrower, the Mortgaged Property is sold by the Mortgagor, the collection of any such Prepayment Charge would violate any relevant law or regulation or the waiving of such Prepayment Charge would otherwise benefit the Trust Fund and it is expected that the waiver would maximize recovery of total proceeds taking into account the value of the Prepayment Charge and related Mortgage Loan and doing so is standard and customary in servicing similar Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default).  The Servicer will not waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default; and

(xxxvi)  Each Mortgage Loan was originated or funded by (a) a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority (or originated by (i) a subsidiary of any of the foregoing institutions which subsidiary is actually supervised and examined by applicable regulatory authorities or (ii) a mortgage loan correspondent of any of the foregoing and that was originated pursuant to the criteria established by any of the foregoing) or (b) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, as amended.

It is understood and agreed that the representations and warranties set forth in this Section 3.1 will inure to the benefit of the Purchaser, its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File.

Upon discovery or receipt of notice by the Seller, the Purchaser or the Trustee of a breach of any representation or warranty of the Seller set forth in clause (b) above which breach materially and adversely affects the value of the interests of the Purchaser, the Certificateholders, or the Trustee in any of the Mortgage Loans delivered to the Purchaser pursuant to this Agreement, the party discovering or receiving notice of such breach shall give prompt written notice to the others. In the case of any such breach of a representation or warranty set forth in clause (b) above, the Seller shall, within 90 days from the date that the Seller was notified or otherwise obtained knowledge of such breach, either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price; provided that if such breach would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered; and provided, further, that in the case of a breach of the representation and warranty concerning the Mortgage Loan Schedule contained in clause (b)(i), if such breach relates to any field on the Mortgage Loan Schedule which identifies any Prepayment Charge, then in lieu of purchasing such Mortgage Loan from the Trust Fund at the Purchase Price, the Seller shall pay the amount of the incorrectly identified Prepayment Charge (net of any amount previously collected by or paid to the Trust Fund in respect of such Prepayment Charge), and the Seller shall have no obligation to repurchase (or, as detailed below, substitute for) such Mortgage Loan. However, subject to the approval of the Purchaser, the Seller shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date, except that if the breach would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such substitution must occur within 90 days from the date the breach was discovered if such 90 day period expires before two years following the Closing Date.  If the breach of representation and warranty that gave rise to the obligation to repurchase or substitute a Mortgage Loan pursuant to this Section 3.1 was the representation set forth in clause (xii) of clause (b) of this Section 3.1, then the Seller shall pay to the Trust Fund, concurrently with and in addition to the remedies provided in the third preceding sentence, an amount equal to any liability, penalty or the expense that was actually incurred and paid out of or on behalf of the Trust Fund, and that directly resulted from such breach, or if incurred and paid by the Trust Fund thereafter, concurrently with such payment. The obligations of the Seller to cure, purchase or substitute a Qualified Substitute Mortgage Loan shall constitute the Purchaser’s, the Trustee’s and the Certificateholders’ sole and exclusive remedy under this Agreement or otherwise respecting a breach of representations or warranties hereunder with respect to the Mortgage Loans.

In the event that the Seller elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 3.1(b), the Seller shall deliver to the Trustee and the Master Servicer, as appropriate, with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by Section 2.1, with the Mortgage Note endorsed as required by Section 2.1. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution, to the extent received by the Master Servicer, will be retained by the Master Servicer and remitted by the Master Servicer to the Seller on the next succeeding Distribution Date.  After the month of substitution, the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, the Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in Section 3.1(b) as of the date of substitution.

In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to Certificateholders in the month of substitution). The Seller shall provide the Master Servicer on the day of substitution for immediate deposit into the Custodial Account the amount of such shortfall, without any reimbursement therefor. The Seller shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers Certificate as to the calculation of such shortfall and by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on REMIC 1, REMIC 2 or REMIC 3 including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(1) of the Code or on “contributions after the startup date” under Section 860G(d)(1) of the Code or (b) any portion of REMIC 1, REMIC 2 or REMIC 3 to fail to qualify as a REMIC at any time that any Certificate is outstanding. The costs of any substitution as described above, including any related assignments, opinions or other documentation in connection therewith shall be borne by the Seller.

Any cause of action against the Seller relating to or arising out of a breach by the Seller of any representations and warranties made in clause (b) above shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Seller or notice thereof by the party discovering such breach and (ii) failure by the Seller to cure such breach, purchase such Mortgage Loan or substitute a Qualified Substitute Mortgage Loan pursuant to the terms hereof.

Section 3.2  Reserved.

Section 3.3  Purchaser Representations and Warranties.  The Purchaser hereby represents and warrants to the Seller as of the Closing Date (or if otherwise specified below, as of the date so specified) that:

(a)  the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b)  the Purchaser has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c)  the execution and delivery by the Purchaser of this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the articles of incorporation or by-laws of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(d)  the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(e)  this Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Seller, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

(f)  except as previously disclosed in the Prospectus Supplement, there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser if determined adversely to the Purchaser would reasonably be expected to materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement;

ARTICLE IV

SELLER’S COVENANTS

Section 4.1  Covenants of the Seller.  The Seller hereby covenants that, except for the transfer hereunder with respect to the Mortgage Loans, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur or assume any Lien on, any Mortgage Loan, whether now existing or hereafter created, or any interest therein; the Seller will notify the Trustee. on behalf of the Trust Fund, of the existence of any Lien (other than as provided above) on any Mortgage Loan immediately upon discovery thereof; and the Seller will defend the right, title and interest of the Trustee, on behalf of the Trust Fund, in, to and under the Mortgage Loans, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller.

ARTICLE V

LIMITATION ON LIABILITY

Section 5.1  Limitation on Liability of the Seller.  None of the directors, officers, employees or agents of the Seller shall be under any liability to the Purchaser, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement. Except as and to the extent expressly provided in the Basic Documents, the Seller shall be under any liability to the Trust Fund, the Trustee or the Certificateholders. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

ARTICLE VI

TERMINATION

Section 6.1  Termination.  The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate, except for the Seller’s indemnity obligations as provided herein, upon the termination of the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1  Amendment.  This Agreement may be amended from time to time by the Seller and the Purchaser by written agreement signed by the Seller and the Purchaser.

Section 7.2  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 7.3  Notices.  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

(i)             if to the Seller:

Alliance Bancorp
815 Commerce Drive, Suite 100
Oak Brook, Illinois 60523
Attention: General Counsel

with a copy to:

Alliance Bancorp
1000 Marina Blvd., Suite 100
Brisbane, California 94005
Attention: Leon Daniels

and

Alliance Bancorp
300 Knightsbridge Parkway, Suite 310
Lincolnshire, IL 60069
Attention: Tammy Spriggs

or, such other address as may hereafter be furnished to the Purchaser in writing by the Seller.

(ii)           if to the Purchaser:

Alliance Securities Corp.
815 Commerce Drive, Suite 100
Oak Brook, Illinois 60523
Attention: General Counsel

with a copy to:

Alliance Securities Corp
1000 Marina Blvd., Suite 100
Brisbane, California 94005
Attention: Leon Daniels

and

Alliance Securities Corp
300 Knightsbridge Parkway, Suite 310
Lincolnshire, IL 60069
Attention: Tammy Spriggs

or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

Section 7.4  Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever. then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 7.5  Relationship of Parties.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto, and the services of the Seller shall be rendered as an independent contractor and not as agent for the Purchaser.

Section 7.6  Counterparts.  This Agreement may be executed in two or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts together shall constitute one and the same Agreement.

Section 7.7  Further Agreements.  The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement. Each of the Purchaser and the Seller agrees to use its best reasonable efforts to take all actions necessary to be taken by it to cause the Certificates to be issued and rated in the highest rating category by each of the Rating Agencies, with the Certificates to be offered pursuant to the Purchaser’s shelf registration statement, and each party will cooperate with the other in connection therewith.

Section 7.8  Intention of the Parties.  It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans, rather than a loan by the Purchaser to the Seller secured by the Mortgage Loans. Accordingly, the parties hereto each intend to treat this transaction with respect to the Mortgage Loans for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser will have the right to review the Mortgage Loans and the Related Documents to determine the characteristics of the Mortgage Loans which will affect the federal income tax consequences of owning the Mortgage Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

Section 7.9  Successors and Assigns; Assignment of Purchase Agreement.  This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and their respective successors and assigns. The obligations of the Seller under this Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser, which consent shall be at the Purchaser’s sole discretion. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of assigning the Mortgage Loans to the Trustee, on behalf of the Trust Fund, for the benefit of the Certificateholders. As an inducement to the Purchaser to purchase the Mortgage Loans, the Seller acknowledges and consents to the assignment by the Purchaser to the Trustee, on behalf of the Trust Fund of all of the Purchaser’s rights against the Seller pursuant to this Agreement and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Purchaser.  Such enforcement of a right or remedy by the Trustee, on behalf of the Trust Fund shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

Section 7.10  Survival.  The representations and warranties made herein by the Seller shall survive the purchase of the Mortgage Loans hereunder.

Section 7.11  Reserved.

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

ALLIANCE SECURITIES CORP. as Purchaser

By:
Name:
Title:

ALLIANCE SECURITIES CORP. as Seller

By:
Name:
Title:

EXHIBIT 1

MORTGAGE LOAN SCHEDULE

(Provided Upon Request)

EXHIBIT 2

SCHEDULE OF PREPAYMENT CHARGES

EXHIBIT 3

Appendix E – Standard & Poor’s Predatory Lending Categories

Standard & Poor’s has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor’s High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

Standard & Poor’s High Cost Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 etseq. Effective July 16, 2003	High Cost Home Loan
Cleveland Heights, OH	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 etseq. Effective June 2, 2003	Covered Loan
Colorado
Consumer Equity Protection, Colo. Stat. Ann. §§ 5-3.5-101 etseq.
Effective for covered loans offered or entered into on or after January 1, 2003. Other provisions of the Act took effect on June 7, 2002
Covered Loan
Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 etseq. Effective October 1, 2001	High Cost Home Loan
District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 etseq. Effective for loans closed on or after January 28, 2003	Covered Loan
Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 etseq. Effective October 2, 2002	High Cost Home Loan
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 etseq. Effective October 1, 2002 – March 6, 2003	High Cost Home Loan
Georgia as amended (Mar. 7, 2003 – current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 etseq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan
HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34 Effective October 1, 1995, amendments October 1, 2002	High Cost Loan
Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 etseq. Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan
Indiana	Indiana Home Loan Practices Act, Ind. Code Ann. §§ 24-9-1-1 etseq. Effective January 1, 2005; amended by 2005 HB 1179, effective July 1, 2005.	High Cost Home Loans
Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 etseq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id. § 16a-3-207) and;
High APR Consumer Loan (id. § 16a-3-308a)
Kentucky	2003 KY H.B. 287 – High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 etseq. Effective June 24, 2003	High Cost Home Loan
Maine	Truth in Lending, Me. Rev. Stat. tit. 9-A, §§ 8-101 et seq. Effective September 29, 1995 and as amended from time to time	High Rate High Fee Mortgage
Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 etseq. and 209 C.M.R. §§ 40.01 etseq. Effective March 22, 2001 and amended from time to time	High Cost Home Loan
Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 etseq. Effective October 1, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 etseq. Effective for loans closed on or after November 27, 2003	High Cost Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58- 21A-1 etseq. Effective as of January 1, 2004; Revised as of February 26, 2004	High Cost Home Loan
New York	N.Y. Banking Law Article 6-l Effective for applications made on or after April 1, 2003	High Cost Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E etseq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan
Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 etseq. Effective May 24, 2002	Covered Loan
Oklahoma	Consumer Credit Code (codified in various sections of Title 14A) Effective July 1, 2000; amended effective January 1, 2004	Subsection 10 Mortgage
Rhode Island	Rhode Island Home Loan Protection Act, R.I. Gen. Laws §§ 34-25.2-1 etseq. Effective December 31, 2006.	High Cost Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 etseq. Effective for loans taken on or after January 1, 2004	High Cost Home Loan
Tennessee	Tennessee Home Loan Protection Act, Tenn. Code Ann. §§ 45-20-101 etseq. Effective January 1, 2007.	High Cost Home Loan
West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

Standard & Poor’s Covered Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 etseq. Effective October 1, 2002 – March 6, 2003	Covered Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 etseq. Effective November 27, 2003 – July 5, 2004	Covered Home Loan

Standard & Poor’s Home Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 etseq. Effective October 1, 2002 – March 6, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 etseq. Effective for loans closed on or after November 27, 2003	Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58- 21A-1 etseq. Effective as of January 1, 2004; Revised as of February 26, 2004	Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E etseq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	Consumer Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 etseq. Effective for loans taken on or after January 1, 2004	Consumer Home Loan

EXHIBIT 4

SELLER’S UNDERWRITING GUIDELINES

EXHIBIT J

FORM OF CUSTODIAL AGREEMENT

CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the “Agreement”), dated as of May 30, 2007, by and among DEUTSCHE BANK NATIONAL TRUST COMPANY, not individually but solely as trustee under the Pooling and Servicing Agreement, as defined below (including its successors under the Pooling and Servicing Agreement, as defined below, the “Trustee”), ALLIANCE SECURITIES CORP., as depositor (together with any successor in interest, the “Depositor”) and DEUTSCHE BANK NATIONAL TRUST COMPANY, as custodian (together with any successor in interest or any successor appointed hereunder, the “Custodian”).

WITNESSETH THAT:

WHEREAS, the Depositor, Alliance Bancorp, as servicer, Wells Fargo Bank, N.A., as master servicer and securities administrator (the “Master Servicer” and the “Securities Administrator”), GMAC Mortgage, LLC, as back-up servicer, and the Trustee have entered into a Pooling and Servicing Agreement, dated as of May 1, 2007, relating to the issuance of Alliance Bancorp Trust 2007-OA1, Mortgage-Backed Pass-Through Certificates, Series 2007-OA1 (as in effect on the date of this Agreement, the “Pooling and Servicing Agreement”); and

WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Depositor under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Depositor and the Custodian hereby agree as follows:

SECTION 1.

DEFINITIONS

1.1  Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement, unless otherwise required by the context herein.

Delivery Date: A date which is no later than the Closing Date, with respect to the Mortgage Loans.

SECTION 2.

CUSTODY OF MORTGAGE DOCUMENTS

2.1  Delivery of Mortgage Files and Mortgage Loan Schedule.  On or prior to Delivery Date, the Depositor shall deliver or cause to be delivered to the Custodian 1) the Mortgage Files being sold on the Closing Date and 2) the Mortgage Loan Schedule in an electronic format acceptable to the Depositor and the Custodian.

2.2  Custodian to Act as Agent: Acceptance of Mortgage Files.  The  Custodian, as the duly appointed custodial agent of the Trustee for these purposes, acknowledges (subject to any exceptions noted in the Initial Certification referred to in Section 2.3(a)), receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the “Mortgage Files”) and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

2.3  Review of Mortgage Files.

(a)  On the Closing Date, in accordance with Section 2.02 of the Pooling and Servicing Agreement, the Custodian shall deliver to the Depositor, the Servicer, the Trustee and the Master Servicer an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on the Schedule attached hereto (the “Mortgage Loan Schedule”).

(b)  Within ninety (90) days of the Closing Date, the Custodian shall review the Mortgage Files as provided in Section 2.02 of the Pooling and Servicing Agreement and deliver to the Depositor, the Servicer, the Trustee and the Master Servicer a Final Certification in the form annexed hereto as Exhibit Two evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

(c)  In reviewing the Mortgage Files as provided herein and in the Pooling and Servicing Agreement, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency, perfection, priority or genuineness of any of the documents included in any Mortgage File, (ii) the collectability, insurability, effectiveness or suitability of any of the documents in any Mortgage File or (iii) the existence of any assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Custodian.

Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans missing from the Mortgage Files.

2.4  Custodian to Cooperate: Release of Mortgage Files.  Upon receipt of notice from the Servicer, the Master Servicer or the Trustee of a repurchase of a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement, and that the purchase price therefor has been deposited by the Servicer in the Custodial Account, and upon receipt by the Custodian as agent for the Trustee of written notification of such deposit signed by a Servicing Officer which shall be in the form of a Request for Release (as defined below), the Custodian as agent for the Trustee shall release or cause to be released to the Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Sponsor shall require as necessary to vest in the Sponsor ownership of any Mortgage Loan released pursuant hereto and at such time the Custodian as agent for the Trustee shall have no further responsibility with respect to the related Mortgage Loan.

Upon the Custodian’s receipt of a request for release (a “Request for Release”) substantially in the form of Exhibit Three hereto signed by a Servicing Officer of the Servicer stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian on behalf of the Trustee shall promptly release to the Servicer the related Mortgage File. Pursuant to Section 2.01 of the Pooling and Servicing Agreement, the Depositor shall deliver to the Custodian the Mortgage Note and other documents constituting the Mortgage File with respect to any Substitute Mortgage Loan.

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodian, on behalf of the Trustee, shall, upon the request of the Servicer, and delivery to the Custodian, on behalf of the Trustee, of a Request for Release signed by a Servicing Officer substantially in the form of Exhibit Three hereto (or in a mutually agreeable electronic format which will include a signature on its face originating from a Servicing Officer), release the related Mortgage File held in its possession or control to the Servicer, as applicable. The Servicer shall return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the Servicer.

At any time that the Servicer is required to deliver to the Custodian a Request for Release, the Servicer shall deliver a copy of the Request for Release in hard copy or the Servicer may furnish such Request for Release electronically in a form acceptable to the Custodian, in which event the Servicing Officer transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan, such Request for Release shall be accompanied by a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to the Servicer.

SECTION 3.

CONCERNING THE CUSTODIAN

3.1  Custodian as Bailee and Agent of the Trustee.  With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and custodial agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and in the Pooling and Servicing Agreement. Except upon compliance with the provisions of Section 2.4 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian or otherwise released from the possession of the Custodian.

3.2  Custodian May Own Certificates.  The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

3.3  Custodian’s Fees and Expenses.  The Master Servicer covenants and agrees to pay to the Custodian from time to time, as separately agreed to between the Master Servicer and the Custodian, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian.  The Securities Administrator, on behalf of the Trust Fund, and solely from funds on deposit in the Certificate Account, will pay or reimburse the Custodian upon its request for all reasonable expenses as agreed to the extent set forth in the Pooling and Servicing Agreement, and the Trust Fund shall indemnify the Custodian as set forth in Section 8.05 of the Pooling and Servicing Agreement and pay or reimburse all other disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except as set forth in Section 8.05 of the Pooling and Servicing Agreement.

3.4  Custodian May Resign; Trustee May Remove Custodian.  The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such written notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt written notice thereof to the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to each of  the successor Custodian, the Depositor, the Servicer, the Master Servicer and the Securities Administrator. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such written notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

The Trustee may, with or without cause, upon at least 60 days notice remove and discharge the Custodian from the performance of its duties. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority, shall be able to satisfy the other requirements contained in Section 3.6 hereof and shall be unaffiliated with the Servicer or the Depositor.

Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.4 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Depositor of the appointment of any successor Custodian.  No successor Custodian shall be appointed by the Trustee without the prior approval of the Depositor.

3.5  Merger or Consolidation of Custodian.  Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

3.6  Representations of the Custodian.  The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

3.7  Standard of Care; Indemnification.  Neither the Custodian nor any parent, affiliate, subsidiaries, directors, officers, agents or employees shall have any liability arising from or related to this Custodial Agreement or any related document or agreement, except for any such liability resulting from the Custodian’s negligence or willful misconduct. The Custodian shall be indemnified and held harmless from the Trust Fund to the extent provided in Section 8.05 of the Pooling and Servicing Agreement.  In no event shall the Custodian or its officers, agents or employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibilities of such damages.

3.8  Reliance; Limitation of Custodian’s Duties.

(a) The Custodian shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by the parties hereto. The Custodian: (a) may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel; and shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, except for any such liability resulting from the Custodian’s negligence or willful misconduct; (b) shall use the same degree of care and skill as is reasonably expected of financial institutions acting in comparable capacities, provided that this subsection shall not be interpreted to impose upon the Custodian a higher standard of care than that set forth above; (c) will be regarded as making no representations and having no responsibilities (except as expressly set forth herein) as to the validity, sufficiency, value, genuineness, ownership or transferability of the Mortgage Loans, and will not be required to and will not make any representations as to the validity, value, genuineness, ownership or transferability of the Mortgage Loans; (d) may rely on and shall be protected in acting upon any certificate, instrument, opinion, notice, letter, telegram, facsimile or other document delivered to it and in good faith believed by it to be genuine and to have been signed by the proper party or parties; and (e) may rely on and shall be protected in acting upon the written instructions of the Depositor or the Trustee and such employees and representatives of the Depositor or the Trustee as the Depositor or the Trustee may hereinafter designate in writing.

 (b)           The Custodian shall not be liable for an error of judgment made in good faith by an officer of the Custodian, unless it shall be proved that the Custodian was negligent in ascertaining the pertinent facts; the Custodian shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Custodial Agreement; and the Custodian may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, nominees or attorneys appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed with such due care.

(c)           In order to comply with laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Custodian is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Custodian.  Accordingly, each of the Depositor and Trustee agrees to provide to the Custodian upon its request from time to time such party’s complete name, address, tax identification number and such other identifying information, together with copies of such party’s constituting documentation, securities disclosure documentation and such other identifying documentation as may be available for such party.

SECTION 4.

COMPLIANCE WITH REGULATION AB

4.1  Intent of the Parties; Reasonableness.  The parties hereto acknowledge and agree that the purpose of this Section 4 is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Each of the Depositor and the Master Servicer shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission under the Securities Act and the Exchange Act. Each of the parties hereto acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the mortgage-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Depositor, the Master Servicer or the Securities Administrator in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. The Custodian shall cooperate reasonably with the Depositor, the Master Servicer or the Securities Administrator to deliver to the Depositor (including any of its assignees or designees), any and all disclosure, statements, reports, certifications, records and any other information necessary in the reasonable, good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB.

4.2  Additional Representations and Warranties of the Custodian.

(a)  [Reserved]

(b)  The Custodian shall be deemed to represent to the Depositor as of the date hereof and on each date on which information is provided to the Depositor under Section 4.3 that, except as disclosed in writing to the Depositor prior to such date: (i) there are no material legal or governmental proceedings pending (or known to be contemplated) against it and (ii) there are no affiliations relating to the Custodian with respect to the Depositor or any sponsor, issuing entity, Master Servicer or other material transaction party (as such terms are used in Regulation AB) relating to the securitization transaction contemplated by the Pooling and Servicing Agreement, as identified by the Depositor to the Custodian in writing as of the Closing Date (each, a “Transaction Party”).

(c)  If so requested by the Depositor on any date following the Closing Date, the Custodian shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section 4.2 or, if any such representation and warranty is not accurate as of the date of such confirmation, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.  Any such request from the Depositor shall not be given more than once each calendar quarter, unless the Depositor shall have a reasonable basis for a determination that any of the representations and warranties may not be accurate.

4.3  Additional Information to Be Provided by the Custodian.  For so long as the Certificates are outstanding, for the purpose of satisfying the Depositor’s reporting obligation under the Exchange Act with respect to any class of Certificates, the Custodian shall (a) notify the Depositor in writing of any material litigation or governmental proceedings pending against the Custodian that would be material to Certificateholders, and (b) provide to the Depositor a written description of such proceedings.  Any notices and descriptions required under this Section 4.3 shall be given no later than five Business Days prior to the Determination Date following the month in which the Custodian has knowledge of the occurrence of the relevant event.  As of the date the Depositor or the Securities Administrator files each Report on Form 10-D, Form 8-K or Form 10-K with respect to the Certificates, the Custodian will be deemed to represent that any information previously provided under this Section 4.3, if any, is materially correct and does not have any material omissions unless the Custodian has provided an update to such information.

4.4  Report on Assessment of Compliance and Attestation.  On or before March 15 of each calendar year with no cure period, unless no reporting obligation under the Exchange Act exists at such time with respect to the Trust Fund, the Custodian shall:

(a)  deliver to the Master Servicer, the Depositor and the Sponsor a report (in form and substance reasonably satisfactory to the Master Servicer) regarding the Custodian’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Master Servicer and signed by an authorized officer of the Custodian, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit Four hereto; and

(b)  deliver to the Master Servicer, the Depositor and the Sponsor a report of a registered public accounting firm reasonably acceptable to the Master Servicer that attests to, and reports on, the assessment of compliance made by the Custodian and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

4.5  Indemnification; Remedies.

(a)  The Custodian shall indemnify the Depositor, each affiliate of the Depositor and the Master Servicer or each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (each an “Indemnified Party”); and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)  (A) any untrue statement of a material fact contained or alleged to be contained in the Custodian Disclosure and any information, report, certification or other material provided under this Section 4 by or on behalf of the Custodian other than the accountants’ attestation (collectively, the “Custodian Information”), or (B) the omission or alleged omission to state in the Custodian Information a material fact required to be stated in the Custodian Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(ii)  any failure by the Custodian to deliver any information, report, certification, accountants’ attestation or other material when and as required under this Section 4.

(b)  In the case of any failure of performance described in clause (ii) of Section 4.5(a), the Custodian shall promptly reimburse the Depositor and the Master Servicer for all actual costs reasonably incurred by the Depositor and the Master Servicer, as applicable, in order to obtain the information, report, certification, accountants’ attestation or other material not delivered as required by the Custodian.

(c)  If the indemnification provided for herein is unavailable or insufficient to hold harmless any Indemnified Party, then the Custodian agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Custodian on the other.  This indemnification shall survive the termination of this Agreement or the termination of the Custodian.

SECTION 5.

MISCELLANEOUS PROVISIONS

5.1  Notices.  All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

Any notices, consents, direction and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered by facsimile or electronic transmission, or personally delivered at, or sent by overnight courier to, the addresses of the parties hereto set forth on the signature page.

5.2  Amendments.  No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Depositor nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement.  The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

5.3  GOVERNING LAW.  THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW RULES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

5.4  Recordation of Agreement.  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor and at the Trust Fund’s expense, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Depositor to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

5.5  Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

5.6  Force Majeure.  None of the parties hereto shall be responsible for delays or failures in performance resulting from acts beyond its reasonable control.   Such acts shall include, but not be limited to, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, naturalization, expropriation, currency restrictions, government regulations superimposed after the fact, fire, communication line failures (as a result of the action or inaction of a third-party), computer viruses, power failures, earthquakes or other natural or man-made disaster, but shall not include computer server failures or software glitches.  Each party hereto represents that it has a disaster recovery plan in place, if applicable.

5.7  Waiver of Jury Trial.  The Depositor, the Custodian and the Trustee hereby waive, to the fullest extent permitted by law, trial by jury in any judicial proceeding involving directly or indirectly, any matter (whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address: 1761 East St. Andrew Place Santa Ana, California 92705 Attention: Trust Administration – AB07O1 Phone: (714) 247-6000 Fax: (714) 247-6082	DEUTSCHE BANK NATIONAL TRUST COMPANY, not individually but solely as Trustee By: _________________________________ Name: Title: By: _________________________________ Name: Title:
Address: 1000 Marina Blvd, Suite 100 Brisbane, CA 94005	ALLIANCE SECURITIES CORP., as Depositor By: _________________________________ Name: Title:
Address: 1761 East St. Andrew Place Santa Ana, California 92705 Attention: Trust Administration – AB07O1 Phone: (714) 247-6000 Fax: (714) 247-6082	DEUTSCHE BANK NATIONAL TRUST COMPANY, as Custodian By: _________________________________ Name: Title: By: _________________________________ Name: Title:

ACKNOWLEDGED AND AGREED TO:
Address: 9062 Old Annapolis Road Columbia, Maryland 21045	WELLS FARGO BANK, N.A., as Master Servicer and Securities Administrator By: _________________________________ Name: Title:

STATE OF	)
	)	ss.:
COUNTY OF___________	)

On the ____ day of May 2007 before me, a notary public in and for said State, personally appeared __________________________, known to me to be an ____________________________________ of Deutsche Bank National Trust Company, a national association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national association and acknowledged to me that such national association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF CALIFORNIA	)
	)	ss.:
COUNTY OF SAN MATEO	)

On the _____ day of May 2007 before me, a notary public in and for said State, personally appeared ____________________, known to me to be a(n) ____________________ of Alliance Securities Corp., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said Delaware corporation, and acknowledged to me that such Delaware corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

 [Notarial Seal]

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF KINGS	)

On the ____ day of May 2007 before me, a notary public in and for said State, personally appeared ____________________, known to me to be a(n) ____________________ of Wells Fargo Bank, N.A., a national association, that executed the within instrument, and also known to me to be the person who executed it on behalf of said national association, and acknowledged to me that such national association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
 [Notarial Seal]

STATE OF CALIFORNIA	)
	)	ss.:
COUNTY OF ORANGE	)

On the ____ day of May 2007 before me, a notary public in and for said State, personally appeared ____________________, known to me to be a(n) ____________________ of Deutsche Bank National Trust Company, a national association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national association, and acknowledged to me that such national association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
 [Notarial Seal]

SCHEDULE I

A.	The following documents or instruments shall be included in the Mortgage File:

1.  the original Mortgage Note endorsed without recourse to the order of the trustee, “Deutsche Bank National Trust Company, as trustee under the Pooling and Servicing Agreement relating to Alliance Bancorp Trust 2007-OA1, Mortgage Backed Pass-Through Certificates, Series 2007-OA1” or in blank with all intervening endorsements showing an unbroken chain of endorsements from the originator to the Person endorsing it to the Trustee, in blank or, with respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, a Lost Note Affidavit;

2.  the original recorded Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon or, if the original Mortgage has not been returned from the public recording office, a copy of the Mortgage certified by the Sponsor or the public recording office in which such Mortgage has been recorded to be a true and complete copy of the original Mortgage submitted for recording;

3.  unless the Mortgage Loan is registered on the MERS® System, a duly executed original Assignment of the Mortgage, without recourse, in recordable form to “Deutsche Bank National Trust Company, as trustee,” or to “Deutsche Bank National Trust Company, as trustee for holders of Alliance Bancorp Trust 2007-OA1, Mortgage Backed Pass-Through Certificates, Series 2007-OA1”;

4.  the original intervening Assignments, if any, of the Mortgage showing an unbroken chain of assignment from the originator thereof to the Person assigning it to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS® System and noting the presence of a MIN) or, if any such Assignment has not been returned from the applicable public recording office, a copy of such Assignment certified by the Sponsor to be a true and complete copy of the original Assignment submitted to the title insurance company for recording;

5.  the original title insurance policy, or, if such policy has not been issued, any one of an original or a copy of the preliminary title report, title binder or title commitment on the Mortgaged Property with the original policy of the insurance to be delivered promptly following the receipt thereof; and

6.  a true and correct copy of any assumption, modification, consolidation or substitution agreement.

EXHIBIT ONE

FORM OF INITIAL CERTIFICATION

May 30, 2007

Alliance Securities Corp. 1000 Marina Blvd., Suite 100 Brisbane, California 94005	Alliance Bancorp 1000 Marina Boulevard, Suite 100 Brisbane, California 94005
Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, Maryland 21045	Deutsche Bank National Trust Company 1761 E. St. Andrew Place Santa Ana, California 92705

Attention:                              Alliance Securities Corp., Alliance Bancorp Trust 2007-OA1,  Mortgage-Backed Pass-Through Certificates, Series 2007-OA1

Re:
Custodial Agreement, dated as of May 30, 2007, Deutsche Bank National Trust Company, as the Trustee, Alliance Securities Corp. as the Depositor and Deutsche Bank National Trust  Company as the Custodian, relating to Alliance Securities Corp. Trust 2007-OA1, Mortgage Backed Pass-Through Certificates, Series 2007-OA1

Ladies and Gentlemen:

In accordance with Section 2.3(a) of the above-captioned Custodial Agreement and subject to Section 2.02 of the Pooling and Servicing Agreement, dated as of March 1, 2007 (the “Pooling and Servicing Agreement”), among Alliance Securities Corp., as depositor, Alliance Bancorp, as Servicer, Wells Fargo Bank, N.A., as master servicer and securities administrator, GMAC Mortgage, LLC, as back-up servicer, and Deutsche Bank National Trust Company, as trustee, and Schedule I of the Custodial Agreement (the “Custodial Agreement”, and together with the Pooling and Servicing Agreement, the “Agreements”) the undersigned, as Custodian, on behalf of the Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File, and has determined that: (i) all documents required to be included in the Mortgage File pursuant to Schedule I of the Custodial Agreement are in its possession, with any exceptions listed on Schedule A attached hereto; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in item (iv) of the definition or description of “Mortgage Loan Schedule” is correct.

The Custodian, on behalf of the Trustee, has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above referenced Agreements.  The Custodian, on behalf of the Trustee, makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability, perfection, priority or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan, or (iii) the existence of any assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Custodian, on behalf of the Trustee.

 Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Custodian

By:
Name:
Title:

SCHEDULE A

EXHIBIT TWO

FORM OF FINAL CERTIFICATION

________ __, 2007

Alliance Securities Corp. 1000 Marina Blvd., Suite 100 Brisbane, California 94005	Alliance Bancorp 1000 Marina Boulevard, Suite 100 Brisbane, California 94005
Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, Maryland 21045	Deutsche Bank National Trust Company 1761 E. St. Andrew Place Santa Ana, California 92705

Attention:	Alliance Securities Corp.
Alliance Bancorp Trust 2007-OA1, Mortgage-Backed Pass-Through Certificates, Series 2007-OA1

Re:
Custodial Agreement, dated as of May 30, 2007, Deutsche Bank National Trust Company, as the Trustee, Alliance Securities Corp. as the Depositor and Deutsche Bank National Trust  Company as the Custodian, relating to Alliance Securities Corp. Trust 2007-OA1, Mortgage Backed Pass-Through Certificates, Series 2007-OA1

Ladies and Gentlemen:

In accordance with Section 2.3(b) of the above-captioned Custodial Agreement and subject to Section 2.02 of Pooling and Servicing Agreement, dated as of March 1, 2007, among Alliance Securities Corp., as depositor, Alliance Bancorp, as Servicer, Wells Fargo Bank, N.A., as master servicer and securities administrator, GMAC Mortgage, LLC, as back-up servicer, and Deutsche Bank National Trust Company, as trustee, the undersigned, as Custodian, on behalf of the Trustee, hereby certifies that it has received the Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule containing with respect to each Mortgage Loan, with any exceptions listed on Schedule A attached hereto.

The Custodian, on behalf of the Trustee, has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above referenced Agreements.  The Custodian, on behalf of the Trustee, makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability, perfection, priority or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan, or (iii) the existence of any assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Custodian, on behalf of the Trustee.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement or in the Pooling and Servicing Agreement, as applicable.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Custodian

By:
Name:
Title:

SCHEDULE A

EXHIBIT THREE

FORM OF REQUEST FOR RELEASE OF DOCUMENTS

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705

Attn:                     Mortgage Custody AB072C

Re:
Custodial Agreement, dated as of May 30, 2007, Deutsche Bank National Trust Company, as the Trustee, Alliance Securities Corp. as the Depositor and Deutsche Bank National Trust Company as the Custodian, relating to Alliance Securities Corp. Trust  2007-OA1, Mortgage Backed Pass-Through Certificates, Series 2007-OA1

All Capitalized terms used herein shall have the meaning ascribed to them in the Custodial Agreement (the “Agreement”) referenced above.

In connection with the administration of the Mortgage Loans held by you as Custodian for the Trustee pursuant to the above-captioned Custodial Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.  Further, any payments received by the Servicer or the Master Servicer, as applicable in connection with this request for release have been deposited in the related Custodial  Account and the Certificate Account, as applicable, for the benefit of the Trust.

Mortgagor Name, Address & Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one):

________	1.	Mortgage Paid in Full

________	2.	Foreclosure

________	3.	Substitution

________	4.	Other Liquidation (Repurchases, etc.)

________	5.	Nonliquidation Reason:_________

________	6.	Recordation of Assignment of Mortgage

Address to which Custodian should
Deliver the Mortgage File:	________________________________

________________________________

________________________________

By:
(authorized signer)
Issuer:

Address:

Date:

Custodian

Deutsche Bank National Trust Company

Please acknowledge the execution of the above request by your signature and date below:

Signature	Date

Documents returned to Custodian:

Custodian:	Date:

EXHIBIT FOUR

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Custodian shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements.  For purposes of this criterion, “federally insured depository institutions” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliations; and (D) contain explanations for reconciling items, These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements, (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors; or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.	√
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	√
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation of recovery actions (e.g., forbearance plans, modifications and deed in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction documents.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements., Such records are maintained in at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts); (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 3- calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax ore insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the service at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible funds are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in item 1114(a)(1) through (3) or item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT K

[Reserved]

EXHIBIT L

FORM OF SUBSERVICING AGREEMENT

SUBSERVICING AGREEMENT

Dated as of May 30, 2007

Between

ALLIANCE BANCORP

“Servicer”

And

GMAC MORTGAGE, LLC

“Subservicer”

ARTICLE I
DEFINITIONS

Section 1.01	Defined Terms.

ARTICLE II
RETENTION AND AUTHORITY OF SUBSERVICER

Section 2.01	Engagement; Servicing Standard.
Section 2.02	Subservicing.
Section 2.03	Authority of the Subservicer.

ARTICLE III
SERVICES TO BE PERFORMED

Section 3.01	Services as Loan Servicer.
Section 3.02	Establishment of and Deposits to Escrow Account.
Section 3.03	Permitted Withdrawals From Escrow Account.
Section 3.04	Payment of Taxes, Insurance and Other Charges.
Section 3.05	Servicing Advances.
Section 3.06	Collection Accounts.
Section 3.07	Permitted Investments.
Section 3.08	Maintenance of Insurance Policies.
Section 3.09	Possession of Servicing Files.
Section 3.10	“Due-on-Sale” Clauses; Assumption Agreements.
Section 3.11	Realization Upon Mortgaged Properties.
Section 3.12	Title, Management and Disposition of REO Property.
Section 3.13	Modifications, Waivers, Amendments and Consents.
Section 3.14	Reserved.
Section 3.15	Maintenance of PMI Policies.

ARTICLE IV
STATEMENTS AND REPORTS

Section 4.01	Reporting by the Subservicer.
Section 4.02	Reserved.
Section 4.03	Reserved.

ARTICLE V
SUBSERVICER’S COMPENSATION; PAYMENTS TO MASTER SERVICER

Section 5.01	Servicing Compensation.
Section 5.02	Remittances.
Section 5.03	Servicing Advances.
Section 5.04	Monthly Advances by Subservicer.
Section 5.05	Compensating Interest.

ARTICLE VI
THE SUBSERVICER AND THE SERVICER

Section 6.01	Subservicer Not to Assign; Merger or Consolidation of the Subservicer.
Section 6.02	Indemnification.
Section 6.03	Limitation on Liability of Subservicer and Others.
Section 6.04	The Subservicer to act as Back-Up Servicer under the Pooling and Servicing Agreement.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES; DEFAULT

Section 7.01	Representations and Warranties.
Section 7.02	Events of Default.

ARTICLE VIII
TERMINATION; TRANSFER OF MORTGAGE LOANS

Section 8.01	Termination of Agreement.

ARTICLE IX
MISCELLANEOUS PROVISIONS

Section 9.01	Amendment; Waiver.
Section 9.02	Governing Law.
Section 9.03	Notices.
Section 9.04	Severability of Provisions.
Section 9.05	Inspection and Audit Rights.
Section 9.06	Binding Effect; No Partnership; Counterparts.
Section 9.07	Protection of Confidential Information; No Solicitation.
Section 9.08	General Interpretive Principles.
Section 9.09	Further Agreements.

ARTICLE X
COMPLIANCE WITH REGULATION AB

Section 10.01	Intent of the Parties; Reasonableness.
Section 10.02	Additional Representations and Warranties of the Subservicer.
Section 10.03	Information to Be Provided by the Subservicer.
Section 10.04	Subservicer Compliance Statement.
Section 10.05	Report on Assessment of Compliance and Attestation.
Section 10.06	Use of Regulation AB Subservicers and Subcontractors.
Section 10.07	Indemnification; Remedies.
Section 10.08	Third Party Beneficiary.

NOW, THEREFORE, in consideration of the recitals in this Preliminary Statement which are made a contractual part hereof, and of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01  Defined Terms.

For purposes of this Agreement, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of May 1, 2007, among Alliance Securities Corp., as depositor, Alliance Bancorp, as servicer, Wells Fargo Bank, N.A. (“Wells Fargo”), as master servicer, HSBC Bank USA, as trustee, Wells Fargo as securities administrator and GMAC Mortgage, LLC, as back-up servicer.  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Accepted Servicing Practices”:  As defined in Section 2.01.

“Accounts”:  The Escrow Accounts and the Collection Accounts.

“Additional Servicing Compensation”:  (i) amounts collected for checks or other items returned for insufficient funds, (ii) late payment charges (but not default interest) with respect to the Mortgage Loans, excluding any prepayment penalties (iii) to the extent the Subservicer has been engaged by the Servicer under Section 3.10 or 3.13, any modification fees, extension fees, assumption fees and similar processing fees received from or on behalf of any Borrower and (iv) subject to Section 3.07 of the Agreement, all income and gain realized from the investment of funds deposited in the Collection Account.

“Advance Rate”:  A per annum rate equal to the “Prime Rate” (as published from time to time in the “Money Rates” section of The Wall Street Journal).

“Affiliate”:  With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Servicing Fee”:  With respect to each Mortgage Loan, an amount equal to the product of (a) the Servicing Fee Rate plus the Subservicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan, payable out of interest received with respect to such Mortgage Loan in accordance with Section 5.01.

“Agreement”:  This Subservicing Agreement, as the same may be modified, supplemented or amended from time to time upon mutual agreement of the parties hereto.

“Applicable Law”:  All federal state or local laws or regulations applicable to the Mortgage Loans, any Mortgaged Property, any REO Property or the Subservicer’s activities under this Agreement.

“Appraised Value”:  The value of the Mortgaged Property at the time of the Mortgage Loan’s origination as used by the originating lender in underwriting such Mortgage Loan.

“Borrower”:  The obligor on a Note.

“Business Day”:  With respect to any Mortgage Loan prior to Securitization, any day other than (i) a Saturday or Sunday, or (ii) a day in which depository institutions or trust companies in the State of California, Iowa, Connecticut, Texas or the Commonwealth of Pennsylvania or in any of the States in which the Accounts or any accounts used by the Servicer for remittance purposes are located, are authorized or obligated by law, regulation or executive order to remain closed, and with respect to any Mortgage Loan after Securitization, any day other than (i) a Saturday or Sunday, or (ii) a day in which depository institutions or trust companies in the State of California, Iowa, Texas, Connecticut or the Commonwealth of Pennsylvania or in any of the States in which the Accounts or any accounts used by the Subservicer or Servicer for remittance purposes are located, are authorized or obligated by law, regulation or executive order to remain closed.

“Certificates”:  The Alliance Securities Corp., Mortgage Pass Through Certificates, Series 2007-S1, evidencing the beneficial ownership interest in the Trust and executed by the Trustee in substantially the form set forth in Exhibit A to the Pooling and Servicing Agreement.

“Closing Date”:  May 30, 2007.

“Collection Account”:  As defined in Section 3.06.

“Commission”: The United States Securities and Exchange Commission.

“Condemnation Proceeds”:  All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan documents.

“Deboarding Fee”.  With respect to each Mortgage Loan, the deboarding fee set forth in the Term Sheet dated December 27, 2006.

“Depositor”:  The depositor, as such term is defined in Regulation AB, with respect to any Pass-Through Transfer.

“Determination Date”:  The 15th day (or if such day is not a Business Day, the Business Day immediately preceding such day) of the month, beginning in June, 2007.

“Due Date”:  The day of the calendar month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.  With respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the calendar month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the immediately succeeding month.

“Due Period”:  With respect to each Remittance Date, the period commencing on the second day of the month immediately preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

“Eligible Account”:  Any of (i) a segregated account maintained with a federal or state chartered depository institution (A) the short-term obligations of which are rated A-1+ or better by Standard & Poor's and P-1 by Moody's at the time of any deposit therein or (B) insured by the FDIC (to the limits established by such Corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel (obtained by the Person requesting that the account be held pursuant to this clause (i)) delivered to the Trustee prior to the establishment of such account, the Certificateholders will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments, each of which shall mature not later than the Business Day immediately preceding the Distribution Date next following the date of investment in such collateral or the Distribution Date if such Permitted Investment is an obligation of the institution that maintains the Certificate Account, Insurance Account or Custodial Account) securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained, (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), which, in either case, has corporate trust powers, acting in its fiduciary capacity or (iii) a segregated account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Custodial Account or the Certificate Account will not have an adverse effect on the then-current ratings assigned to the Classes of the Certificates then rated by the Rating Agencies).  Eligible Accounts may bear interest.

“Environmental Laws”:  Any environmental law, ordinance, rule, regulation or order of a federal, state or local governmental authority, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. §§ 9601 et seq.), the Hazardous Material Transportation Act, as amended (49 U.S.C. §§ 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. §§ 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. §§ 1251 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.) and the regulations promulgated pursuant thereto.

“Escrow Account”:  The separate account or accounts created and maintained pursuant to Section 3.03.

“Escrow Payment”:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

“Event of Default”:  As defined in Section 7.02.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended.

“Excess Servicing Strip”:  The rate equal to the excess of the Aggregate Servicing Fee over the Subservicing Fee.

“Fannie Mae”:  The Federal National Mortgage Association, or any successor thereto.

“Freddie Mac”:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

“HUD”:  The United States Department of Housing and Urban Development or any successor thereto.

“Insurance Proceeds”:  With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property, to the extent any such proceeds are not to be applied to the restoration and repair of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Subservicer would follow in servicing mortgage loans for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

“Internal Revenue Code”:  The Internal Revenue Code of 1986, as amended.

“Issuer”:  The issuer of any Certificates pursuant to the Trust Agreement.

“Liquidation Proceeds”:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

“Loan-to-Value Ratio or LTV”:  With respect to any Mortgage Loan, the most recent ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan, to the lesser of (a) the Appraised Value and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

“LPMI Policy”:  A policy of primary mortgage guaranty insurance issued by an insurer pursuant to which the related premium is to be paid by the servicer of the related Mortgage Loan from payments of interest made by the Mortgagor.

“Loan Servicing”:  As defined in Section 3.01.

“Master Servicer”:  Wells Fargo Bank, N.A.

“Master Servicer Back-Up Fee”:  A fee equal to a per annum rate of [.05% (5 basis points)] of the Stated Principal Balance of each Mortgage Loan as of the Due Date preceding the calendar month in which the payment of the Master Servicer Back-Up Fee is due.

“Monthly Advance”:  With respect to each Remittance Date and each Mortgage Loan, an amount equal to the Monthly Minimum Payment (with the interest portion of such Monthly Minimum Payment adjusted to the Mortgage Loan Remittance Rate) that was delinquent at the close of business on the first day of the month in which such Remittance Date occurs, but only to the extent that such amount is expected, in the reasonable judgment of the Subservicer, to be recoverable from collections or other recoveries (including Liquidation Proceeds and Insurance Proceeds) in respect of such Mortgage Loan.  To the extent that the Subservicer determines that any such amount is not recoverable from collections or other recoveries in respect of such Mortgage Loan, such determination shall be evidenced by a certificate of a Servicing Officer delivered to the Servicer setting forth such determination and the procedures and considerations of the Subservicer forming the basis of such determination.

“Monthly Minimum Payment”:  With respect to any Mortgage Loan, the minimum payment due under the terms of the Mortgage Note.

“Monthly Payment”:  With respect to any Mortgage Loan, the scheduled monthly payment of interest or the scheduled monthly payment of principal and interest, as the case may be, on such Mortgage Loan which is payable by a Borrower on the due date under the related Note.

“Mortgage”:  With respect to each Mortgage Loan, the mortgage, deed of trust or other instrument securing the related Note, which creates a lien on the real property securing such Note.

“Mortgage Interest Rate”:  The annual rate of interest borne on a Mortgage Note net of any Relief Act Reduction.

“Mortgage Loan”:  Each of the mortgage loans identified on the Mortgage Loan Schedule.

“Mortgage Loan Documents”:  With respect to each Mortgage Loan, the related Note, the related Mortgage and any and all other documents executed and delivered in connection with the origination or subsequent modification of such Mortgage Loan.

“Mortgage Loan Remittance Rate”:  With respect to each Mortgage Loan, the annual rate of interest remitted to the Master Servicer, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee Rate and the Subservicing Fee Rate.

“Mortgage Loan Schedule”:  A schedule of certain Mortgage Loans owned and held by the Trust which sets forth information with respect to such Mortgage Loans, as amended from time to time by the parties.

“Mortgaged Property”:  The real property and improvements thereon securing repayment of the debt evidenced by the related Note. Such term shall also include any REO Property.

“Nonrecoverable Advance”:  Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan which, in the reasonable good faith judgment of the Subservicer, will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds, Liquidation Proceeds or REO Proceeds.

“Note”:  With respect to any Mortgage Loan, the promissory note or other evidence of indebtedness or agreements evidencing the indebtedness of a Borrower under such Mortgage Loan.

“Opinion of Counsel”:  A written opinion of counsel acceptable to the Trustee, as applicable, in its reasonable discretion which counsel may be in-house counsel for the Subservicer or the Servicer if acceptable to the Trustee and the Rating Agencies or counsel for the Depositor, as the case may be.

“Pass-Through Transfer”:  The sale or transfer by Servicer of some or all of the Mortgage Loans to a depositor for transfer to a Trust to be formed as part of a publicly-issued and/or privately placed, rated or unrated, mortgage pass-through transaction or similar transaction, in each case in which the Servicer is retained as a servicer thereunder, with Wells Fargo Bank, National Association as the Master Servicer.

“Permitted Investments”:  One or more of the following:

(i)           obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii)           repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available, provided, however, that such repurchase agreements are treated as financings under generally accepted accounting principles (“GAAP”);

(iii)           federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

(iv)           commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody’s and Standard & Poor’s in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v)           a money market fund or a qualified investment fund rated by Moody’s in its highest long-term ratings available or rated AAAm or AAAm-G by Standard & Poor's, including any such funds for which Wells Fargo Bank, National Association or any affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian; and

(vi)           other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

“Person”:  Any individual, corporation, limited liability company, partnership, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“PMI Policy”:  A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

“Prepayment Charge”:  With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof.

“Prepayment Interest Excess”.  With respect to any Remittance Date, for each Mortgage Loan that was the subject of a Principal Prepayment during the period from the related Due Date to the end of the Prepayment Period, any payment of interest received in connection therewith (net of any applicable Subservicing Fee) representing interest for any portion of such month of receipt.

“Prepayment Interest Shortfall Amount”:  With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in such Due Period, the amount of interest that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

“Principal Prepayment”:  Any payment by a Mortgagor of principal or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note.

“Qualified Affiliate”:  Any Person (a) that is organized and doing business under the laws of any state of the United States or the District of Columbia, (b) that is in the business of performing the duties of a Subservicer of residential mortgage loans, and (c) as to which 50% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Subservicer or by any Person or Persons who directly or indirectly own equity ownership interests in the Subservicer.

“Qualified Insurer”: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Property is located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by Fannie Mae and Freddie Mac.

“Rating Agency”:  With respect to any Mortgage Loan, each of Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. and Moody’s Investors Service, Inc.

“Reconstitution”:  Any Pass-Through Transfer or Whole Loan Transfer.

“Recoverable Servicing Advance”:  The portion of any Servicing Advance (including interest reasonably likely to accrue thereon at the Advance Rate) previously made or proposed to be made in respect of a Mortgage Loan or REO Property which, in the judgment (in accordance with the Accepted Servicing Practices) of the Subservicer, will be ultimately recoverable, together with any accrued and unpaid interest thereon, from late collections or any other recovery on or in respect of such Mortgage Loan or REO Property.

“Regulation AB”:  Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Regulation AB Subservicer”:  any Person that services Mortgage Loans on behalf of the Subservicer or any Regulation AB Subservicer and is responsible for the performance (whether directly or through Regulation AB Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Subservicer under this Agreement that are identified in Item 1122(d) of Regulation AB.

“Relief Act Reduction”:  With respect to any Mortgage Loan as to which there has been a reduction in the amount of the interest collectible thereon as a result of the application of the Servicemembers Civil Relief Act, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than the interest accrued thereon for the applicable one-month period at the Mortgage Interest Rate without giving effect to such reduction.

“Remittance Date”:  The 18th day (or if such day is not a Business Day, the Business Day immediately preceding such day) of the month, beginning in June 2007.

“REO Disposition”:  The final sale or other disposition by the Servicer of any REO Property.

“REO Disposition Proceeds”:  All amounts received with respect to an REO Disposition pursuant to Section 3.12.

“REO Mortgage Loan”:  A Mortgage Loan deemed for the purposes hereof to be outstanding with respect to each REO Property, as more particularly described in Section 3.09(b).

“REO Property”:  A Mortgaged Property acquired by the Subservicer on behalf of the Servicer through foreclosure or by deed in lieu of foreclosure.

“Responsible Officer”:  Any officer or employee of the Servicer or the Subservicer, as the case may be, involved in or responsible for the administration, supervision or management of this Agreement and whose name and specimen signature appear on a list prepared by each party and delivered to the other party, as such list may be amended from time to time by either party.

“Securities Act”:  The Securities Act of 1933, as amended.

“Servicer”:  Alliance Bancorp, a California corporation.

“Subcontractor”:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Subservicer or a Regulation AB Subservicer.

 “Subservicer”:  GMAC Mortgage, LLC, a Delaware limited liability company, or any successor Subservicer as herein provided.

“Servicing Account”:  The separate trust account created and maintained by the Servicer or Subservicer with respect to the Mortgage Loans or REO Property, which shall be an Eligible Account, for collection of taxes, assessments, insurance premiums and comparable items as described in Section 3.09 of the Pooling and Servicing Agreement.

“Servicing Advances”:  All Servicing Expenses paid or to be paid, as the context requires, out of its own funds, by the Subservicer in connection with the servicing of a Mortgage Loan, after a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property.

“Servicing Expenses”:  All customary, reasonable and necessary out of pocket costs and expenses paid or incurred in connection with the Subservicer’s obligations hereunder, including without limitation:

(a)           real estate taxes, assessments and similar charges;

(b)           insurance premiums;

(c)           any expense necessary in order to prevent or cure any violation of applicable laws, regulations, codes, ordinances, rules, orders, judgments, decrees, injunctions or restrictive covenants;

(d)           any cost or expense necessary in order to maintain or release the lien on each Mortgaged Property and related collateral, including any mortgage registration taxes, release fees, or recording or filing fees;

(e)           customary expenses for the collection, enforcement or foreclosure of the Mortgage Loans and the collection of deficiency judgments against Borrowers and guarantors (including but not limited to the fees and expenses of any trustee under a deed of trust, foreclosure title searches and other lien searches);

(f)           costs and expenses of any appraisals, valuations, inspections, environmental assessments (including but not limited to the fees and expenses of environmental consultants), audits or consultations, engineers, architects, accountants, on site property managers, market studies, title and survey work and financial investigating services;

(g)           customary expenses for liquidation, restructuring, modification or loan workouts, such as sales brokerage expenses and other costs of conveyance;

(h)           costs and expenses related to travel and lodging; and

(i)           any other reasonable costs and expenses, including without limitation, legal fees and expenses, incurred by the Subservicer under this Agreement in connection with the enforcement, collection, foreclosure, disposition, condemnation or destruction of the Mortgage Loans or related Mortgaged Properties, the maintenance, leasing, operation, management and sale of the REO Properties, the preservation, restoration and protection of Mortgaged Properties and the performance of Loan Servicing by the Subservicer under this Agreement.

Notwithstanding the foregoing, Servicing Expenses shall not be deemed to include costs and expenses incurred by the Subservicer in the performance of its Loan Servicing obligations hereunder that are in the nature of internal costs or fixed overhead of the Subservicer (including, without limitation, costs and expenses relating to data processing, computer and telephone systems, office space, equipment and supplies, and employee salaries and related expenses), which shall be borne solely by the Subservicer.

“Servicing Fee”:  With respect to each Mortgage Loan, an amount equal to the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan, payable out of interest received with respect to such Mortgage Loan in accordance with Section 5.01.

“Servicing Fee Rate”:  A per annum rate equal to .315% (31.5 basis points).

“Servicing File”:  With respect to each Mortgage Loan, (i) all Mortgage Loan Documents, (ii) to the extent not included as a Mortgage Loan Document, the documents, information and records set forth in the file listing attached hereto as Exhibit A, and (iii) any additional documents or information related thereto maintained or created by the Subservicer.

“Servicing Officer”:  Any officer of the Subservicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished to the Servicer, as such list may from time to time be amended.

“Special Services”:  Services relating to lease approvals, work-outs or mortgage loan restructuring, assumptions or substitutions, foreclosure or accepting deeds-in-lieu thereof, asset management, disposition or other similar activities with respect to any Mortgage Loan or Mortgaged Property.

“Subservicing Fee”:  With respect to each Mortgage Loan, an amount equal to the product of (a) the Subservicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan, payable out of interest received with respect to such Mortgage Loan in accordance with Section 5.01.

“Subservicing Fee Rate”:  A per annum rate equal to .06% (6 basis points).

“Third-Party Information”: All information set forth in any offering document prepared in connection with any Pass-Through Transfer that specifically relates to Wells Fargo Bank, N.A. and Deutsche Bank National Trust Company.

“Transfer Date”:  With respect to each Mortgage Loan, the date Subservicer physically assumes its obligations of servicing pursuant to this Agreement.

“Trust”:  The trust established by the Trust Agreement, the assets of which consist of the transferred Mortgage Loans and any other assets provided for in the related Trust Agreement.

“Trustee”:  Any trustee or trust with respect to the transferred Mortgage Loans in any Pass-Through Transfer, or any successor in interest, or if any successor trustee or co-trustee shall be appointed as provided in the Trust Agreement, then such successor trustee or such co-trustee, as the case may be.

“Trust Agreement”:  Any trust agreement, pooling and servicing agreement, indenture or comparable documents by and among some or all of the Issuer, the Master Servicer, the Depositor and a Trustee (and which may include other parties) creating a Trust and/or otherwise effectuating a Pass-Through Transfer.

“Whole Loan Transfer”:  Any sale or transfer of some or all of the Mortgage Loans, other than a Pass-Through Transfer.

ARTICLE II

RETENTION AND AUTHORITY OF SUBSERVICER

Section 2.01  Engagement; Servicing Standard.

The Servicer hereby engages the Subservicer to perform, and the Subservicer hereby agrees to perform, Loan Servicing with respect to each of the Mortgage Loans throughout the term of this Agreement, upon and subject to the terms, covenants and provisions hereof.

The Subservicer shall perform its services hereunder (a) in accordance with (i) applicable laws, (ii) the terms and provisions of the Mortgage Loan Documents, (iii) the express terms hereof, and (iv) the customary and usual standards of practice of institutional residential mortgage loan servicers, and (b) to the extent consistent with the foregoing requirements, in the same manner in which the Subservicer services residential mortgage loans similar to the Mortgage Loans, but without regard to any relationship which the Subservicer or any Affiliate of the Subservicer may have with the related Borrower or any Affiliate of such Borrower or to the Subservicer’s right to receive compensation for its services hereunder.  The servicing standards described in the preceding sentence are herein referred to as “Accepted Servicing Practices”.  In servicing and administering the Mortgage Loans, the Subservicer shall employ Accepted Servicing Practices except and to the extent that such practices conflict with the requirements of this Agreement (provided that in no event shall Subservicer act in conflict with applicable laws).

To the extent consistent with the foregoing, in the event of a Principal Prepayment in full or in part of a Mortgage Loan, the Subservicer shall waive a Prepayment Charge only if such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan and doing so is in compliance with Accepted Servicing Practices (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default).  In addition, the Subservicer may not waive any Prepayment Charge or portion thereof required by the terms of the related Mortgage Note unless (i) the Servicer determines that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Charge and the Mortgage Loan, and the waiver of such Prepayment Charge is standard and customary in servicing similar Mortgage Loans (including the waiver of a Prepayment Charge in connection with a refinancing of the Mortgage Loan related to a default or a reasonably foreseeable default) or (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights or (2) due to acceleration in connection with a foreclosure or other involuntary payment, (B) the enforceability is otherwise limited or prohibited by subsequent changes in applicable law or (C) the collection of the Prepayment Charge would be in violation of applicable laws, such to be evidenced by an officer’s certification, relying on the advice of counsel.  Notwithstanding, in no event shall the Servicer waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default, and if the Subservicer fails to collect the Prepayment Charge upon any prepayment of any Mortgage Loan which contains a Prepayment Charge, or waives any Prepayment Charge other than in accordance with the standards set forth in this agreement, the Subservicer shall deposit in the Collection Account the amount of such Prepayment Charge.

In addition to the terms stated above, with respect to soft Prepayment Charges associated with a Mortgage Loan, the Subservicer shall not waive any part of any Prepayment Charge unless; (i) the waiver relates to a default or a reasonably foreseeable default, (ii) the Prepayment Charge would cause an undue hardship to the related borrower, (iii) the Mortgaged Property is sold by the Mortgagor, (iv) the collection of any Prepayment Charge would violate any relevant law or regulation or (v) the waiving of the Prepayment Charge would otherwise benefit the Trust Fund.

Section 2.02  Subservicing.

The Subservicer may subcontract to any Person any of its Loan Servicing obligations hereunder only with the Servicer’s written consent or to the extent necessary for the Subservicer to comply with any applicable laws, regulations, codes or ordinances relating to the Subservicer’s Loan Servicing obligations hereunder; provided, however, that such Person shall be obligated to deliver any report, assessment, attestation or certification required pursuant to Sections 4.02 and 4.03 hereof as if it were the Subservicer hereunder.  The Subservicer shall provide oversight and supervision with regard to the performance of all subcontracted services and any subservicing agreement shall be consistent with and subject to the provisions of this Agreement.  Neither the existence of any subservicing agreement nor any of the provisions of this Agreement relating to subservicing shall relieve the Subservicer of its obligations to the Servicer hereunder.  Notwithstanding any such subservicing agreement, the Subservicer shall be obligated to the same extent and under the same terms and conditions as if the Subservicer alone were servicing the related Mortgage Loans in accordance with the terms of this Agreement.  The Subservicer shall be solely liable for all fees owed by it to any subservicer, regardless of whether the Subservicer’s compensation hereunder is sufficient to pay such fees.

Section 2.03  Authority of the Subservicer.

(a)  In performing its Loan Servicing obligations hereunder, the Subservicer shall, except as otherwise provided herein and subject to the terms of this Agreement, have full power and authority, acting alone or through others, to take any and all actions in connection with such Loan Servicing that it deems necessary or appropriate.  Without limiting the generality of the foregoing, the Subservicer is hereby authorized and empowered by the Servicer when the Subservicer deems it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Servicer, (y) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien of each Mortgage on the related Mortgaged Property and any other related collateral; and (z) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments with respect to each of the Mortgage Loans; provided, however, that the Subservicer shall notify the Servicer in writing in the event that the Subservicer intends to execute and deliver any such instrument referred to in clause (z) above, and, except in connection with any payment in full of any Mortgage Loan, shall proceed with such course of action only upon receipt of the Servicer’s written approval thereof.  The Servicer agrees to cooperate with the Subservicer by either executing and delivering to the Subservicer from time to time (i) powers of attorney evidencing the Subservicer’s authority and power under this Section, or (ii) such documents or instruments deemed necessary or appropriate by the Subservicer to enable the Subservicer to carry out its Loan Servicing obligations hereunder.

(b)  In the performance of its Loan Servicing obligations hereunder, the Subservicer shall take any action that is directed by the Servicer which relates to the Subservicer’s Loan Servicing obligations under this Agreement; provided, however, that the Subservicer shall not be obligated to take, or to refrain from taking, any action which the Servicer requests that the Subservicer take or refrain from taking to the extent that the Subservicer determines in its reasonable judgment that such action or inaction (i) may cause a violation of applicable laws, regulations, codes, ordinances, court orders or restrictive covenants with respect to any Mortgage Loan, Borrower, Mortgaged Property or REO Property; (ii) may cause a violation of any provision of a Mortgage Loan Document or (iii) may contradict Accepted Servicing Practices.

ARTICLE III

SERVICES TO BE PERFORMED

Section 3.01  Services as Loan Servicer.

The Subservicer hereby agrees to serve as the loan servicer with respect to each of the Mortgage Loans and to perform Loan Servicing as described below and as otherwise provided herein, upon and subject to the terms of this Agreement.  Subject to any limitation of authority under Section 2.03, “Loan Servicing” shall mean those services pertaining to the Mortgage Loans which, applying Accepted Servicing Practices, are required hereunder to be performed by the Subservicer, and which shall include:

(i)  organizing, administering and maintaining the Servicing Files for all Mortgage Loans;

(ii)  preparing and filing or recording all financing statements, continuation statements and other documents or instruments and taking such other action necessary to maintain the lien of any Mortgage on the related Mortgaged Property;

(iii)  monitoring each Borrower’s maintenance of insurance coverage on each Mortgaged Property as required by the related Mortgage Loan Documents and Accepted Servicing Practices and causing to be maintained adequate insurance coverage on each Mortgaged Property in accordance with Section 3.08;

(iv)  preparing and delivering all reports and information required hereunder;

(v)  procuring and supervising the services of third parties (other than subservicers pursuant to Section 2.02) necessary or appropriate in connection with the servicing of the Mortgage Loans by the Subservicer;

(vi)  performing payment processing, record keeping, administration of escrow and other accounts and other routine customer service functions;

(vii)  monitoring any casualty losses or condemnation proceedings and administering any proceeds related thereto in accordance with the related Mortgage Loan Documents in accordance with Accepted Servicing Practices;

(viii)  attempting to collect and monitoring all payments made with respect to the Mortgage Loans;

(ix)  administering any requests for assumptions of a Mortgage Loan or transfers of ownership of or placement of subordinate financing on a Mortgaged Property in accordance with Section 3.10;

(x)  commencing on behalf of the Servicer any litigation or proceeding relating to the foreclosure or other realization upon the collateral under any of the Mortgage Loans, and retaining legal counsel in connection therewith, all in accordance with Section 3.12.

(xi)  selling or disposing of each REO Property in accordance with Section 3.12;

(xii)  managing and operating each REO Property in accordance with Section 3.12;

(xiii)  administering any proposals for modifications, waivers, amendments or consents with respect to any term of a Mortgage Loan in accordance with Section 3.10; and

(xiv)  monitoring the status of real estate taxes, assessments and other similar items and verifying the payment of such items for each Mortgaged Property in accordance with Section 3.04.

Section 3.02  Establishment of and Deposits to Escrow Account.

The Subservicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “GMAC Mortgage, LLC, in trust for the Trustee for the benefit of the Certificateholders.”  Funds deposited in the Escrow Accounts may be drawn on by the Subservicer in accordance with Section 3.03.

The Subservicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein, all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement.

The Subservicer shall deposit in a suspense account on a daily basis, and retain therein, all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.  The suspense account shall be an Eligible Account.

The Subservicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 3.03.  The Subservicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account or a suspense account by the depository institution, other than interest on escrowed funds required by Applicable Law to be paid to the Mortgagor.  To the extent required by Applicable Law, the Subservicer shall pay from its own funds interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 3.03  Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Subservicer only:

(i)  to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)  to reimburse itself for any Servicing Advance made by the Servicer pursuant to Section 3.05 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)  to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan or Applicable Law;

(iv)  for transfer to the Collection Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of this Agreement, the related Mortgage and Mortgage Note;

(v)  to pay to the Subservicer, or any Mortgagor to the extent required by Applicable Law, any interest paid on the funds deposited in the Escrow Account;

(vi)  to clear and terminate the Escrow Account on the termination of this Agreement; and

(vii)  for application to restoration or repair of the Mortgaged Property.

Section 3.04  Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the Subservicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of any mortgage insurance policy and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Subservicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage.

To the extent that a Mortgage Loan does not provide for Escrow Payments, the Subservicer shall determine that any such payments are made by the Mortgagor at the time they first become due.

The Subservicer assumes full responsibility for the timely payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments.  The Subservicer shall make Servicing Advances from its own funds to effect such payments within the time period required to avoid penalties and interest and no later than the time required to avoid the loss of the related Mortgaged Property by foreclosure from a tax or other lien.  The Subservicer will charge the Mortgagor for such advances of taxes and any delinquency penalties paid by the Subservicer in connection with the Mortgaged Property.  Notwithstanding the foregoing, if the Subservicer determines that such Servicing Advance would be a Nonrecoverable Advance, the Subservicer shall have no obligation to make such Servicing Advance.  If Subservicer fails to make a Servicing Advance with respect to any payment prior to the date on which any late payment penalties or costs related to protecting the lien accrue, except in the case of a Nonrecoverable Advance, the Subservicer shall pay from its own funds any such penalties or cost.

Section 3.05  Servicing Advances.

(a)  In accordance with Accepted Servicing Practices and for all Mortgage Loans, the Subservicer shall make a Servicing Advance in compliance with Section 5.03 with respect to each related Mortgaged Property (including any REO Property) of all such funds as are necessary for the purpose of effecting the payment of (without duplication) (i) operating, leasing, managing and liquidation expenses for REO Properties, (ii) environmental inspections and (iii) any other amount specifically required to be paid as a Servicing Advance hereunder, if and to the extent monies in the Servicing Accounts are insufficient to pay such item when due and the related Borrower has failed to pay such item on a timely basis, provided that the Subservicer shall only be required to make any such Servicing Advance that would, if made, constitute a Recoverable Servicing Advance.

Section 3.06  Collection Accounts.

(a)  With respect to the Mortgage Loans, the Subservicer shall establish and maintain one or more Eligible Accounts (each, a “Collection Account”) for the benefit of the trust for the purposes set forth herein.  Collection Accounts shall be denominated “GMAC Mortgage, LLC in Trust for the Trustee for the benefit of the Certificateholders” or in such other manner as the Servicer prescribes.

(b)  The Subservicer shall deposit in the Collection Account on a daily basis, and retain therein, the following collections received by the Subservicer and payments made by the Subservicer after the Closing Date other than Escrow Payments or Additional Servicing Compensation:

(i)  all payments on account of principal received on the Mortgage Loans, including all Principal Prepayments;

(ii)  all payments on account of interest received on the Mortgage Loans adjusted to the applicable Mortgage Loan Remittance Rate;

(iii)  all Prepayment Charges received;

(iv)  all Liquidation Proceeds;

(v)  all Insurance Proceeds (other than amounts immediately applied to the restoration or repair of the Mortgaged Property or immediately released to the Mortgagor);

(vi)  all Condemnation Proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor;

(vii)  any Prepayment Interest Shortfall Amount required to be paid by the Subservicer pursuant to Section 5.04;

(viii)  all Monthly Advances made by the Subservicer pursuant to Section 5.03;

(ix)  any amounts required to be deposited by the Subservicer in connection with the deductible clause in any master force placed insurance policy pursuant to Section 3.08(b);

(x)  any amounts required to be deposited pursuant to Section 3.07 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account; and

(xi)  any other amounts required hereunder to be deposited by the Subservicer in the Collection Account.

Notwithstanding the foregoing clause (viii), no Monthly Advances shall be required to be made by the Subservicer if such Monthly Advance would if made, be, in the Subservicer’s reasonable judgment, nonrecoverable.  The determination by the Subservicer that it has made a nonrecoverable Monthly Advance, or that any proposed Monthly Advance would be a nonrecoverable advance, shall be evidenced by an Officer’s Certificate of the Subservicer and delivered to the Servicer and the Master Servicer.

(c)  The Subservicer shall make withdrawals from the Collection Accounts only as follows (the order set forth below not constituting an order of priority for such withdrawals):

(i)  to withdraw any amount deposited in the Collection Accounts which was not required to be deposited therein;

(ii)  pursuant to Section 5.01, to pay to the Subservicer the Subservicing Fee on each Remittance Date;

(iii)  to reimburse itself to the extent of funds held in the Collection Account for Monthly Advances of the Subservicer’s funds made pursuant to Section 5.03.  The Subservicer's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan shall be limited to amounts received on or in respect of the related Mortgage Loan which represent late recoveries of payments of principal or interest with respect to which a Monthly Advance was made, it being understood that in the case of any such reimbursement the Subservicer’s right thereto shall be prior to the rights of the related Trust; provided, however, that following the final liquidation of a Mortgage Loan, the Subservicer may reimburse itself for previously unreimbursed Monthly Advances in excess of Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan from any funds in the Collection Account relating to Mortgage Loans in the same Trust, it being understood, in the case of any such reimbursement, that the Subservicer’s right thereto shall be prior to the rights of the related Trust.  The Subservicer may recover at any time from amounts on deposit in the Collection Account with respect to Mortgage Loans in the same Trust the amount of any Monthly Advances that the Subservicer deems nonrecoverable or that remain unreimbursed to the Subservicer from related Liquidation Proceeds after the final liquidation of the property that secures such Mortgage Loan.  In addition, the Subservicer may, at any time, withdraw from the Collection Account funds that are held for future distribution (i.e., were not included in the principal and interest for the preceding Remittance Date) to reimburse itself for Monthly Advances previously made by the Subservicer;

(iv)  to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Subservicing Fees, the Subservicer’s right to reimburse itself pursuant to this subclause (iv) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other amounts received in respect of the related REO Property, and such other amounts as may be collected by the Subservicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Subservicer’s right thereto shall be prior to the rights of the related Trust;

(v)  to pay to the Subservicer from time to time any interest or investment income earned on funds deposited in the Collection Accounts pursuant to Section 3.06;

(vi)  to remit to the Master Servicer on each Remittance Date, pursuant to wiring instructions from the Master Servicer, all amounts (which, for the avoidance of doubt shall include all Prepayment Charges collected from the borrower) on deposit in the Collection Accounts (that represent good funds) as of the close of business on the Determination Date, net of any withdrawals from the Collection Account pursuant to this Section;

(vii)  to remit to the Servicer on each Remittance Date, pursuant to wiring instructions from the Servicer, the Excess Servicing Strip and any Prepayment Interest Excess;

(viii)  to clear and terminate the Collection Accounts upon the termination of this Agreement;

(ix)  to reimburse itself out of general collections for any Servicing Advance made that has been deemed by the Subservicer to be a Nonrecoverable Advance; and

(x)  to withdraw any amount deposited in the Collection Account pursuant to written instructions received from the Servicer.

Section 3.07  Permitted Investments.

Any institution maintaining the Accounts shall at the direction of the Subservicer invest the funds in such account in Permitted Investments, each of which shall mature not later than (i) the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon and shall not be sold or disposed of prior to its maturity.  All income and gain realized from any such investment as well as any interest earned on deposits in the Accounts shall be for the benefit of the Subservicer.  The Subervicer shall deposit in the Accounts an amount equal to the amount of any loss incurred in respect of any such investment immediately upon realization of such loss without right of reimbursement.

Section 3.08  Maintenance of Insurance Policies.

(a)  The Subservicer shall cause to be maintained for each Mortgage Loan, fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer acceptable under the Fannie Mae Guides against loss by fire, hazards of extended coverage and such other hazards as are required to be insured pursuant to the Fannie Mae Guides, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the outstanding principal balance of the Mortgage Loan provided that such amount represents at least 80% of the insurable value of the Mortgaged Property.

The Subservicer shall a place flood service contract on each Mortgage Loan with a flood service provider acceptable to Servicer.  The cost to obtain such a contract shall be reimbursed by Servicer out of its own funds.  If the Mortgaged Property is in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, the Subservicer shall verify that each Mortgage Loan is, and shall continue to be, covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in effect with a generally acceptable insurance carrier acceptable under the Fannie Mae Guides in an amount representing coverage not less than the lesser of (i) the aggregate unpaid principal balance of the Mortgage Loan, (ii) maximum amount of insurance which is available under the Flood Act (regardless of whether the area in which such Mortgaged Property is located is participating in such program), and (iii) the full replacement value of the improvements which are part of such Mortgaged Property.  If a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Act, the Subservicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within twenty (20) days after such notification, the Subservicer shall promptly force place the required flood insurance on the Mortgagor’s behalf.

The Subservicer also shall maintain on any REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan (including any cumulative related negative amortization) at the time it became an REO Property plus accrued interest at the Mortgage Interest Rate and related Servicing Advances, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 or the Flood Act, as amended, flood insurance in an amount as provided above.  Pursuant to Section 3.06, any amounts collected by the Subservicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Subservicer’s normal servicing procedures, shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.06.  All such policies, except for policies maintained for any REO Mortgaged Property, shall be endorsed with standard mortgagee clauses with loss payable to the Subservicer, and shall be in an amount sufficient to avoid the application of any co insurance clause.  The costs of maintaining the insurance policies which the Subservicer is required to maintain pursuant to this Section shall be paid by the Subservicer as a Servicing Advance.

(b)  The Subservicer may fulfill its obligation to maintain insurance, as provided in Section 3.08(a), through a master force placed insurance policy, the cost of which shall be paid by the Subservicer as a Servicing Advance, provided that such cost is limited to the incremental cost of such policy allocable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property is then covered thereby, which shall be paid by the Subservicer).  Such master force placed insurance policy may contain a deductible clause, in which case the Subservicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.08(a), and there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the related Collection Account from its own funds the amount not otherwise payable under the master force placed insurance policy because of such deductible to the extent that such deductible exceeds the deductible limitation required under the related Mortgage Loan Documents, or, in the absence of such deductible limitation, the deductible limitation which is consistent with Accepted Servicing Practices.

(c)  The Subservicer shall maintain with responsible companies in accordance with Accepted Servicing Practices, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Subservicer Employees”).  Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Subservicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Subservicer Employees.  Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Subservicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 3.08 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Subservicer from its duties and obligations as set forth in this Agreement.  The Subservicer shall maintain minimum coverage amounts under any such Fidelity Bond and Errors and Omissions Insurance Policy in accordance with Accepted Servicing Practices.  Upon request of the Servicer, the Subservicer shall cause to be delivered to the Servicer a statement evidencing the existence of the fidelity bond and insurance policy.

Section 3.09  Possession of Servicing Files.

The contents of each Servicing File are and shall be held in trust by the Subservicer for the benefit of the Servicer as the owner thereof or, in the case of a Securitization, held in trust by the Subservicer for the benefit of the Trust; the Subservicer’s possession of the contents of each Servicing File is for the sole purpose of servicing the related Mortgage Loan; and such possession by the Subservicer shall be in a custodial capacity only.  The Subservicer shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Servicer, and upon request of the Servicer, the Subservicer shall deliver to the Servicer the Servicing File or a copy of any document contained therein; provided, however, that if the Subservicer is unable to perform its Loan Servicing obligations with respect to the related Mortgage Loan after any such release or delivery of the Servicing File, then the Subservicer’s responsibilities for Loan Servicing with respect to such Mortgage Loan may be terminated immediately by the Subservicer upon written notice to the Servicer.

Section 3.10  “Due-on-Sale” Clauses; Assumption Agreements.

When any Borrower proposes to convey or encumber all or any portion of its interests in a Mortgaged Property, or if such conveyance or encumbrance has actually occurred, to the extent that the Subservicer has actual knowledge of such conveyance or encumbrance, the Subservicer shall promptly give notice thereof to the Servicer and take such related actions as the Servicer reasonably directs, including (i) waiving or enforcing any due-on-sale clause or due-on-encumbrance clause contained in the related Mortgage Loan Documents, to the extent permitted under the terms of the related Mortgage Loan Documents and applicable law, (ii) taking or entering into an assumption or substitution agreement from or with the Person to whom such Mortgaged Property has been or shall be conveyed, and (iii) releasing the original Borrower from liability upon the related Mortgage Loan and substituting the new Borrower as the obligor thereon.

To the extent the Subservicer is engaged by the Servicer to perform analysis, processing and administrative functions in connection with any request by a Borrower to waive any such due-on-sale clause or due-on-encumbrance clause and/or to enter into any such assumption or substitution agreement, the Subservicer may, as a condition to granting any such request require (to the extent permitted by applicable law) that such Borrower pay to it, as Additional Servicing Compensation, a reasonable and customary fee consistent with Accepted Servicing Practices in connection with such request, together with any related costs and expenses incurred by the Subservicer; provided, however, that in the event that the Borrower fails or is unable to pay any such costs and expenses, or the Servicer directs the Subservicer to waive any requirement that the Borrower pay any such costs or expenses, the same shall be paid by the Subservicer as a Servicing Advance.

Section 3.11  Realization Upon Mortgaged Properties.

(a)  Upon the failure of any Borrower to make any required payment of principal, interest or other amounts due under a Mortgage Loan, or otherwise to perform fully any material obligations under any of the related Mortgage Loan Documents, in either case within any applicable grace period, the Subservicer shall issue notices of default, declare events of default, declare due the entire outstanding principal balance, and otherwise take all reasonable actions under the related Mortgage Loan.  Additionally, as potential alternatives to commencing a foreclosure action, the Subservicer shall pursue with the Borrower loss mitigation efforts, including, but not limited to, forbearance, special forbearance, short sale and loan modification.  The Subservicer shall perform such efforts in accordance with the specific requirements and prohibitions set forth in the Interim Subservicing Agreement (the “Interim Subservicing Agreement”) dated as of December 29, 2006 by and between the Subservicer and the Servicer and Alliance Bancorp, Inc. (formerly known as United Financial Mortgage Corporation).

(b)  If title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Servicer’s nominee, or after Securitization the nominee of the Trustee, but in no event shall such deed or certificate be taken in the name of the Subservicer.  Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an REO Mortgage Loan held by the Servicer or after Securitization the Trustee until such time as the related REO Property shall be sold, transferred or conveyed by the Servicer or such trustee.  Consistent with the foregoing, for purposes of all calculations hereunder, so long as such REO Mortgage Loan shall be considered to be an outstanding Mortgage Loan, payments and collections with respect to the related REO Property received in any month (net of related expenses) shall be applied to amounts which would have been payable under the related Note in accordance with the terms of such Note.

(c)  Except as otherwise provided in written instructions delivered to the Subservicer by the Servicer, the Subservicer shall not obtain title to any Mortgaged Property as a result or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take other action with respect to, any Mortgaged Property, if, as a result of any such action, the Servicer, or after Securitization the Trustee, would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of any Environmental Law, or a “discharger” or “responsible party” thereunder, unless the Subservicer has also previously determined, based on a report prepared by a Person who regularly conducts environmental site assessments, that:

(i)  such Mortgaged Property is in compliance with applicable Environmental Laws or, if not, that taking such actions as are necessary to bring such Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

(ii)  there are no circumstances present on such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable Environmental Law, or that, if any such Hazardous Materials are present for which such action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

If the Subservicer has so determined based on satisfaction of the criteria in clauses (i) and (ii) above that it would be in the best economic interest of the Trust, to take any such actions, the Subservicer shall notify the Servicer of such proposed action.  The Subservicer shall take such action only if authorized by the Servicer in writing.  The costs of any such compliance, containment, clean-up or remediation shall be paid by the Subservicer as a Servicing Expense.

If the environmental assessment first obtained by the Subservicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable Environmental Laws or that Hazardous Materials may be present but does not definitively establish such fact, the Subservicer, subject to the Servicer’s prior written consent, shall cause such further environmental assessments to be conducted.

(d)  The environmental site assessments contemplated by Section 3.11(c) shall be prepared by any Person who is recommended by the Subservicer and approved in writing by the Servicer or such other Person as directed in writing by the Servicer.  The cost of preparation of any environmental assessment shall be paid by the Subservicer as a Servicing Expense.

(e)  If the Subservicer determines, pursuant to Section 3.11(c), that taking such actions as are necessary to bring any Mortgaged Property into compliance with applicable Environmental Laws, or taking such actions with respect to the containment, clean-up, removal or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, is not reasonably likely to produce a greater recovery on a present value basis than not taking such actions, then the Subservicer shall take such action as directed in writing by the Servicer, including, without limitation, releasing the lien of the related Mortgage with respect to the affected Mortgaged Property.

Section 3.12  Title, Management and Disposition of REO Property.

(a)  Upon the acquisition by the Servicer of any REO Property, the Subservicer shall have full power and authority, subject to the specific requirements and prohibitions of this Agreement and the Interim Subservicing Agreement, to do or authorize to be done any and all things in connection therewith as are consistent with Accepted Servicing Practices, all on terms and for such period as the Subservicer deems to be in the best economic interest of the Trust.  The Subservicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets.  The Subservicer shall deposit, on a daily basis in the Collection Account all revenues received with respect to REO Properties, net of any directly related expenses incurred or withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including:

(i)  all insurance premiums due and payable in respect of such REO Property;

(ii)  all taxes and assessments in respect of such REO Property that could result or have resulted in the imposition of a lien thereon;

(iii)  all ground rental payments, if applicable, with respect to such REO Property; and

(iv)  all costs and expenses necessary to maintain, lease, operate, manage and sell such REO Property, including the management fee payable to the property manager engaged by Servicer pursuant to Section 3.12(b).

If as of the date of acquisition of title to any REO Property there remain outstanding unreimbursed Servicing Advances with respect to such REO Property, the Subservicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances as well as any unpaid Subservicing Fees from proceeds received in connection with the REO Disposition.  The Subservicer shall not be obligated to advance any amounts with respect to any REO Property if such advance would constitute a Nonrecoverable Advance.

(b)  The Subservicer may contract with any Person as a property manager for the operation and management of any REO Property; provided, however, that:

(i)  the terms and conditions of any such contract shall not be inconsistent herewith and the Servicer has provided its written consent (which shall not be unreasonably withheld) with respect to such property manager;

(ii)  none of the provisions of this Section relating to any such contract or to actions taken through any such Person shall be deemed to relieve the Subservicer of any of its duties and obligations to the Servicer with respect to the operation and management of such REO Property; and

(iii)  the Subservicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Servicer or in the name of the person designated by the Servicer, or in the event such person is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Subservicer from an attorney duly licensed to practice law in the state where the REO Property is located.  Any Person or Persons holding such title other than the Servicer shall acknowledge in writing that such title is being held as nominee for the benefit of the Servicer.

The Subservicer shall manage, conserve, protect and operate each REO Property for the Servicer, or after Securitization, the Securitization trust, for the purpose of securing its prompt disposition and sale.  The Subservicer, either itself or through an agent selected by the Subservicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account.  The Subservicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Subservicer deems to be in the best interest of the Trust.  The Subservicer shall notify the Servicer from time to time as to the status of each REO Property.

If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO Property are held, the Subservicer shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Internal Revenue Code or result in the receipt by such REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Internal Revenue Code or any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Internal Revenue Code.  The Subservicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter.  The Subservicer shall make or cause to be made a written report of each such inspection.  Such reports shall be retained in the Servicing File and copies thereof shall be forwarded by the Subservicer to the Servicer, upon request.

The Subservicer shall use commercially reasonable efforts to dispose of each REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Subservicer determines, and gives an appropriate notice to the Servicer to such effect, that a longer period is necessary for the orderly liquidation of such REO Property.  If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, the Subservicer shall report monthly to the Servicer as to the progress being made in selling such REO Property.

Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, such REO Property shall be disposed of before the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO Property, unless the Subservicer provides to the trustee under such REMIC an opinion of counsel to the effect that the holding of such REO Property subsequent to the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO Property, will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Internal Revenue Code, or cause the transaction to fail to qualify as a REMIC at any time that certificates are outstanding.  Subservicer shall manage, conserve, protect and operate each such REO Property for the certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such property to fail to qualify as "foreclosure property" within the meaning of Section 860F(a)(2)(E) of the Internal Revenue Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC provisions of the Internal Revenue Code.  Pursuant to its efforts to sell such property, the Subservicer shall either itself or through an agent selected by Subservicer, protect and conserve such property in the same manner and to such an extent as is customary in the locality where such property is located.  Additionally, Subservicer shall perform the tax withholding and reporting related to Sections 1445 and 6050J of the Internal Revenue Code.

The Subservicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Act, flood insurance, all in the amounts required under Section 3.08 hereof.

Section 3.13  Modifications, Waivers, Amendments and Consents.

(a)  Any modification, waiver or amendment of any term of any Mortgage Loan or requests any consents related thereto, the Subservicer shall promptly give notice thereof to the Servicer and take such related actions as the Servicer directs, except with respect to any request which involves any required payment from the Borrower in the nature of Additional Servicing Compensation to which the Subservicer is properly entitled.  All modifications, waivers or amendments of any Mortgage Loan or consents related thereto shall be in writing.

(b)  To the extent the Subservicer is engaged by the Servicer to perform analysis, processing and administrative functions in connection with any request by a Borrower for any consent, modification, waiver or amendment the Subservicer may, as a condition to granting any such request require (to the extent permitted by applicable law) that such Borrower pay to it, as Additional Servicing Compensation, a reasonable and customary fee consistent with Accepted Servicing Practices in connection with such request, together with any related costs and expenses incurred by the Subservicer; provided, however, that in the event that the Borrower fails or is unable to pay any such costs and expenses, or the Servicer directs the Subservicer to waive any requirement that the Borrower pay any such costs or expenses, the same shall be paid by the Subservicer as a Servicing Advance.

Section 3.14  Reserved.

Section 3.15  Maintenance of PMI Policies.

With respect to each Mortgage Loan subject to a PMI Policy, the Subservicer shall maintain or cause the Mortgagor to maintain (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance) in full force and effect a PMI Policy, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80% or such PMI Policy can no longer be required by applicable law.  The Subservicer will not cancel or refuse to renew any PMI Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement PMI Policy for such cancelled or non-renewed policy is obtained from and maintained with a Qualified Insurer.  The Subservicer shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Subservicer would have been covered thereunder.  In connection with any assumption or substitution agreements entered into or to be entered into with respect to a Mortgage Loan, the Subservicer shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy.  If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Subservicer shall obtain a replacement PMI Policy as provided above.

The Subservicer shall comply with all provisions of applicable law relating to the cancellation of, or collection of premiums with respect to, PMI Policies, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time.  The Subservicer shall be obligated to make premium payments with respect to (i) LPMI Policies, which shall be paid out of the interest portion of the related Monthly Payment or, if a Monthly Payment is not made, from the Subservicer’s own funds and (ii) PMI Policies required to be maintained by the Mortgagor, if the Mortgagor is required but fails to pay any PMI Policy premium, which shall be paid from the Subservicer’s own funds.  Any premium payments made by the Subservicer from its own funds pursuant to this Section 3.12 shall be recoverable by the Subservicer as a Servicing Advance.

With respect to each Mortgage Loan covered by a PMI Policy or LPMI Policy, the Subservicer shall take all such actions on behalf of the Trust as are necessary to service, maintain and administer the related Mortgage Loan in accordance with such policy and to enforce the rights under such policy.  Except as expressly set forth herein, the Subservicer shall have full authority on behalf of the Trust to do anything it deems appropriate or desirable in connection with the servicing, maintenance and administration of such PMI Policy or LPMI Policy; provided that the Subservicer shall not take any action to permit any modification or assumption of a Mortgage Loan covered by a PMI Policy or LPMI Policy, or take any other action with respect to such Mortgage Loan, which would result in non-coverage under such PMI Policy or LPMI Policy of any loss which, but for actions of the Subservicer, would have been covered thereunder.  The Subservicer shall cooperate with the PMI Policy and LMPI Policy insurers and shall furnish all reasonable evidence and information in the possession of the Subservicer to which the Subservicer has access with respect to the related Mortgage Loan.

In connection with its activities as servicer, the Subservicer agrees to prepare and present, on behalf of itself and the Trust, claims to the insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan.  Any amounts collected by the Subservicer under any PMI Policy or LPMI Policy shall be deposited in the Collection Account.

ARTICLE IV

STATEMENTS AND REPORTS

Section 4.01  Reporting by the Subservicer.

(a)  No later than the 10th calendar day of each month, (or if such calendar day is not a Business Day, the immediately succeeding Business Day) the Subservicer shall render to the Servicer and the Master Servicer a remittance report, which would include any activity with respect to the Mortgage Loans for the period covering the related Due Period, in a format and containing such information as mutually agreed upon by the Subservicer and the Servicer or Master Servicer.  Such report shall be made available in both written and electronic format.

(b)  Not later than the 18th calendar day of each month (or if such calendar day is not a Business Day, the immediately succeeding Business Day, the Subservicer shall render to the Servicer and the Master Servicer (a) Prepayment in full report with regarding to Prepayments in full, in an electronic file or other similar media reasonably acceptable to the Servicer and the Master Servicer.

(c)  Each year beginning in the calendar year which immediately succeeds the year hereof, the Subservicer shall prepare and file information reports with respect to the receipt of mortgage interest received in a trade or business, foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Internal Revenue Code, and deliver to the Trustee an Officers’ Certificate stating that such reports have been filed.  Such reports shall be in the form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

(d)  Not later than twenty days after each Remittance Date, the Subservicer shall forward to the Servicer and Master Servicer a statement, setting forth the status of the Accounts as of the close of business on such Remittance Date showing, for the period from the preceding Remittance Date (or, in the case of the first Remittance Date, the Servicing Transfer Date) to such Remittance Date, the aggregate of deposits into and withdrawals from the Accounts.

(e)  Reserved.

(f)  Upon request, the Subservicer shall provide the Servicer and Master Servicer with any summary reports prepared by any Rating Agency with respect to the Subservicer’s ranking by such Rating Agency.

(g)  Unless otherwise specifically stated herein, if the Subservicer is required to deliver any statement, report or information under any provisions of this Agreement, the Subservicer may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format, or (z) making such statement, report or information available on the Subservicer's Internet website, unless this Agreement expressly specifies a particular method of delivery.

Section 4.02  Reserved.

Section 4.03  Reserved.

ARTICLE V

SUBSERVICER’S COMPENSATION; PAYMENTS TO MASTER SERVICER

Section 5.01  Servicing Compensation.

As consideration for servicing the Mortgage Loans subject to this Agreement, the Subservicer shall be entitled to a Subservicing Fee for each Mortgage Loan remaining subject to this Agreement during any calendar month or part thereof.  Such Subservicing Fee shall be payable monthly on the Remittance Date and shall be computed on the basis of the same outstanding principal balance and for the period with respect to which any related interest payment on the related Mortgage Loan is computed.  The Subservicer may pay itself the Subservicing Fee on each Remittance Date from amounts on deposit in the related Collection Account.

As further compensation for its activities hereunder, the Subservicer shall be entitled to retain any payments or collections received by it which are in the nature of Additional Servicing Compensation.

To the extent that amounts on deposit in the Collection Account are insufficient for the payment of the Subservicing Fee, the Servicer shall pay any such shortfall to the Subservicer within ten (10) Business Days after the Servicer’s receipt of an itemized invoice therefor.

The Subservicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

The Servicer shall be entitled to the Servicing Fee for each Mortgage Loan remaining subject to this Agreement during any calendar month or part thereof.  Such Servicing Fee shall be payable monthly on the Remittance Date and shall be computed on the basis of the same outstanding principal balance and for the period with respect to which any related interest payment on the related Mortgage Loan is computed.  The Subservicer shall pay the Servicing Fee to the Servicer on each Remittance Date from amounts on deposit in the related Collection Account.

Section 5.02  Remittances.

On each Remittance Date, no later than 3:00 p.m. New York City time, the Subservicer shall remit on a scheduled/scheduled basis by wire transfer of immediately available funds to the Master Servicer (a) all amounts deposited in the Collection Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Collection Account pursuant to Section 3.06), plus (b) all Monthly Advances, if any, which the Subservicer is obligated to make pursuant to Section 5.03.  In addition, the Subservicer shall also remit to the Master Servicer, on each Remittance Date, the proceeds of any Principal Prepayment made by a Mortgagor, the amount of any Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds or REO Proceeds received during the related Prepayment Period.

With respect to any remittance received by the Master Servicer after the Business Day on which such payment was due, the Subservicer shall pay to the Master Servicer interest on any such late payment at an annual rate equal to LIBOR, adjusted as of the date of each change, plus two (2) percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be deposited in the Collection Account by the Subervicer on the date such late payment is made and shall cover the period commencing with the day following the Remittance Date and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date.  The payment by the Subservicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

Section 5.03  Servicing Advances.

(a)  Notwithstanding any other provision hereof, the Subservicer shall obtain the written approval of the Servicer prior to incurring any Servicing Advance that is over $5,000.00 per item, except for any Servicing Expense which is (i) incurred by the Subservicer pursuant to Section 3.08 or (ii) made for any purposes other than those described in item (i) above, and is not over $15,000.00 and is made in an emergency situation to preserve and protect the Mortgaged Property or the safety of the public in connection with such Mortgaged Property. The Subservicer may cause any Servicing Expenses to be paid directly from the related Collection Account. The Subservicer is not required to make any Servicing Advance that is not a Recoverable Servicing Advance.

(b)  The Subservicer shall make its reasonable efforts to collect or cause to be collected all payments required under the terms and provisions of the Mortgage Loans and shall follow collection procedures comparable to the collection procedures of institutional mortgage loan Subservicer servicing mortgage loans for their own account to the extent such procedures shall be consistent with this Agreement. Consistent with the foregoing, the Subservicer may (i) waive or permit to be waived any late payment charge, assumption fee, or any penalty interest in connection with the prepayment of a Mortgage Loan and (ii) suspend or reduce or permit to be suspended or reduced regular monthly payments for a period of up to 60 days, or arrange or permit an arrangement with a Mortgagor for a scheduled liquidation of delinquencies pursuant to the specific requirements and prohibitions of the Interim Subservicing Agreement.

(c)  The Servicer and the Subservicer shall in all cases have a right prior to the Certificateholders to any particular funds on deposit in the Custodial Account from time to time for the reimbursement or payment of its Servicing Fee, Subservicing Fee, Servicing Advances, Servicing Expenses and any other amounts reimbursable thereto in accordance with Section 3.11 of the Pooling and Servicing Agreement, but only if and to the extent such amounts are to be reimbursed or paid from such particular funds on deposit in the Custodial Account pursuant to the express terms of the Pooling and Servicing Agreement.

Section 5.04  Monthly Advances by Subservicer.

On the Business Day immediately preceding each Remittance Date, the Subservicer shall deposit in the Collection Account from its own funds or from amounts held for future distribution, or both, an amount equal to the aggregate of all Monthly Advances relating to Monthly Minimum Payments which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date.  Any amounts held for future distribution and so used shall be replaced by the Subservicer by deposit in the Collection Account on or before any future Remittance Date if funds in the Collection Account on such Remittance Date shall be less than remittances to the Master Servicer required to be made on such Remittance Date.  The Subservicer shall keep appropriate records of such amounts and will provide such records to the Servicer upon request.  No provision in this Agreement shall be construed as limiting the Subservicer’s right to (i) pass through late collections on the related Mortgage Loans in lieu of making Monthly Advances or (ii) reimburse itself for such Monthly Advances from late collections on the related Mortgage Loans or (iii) utilize an Advancing Person (as defined below).

The Subservicer's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or until the Mortgage Loan is charged off, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including REO Disposition Proceeds, Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; provided, however, that such obligation shall cease if the Subservicer determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are non-recoverable by the Subservicer from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, or otherwise with respect to a particular Mortgage Loan.

Section 5.05  Compensating Interest.

The Subservicer shall be required to deposit in the Collection Account, and retain therein with respect to each Principal Prepayment, the Prepayment Interest Shortfall Amount, if any, for the related Due Period.  Such deposit shall be made from the Subservicer’s own funds, without reimbursement therefor, up to an amount equal to the lesser of with respect to the Mortgage Loans in the Trust (i) the Prepayment Interest Shortfall Amount or (ii) the Aggregate Servicing Fee, in each case, with respect to the Mortgage Loans in such Trust.  The Subservicer shall not be obligated to pay any Prepayment Interest Shortfall Amount with respect to any Relief Act Reduction or bankruptcy.

ARTICLE VI

THE SUBSERVICER AND THE SERVICER

Section 6.01  Subservicer Not to Assign; Merger or Consolidation of the Subservicer.

(a)  Except as otherwise provided for in this Section or in Section 2.02, the Subservicer may not assign this Agreement or any of its rights, powers, duties or obligations hereunder without the written consent of the Servicer; provided, however, that the Subservicer may, after 60 days written notice to Servicer, assign this Agreement to a Qualified Affiliate without the written consent of the Servicer.

(b)  The Subservicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business shall be the successor of the Subservicer hereunder, and shall be deemed to have assumed all of the liabilities of the Subservicer hereunder.  The Subservicer shall provide written notice to the Servicer of any such merger, consolidation, or transfer.

Section 6.02  Indemnification.

(a)  The Subservicer shall defend and indemnify the Servicer, its employees, officers, Affiliates, agents and representatives (each, a “Servicer Indemnified Party”) against any and all assessments, judgments, claims (brought by any Person including, without limitation, any third parties, including any governmental authorities), liabilities, losses, costs, damages or expenses whatsoever (including, without limitation, interest penalties and reasonable attorneys’ fees, expenses and disbursements in connection with any action, suit or proceeding and any such reasonable attorneys’ fees, expenses and disbursements incurred in enforcing any right of indemnification against any indemnitor) (each a “Liability”), sustained by the Servicer Indemnified Party as a result of or related to the failure of the Subservicer to perform its duties in strict compliance with the terms of this Agreement or the Subservicer’s breach of the terms of this Agreement, including but not limited to, a breach of the Subservicer’s representations, warranties and covenants contained in this Agreement and Subservicer’s obligations pursuant to Sections 4.02 and 4.03.

If the indemnification provided for herein is unavailable or insufficient to hold harmless the Servicer Indemnified Party, then the Subservicer agrees that it shall contribute to the amount paid or payable by the Servicer Indemnified Party as a result of any claims, losses, damages or liabilities incurred by the Servicer Indemnified Party in such proportion as is appropriate to reflect the relative fault of the Servicer Indemnified Party on the one hand and the Subservicer on the other.

(b)  The Servicer shall defend and indemnify the Subservicer, its employees, officers, Affiliates, agents and representatives (the “Subservicer Indemnified Parties”), against any and all Liability that the Subservicer Indemnified Parties may sustain resulting from:

(i)  the Subservicer taking any action, or refraining from taking any action, in conformity with the express written direction of the Servicer outside the scope of the Subservicer’s obligation under this Agreement;

(ii)  any breach by the Servicer of any of the terms of this Agreement, regardless of the existence of actual knowledge of such breach by the Servicer;

(iii)  the failure of the Servicer or any trustee or custodian in possession of original Mortgage Loan Documents to provide to the Subservicer the originals of any Mortgage Loan Documents within a reasonable amount of time after a request for such documents has been received in order to allow the Subservicer sufficient time to process satisfactions, payoffs and releases, unless the failure to provide such originals timely is attributable to recordation delays;

(iv)  any act or omission to act of any Person, including but not limited to the originator of the Mortgage Loan or any prior servicer, prior to the Transfer Date, including, without limitation, any data integrity issue (and any costs of correcting such issue);

(v)  perpetuating the acts or omissions of prior servicer, unless (A) the Servicer has actual knowledge that perpetuating such act or omission will result in Liability to the Servicer, (B) the Servicer knowingly acts or fails to act and such act or failure to act, as a singular event, not in combination with any other act or omission of any prior servicer(s), result in Liability to the Servicer, or (C) the acts or omissions are based on a mistaken or false conception of the law that is obvious and significant and the Servicer, over a period of time, in more than a single instance, continues in its course of servicing to perpetuate such acts or omissions;

(vi)  a Mortgage Loan being classified as “high cost” under the Home Ownership and Equity Protection Act of 1994; or “high cost,” or “predatory,” or similar classification under Applicable Law; or

(vii)  any Environmental Liability.

The term “Environmental Liability” shall mean any Liability arising out of the existence of environmentally hazardous materials on any Mortgaged Property, including, without limitation, (a) any liability under or on account of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as the same may be amended from time to time, and/or any other federal or state environmental laws, and specifically including, without limitation, any liability relating to asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification which would, if classified as unusable, be included in the foregoing definition, including the assertion of any lien thereunder, (b) claims brought by third parties for loss or damage incurred or sustained subsequent to the date hereof, and (c) liability with respect to any other matter affecting the Mortgaged Property within the jurisdiction of the federal Environmental Protection Agency or state environmental regulatory agencies pursuant to any state laws, and in the regulations adopted pursuant to any of said laws; provided, however, that the indemnity for Environmental Liability shall not be effective with respect to any liability caused by the Subservicer that would otherwise be imposed by reason of the Subervicer’s negligence, willful misfeasance or bad faith in the performance of or failure to perform its duties hereunder.

The Servicer shall not be required to indemnify, or otherwise be liable to, the Subservicer or those referenced above, however, for any Liability which the Subservicer is required to indemnify for pursuant to Section 6.02(a) above.

(c)  The foregoing indemnification obligations of the Servicer and the Subservicer shall survive termination of this Agreement or removal of some or all of the Mortgage Loans from the coverage of this Agreement.

Section 6.03  Limitation on Liability of Subservicer and Others.

Notwithstanding Section 6.02, neither the Subservicer nor any of the directors, officers, employees or agents of the Subservicer shall be under any liability to the Servicer for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Subservicer or any such Person against any breach of warranties or representations made herein, for its own negligent actions, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement.  The Subservicer and any director, officer, employee or agent of the Subservicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Subservicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Subservicer may, with the Servicer’s consent, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto.  In such event and so long as such expenses and costs are not subject to the Subservicer’s indemnification contained herein, the Subservicer shall be entitled to reimbursement from the Servicer of the reasonable legal expenses and costs of such action.

Notwithstanding Section 6.02, the Subservicer shall not be required to indemnify, or otherwise be liable to, the Servicer or those referenced above for any Liability which the Servicer is required to indemnify for pursuant to Section 6.02(b) above.

Section 6.04    The Subservicer to act as Back-Up Servicer under the Pooling and Servicing Agreement.

Within 90 days of the time the Servicer receives a notice of termination pursuant to Section 7.01(i) - (vi) of the Pooling and Servicing Agreement, the Subservicer shall be the successor in all respects to the Servicer in its capacity as servicer under the Pooling and Servicing Agreement and the transactions set forth or provided for therein and shall be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the Servicer.  As compensation for the obligation being accepted by the Subservicer pursuant to this Section 6.04, on the Closing Date, the Servicer shall pay from its own funds, by wire transfer of immediately available funds to an account designed by the Subservicer, to the Subservicer a one time fee equal to $5,000.

In the event this Agreement is terminated pursuant to Section 7.02 or Section 8.01, the Subservicer shall no longer be obligated under this Section 6.04 to act as back-up servicer to the Servicer under the Pooling and Servicing Agreement.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES; DEFAULT

Section 7.01  Representations and Warranties.

(a)  The Subservicer hereby makes the following representations and warranties to the Servicer:

(i)  Due Organization, Qualification and Authority.  The Subservicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to transact business as a foreign company, in good standing and licensed in each state to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its duties and obligations under this Agreement in accordance with the terms of this Agreement; the Subservicer has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the Subservicer has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; this Agreement constitutes the valid, legal, binding obligation of the Subservicer, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(ii)  No Conflicts.  Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Subservicer, will (i) conflict with or result in a breach of any of the terms, conditions or provisions of the Subservicer’s limited liability company agreement, as amended, or bylaws, as amended, or any agreement or instrument to which the Subservicer is now a party or by which it (or any of its properties) is bound, or constitute a default or result in an acceleration under any of the foregoing; (ii) conflict with or result in a breach of any legal restriction if compliance therewith is necessary (a) to ensure the enforceability of any Mortgage Loan, or (b) for the Subservicer to perform its obligations under this Agreement in accordance with the terms hereof; (iii) result in the violation of any law, rule, regulation, order, judgment or decree to which the Subservicer or its property is subject if compliance therewith is necessary (a) to ensure the enforceability of any Mortgage Loan, or (b) for the Subservicer to perform its obligations under this Agreement in accordance with the terms hereof; or (iv) result in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or materially impair the ability of the Servicer to realize on the Mortgage Loans;

(iii)  No Litigation Pending.  There is no action, suit, or proceeding pending or to Subservicer’s knowledge threatened against the Subservicer which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Mortgage Loans, or would be likely to impair materially the ability of the Subservicer to perform its duties and obligations under the terms of this Agreement;

(iv)  No Consent Required.  No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Subservicer is required for (i) the Subservicer’s execution and delivery of, this Agreement, or (ii) the consummation of the transactions contemplated by this Agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that the Subservicer may not be duly qualified to transact business as a foreign corporation or licensed in one or more states if such qualification or licensing is not necessary (a) to ensure the enforceability of any Mortgage Loan, or (b) for the Subservicer to perform its obligations under this Agreement in accordance with the terms hereof.

(v)  Good Standing.  The Subservicer is an approved seller/servicer for Fannie Mae and Freddie Mac in good standing and is a HUD approved Mortgagee pursuant to Section 2.03 of the National Housing Act.  No event has occurred, including but not limited to, a change in insurance coverage, which would make the Subservicer unable to comply with Fannie Mae, Freddie Mac or HUD eligibility requirements or which would require notification to Fannie Mae, Freddie Mac or HUD;

(vi)  MERS.  The Subservicer is a member of MERS in good standing, will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS and is current in payment of all fees and assessments imposed by MERS; and

(vii)  Credit Reporting.  As to each Mortgage Loan, the Subservicer will furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company, on a monthly basis

(b)  The Servicer hereby makes the following representations and warranties to the Subservicer:

(i)  Due Authority.  The Servicer has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the Servicer has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; the Servicer, prior to Securitization, is the Servicer and the holder of the Mortgage Loans; the Servicer has the right to authorize the Subservicer to perform the actions contemplated herein; this Agreement constitutes the valid, legal, binding obligation of the Servicer, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(ii)  No Conflicts.  Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Servicer, will (i) conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer’s Articles of Incorporation, or bylaws, as amended, or any agreement or instrument to which the Servicer is now a party or by which it (or any of its properties) is bound, or constitute a default or result in an acceleration under any of the foregoing; (ii) conflict with or result in a breach of any legal restriction if compliance therewith is necessary (a) to ensure the enforceability of any Mortgage Loan, or (b) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof; (iii) result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject if compliance therewith is necessary (a) to ensure the enforceability of any Mortgage Loan, or (b) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof; or (iv) result in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or materially impair its ability to realize on the Mortgage Loans;

(iii)  No Litigation Pending.  There is no action, suit, or proceeding pending or to Servicer’s knowledge threatened against the Servicer which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Mortgage Loans, or would be likely to impair materially the ability of the Servicer to perform its duties and obligations under the terms of this Agreement;

(iv)  No Consent Required.  No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Servicer is required for (i) the Servicer’s execution and delivery of, this Agreement, or (ii) the consummation of the transactions contemplated by this Agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that the Servicer may not be duly qualified to transact business as a foreign corporation or licensed in one or more states if such qualification or licensing is not necessary (a) to ensure the enforceability of any Mortgage Loan, or (b) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof.

Section 7.02  Events of Default.

“Event of Default”, wherever used herein, means any one of the following events:

(a)  any failure by the Subservicer to remit to the Servicer any payment required to be so remitted by the Subservicer under the terms of this Agreement when and as due which continues unremedied by the Subservicer for a period of two (2) Business Days after the date on which such remittance was due; or

(b)  any failure on the part of the Subservicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Subservicer contained in this Agreement, or any representation or warranty set forth by the Subservicer in Section 7.01 shall be untrue or incorrect in any material respect, and, in either case, such failure or breach materially and adversely affects the value of any Mortgage Loan or Mortgaged Property or the priority of the lien on any Mortgaged Property or the interest of the Servicer therein, which in either case continues unremedied for a period of thirty (30) days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Subservicer by the Servicer; or

(c)  a decree or order of a court or agency or supervisory authority having jurisdiction in respect of the Subservicer for the commencement of an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs shall have been entered against the Subservicer, and such decree or order shall remain in force undischarged or unstayed for a period of 60 days; or

(d)  the Subservicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Subservicer or of or relating to all or substantially all of its property; or

(e)  the Subservicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable federal or state bankruptcy, insolvency or similar law, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(f)  failure by the Subservicer to duly perform, within the required time period, its obligations under Sections 4.02 or 4.03 of this Servicing Agreement;

(g)  the Subservicer fails to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located which failure continues un-remedied for a period of thirty (30) days after receiving actual notice of such failure and such failure has a material and adverse effect on the Servicer’s ability to perform its obligations under the Agreement; or

(h)  Any Rating Agency lowers Subservicer’s overall servicing rating below average anytime after the date of this Agreement.

then, and in each and every case, so long as an Event of Default shall not have been remedied, the Servicer may, by notice in writing to the Subservicer, in addition to whatever rights the Servicer may have at law or in equity, including injunctive relief and specific performance, terminate all of the rights and obligations of the Subservicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, without the Servicer incurring any penalty or fee of any kind whatsoever in connection therewith; provided, however, that such termination shall be without prejudice to any rights of the Subservicer relating to the payment of its Subservicing Fees, Monthly Advances, Additional Servicing Compensation, and the reimbursement of any Servicing Advances and Servicing Expenses which have been made by it under the terms of this Agreement through and including the date of such termination (together with interest thereon at the Advance Rate).  Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.  On or after the receipt by the Subservicer of such written notice of termination from the Servicer, all authority and power of the Subservicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Servicer, and the Subservicer agrees to cooperate with the Servicer in effecting the termination of the Subservicer’s responsibilities and rights hereunder, including, without limitation, the transfer of the Servicing Files and the funds held in the Accounts as set forth in Section 8.01.  Upon such termination, the Servicer shall promptly appoint a successor subservicer that will also assume the role of back-up servicer under the Pooling and Servicing Agreement, at its expense, and who shall be reasonably acceptable to the Master Servicer under the Pooling and Servicing Agreement.

The Servicer may waive any default by the Subservicer in the performance of its obligations hereunder and its consequences.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE VIII

TERMINATION; TRANSFER OF MORTGAGE LOANS

Section 8.01  Termination of Agreement.

(a)  The Subservicer may terminate, at its sole option, this Agreement with respect to some or all of the Mortgage Loans, without cause, upon ninety (90) days written notice to the Servicer and the Master Servicer under the Pooling and Servicing Agreement.  During the period beginning on the Closing Date and ending on the first anniversary after the Closing Date (the “First Back-Up Period”), such termination shall become effective upon the earlier to occur of (i) the appointment of a back-up servicer under the Pooling and Servicing Agreement or (ii) the first anniversary after the Closing Date.  In the event that a back-up servicer is not appointed by the first anniversary after the Closing Date, the Servicer shall pay the Master Servicer from its own funds, the Master Servicer Back-Up Fee on a monthly basis until such time as a back-up servicer, reasonably acceptable to the Master Servicer, is appointed under the Pooling and Servicing Agreement.  During any time after the First Back-Up Period, such termination shall become effective upon the earlier to occur of (i) the appointment of a back-up servicer under the Pooling and Servicing Agreement or (ii) 180 days after the date on which written notice of termination is provided by the Subservicer to the Servicer and the Master Servicer under the Pooling and Servicing Agreement.  In the event that a back-up servicer is not appointed within 180 days of the Servicer’s receipt of such notice from the Subservicer, the Servicer shall pay the Master Servicer, from its own funds, the Master Servicer Back-Up Fee on a monthly basis until such time as a back-up servicer, reasonably acceptable to the Master Servicer, shall be appointed under the Pooling and Servicing Agreement.

(b)  This Agreement may be terminated by the Servicer with respect to any Mortgage Loans, without cause, upon thirty (30) days advance written notice to the Subservicer.  Such termination shall not become effective until a successor subservicer reasonably acceptable to the Master Servicer shall have assumed the Subservicer’s responsibilities and obligations under this Agreement, including, but not limited to, the obligation under Section 6.04 to act as a back-up servicer to the Servicer under the Pooling and Servicing Agreement.  In the event the Servicer terminates the Subservicer without cause with respect to some or all of the Mortgage Loans, the Servicer shall be required to pay the Subservicer the applicable Deboarding Fees.

(c)  Termination pursuant to this Section or as otherwise provided herein shall be without prejudice to any rights of the Servicer or the Subservicer which may have accrued through the date of termination hereunder.  Upon such termination, the Subservicer shall (i) remit all funds in the related Accounts to the Servicer or such other Person designated by the Servicer, net of accrued Subservicing Fees, Monthly Advances, Additional Servicing Compensation, Servicing Advances (with interest thereon at the Advance Rate) and Servicing Expenses (with interest thereon at the Advance Rate) through the termination date to which the Subservicer would be entitled to payment or reimbursement hereunder; (ii) deliver all related Servicing Files to the Servicer or to Persons designated by the Servicer; and (iii) fully cooperate with the Servicer and any new Subservicer to effectuate an orderly transition of Loan Servicing of the related Mortgage Loans.  Upon such termination, any Subservicing Fees, Additional Servicing Compensation, Monthly Advances, Servicing Advances (with interest thereon at the Advance Rate)and the Servicing Expenses (with interest thereon at the Advance Rate) which remain unpaid or unreimbursed after the Subservicer has netted out such amounts pursuant to the preceding sentence shall be remitted by the Servicer to the Subservicer within ten (10) Business Days after the Servicer’s receipt of an itemized invoice therefor.

(d)  Notwithstanding anything herein to the contrary, the Subservicer’s rights and obligations under this Agreement shall expressly survive a termination of the Servicer’s servicing rights pursuant to the Pooling and Servicing Agreement (except a termination of the Servicer caused by an Event of Default of the Subservicer).  In the event of such a termination, any successor Servicer or the Trustee (if it assumes the servicing obligations of the Servicer) shall be deemed to automatically have assumed and agreed to this Agreement without further action upon becoming the successor Servicer.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01  Amendment; Waiver.

This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and no term or provision hereof may be amended or waived unless such amendment or waiver is in writing and signed by the party against whom such amendment or waiver is sought to be enforced.  The Subservicer shall not consent to any such amendment to the Agreement unless the Subservicer receives an Officer’s Certificate from the Servicer stating that the Servicer, after consultation with its accountants, does not believe that the amendment will result in the Securitization trust failing to qualify as a “qualifying special-purpose entity” as defined in Statement of Financial Accounting Standards Number 140.

Section 9.02  Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of laws.

Section 9.03  Notices.

All demands, notices and communications hereunder shall be in writing and addressed in each case as follows:

(i)             if to the Servicer, at:

Alliance Bancorp
1000 Marina Blvd., Suite 100
Brisbane, CA  94005
Attention:  Lisa Duehring

With a copy to:

Alliance Bancorp
1000 Marina Blvd., Suite 100
Brisbane, CA  94005
Attention:  Sunday DeFelice

With a copy to:

Alliance Bancorp
34 Magnet Street
Stony Brook, NY  11790
Attention:  Thomas Sullivan

(ii)           if to the Subservicer, by U.S. Mail at:

GMAC Mortgage, LLC
100 Witmer Road
Horsham, PA  19044
Attention:  Executive Vice President of National Loan Administration

With a Copy to:

GMAC Mortgage, LLC
3451 Hammond Ave.
Waterloo, IA  50702-5345
Attention:  General Manager

With a Copy to:

GMAC Mortgage, LLC
100 Witmer Road
Horsham, PA  19044
Attention:  General Counsel

Any of the above-referenced Persons may change its address for notices hereunder by giving notice of such change to the other Persons.  All notices and demands shall be deemed to have been given at the time of the delivery at the address of such Person for notices hereunder if personally delivered, mailed by certified or registered mail, postage prepaid, return receipt requested, or sent by overnight courier or telecopy; provided, however, that any notice delivered after normal business hours of the recipient or on a day which is not a Business Day shall be deemed to have been given on the next succeeding Business Day.

To the extent that any demand, notice or communication hereunder is given to the Subservicer by a Responsible Officer of the Servicer, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Servicer with respect to such communication, and the Subservicer may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication.  To the extent that any demand, notice or communication hereunder is given to the Servicer by a Responsible Officer of the Subservicer, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Subservicer with respect to such communication, and the Servicer may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication.

Section 9.04  Severability of Provisions.

If one or more of the provisions of this Agreement shall be for any reason whatever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining provisions or the rights of any parties thereunder.  To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

Section 9.05  Inspection and Audit Rights.

The Subservicer agrees that, on reasonable prior notice, it will permit any agent or representative of the Servicer, during the Subservicer’s normal business hours, to examine all the books of account, records, reports and other papers of the Subservicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by accountants selected by the Servicer, and to discuss matters relating to the Mortgage Loans with the Subservicer’s officers, employees and accountants (and by this provision the Subservicer hereby authorizes such accountants to discuss with such agents or representatives such matters), all at such reasonable times and as often as may be reasonably requested.  Any expense incident to the exercise by the Servicer of any right under this Section shall be borne by the Servicer.

Section 9.06  Binding Effect; No Partnership; Counterparts.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Subservicer shall be rendered as an independent contractor for the Servicer.  For the purpose of facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 9.07  Protection of Confidential Information; No Solicitation.

The Subservicer shall keep confidential and shall not divulge to any party, without the Servicer’s prior written consent, any information pertaining to the Mortgage Loans, the Mortgaged Properties, or the Borrowers except to the extent that (a) it is appropriate for the Subservicer to do so (i) in working with legal counsel, auditors, other advisors, taxing authorities or other governmental agencies, (ii) in accordance with Accepted Servicing Practices or (iii) when required by any law, regulation, ordinance, court order or subpoena or (b) the Subservicer is disseminating general statistical information relating to the mortgage loans being serviced by the Subservicer (including the Mortgage Loans) so long as the Subservicer does not identify the Servicer or the Borrowers.

In addition to the foregoing, neither the Subservicer nor any of its Affiliates shall (i) provide any employee of the Subservicer or its Affiliates that is directly involved in the solicitation of borrowers in connection with the origination of mortgage loans by the Subservicer and its Affiliates access to any reports, documents or information in respect of any Borrower, Mortgaged Property or Mortgage Loan which the Subservicer has received pursuant to its Loan Servicing obligations hereunder, or (ii) use any such reports, documents or information in connection with such solicitation of borrowers.  Failure of the Subservicer to comply with its obligations under this Section shall result in an Event of Default hereunder.

Section 9.08  General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)  the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)  references herein to an “Article,” “Section,” or other subdivision without reference to a document are to the designated Article, Section or other applicable subdivision of this Agreement;

(d)  reference to a Section, subsection, paragraph or other subdivision without further reference to a specific Section is a reference to such Section, subsection, paragraph or other subdivision, as the case may be, as contained in the same Section in which the reference appears;

(e)  the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(f)  the term “include” or “including” shall mean without limitation by reason of enumeration; and

(g)  the Article, Section and subsection headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning of the provisions contained therein.

Section 9.09  Further Agreements.

The Subservicer and the Servicer each agree to execute and deliver to the other such additional documents, instruments or agreements as may be reasonably requested by the other and as may be necessary or appropriate to effectuate the purposes of this Agreement.

ARTICLE X

COMPLIANCE WITH REGULATION AB

Section 10.01  Intent of the Parties; Reasonableness.

The Subservicer and the Servicer acknowledge and agree that the purpose of Article X of this Agreement is to facilitate compliance by the Servicer and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Servicer nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Subservicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Servicer, the Master Servicer or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with any Pass-Through Transfer, the Subservicer shall cooperate fully with the Servicer and the Master Servicer to deliver to the Servicer (including any of its assignees or designees), the Master Servicer and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Servicer, the Master Servicer or any Depositor to permit the Servicer, the Master Servicer or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Subservicer, any Regulation AB Subservicer and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Servicer or any Depositor to be necessary in order to effect such compliance.

In the event that (i) the Subservicer does not reasonably believe that certain information requested under the Article X is required to be disclosed pursuant to Regulation AB and (ii) the Subservicer has not provided such information for any of its own securitizations, the Servicer shall pay all reasonable documented costs incurred by the Subservicer in connection with the preparation and delivery of such information, and the Subservicer shall promptly deliver such information after expiration of a reasonable period of time for establishing the necessary systems and procedures to produce such information, provided, however, that (x) that the costs incurred by the Servicer in connection with establishing the necessary systems and procedures will be split pro rata with any other party that makes a request for similar information and (y) if such information, systems and/or procedures are subsequently used by the Subservicer for the purposes of providing information for any of its own securitizations, the Subservicer shall reimburse the Servicer for the amount previously paid by the Servicer to the Subservicer for such information, systems and/or procedures, together with interest accrued beginning on the date such funds are paid by the Servicer to the Subservicer and ending on the date of such reimbursement, both inclusive.

Section 10.02  Additional Representations and Warranties of the Subservicer.

(a)  The Subservicer hereby represents to the Servicer, the Master Servicer and to any Depositor, as of the date on which information is first provided to the Servicer, the Master Servicer or any Depositor under Section 10.03 that, except as disclosed in writing to the Servicer or such Depositor prior to such date: (i) the Subservicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Subservicer; (ii) the Subservicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Subservicer as servicer has been disclosed or reported by the Subservicer; (iv) no material changes to the Subservicer’s policies or procedures with respect to the servicing function it will perform under this Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Pass-Through Transfer; (v) there are no aspects of the Subservicer’s financial condition that could have a material adverse effect on the performance by the Subservicer of its servicing obligations under this Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Subservicer or any Regulation AB Subservicer; and (vii) there are no affiliations, relationships or transactions relating to the Subservicer or any Regulation AB Subservicer with respect to any Pass-Through Transfer and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(b)  If so requested by the Servicer, the Master Servicer or any Depositor on any date following the date on which information is first provided to the Servicer, the Master Servicer or any Depositor under Section 10.03, the Subservicer shall, within five (5) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Section 10.03  Information to Be Provided by the Subservicer.

The Subservicer shall (i) within five (5) Business Days following request by the Servicer or any Depositor, provide to the Servicer and such Depositor (or, as applicable, cause each Regulation AB Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Servicer and such Depositor, the information and materials specified in paragraphs (a), (b) and (d) of this Section, and (e) as promptly as practicable following notice to or discovery by the Subservicer, provide to the Servicer and any Depositor (in writing and in form and substance reasonably satisfactory to the Servicer and such Depositor) the information specified in paragraph (b)of this Section.

(a)  The Subservicer shall provide such information regarding its role as servicer of the Mortgage Loans, and each Regulation AB Subservicer (the Subservicer and each Regulation AB Subservicer, for purposes of this paragraph, a “Subservicer”), as is requested for the purpose of compliance with Items 1108, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A)	the Subservicer’s form of organization;

(B)
a description of how long the Subservicer has been servicing residential mortgage loans; a general discussion of the Subservicer’s experience in servicing assets of any type as well as a more detailed discussion of the Subservicer’s experience in, and procedures for, the servicing function it will perform under this Agreement; information regarding the size, composition and growth of the Subservicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Subservicer that may be material, in the good faith judgment of any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1)
whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Subservicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Pass-Through Transfer;

(2)	the extent of outsourcing the Subservicer utilizes;

(3)
whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Subservicer as a servicer during the three-year period immediately preceding the related Pass-Through Transfer;

(4)
whether the Subservicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(5)	such other information as any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C)
a description of any material changes during the three-year period immediately preceding the related Pass-Through Transfer to the Subservicer’s policies or procedures with respect to the servicing function it will perform under this Agreement for mortgage loans of a type similar to the Mortgage Loans;

(D)
information regarding the Subservicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Subservicer could have a material adverse effect on the performance by the Subservicer of its servicing obligations under this Agreement;

(E)
information regarding advances made by the Subservicer on the Mortgage Loans and the Subservicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Pass-Through Transfer, which may be limited to a statement by an authorized officer of the Subservicer to the effect that the Subservicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F)	a description of the Subservicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G)
a description of the Subservicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts;

(H)
information as to how the Subservicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience;

(I)	a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Subservicer; and

(J)
a description of any affiliation or relationship between the Subservicer and any of the following parties to a Pass-Through Transfer, as such parties are identified to the Subservicer by the Servicer or any Depositor in writing in advance of such Pass-Through Transfer:

(1)	the sponsor;

(2)	the depositor;

(3)	the issuing entity;

(4)	any servicer;

(5)	any trustee;

(6)	any originator;

(7)	any significant obligor;

(8)	any enhancement or support provider; and

(9)	any other material transaction party.

(b)  For the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Subservicer shall (or shall cause each Regulation AB Subservicer to) (i) provide prompt notice to the Servicer, the Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Subservicer or any Regulation AB Subservicer, (B) any affiliations or relationships that develop following the closing date of a Pass-Through Transfer between the Subservicer or any Regulation AB Subservicer and any of the parties specified in clause (J) of paragraph (a) (and any other parties identified in writing by the requesting party) with respect to such Pass-Through Transfer, (C) any Event of Default under the terms of this Agreement, (D) any merger, consolidation  or sale of substantially all of the assets of the Subservicer, and (E) the Subservicer’s entry into an agreement with a Regulation AB Subservicer to perform or assist in the performance of any of the Subservicer’s obligations under this Agreement and (ii) provide to the Servicer and any Depositor a description of such proceedings, affiliations or relationships.

(c)  As a condition to the succession to the Subservicer or any Regulation AB Subservicer as servicer or subservicer under this Agreement by any Person (i) into which the Subservicer or such Regulation AB Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Subservicer or any Regulation AB Subservicer, the Subservicer shall provide to the Servicer, the Master Servicer and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Servicer and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Servicer and such Depositor, all information reasonably requested by the Servicer or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(d)  In addition to such information as the Subservicer is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Pass-Through Transfer that includes any of the Mortgage Loans serviced by the Subservicer or any Regulation AB Subservicer, the Subservicer or such Regulation AB Subservicer, as applicable, shall, to the extent the Subservicer or such Regulation AB Subservicer has knowledge, provide to the Servicer and the Master Servicer notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(i)           any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB); and

(ii)           material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB).

(e)  The Subservicer shall provide to the Servicer and any Depositor and Master Servicer, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance policy, financial information and reports, and such other information related to the Subservicer or any Regulation AB Subservicer or the Subservicer or such Regulation AB Subservicer’s performance hereunder.

Section 10.04  Subservicer Compliance Statement.

On or before March 15th of each calendar year with no cure period, commencing in 2008, the Subservicer shall deliver to the Servicer, the Master Servicer and any Depositor a statement of compliance addressed to the Servicer, the Master Servicer and such Depositor and signed by an authorized officer of the Subservicer, to the effect that (i) a review of the Subservicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Subservicer has fulfilled all of its obligations under this Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 10.05  Report on Assessment of Compliance and Attestation.

(a)  On or before March 15th  of each calendar year with no cure period, commencing in 2008, the Subservicer shall:

(i)           deliver to the Servicer, the Master Servicer and any Depositor a report (in form and substance reasonably satisfactory to the Servicer, the Master Servicer and such Depositor) regarding the Subservicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Servicer, the Master Servicer and such Depositor and signed by an authorized officer of the Subservicer, and shall address each of the “Applicable Servicing Criteria” specified on Exhibit B hereto;

(ii)           deliver to the Servicer, the Master Servicer and any Depositor a report of a registered public accounting firm reasonably acceptable to the Servicer, the Master Servicer and such Depositor that attests to, and reports on, the assessment of compliance made by the Subservicer and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1 02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)           cause each Regulation AB Subservicer, and each Subcontractor determined by the Subservicer pursuant to Section 10.06(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB and deliver to the Servicer, the Master Servicer and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section; and

(iv)           deliver, and cause each Regulation AB Subservicer and Subcontractor described in clause (iii) to provide, to the Servicer, the Master Servicer any Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Pass-Through Transfer a certification, signed by the appropriate officer of the Subservicer, in the form attached hereto as Exhibit C.

The Subservicer acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Subservicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(b)  Each assessment of compliance provided by a Regulation AB Subservicer pursuant to Section 10.05(a)(i) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit B hereto delivered to the Subservicer concurrently with the execution of this Agreement or, in the case of a Regulation AB Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 10.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Subservicer pursuant to Section 10.06.

Section 10.06  Use of Regulation AB Subservicers and Subcontractors.

The Subservicer shall not hire or otherwise utilize the services of any Regulation AB Subservicer to fulfill any of the obligations of the Subservicer as servicer under this Agreement unless the Subservicer complies with the provisions of paragraph (a) of this Section. The Subservicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Regulation AB Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Subservicer under this Agreement unless the Subservicer complies with the provisions of paragraph (b) of this Section.

(a)  It shall not be necessary for the Servicer to seek the consent of the Servicer, Master Servicer or any Depositor to the utilization of any Subservicer. The Subservicer shall cause any Regulation AB Subservicer used by the Subservicer (or by any Regulation AB Subservicer) for the benefit of any Depositor and the Master Servicer to comply with the provisions of this Section and with Sections 10.02, 10.03(a), (c), (d) and (e), 10.04, 10.05 and 10.07 of this Agreement to the same extent as if such Regulation AB Subservicer were the Subservicer, and to provide the information required with respect to such Regulation AB Subservicer under Section 10.03(b) of this Agreement. The Subservicer shall be responsible for obtaining from each Regulation AB Subservicer and delivering to the Servicer and any Depositor and the Master Servicer any servicer compliance statement required to be delivered by such Regulation AB Subservicer under Section 10.04, any assessment of compliance and attestation required to be delivered by such Regulation AB Subservicer under Section 10.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 10.05 as and when required to be delivered.

(b)  It shall not be necessary for the Subservicer to seek the consent of the Servicer, the Master Servicer or any Depositor to the utilization of any Subcontractor. The Subservicer shall promptly upon request provide to the Servicer, the Master Servicer and any Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance satisfactory to the Servicer, the Master Servicer and such Depositor) of the role and function of each Subcontractor utilized by the Subservicer or any Regulation AB Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Subservicer shall cause any such Subcontractor used by the Subservicer (or by any Regulation AB Subservicer) for the benefit of any Depositor and the Master Servicer to comply with the provisions of Sections 10.05 and 10.07 of this Agreement to the same extent as if such Subcontractor were the Subservicer.  The Subservicer shall be responsible for obtaining from each Subcontractor and delivering to the Servicer and any Depositor any assessment of compliance and attestation and the other certifications required to be delivered by such Regulation AB Subservicer and such Subcontractor under Section 10.05, in each case as and when required to be delivered.

Section 10.07  Indemnification; Remedies.

(a)  The Subservicer shall indemnify the Servicer, each affiliate of the Servicer, and each of the following parties participating in a Pass-Through Transfer: each sponsor and issuing entity; each Person (including, but not limited to, the Master Servicer) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Pass-Through Transfer, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Pass-Through Transfer; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an “Indemnified Party”), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)           (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided under this Article X by or on behalf of the Subservicer, or provided under this Article X by or on behalf of any Regulation AB Subservicer or Subcontractor (collectively, the “Subservicer Information”), or (B) the omission or alleged omission to state in the Subservicer Information a material fact required to be stated in the Subservicer Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Subservicer Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Servicer Information or any portion thereof is presented together with or separately from such other information;

(ii)           any breach by the Subservicer of its obligations under this Article X, including particularly any failure by the Subservicer, any Regulation AB Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article X, including any failure by the Subservicer to identify pursuant to Section 10.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

(iii)           any breach by the Subservicer of a representation or warranty set forth in Section 10.02(a) or in a writing furnished pursuant to Section 10.02(b) and made as of a date prior to the closing date of the related Pass-Through Transfer, to the extent that such breach is not cured by such closing date, or any breach by the Subservicer of a representation or warranty in a writing furnished pursuant to Section 10.02(b) to the extent made as of a date subsequent to such closing date;

The Servicer shall indemnify the Subservicer, each affiliate of the Subservicer and each Person who controls the Subservicer or such affiliate and their respective present and former directors, officers, employees and agents, and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that each of them may sustain arising out of or based upon any claims arising out of or in connection with any information set forth in any offering document prepared in connection with any Pass-Through Transfer other than a statement or omission arising out of, resulting from, or based upon Third-Party Information.

In no event, shall the Subservicer be liable for any consequential, indirect or punitive damages whatsoever, whether in contract, tort (including negligence and strict liability), or any other legal or equitable principal (except to the extent such damages arise from or are based upon the Subservicer’s failure to deliver an annual statement of compliance as required by Section 10.04); provided, however, that such limitation shall not be applicable with respect to third party claims made against the Servicer.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Subservicer agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Subservicer on the other.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Subservicer shall promptly reimburse the Servicer, the Master Servicer any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Pass-Through Transfer, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Pass-Through Transfer, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Subservicer, any Regulation AB Subservicer or any Subcontractor.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

(b)  (i)  Any failure by the Subservicer, any Regulation AB Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article X, or any breach by the Subservicer of a representation or warranty set forth in Section 10.02(a) or in a writing furnished pursuant to Section 10.02(b) and made as of a date prior to the closing date of the related Pass-Through Transfer, to the extent that such breach is not cured by such closing date, or any breach by the Subservicer of a representation or warranty in a writing furnished pursuant to Section 10.02(b) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Subservicer under this Agreement, and shall entitle the Servicer or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Subservicer as servicer under this Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Subservicer (and if the Subservicer is servicing any of the Mortgage Loans in a Pass-Through Transfer, appoint a successor servicer reasonably acceptable to the Servicer and the Master Servicer for such Pass-Through Transfer); provided that to the extent that any provision of this Agreement expressly provides for the survival of certain rights or obligations following termination of the Subservicer, such provision shall be given effect.

(ii)           Any failure by the Subservicer, any Regulation AB Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 10.04 or 10.05, including any failure by the Subservicer to identify pursuant to Section 10.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, shall constitute an Event of Default with respect to the Subservicer under this Agreement, and shall entitle the Servicer, the Master Servicer or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Subservicer under this Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Subservicer; provided that to the extent that any provision of this Agreement expressly provides for the survival of certain rights or obligations following termination of the Subservicer, such provision shall be given effect.

(iii)           The Subservicer shall promptly reimburse the Servicer (or any designee of the Servicer), the Master Servicer and any Depositor, as applicable, for all reasonable expenses incurred by the Servicer (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Subservicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Servicer or any Depositor may have under other provisions of this Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

Section 10.08  Third Party Beneficiary.

For purposes of this Article X and any related provisions thereto, the Master Servicer shall be considered a third-party beneficiary of this Agreement, entitled to all of the right and benefits hereof as if it were a direct party to this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Servicer and the Subservicer have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

GMAC MORTGAGE , LLC

By:
Name:
Title:
(“Subservicer”)

ALLIANCE BANCORP

By:
Name:
Title:
(“Servicer”)

EXHIBIT A

Servicing File Listing

1)	Copy of executed Note (including addendums, amendments, modifications, etc., as they may apply), Loan Agreement and Guaranty Agreement (if applicable).

2)	Copy of executed and filed Deed of Trust/Mortgage (including addendums, amendments, modifications, etc., as they may apply).

3)	Copy of Assignment of Leases and Rents and Security Agreement, if separate from the Deed of Trust/Mortgage.

4)	Copy of any other legal document(s) referenced in the Note, Deed of Trust/Mortgage, Security Agreement, Loan Agreement or Guaranty Agreement.

5)	Copies of all filed UCC Financing Statements and Lien Searches.

6)	Loan Closing Statement.

7)
Borrower (and Guarantor, if applicable) financial and operating statements, tax returns, tax identification number(s), mailing address(es), phone number(s), and fax number(s).  Also include property operating and financial statements if prepared separately.

8)	Special Reserve Agreement(s), if applicable.

9)	Property Information – paid tax receipts, insurance policy(ies), appraisal(s), flood certificate(s), and environmental reports.

10)	Underwriting File.

11)	Checks/Wires for prepaid interest, tax and insurance impounds, and special reserves.

12)	Lockbox agreement(s), if applicable.

13)	If special arrangements have been made with the borrower and/or guarantor that are not noted in the legal documents, a memorandum detailing the situation.

EXHIBIT B

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE
The assessment of compliance to be delivered by [the Servicer] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	[X] if obligated under transaction documents

EXHIBIT C

FORM OF ANNUAL CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of [NAME OF COMPANY], certify to, [the Depositor], and the Master Servicer [,Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)           I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to the Master Servicer pursuant to the Agreement (collectively, the “Servicer Servicing Information”);

(2)           Based on my knowledge, the Servicer Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicer Servicing Information;

(3)           Based on my knowledge, all of the Servicer Servicing Information required to be provided by the Servicer under the Agreement has been provided to the Master Servicer;

(4)           I am responsible for reviewing the activities performed by the Servicer as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects; and

(5)           The Compliance Statement required to be delivered by the Servicer pursuant to [the Agreement]1, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to the Master Servicer.  Any material instances of noncompliance described in such reports have been disclosed to the Master Servicer.  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:
Name:

1 need to define agreement

EXHIBIT M

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Servicer] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.	X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	[X] if obligated under transaction documents

EXHIBIT N

FORM OF ANNUAL CERTIFICATION

The [                   ] agreement dated as of [      ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of [NAME OF COMPANY], certify to, [the Depositor], and the Master Servicer [,Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)           I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to [the Master Servicer] pursuant to the Agreement (collectively, the “Servicer Servicing Information”);

(2)           Based on my knowledge, the Servicer Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicer Servicing Information;

(3)           Based on my knowledge, all of the Servicer Servicing Information required to be provided by the Servicer under the Agreement has been provided to [the Master Servicer];

(4)           I am responsible for reviewing the activities performed by the Servicer as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects; and

(5)           The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to [the Master Servicer].  Any material instances of noncompliance described in such reports have been disclosed to [the Master Servicer].  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:
By:
Name:

EXHIBIT O

FORM 10-D, FORM 8-K AND FORM 10-K
REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to Section 3.23 of the Pooling and Servicing Agreement.

Under Item 1 of Form 10-D: a) items marked “Monthly Statements to Certificateholders” are required to be included in the periodic Distribution Date statement under Section 4.02, provided by the Securities Administrator based on information received from the party providing such information; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the Monthly Statements to Certificateholders, provided by the party indicated.  Information under all other Items of Form 10-D is to be included in the Form 10-D report.  All such information and any other Items on Form 8-K and Form 10-D set forth in this Exhibit shall be sent to the Securities Administrator and the Depositor.

FORM 10-D, FORM 8-K AND FORM 10-K
REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to Section 3.23 of the Pooling and Servicing Agreement.

Under Item 1 of Form 10-D: a) items marked “Monthly Statements to Certificateholders” are required to be included in the periodic Distribution Date statement under Section 4.02, provided by the Securities Administrator based on information received from the party providing such information; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the Monthly Statements to Certificateholders, provided by the party indicated.  Information under all other Items of Form 10-D is to be included in the Form 10-D report.  All such information and any other Items on Form 8-K and Form 10-D set forth in this Exhibit shall be sent to the Securities Administrator and the Depositor.

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Trustee (nominal)	Depositor	Sponsor
10-D	Must be filed within 15 days of the distribution date for the asset-backed securities.
	1	Distribution and Pool Performance Information
Item 1121(a) – Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.			X (Monthly Statements to Certificateholders)
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.			X (Monthly Statements to Certificateholders)
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:			X (Monthly Statements to Certificateholders)
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.			X (Monthly Statements to Certificateholders)
(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
X (Monthly Statements to Certificateholders)
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.			X (Monthly Statements to Certificateholders)
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.			X (Monthly Statements to Certificateholders)
		(4) Beginning and ending principal balances of the asset-backed securities.			X (Monthly Statements to Certificateholders)
(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.
X (Monthly Statements to Certificateholders)
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.			X (Monthly Statements to Certificateholders)
(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
X (Monthly Statements to Certificateholders)
(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average remaining term, pool factors and prepayment amounts.
					X (Monthly Statements to Certificateholders)			Updated pool composition information fields to be as specified by Depositor from time to time
		(9) Delinquency and loss information for the period.	X		X (Monthly Statements to Certificateholders)
		In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets. (methodology)	X
(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
			X		X (Monthly Statements to Certificateholders)
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	X		X (Monthly Statements to Certificateholders)
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	X		X (if agreed upon by the parties)			X
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.			X (Monthly Statements to Certificateholders)
		(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,						X
information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.
			X	X	X			X
Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
								X	X
		Item 1121(b) – Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).						X
	2	Legal Proceedings
Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)							X
		Depositor						X
		Trustee					X
		Issuing entity						X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator of 20% or more of pool assets as of the Cut-off Date						X
		Custodian				X
	3	Sales of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.  Pricing information can be omitted if securities were not registered.
X
	4	Defaults Upon Senior Securities
		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)			X		X
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q			X
	6	Significant Obligors of Pool Assets
		Item 1112(b) –Significant Obligor Financial Information*						X
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
Item 1114(b)(2) – Credit Enhancement Provider Financial Information*
		Determining applicable disclosure threshold						X
		Obtain required financial information or effecting incorporation by reference						X
Item 1115(b) – Derivative Counterparty Financial Information*
Determining current maximum probable exposure
Determining current significance percentage
Notify derivative counterparty of significance percentage and request required financial information
Obtain required financial information or effecting incorporation by reference
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below.
	9	Exhibits
		Distribution report			X
		Exhibits required by Item 601 of Regulation S-K, such as material agreements						X
8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	Entry into a Material Definitive Agreement
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
			X	X	X	X	X	X	X
	1.02	Termination of a Material Definitive Agreement	X	X	X	X	X	X	X
Disclosure is required regarding termination of  any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

	1.03	Bankruptcy or Receivership
Disclosure is required regarding the bankruptcy or receivership, if known to the Master Servicer, with respect to any of the following:

Sponsor (Seller), Depositor, Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Certificate Administrator, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, Custodian
			X	X	X	X	X	X	X
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the Monthly Statements to Certificateholders
					X			X
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement			X			X
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”						X
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]						X
	6.01	ABS Informational and Computational Material
		[Not included in reports to be filed under Section 3.23]						X
	6.02	Change of Servicer or Trustee
Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee.
X
		Reg AB disclosure about any new servicer is also required.	X
		Reg AB disclosure about any new trustee is also required.					X (to the extent of a new trustee)
		Reg AB disclosure about any new securities administrator is also required.			X
	6.03	Change in Credit Enhancement or Other External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided.  Applies to external credit enhancements as well as derivatives.
					X			X
		Reg AB disclosure about any new enhancement provider is also required.						X
	6.04	Failure to Make a Required Distribution			X
	6.05	Securities Act Updating Disclosure
If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
X
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.						X
	7.01	Regulation FD Disclosure						X
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.						X
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event.
10-K	Must be filed within 90 days of the fiscal year end for the registrant.
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K item as indicated above.
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) –Significant Obligor Financial Information						X
Item 1114(b)(2) – Credit Enhancement Provider Financial Information
		Determining applicable disclosure threshold						X
		Obtain required financial information or effecting incorporation by reference						X
Item 1115(b) – Derivative Counterparty Financial Information
		Determining current maximum probable exposure						X
		Determining current significance percentage			X
		Notify derivative counterparty of significance percentage and request required financial information			X
		Obtain required financial information or effecting incorporation by reference						X
Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)							X
		Depositor						X
		Trustee					X
		Issuing entity						X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator of 20% or more of pool assets as of the Cut-off Date						X
		Custodian				X
Item 1119 – Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:
		Sponsor (Seller)							X
		Depositor						X
		Trustee					X (with respect to Item 1119(a) only)	X (with respect to Items 1119(b)-(c) only)
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator						X
		Custodian				X (with respect to Item 1119(a) only)		X (with respect to Items 1119(b)-(c) only)
		Credit Enhancer/Support Provider						X
		Significant Obligor						X
		Item 1122 – Assessment of Compliance with Servicing Criteria	X	X	X	X
		Item 1123 – Servicer Compliance Statement	X	X

EXHIBIT P

ADDITIONAL DISCLOSURE NOTIFICATION

**SEND VIA FAX TO 443-367-3307 AND VIA EMAIL TO cts.sec.notifications@wellsfargo.com AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW**

Wells Fargo Bank, N.A., as Securities Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn: Client Manager - Alliance 2007-OA1 — SEC REPORT PROCESSING

Alliance Securities Corp.
1000 Marina Boulevard
Suite 450
Brisbane, California 94005

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required
Ladies and Gentlemen:

In accordance with Section 12.10 the Pooling and Servicing Agreement, dated as of May 1, 2007, among Alliance Securities Corp., as depositor, Alliance Bancorp, as Servicer, Wells Fargo Bank, N.A., as master servicer and securities administrator, GMAC Mortgage, LLC, as back-up servicer, and Deutsche Bank National Trust Company, as trustee, the Undersigned, as [Name of Party], hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [   ].

Description of Additional Form [   ] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [  ] Disclosure:

Any inquiries related to this notification should be directed to [   ], phone number:  [   ]; email address:  [   ].

[NAME OF PARTY]

as [role]

By:
Name:
Title:

EXHIBIT Q

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Deutsche Bank National Trust Company, a national banking association organized and existing under the laws of the United States, and having its principal place of business at 1761 East St. Andrew Place, Santa Ana, California, 92705, as Trustee (the “Trustee”) pursuant to that Pooling and Servicing Agreement dated as of May 1, 2007 (the “Agreement”), by and between Alliance Securities Corp., Wells Fargo Bank, N.A., GMAC Mortgage, LLC, the Trustee and Alliance Bancorp (the “Servicer”), hereby constitutes and appoints the Servicer, by and through the Servicer’s officers, the Trustee’s true and lawful Attorney-in-Fact, in the Trustee’s name, place and stead and for the Trustee’s benefit, in connection with all mortgage loans serviced by the Servicer pursuant to the Agreement solely for the purpose of performing such acts and executing such documents in the name of the Trustee necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the “Mortgages” and the “Deeds of Trust” respectively) and promissory notes secured thereby (the “Mortgage Notes”) for which the undersigned is acting as Trustee for various certificateholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which _________ is acting as the Servicer.

This Appointment shall apply only to the following enumerated transactions and nothing herein or in the Agreement shall be construed to the contrary:

1.
The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is solely for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued; provided that (i) said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured and (ii) otherwise conforms to the provisions of the Agreement.

2.
The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

3.	The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

4.	The completion of loan assumption agreements.

5.
The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

6.	The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7.
The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

8.
With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

a.	the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

b.	the preparation and issuance of statements of breach or non-performance;

c.	the preparation and filing of notices of default and/or notices of sale;

d.	the cancellation/rescission of notices of default and/or notices of sale;

e.	the taking of deed in lieu of foreclosure; and

f.
the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e. above.

9.	With respect to the sale of property acquired through a foreclosure or deed-in lieu of foreclosure, including, without limitation, the execution of the following documentation:

a.	listing agreements;
b.	purchase and sale agreements;
c.	grant/warranty/quit claim deeds or any other deed causing the transfer of title of the property to a party contracted to purchase same;
d.	escrow instructions; and
e.	any and all documents necessary to effect the transfer of property.

10.	The modification or amendment of escrow agreements established for repairs to the mortgaged property or reserves for replacement of personal property.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall be effective as of
[execution date of POA].

This appointment is to be construed and interpreted as a limited power of attorney.  The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not to be construed as a general power of attorney.

Nothing contained herein shall (i) limit in any manner any indemnification provided by the Servicer to the Trustee under the Agreement, or (ii) be construed to grant the Servicer the power to initiate or defend any suit, litigation or proceeding in the name of Deutsche Bank National Trust Company except as specifically provided for herein.  If the Servicer receives any notice of suit, litigation or proceeding in the name of Deutsche Bank National Trust Company, then the Servicer shall promptly forward a copy of same to the Trustee.

This limited power of attorney is not intended to extend the powers granted to the Servicer under the Agreement or to allow the Servicer to take any action with respect to Mortgages, Deeds of Trust or Mortgage Notes not authorized by the Agreement.

The Servicer hereby agrees to indemnify and hold the Trustee and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by reason or result of or in connection with the exercise by the Servicer of the powers granted to it hereunder.  The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Agreement or the earlier resignation or removal of the Trustee under the Agreement.

This Limited Power of Attorney is entered into and shall be governed by the laws of the State of New York, without regard to conflicts of law principles of such state.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

IN WITNESS WHEREOF, Deutsche Bank National Trust Company, as Trustee has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by a duly elected and authorized signatory this ___________ day of ____________.

Deutsche Bank National Trust Company,
as Trustee

By:
Name:
Title:

Acknowledged and Agreed
Alliance Bancorp

By:
Name:
Title:

STATE OF	)
:ss.
COUNTY OF	)

On ________________, _____, before me, the undersigned, a Notary Public in and for said state, personally appeared ________________________________ of Deutsche Bank National Trust Company, as Trustee for [INSERT REFERENCE TO ISSUANCE], personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

WITNESS my hand and official seal.

(SEAL)

Notary Public, State of California